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                  BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                            BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                            THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                               Dated June 27, 2001

                           -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 2001-C

                                TABLE OF CONTENTS


PRELIMINARY STATEMENT.......................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Interest Calculations.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............
Section 2.03  Representations, Warranties and Covenants of the Servicer.....
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans...............................................
Section 2.05  Designation of Interests in the REMICs........................
Section 2.06  Designation of Start-up Day...................................
Section 2.07  REMIC Certificate Maturity Date...............................
Section 2.08  Execution and Delivery of Certificates........................
Section 2.09  Repurchase of Converted Mortgage Loans........................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans............................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer......
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.................
Section 3.04  Access to Certain Documentation...............................
Section 3.05  Maintenance of  Primary Mortgage Insurance Policy; Claims.....
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer.....................................................
Section 3.07  Trustee to Act as Servicer....................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; Certificate Account; and Upper-Tier Certificate
               Account......................................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts..............................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans...........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial
               Account, Certificate Account and Upper-Tier Certificate
               Account......................................................
Section 3.12  Maintenance of Hazard Insurance...............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property.......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.16  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee..........................
Section 3.17  Servicing Compensation........................................
Section 3.18  Annual Statement as to Compliance.............................
Section 3.19  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements..............................
Section 3.20  Advances......................................................
Section 3.21  Modifications, Waivers, Amendments and Consents...............
Section 3.22  Reports to the Securities and Exchange Commission.............


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate........................................


                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions.................................................
Section 5.02  Priorities of Distributions...................................
Section 5.03  Allocation of Losses..........................................
Section 5.04  Statements to Certificateholders..............................
Section 5.05  Tax Returns and Reports to Certificateholders.................
Section 5.06  Tax Matters Person............................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee....
Section 5.08  REMIC Related Covenants.......................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates..............................................
Section 6.02  Registration of Transfer and Exchange of Certificates.........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 6.04  Persons Deemed Owners.........................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Servicer.......
Section 7.02 Merger or Consolidation of the Depositor or the Servicer.......
Section 7.03 Limitation on Liability of the Depositor, the Servicer
               and Others...................................................
Section 7.04  Depositor and Servicer Not to Resign..........................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default.............................................
Section 8.02  Remedies of Trustee...........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default......................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default.............................................
Section 8.05  Trustee to Act; Appointment of Successor......................
Section 8.06  Notification to Certificateholders............................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee.............................................
Section 9.02  Certain Matters Affecting the Trustee.........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 9.04  Trustee May Own Certificates..................................
Section 9.05  Eligibility Requirements for Trustee..........................
Section 9.06  Resignation and Removal of Trustee............................
Section 9.07  Successor Trustee.............................................
Section 9.08  Merger or Consolidation of Trustee............................
Section 9.09  Appointment of Co-Trustee or Separate Trustee.................
Section 9.10  Authenticating Agents.........................................
Section 9.11  Trustee's Fees and Expenses...................................
Section 9.12  Appointment of Custodian......................................
Section 9.13  Paying Agents.................................................
Section 9.14  Limitation of Liability.......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates.................................................
Section 9.16  Suits for Enforcement.........................................
Section 9.17  Waiver of Bond Requirement....................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.....


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans........................................
Section 10.02 Additional Termination Requirements...........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.....................................................
Section 11.02 Recordation of Agreement......................................
Section 11.03 Limitation on Rights of Certificateholders....................
Section 11.04 Governing Law.................................................
Section 11.05 Notices.......................................................
Section 11.06 Severability of Provisions....................................
Section 11.07 Certificates Nonassessable and Fully Paid.....................
Section 11.08 Access to List of Certificateholders..........................
Section 11.09 Recharacterization............................................



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EXHIBITS
--------

Exhibit A-1       -     Form of Face of Class A-1 Certificate
Exhibit A-2       -     Form of Face of Class A-2 Certificate
Exhibit A-3       -     Form of Face of Class A-3 Certificate
Exhibit A-4       -     Form of Face of Class A-4 Certificate
Exhibit A-5       -     Form of Face of Class A-5 Certificate
Exhibit A-6       -     Form of Face of Class A-6 Certificate
Exhibit A-7       -     Form of Face of Class A-7 Certificate
Exhibit A-IO      -     Form of Face of Class A-IO Certificate
Exhibit A-R       -     Form of Face of Class A-R Certificate
Exhibit A-LR      -     Form of Face of Class A-LR Certificate
Exhibit B-1       -     Form of Face of Class B-1 Certificate
Exhibit B-2       -     Form of Face of Class B-2 Certificate
Exhibit B-3       -     Form of Face of Class B-3 Certificate
Exhibit B-4       -     Form of Face of Class B-4 Certificate
Exhibit B-5       -     Form of Face of Class B-5 Certificate
Exhibit B-6       -     Form of Face of Class B-6 Certificate
Exhibit C         Form of Reverse of all Certificates...................
Exhibit D         Mortgage Loan Schedule................................
Exhibit E         Request for Release of Documents......................
Exhibit F         Form of Certification of Establishment of Account.....
Exhibit G-1       Form of Transferor's Certificate......................
Exhibit G-2A      Form 1 of Transferee's Certificate....................
Exhibit G-2B      Form 2 of Transferee's Certificate....................
Exhibit H         Form of Transferee Representation Letter
                  for ERISA Restricted Certificates.....................
Exhibit I         Form of Affidavit Regarding Transfer of Residual
                  Certificates I-1......................................
Exhibit J         Contents of Servicing File............................
Exhibit K         Form of Special Servicing Agreement...................
Exhibit L         List of Recordation States............................

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated June 27, 2001, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a "REMIC"). The Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC. The Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC. The Class A-R Certificate shall be the "residual interest" in the Upper-Tier REMIC and the Class A-LR Certificate shall be the "residual interest" in the Lower-Tier REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

                                                                    Integral
              Initial Class                                         Multiples
              Certificate Balance    Pass-Through   Minimum         in Excess
Classes       or Notional Amount     Rate           Denomination    of Minimum

Class A-1     $187,065,000.00        4.958%(1)      $ 1,000         $1
Class A-2     $ 25,000,000.00        5.601%(1)      $ 1,000         $1
Class A-3     $ 99,377,000.00        5.983%(1)      $ 1,000         $1
Class A-4     $163,015,000.00        6.097%(1)      $ 1,000         $1
Class A-5     $100,000,000.00        5.953%(1)      $ 1,000         $1
Class A-6     $100,000,000.00           (2)         $ 1,000         $1
Class A-7     $ 50,000,000.00        6.214%(1)      $ 1,000         $1
Class A-IO    $750,855,449.00           (3)         $ 1,000         $1
Class A-R     $         50.00        6.250%(1)      $    50         N/A
Class A-LR    $         50.00        6.250%(1)      $    50         N/A
Class B-1     $ 13,633,000.00        6.250%(1)      $25,000         $1
Class B-2     $  4,505,000.00        6.250%(1)      $25,000         $1
Class B-3     $  2,628,000.00        6.250%(1)      $25,000         $1
Class B-4     $  2,253,000.00        6.250%(1)      $25,000         $1
Class B-5     $  1,502,000.00        6.250%(1)      $25,000         $1
Class B-6     $  1,877,349.54        6.250%(1)      $25,000         $1


---------------
(1) For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on these Certificates at the lesser of the rate set forth in the above table and the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on these Certificates at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).
(2) For the initial Distribution Date occurring in July 2001, interest will accrue on the Class A-6 Certificates at the rate of 6.3008917987% per annum. For each Distribution Date after the initial Distribution Date, interest will accrue on the Class A-6 Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).
(3) For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on the Class A-IO Certificates at a per annum rate equal to the difference between the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date) and the weighted average of the Pass-Through Rates on the other Certificates as of such Distribution Date. For each Distribution Date occurring after the Distribution Date in April 2006, the Pass-Through Rate on the Class A-IO Certificates will be zero.


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date, the Initial Bankruptcy Loss Amount less the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Kentucky, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-C that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-C." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Notional Amount: With respect to any Class A-IO Certificates at any date, the product of the Percentage Interest of such Certificate and the Notional Amount of the Class A-IO Certificates.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-IO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-IO, Class A-R and Class A-LR Certificates.

            Class A-IO Notional Amount: As to any Distribution Date and the Class A-IO Certificates, the aggregate Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution.

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class (other than the Class A-IO Certificates) and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b). The Class A-IO Certificates are Interest-Only Certificates and have no Class Certificate Balance.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: June 27, 2001.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: As defined in Section 3.17.

            Conversion Date: The date on which a Mortgage Loan becomes a Converted Mortgage Loan.

            Converted Mortgage Loan: Any Mortgage Loan as to which the related Mortgagor has exercised its option pursuant to the related Mortgage Note to convert the adjustable rate of interest on such Mortgage Loan to a fixed rate of interest.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 101 Barclay Street - 12 East, New York, New York 10286, Attention: Corporate Trust - MBS (Fax: (212) 815-5309).

            Corresponding Upper-Tier Class: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, as follows:

Uncertificated Lower-Tier Interest    Corresponding Upper-Tier Class
----------------------------------    ------------------------------

Class A-L1 Interest                   Class A-1 Certificates

Class A-L2 Interest                   Class A-2 Certificates

Class A-L3 Interest                   Class A-3 Certificates

Class A-L4 Interest                   Class A-4 Certificates

Class A-L5 Interest                   Class A-5 Certificates

Class A-L6 Interest                   Class A-6 Certificates

Class A-L7 Interest                   Class A-7 Certificates

Class A-LUR Interest                  Class A-R Certificate

Class B-L1 Interest                   Class B-1 Certificates

Class B-L2 Interest                   Class B-2 Certificates

Class B-L3 Interest                   Class B-3 Certificates

Class B-L4 Interest                   Class B-4 Certificates

Class B-L5 Interest                   Class B-5 Certificates

Class B-L6 Interest                   Class B-6 Certificates

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: June 1, 2001.

            Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans, which is $750,855,449.54.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Distribution Date: The 25th day of each month beginning in July 2001 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class B-4, Class B-5 or Class B-6 Certificate.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Losses: For any Distribution Date, the amount of any (i) Fraud Losses in excess of the Fraud Loss Amount, (ii) Special Hazard Losses in excess of the Special Hazard Loss Amount or (iii) Bankruptcy Losses in excess of the Bankruptcy Loss Amount.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch, Inc., or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Fraud Loss: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates. Thereafter, the Fraud Loss Amount shall be equal to the lesser of (i) the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 2% of the Pool Stated Principal Balance, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance, and
(c) after the fifth anniversary of the Cut-Off Date, zero.

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap and the Lifetime Cap) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Rate Adjustment Date, a rate per annum that is defined to be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Adjustment Date or (ii) forty-five days before the applicable Adjustment Date or, in the event that such index is no longer available, a substitute index selected by the Servicer in accordance with the terms of the related Mortgage Note.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Bankruptcy Loss Amount: $188,513.71.

            Initial Class Certificate Balance: As to each Class of Certificates (other than the Class A-IO Certificates), the Class Certificate Balance set forth in the Preliminary Statement. The Class A-IO Certificates are Interest-Only Certificates and have no Initial Class Certificate Balance.

            Initial Fraud Loss Amount: $7,508,554.50.

            Initial Notional Amount: As to the Class A-IO Certificates, the Notional Amount set forth in the Preliminary Statement.

            Initial Special Hazard Amount: $17,044,418.70.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, together with all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates, the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class A-IO Certificates are the sole Class of Interest-Only Certificates.

            IO Interest Fraction: For each Uncertificated Lower-Tier Interest with respect to each Distribution Date, a fraction, the numerator of which is equal to the product of (A) the excess, if any, of the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date) over the Pass-Through Rate for the Corresponding Upper-Tier Class and (B) the Principal Balance of the Corresponding Upper-Tier Class and the denominator of which is the product of (X) the difference between the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date) and the weighted average of the Pass-Through Rates on the Classes of Certificates other than the Class A-IO Certificates as of such Distribution Date and (Y) the Pool Stated Principal Balance.

            Lifetime Cap: As to any Mortgage Loan, the maximum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.02(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Lifetime Cap applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated June 27, 2001, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property;
(iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-Off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date;
(xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style;
(xv) the Appraised Value; (xvi) the first Rate Adjustment Date; (xvii) the Rate Ceiling; (xviii) the Periodic Cap; (xix) the Gross Margin; and (xx) whether such Mortgage Loan has an option to convert from an adjustable rate of interest to a fixed rate of interest. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: The Class A-IO Notional Amount.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.70%
                       Class B-2               1.10%
                       Class B-3               0.75%
                       Class B-4               0.45%
                       Class B-5               0.25%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $26,398,349.54.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02, 2.04 or 2.09.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial Certificate Notional Amount of a Class A-IO Certificate)by the Initial Class Certificate Balance or Initial Notional Amount, as applicable, of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "F-1" by Fitch and "A-1" by S&P;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "F-1" by Fitch and "A-1" by S&P;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "F-1" by Fitch and "A-1" by S&P;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "AAA" by Fitch and "AAAm" or "AAAm G" by S&P or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as a two separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class A-LR, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and
(ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal Amount: As to any Distribution Date, the sum of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Rate Adjustment Date and each subsequent anniversary thereof.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Each of S&P and Fitch. If any of such organizations or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04 and as to any Converted Mortgage Loan repurchased on any date pursuant to Section 2.09, an amount equal to the sum of
(i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificates: The Class A-R and Class A-LR Certificates.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date, unless (i) on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%, (ii) on any Distribution Date before the Distribution Date occurring in July 2004, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage plus 50% of the Subordinate Percentage or (iii) on any Distribution Date occurring after the Distribution Date in July 2004, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage. Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur and the Senior Prepayment Percentage will be calculated without regard to clause (ii) or
(iii) in the preceding sentence unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the amounts described in clauses
(e) and (f) of the definition of "Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                               Percentage of Original
Distribution Date Occurring In            Subordinate Certificate Balance
------------------------------            -------------------------------
July 2001 through June 2009                             30%
July 2009 through June 2010                             35%
July 2010 through June 2011                             40%
July 2011 through June 2012                             45%
July 2012 and thereafter                                50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.594% per annum until and including the April 2006 Distribution Date. After the April 2006 Distribution Date, the Servicing Fee Rate with respect to each Mortgage Loan will be 0.250% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Similar Law: As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

            (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

            (ii) settling, subsidence, cracking, shrinkage, building or expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date, the lesser of (a) the greatest of (i) 2% of the Pool Stated Principal Balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the amounts described in clauses (e) and (f) of the definition of "Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a Gross Margin equal to that of the Defective Mortgage Loan; (v) have a Periodic Cap and Rate Ceiling equal to that of the Defective Mortgage Loan; (vi) have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan; (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (viii) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Mortgage Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0020% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class A-L1, Class A-L2, Class A-L3, Class A-L4, Class A-L5, Class A-L6, Class A-L7, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests are Uncertificated Lower-Tier Interests.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The separate Eligible Account established and maintained by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Residual Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Interest-Only Certificates and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-C, The Bank of New York, as trustee for the holders of the Certificates" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer.

            The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 20 to 30-year adjustable rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii) Each Mortgage Loan is a "qualified mortgage" within
      Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L5 Interest, Class A-L6 Interest, Class A-L7 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is July 25, 2031.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            Section 2.09 Repurchase of Converted Mortgage Loans. The Depositor shall repurchase from the Trust any Converted Mortgage Loan prior to the first Due Date for such Mortgage Loan following the Conversion Date. Any such repurchase shall be at the Repurchase Price. The Repurchase Price for any repurchased Converted Mortgage Loan shall be deposited by the Depositor in the Certificate Account and, upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Depositor, the Trustee shall release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor legal and beneficial ownership of such Converted Mortgage Loan.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of
Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance.

            The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation.

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Mortgage Insurance Policy;
Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Mortgage Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Mortgage Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer.

            If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; Certificate Account; and Upper-Tier Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

            (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall establish and maintain the Upper-Tier Certificate Account. On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Trustee shall, from funds available on deposit in the Certificate Account, deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account, the Lower-Tier Distribution Amount.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-C and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Mortgage Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account, Certificate Account and Upper-Tier Certificate Account.

            (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Sections 2.02, 2.04 or 2.09, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

            (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

            (c) Notwithstanding anything herein to the contrary, the Regular Certificates and the Class A-R Certificate shall not receive distributions directly from the Certificate Account. On each Distribution Date, funds on deposit in the Upper-Tier Certificate Account shall be used to make payments on the Regular Certificates and the Class A-R Certificate as provided in Sections
5.01 and 5.02. The Upper-Tier Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of
(i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO
Property.

            (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on either the Upper-Tier REMIC or the Lower-Tier REMIC (as defined in Section 860F of the Code) or cause either REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject either REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a) in the Depositor's judgment, the default is not likely to be cured by the Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

            The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation.

            The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18 Annual Statement as to Compliance.

            The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2001 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2001 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances.

            The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of either the Upper-Tier REMIC or the Lower-Tier REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Upper-Tier Certificate Account or Certificate Account, as applicable, (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in
Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds, first, to distributions in respect of the Uncertificated Lower-Tier Interests as specified in this Section 5.02(a) for deposit in the Upper-Tier Certificate Account and to the Class A-LR Certificate, and then from the Upper-Tier Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

            (i) to each Class of Senior Certificates (other than the Class A-LR Certificate), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) to the Class A Certificates (other than the Class A-LR Certificate), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b);

            (iii) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero; and

            (iv) to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any remaining Pool Distribution Amount.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to their respective Corresponding Upper-Tier Class as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the Interest Distribution Amounts in respect of its Corresponding Upper-Tier Class to the extent actually distributed thereon and (ii) the product of the IO Interest Fraction for such Uncertificated Lower-Tier Class and the amount of interest accrued on the Class A-IO Certificates net of any distribution in respect of any Class Unpaid Interest Shortfall in each case actually distributed on the Class A-IO Certificates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the aggregate of the Class Certificate Balances of the respective Corresponding Upper-Tier Class. The initial principal balance of each Uncertificated Lower-Tier Interest equals the aggregate of the Initial Class Certificate Balances of the respective Corresponding Upper-Tier Class.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L5 Interest, Class A-L6 Interest, Class A-L7 Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans. The pass-through rate with respect to the Class A-LUR Interest shall be equal to (i) the product of 2.00 and the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans minus (ii) 6.250%. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates pursuant to
Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

            first, concurrently, to the Class A-R and Class A-LR Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

            second, concurrently, as follows:

                  a) 27.60688350%, concurrently, to the Class A-5 and Class A-6
            Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

                  (b) 72.39311650%, sequentially, as follows:

                        (1) concurrently, as follows:

                              (i) 6.91673906% to the Class A-2 Certificates,
                        until their Class Certificate Balance has been reduced to zero; and

                              (ii) 93.08326094%, sequentially, as follows:

                                    (A) to the Class A-1 Certificates, until
                              their Class Certificate Balance has been reduced to zero; and

                                    (B) concurrently, to the Class A-3 and Class
                              A-7 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

                        (2) to the Class A-4 Certificates, until their Class
                  Certificate Balance has been reduced to zero.

            The Class A-IO Certificates are Interest-Only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) any Excess Losses allocable to interest, (C) on and after the Senior Credit Support Depletion Date, any other Realized Loss allocable to interest and (D) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iii), (A) if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes"), the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes; provided, however, if the aggregate Class Certificate Balances of the Subordinate Certificates that are not Restricted Classes are reduced to zero, then notwithstanding the above, any funds remaining will be distributed sequentially to the Restricted Classes in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates then outstanding with the lowest numerical Class designation) and
(B) if with respect to any Class of Subordinate Certificates on any Distribution Date prior to the Distribution Date in July 2012, the Fractional Interest of such Class is less than twice its Original Fractional Interest and the Senior Prepayment Percentage for such Distribution Date is determined in accordance with clause (ii) or (iii) of the second sentence of the definition of "Senior Prepayment Percentage," the Classes of Subordinate Certificates that have higher numerical designations will receive in respect of clause (ii) of the Subordinate Principal Distribution Amount, an amount equal to the product of their Pro Rata Shares and the percentages set forth in the following table:

Distribution Date Occurring                           Percentage
---------------------------                           ----------
July 2001 through June 2008                               0%
July 2008 through June 2009                               30%
July 2009 through June 2010                               40%
July 2010 through June 2011                               60%
July 2011 through June 2012                               80%

Each Class of Subordinate Certificates that received its full Pro Rata Share will be allocated any remaining amount in respect of clause (ii) of the Subordinate Principal Distribution Amount, pro rata (based on the Class Certificate Balances of only those Subordinate Certificates that received a full Pro Rata Share).

            Section 5.03 Allocation of Losses.

            (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

            (i) the principal portion of any Realized Loss (other than an Excess
      Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates, pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date; and

            (ii) the principal portion of any Excess Losses shall be allocated pro rata among the Senior Certificates in the aggregate on the basis of their aggregate principal balance and among the Classes of Subordinate Certificates on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date. Excess Losses allocated to the Senior Certificates will be allocated among such Classes pro rata on the basis of their respective Class Certificate Balances.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates based on the Class Certificate Balances immediately prior to such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            (e) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class as provided above.

            Section 5.04 Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the Senior Percentage and Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
      (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

            (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month;

            (xv) the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date; and

            (xvi) in the case of the Class A-IO Certificates, the Class A-IO Notional Amount for the following Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holders of the Residual Certificates for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holders of the Residual Certificates by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2001, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            (e) For purposes of calculating original issue discount with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the Trustee shall not treat interest in excess of the fixed Pass-Through Rate (as specified in the table in the Preliminary Statement) as qualified stated interest, and shall include any such interest in the stated redemption price at maturity for any such Class. The terms "original issue discount" and "stated maturity price at redemption" shall have the meanings provided by Sections 1271 through 1275 of the Code and Treasury Regulations promulgated thereunder.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the Upper-Tier REMIC. The Holder of the Class A-LR Certificate is hereby designated as the Tax Matters Person for the Lower-Tier REMIC. By their acceptance of the Class A-R or Class A-LR Certificate, as applicable, each such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs and avoid the imposition of tax on either REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificates and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to either REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of either REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC and will not disqualify either REMIC from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.


                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-IO, A-R, A-LR, B-1, B-2, B-3,
B-4, B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates (other than the Class A-R and Class A-LR Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances (or notional amounts) of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance (or notional amount)). The Class A-R and Class A-LR Certificates shall each be in a minimum denomination of $50. The Senior Certificates (other than the Class A-R and Class A-LR Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02 Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

               (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

               (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

               (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
      Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

               (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.


                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor.

            (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that (i) any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

               (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

               (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses
      (c), (d) and (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

               (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

               (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P or
(ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.


                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus accrued interest thereon in the case of an interest bearing Certificate, and (II) as to the Class A-R and A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause
(I) above. An amount shall be distributed in respect of interest and principal to the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements.

            (a) If the Depositor exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

               (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the Upper-Tier REMIC and the Lower-Tier REMIC.

            (b) By their acceptance of the Residual Certificates, the Holders thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to reduce the percentage of the Cut-Off Date Pool Principal Balance at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests, and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 101 East Main Street, Suite 400, Louisville, Kentucky 40202, Attention: Servicing Manager, with a copy to:
Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina, 28255,
Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 101 Barclay Street - 12 East, New York, New York 10286, Attention:
Corporate Trust - MBS Group (Fax: (212) 815-5309), (d) in the case of Fitch, Fitch, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; and (e) in the case of S&P, Standard and Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.


                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor


                                       By:
                                          --------------------------------------
                                       Name:  Judy Ford
                                       Title: Vice President


                                    BANK OF AMERICA, N.A.,
                                       as Servicer


                                       By:
                                          --------------------------------------
                                       Name:  Robert J. DeBenedet
                                       Title: Senior Vice President


                                    THE BANK OF NEW YORK,
                                       as Trustee


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


STATE OF NEW YORK       )
                              ) ss.:
COUNTY OF NEW YORK      )
                              )

            On the 27th day of June, 2001, before me, a notary public in and for the State of New York, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that s/he is a ________________ of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such corporation.


                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires          .
                     ----------


STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 27th day of June, 2001, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires           .
                     ----------


STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 27th day of June, 2001, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires           .
                     ----------

                                   EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $187,065,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 M2 5

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 4.958% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-2

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $25,000,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 M3 3

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 5.601% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-3

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $99,377,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 M4 1

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 5.983% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-4

                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-4

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $163,015,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 M5 8

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.097% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-5

                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-5

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $100,000,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 M6 6

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 5.953% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-6

                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                   BANK OF AMERICA MORTGAGE SECURITIES, INC.
               Mortgage Pass-Through Certificates, Series 2001-C
                                   Class A-6

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $100,000,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 M7 4

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For the first Distribution Date, interest will accrue on this Certificate at the rate of 6.3008917987% per annum. For each Distribution Date after the first Distribution Date, interest will accrue on this Certificate at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-7

                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-7

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $50,000,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 M8 2

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.214% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-IO

                    [FORM OF FACE OF CLASS A-IO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                   Class A-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                   Class A-IO

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Notional Amount
of this Certificate
("Denomination"):                   $

Initial Notional Amount
of this Class:                      $750,855,449.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 M9 0

      This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Class A-IO Certificates at a per annum rate equal to the difference between the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date) and the weighted average of the Pass-Through Rates on the Certificates (other than the Class A-IO Certificates) as of such Distribution Date. For each Distribution Date occurring after the Distribution Date in April 2006, the Pass-Through Rate on this Class A-IO Certificates will be zero.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-R

                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $50.00

Initial Class Certificate
Balance of this Class:              $50.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 N2 4

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.250% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-LR

                    [FORM OF FACE OF CLASS A-LR CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                   Class A-LR

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-LR CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                   Class A-LR

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $50.00

Initial Class Certificate
Balance of this Class:              $50.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 N3 2

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.250% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-LR Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-LR Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-LR Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-LR Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-LR Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-LR Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-LR Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $13,633,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 N4 0

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.250% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $4,505,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 N5 7

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.250% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $2,628,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 N6 5

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.250% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-4

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $2,253,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 N7 3

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.250% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,502,000.00

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 N8 1

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.250% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2001-C
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       June 1, 2001

First Distribution Date:            July 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,877,349.54

Pass-Through Rate:                  Variable

CUSIP No.:                          060506 N9 9

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 27, 2001 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in April 2006, interest will accrue on this Certificate at a per annum rate equal to the lesser of (i) 6.250% and (ii) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date). For each Distribution Date occurring after the Distribution Date in April 2006, interest will accrue on this Certificate at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June 27, 2001

                                 THE BANK OF NEW YORK,
                                  as Trustee


                                 By
                                   ---------------------------------------------
                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                 THE BANK OF NEW YORK,
                                  as Trustee


                                 By
                                   ---------------------------------------------
                                        Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to
______________________________________________________________.

      This information is provided by ________, the assignee named above, or , as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

BANK OF AMERICA SECURITIES INC.
BOAMS 2001-C
MORTGAGE SCHEDULE

Loan Count:                              1,532
Scheduled PB:                   750,855,449.54
Interest Rate W/A:                       6.897
Unpaid PB W/A:                      490,115.00
Remaining Term W/A:                        359


LOAN            BORROWER                       ZIP          PROPERTY                                  LOAN              DOC
NUMBER          LAST NAME        STATE        CODE            TYPE                OCCUPANCY          PURPOSE            TYPE
------          ---------        -----        ----            ----                ---------          -------            ----

0029594264      WEIMER              MD         21561       Single Family           Secondary         Purchase           Standard
0029608320      SHIFFER             CA         95035       Single Family            Primary          Purchase           Standard
0029623295      LARRABEE            TX         75034            PUD                 Primary          Purchase            Reduced
0029625332      KNIBBS              MN         55438       Single Family            Primary          Purchase           Standard
0029629318      LYLES               TX         77479            PUD                 Primary          Purchase            Reduced
0029636495      ARMSTRONG           CO         80401       Single Family            Primary          Purchase           Standard
0029641552      ZULKARNAIN          VA         20171            PUD                 Primary         Refinance           Standard
0029645793      FLACH               TX         75093            PUD                 Primary         Refinance           Standard
0029648466      DYKSTRA             CA         90254       Condominimum             Primary          Purchase            Reduced
0029651387      DELEEUW             CO         80439            PUD                 Primary         Refinance            Reduced
0029662129      IRVIN               GA         30306       Single Family            Primary          Purchase           Standard
0099034712      WINKLER             CA         95472       Single Family            Primary          Purchase           Standard
0099036519      JARVIS              CA         94920       Single Family            Primary          Purchase           Standard
0099043382      BRAMBLE             WA         98075            PUD                 Primary         Refinance           Standard
0099047292      HAYES               CA         92211            PUD                Secondary         Purchase           Standard
6001181319      FREIER              CA         95014            PUD                 Primary          Purchase             Rapid
6001468955      GRAHAM              CA         94062       Single Family            Primary         Refinance        All Ready Home
6001746202      MUI                 CA         94539       Single Family            Primary     Cash-out Refinance        Rapid
6003042048      MA                  CA         94404       Single Family            Primary         Refinance           Standard
6005381022      TANNENBAUM M D      CA         94110       Condominimum             Primary     Cash-out Refinance      Standard
6005983934      ALEJO               CA         94521       Single Family            Primary          Purchase           Standard
6006235284      LECLERC             MA         01810       Single Family            Primary     Cash-out Refinance      Standard
6006650482      STOUDT              CA         94596       Single Family            Primary         Refinance             Rapid
6006711169      STRAND              CA         92054       Single Family           Secondary         Purchase           Standard
6007076737      KULKARNI            CA         95051       Single Family            Primary         Refinance             Rapid
6007119941      SIEGEL              IL         60201       Single Family            Primary         Refinance             Rapid
6007132084      HANTS               CA         94930       Single Family            Primary     Cash-out Refinance      Standard
6008211457      GARRISON            MD         21029       Single Family            Primary         Refinance             Rapid
6008547124      HWANG               CA         95035       Single Family            Primary          Purchase             Rapid
6010674395      DALZELL             NC         28204       Single Family            Primary          Purchase             Rapid
6011045090      HEBERT              MI         48380       Single Family            Primary          Purchase             Rapid
6011175210      GILAD               CA         94024       Single Family            Primary         Refinance             Rapid
6011295638      O'LAUGHLIN          CO         80439       Single Family            Primary          Purchase            Reduced
6011490890      SALINE              CA         94563       Single Family            Primary         Refinance           Standard
6011718290      FRITSCHLER          MD         20854            PUD                 Primary         Refinance             Rapid
6011779748      RUSSELL             CA         95014       Single Family            Primary         Refinance             Rapid
6013260879      MAGNE               CA         93109       Single Family            Primary          Purchase             Rapid
6013808354      ROBERSON            CA         94583            PUD                 Primary         Refinance             Rapid
6013987257      WERBEL              CA         96146       Single Family            Primary     Cash-out Refinance      Standard
6014867946      BOHN                CA         94022       Single Family            Primary     Cash-out Refinance      Standard
6015729806      MANDEKIC            CA         90292            PUD                 Primary         Refinance             Rapid
6017116978      ALLISTON            FL         33572            PUD                 Primary     Cash-out Refinance        Rapid
6017888980      CORNEJO             CA         94544       Single Family            Primary          Purchase           Standard
6019043279      NICHOLAS            CA         95228            PUD                Secondary         Purchase             Rapid
6019209995      EBRAHIMI            CA         94019       Single Family            Primary         Refinance           Standard
6019694832      BIRKENBACH          VA         23454       Single Family            Primary         Refinance        All Ready Home
6022649518      JAMES-MOORE         IL         60605            PUD                 Primary         Refinance           Standard
6023036020      BEYER               CA         94022       Single Family            Primary         Refinance           Standard
6023876920      GREEN               NV         89448       Single Family            Primary     Cash-out Refinance      Standard
6024061811      HEWITT              VA         22201       Single Family            Primary          Purchase             Rapid
6024140342      MIODUNSKI           NV         89014       Single Family            Primary     Cash-out Refinance      Standard
6025024636      POOLE               LA         70124       Single Family            Primary          Purchase             Rapid
6025121978      BERCHTOLD           AZ         85253       Single Family            Primary     Cash-out Refinance      Standard
6025688505      CLAYMAN             FL         33301       Single Family           Secondary         Purchase             Rapid
6025778595      SAGATI              CA         90265       Single Family            Primary     Cash-out Refinance      Standard
6026213014      THOMAS              CA         92128            PUD                 Primary          Purchase           Standard
6026432374      LARKIN              CA         94105       Condominimum            Secondary        Refinance           Standard
6027001400      GROSSER             CA         91362            PUD                 Primary         Refinance        All Ready Home
6027901880      HAMLIN              CO         80467       Single Family           Secondary        Refinance             Rapid
6028735048      SPITZNAGLE          IL         60657       Condominimum             Primary         Refinance             Rapid
6029461628      CASILLAS            CA         95014       Single Family            Primary     Cash-out Refinance      Standard
6029637425      WALINSKY            MD         21210            PUD                 Primary     Cash-out Refinance      Standard
6030979360      VUONG               CA         94401       Single Family            Primary         Refinance             Rapid
6031092130      CARLSON             CA         94110       Condominimum             Primary         Refinance           Standard
6032615293      GLUCK               CA         95127       Single Family            Primary     Cash-out Refinance      Standard
6032967710      CASTANEDA JR        CA         94521       Single Family            Primary          Purchase             Rapid
6033035558      FOX                 WA         98070       Single Family            Primary         Refinance             Rapid
6033082352      KUO                 CA         95117       Single Family            Primary         Refinance           Standard
6036741194      PAI                 CA         95130       Single Family            Primary         Refinance             Rapid
6037826093      STORMS II           CA         91302       Single Family            Primary          Purchase             Rapid
6039316903      LEE                 CA         94583            PUD                 Primary          Purchase           Standard
6039438160      KOOKEN              CA         94510       Single Family            Primary          Purchase           Standard
6039511032      KUHN                CA         94960       Single Family            Primary         Refinance           Standard
6040909035      SHANLEY             CA         94526            PUD                 Primary          Purchase             Rapid
6041222750      LIU                 CA         95035       Single Family            Primary         Refinance             Rapid
6041856169      MARTIN              FL         33496            PUD                 Primary     Cash-out Refinance      Standard
6042022498      NUZUM               TX         75022            PUD                 Primary         Refinance           Standard
6042080306      MEYER-NELSON        TX         77007            PUD                 Primary         Refinance             Rapid
6043069449      RUSH                OR         97520       Single Family            Primary         Refinance             Rapid
6044306758      JAHANBAKHSH         CA         95032            PUD                 Primary         Refinance           Standard
6045043251      TING                CA         94536       Single Family            Primary          Purchase             Rapid
6045172696      WANG                CA         95130       Single Family            Primary     Cash-out Refinance        Rapid
6046076755      NEIGER              CA         92625            PUD                 Primary         Refinance             Rapid
6046112287      SALGADO             CA         94708       Single Family            Primary          Purchase             Rapid
6046200363      LEE III             CA         91403       Single Family            Primary         Refinance             Rapid
6046544141      COLE                CO         80501            PUD                 Primary          Purchase           Standard
6047661647      KOHL JR             CA         92009       Condominimum             Primary          Purchase           Standard
6048077405      HOVEY               TX         78750            PUD                 Primary          Purchase             Rapid
6050535514      SOLOMON             CA         95005       Single Family            Primary     Cash-out Refinance        Rapid
6050886644      KAMM                CA         94506            PUD                 Primary         Refinance             Rapid
6052411227      CASTNER             CA         90266       Single Family            Primary          Purchase             Rapid
6053251614      MOOTZ               CA         93940       Single Family            Primary     Cash-out Refinance      Standard
6053992241      SOUNDARARAJAN       CA         95148       Single Family            Primary         Refinance             Rapid
6054402018      MAHON               CA         94038       Single Family            Primary         Refinance           Standard
6056001719      DULAY               CA         94568       Single Family            Primary          Purchase             Rapid
6056818542      ISOLA JR            CA         94024       Single Family            Primary         Refinance             Rapid
6057287416      DOWD                CA         94920       Single Family            Primary     Cash-out Refinance      Standard
6057833912      MCWILLIAMS          CA         94025            PUD                 Primary         Refinance             Rapid
6058355675      AZIMI               CA         95123       Single Family            Primary         Refinance             Rapid
6058369379      BECERRA             CA         95127       Single Family            Primary          Purchase           Standard
6058547321      LI                  CA         95014       Single Family            Primary         Refinance           Standard
6058937456      CARTER              FL         34108      High-Rise Condo          Secondary         Purchase           Standard
6059315942      ORTANEZ             CA         94533       Single Family            Primary          Purchase             Rapid
6060009757      VACANTI             CA         94127       Single Family            Primary         Refinance             Rapid
6060056196      SHARMA              CA         95035       Single Family            Primary         Refinance             Rapid
6060509665      MCKENZIE            NC         27358            PUD                 Primary          Purchase             Rapid
6060586010      MARTINEZ            CA         94303       Single Family            Primary          Purchase           Standard
6062101370      BORKOWSKI           CA         95118       Single Family            Primary         Refinance             Rapid
6062501132      O'NEIL              CO         80123            PUD                 Primary         Refinance             Rapid
6063364399      BULUT               CA         95032            PUD                 Primary         Refinance             Rapid
6063608688      MORGAN JR           CA         94930       Single Family            Primary          Purchase             Rapid
6064375634      MILLER JR           FL         33613            PUD                 Primary          Purchase             Rapid
6064879338      BERKEY-PERLMUTT     IL         60062       Single Family            Primary         Refinance             Rapid
6066106185      DHARMASENA          CA         95120       Single Family            Primary         Refinance             Rapid
6068080651      HORSLEY             CA         94062       Single Family            Primary     Cash-out Refinance        Rapid
6068741062      RYKINE              CA         94127       Single Family            Primary         Refinance             Rapid
6069739131      COYLE III           VA         22207       Single Family            Primary     Cash-out Refinance      Standard
6069861596      GANGULI             CA         94103       Condominimum             Primary          Purchase             Rapid
6070221194      SPEES               CA         90503       Single Family            Primary          Purchase             Rapid
6070683773      CLIFFORD            CA         94960       Single Family            Primary     Cash-out Refinance      Standard
6071135278      MCDONAGH            CA         90274       Single Family            Primary          Purchase           Standard
6071410283      KEISER              GA         31410            PUD                 Primary          Purchase             Rapid
6072109165      ARMSTRONG           CA         94118       Single Family            Primary     Cash-out Refinance      Standard
6073446053      LEVINSON            VA         22205            PUD                 Primary          Purchase           Standard
6073958222      LORD                CA         94064       Single Family            Primary         Refinance             Rapid
6074554269      WU                  CA         95135       Single Family            Primary         Refinance           Standard
6076583589      RUNSTEIN            CO         80016            PUD                 Primary         Refinance           Standard
6076775748      ROY                 CA         94117       Condominimum             Primary          Purchase             Rapid
6077567920      GORDON              CA         92881       Single Family            Primary         Refinance           Standard
6079604234      DUNN                MA         01845       Single Family            Primary         Refinance             Rapid
6079777691      LARKINS             CA         95023       Single Family            Primary     Cash-out Refinance      Standard
6080952895      METTLEN             CO         80104            PUD                 Primary         Refinance           Standard
6080956052      GANZ                IL         60048       Single Family            Primary         Refinance             Rapid
6081412592      BABAEI              CA         95120       Single Family            Primary         Refinance             Rapid
6082363828      GASKIN              CA         94556       Single Family            Primary          Purchase             Rapid
6082473338      KRUCZEK             NM         87571       Single Family            Primary          Purchase             Rapid
6082807832      GRIMALDI            CA         95060       Single Family            Primary         Refinance             Rapid
6083167509      BORDIN              CA         94127            PUD                 Primary          Purchase           Standard
6084283610      MO                  CA         95070       Single Family            Primary         Refinance        All Ready Home
6085846761      PETERSEN            CA         92688            PUD                 Primary          Purchase             Rapid
6086065320      CHEN                CA         94568            PUD                 Primary         Refinance             Rapid
6086205959      GARNER              CA         94109      High-Rise Condo           Primary          Purchase             Rapid
6086372726      BELZ                CO         80304       Single Family            Primary         Refinance             Rapid
6086959159      CHESNEY             CA         94065       Condominimum             Primary         Refinance           Standard
6087585821      MUZINA              CA         94087       Single Family            Primary         Refinance           Standard
6089021197      PERKOSKI            SC         29928       Single Family           Secondary        Refinance           Standard
6089044173      REDDY               CA         95035       Single Family            Primary         Refinance           Standard
6089348111      O'LEARY             CA         90046       Single Family           Secondary    Cash-out Refinance      Standard
6089413477      RAMSDALE JR         CA         90815            PUD                 Primary         Refinance             Rapid
6090525442      BURNS               DC         20015       Single Family            Primary          Purchase             Rapid
6090815181      FREEMAN             CA         90068       Single Family            Primary         Refinance             Rapid
6091780442      LUCERO              NM         87120            PUD                 Primary         Refinance             Rapid
6094757181      TAMAKI              CA         94707       Single Family            Primary     Cash-out Refinance        Rapid
6096273633      LEVY JR             TX         75219         Townhouse             Secondary         Purchase             Rapid
6097061888      HELMER              IL         60201       Single Family            Primary         Refinance             Rapid
6097271248      THOMPSON            CA         95050       Single Family            Primary     Cash-out Refinance      Standard
6098327171      COFFARO             CA         94087        Two Family             Investor     Cash-out Refinance      Standard
6098785170      KELLY               FL         33708       Single Family            Primary          Purchase           Standard
6099827328      KUO                 CA         95120       Single Family            Primary         Refinance             Rapid
6099970268      PARAKULAM           CA         95135       Condominimum             Primary         Refinance             Rapid
6099986868      CUMMINGS            CA         94552       Single Family            Primary          Purchase             Rapid
6100597944      CHOU                CA         95014       Single Family            Primary         Refinance             Rapid
6104437568      BERTOLERO           CA         95409       Single Family            Primary          Purchase           Standard
6104737876      SORNASSE            CA         94040       Single Family            Primary          Purchase             Rapid
6105987165      JENSEN              CA         94043       Condominimum             Primary         Refinance           Standard
6107121144      BANKS               CA         95117       Single Family            Primary         Refinance             Rapid
6108464154      MORKERT             MT         59874       Single Family            Primary     Cash-out Refinance      Standard
6110273643      LYNCH               CA         94920        Two Family              Primary         Refinance           Standard
6110401897      HO                  CA         94062       Single Family            Primary          Purchase             Rapid
6111111974      BRAR                CA         94587            PUD                 Primary          Purchase           Standard
6111413859      ZAIDI               IL         60504            PUD                 Primary         Refinance            Reduced
6112200552      KHOSRAVI            CA         94024       Single Family            Primary          Purchase             Rapid
6112208654      MILLER              CA         94507       Single Family            Primary     Cash-out Refinance        Rapid
6112504276      JOHNSTON            IL         60093       Single Family            Primary         Refinance             Rapid
6112604092      PURI                CA         94002       Single Family            Primary         Refinance           Standard
6114036376      LEWANDOWSKI         CA         94010       Single Family            Primary         Refinance             Rapid
6115380146      SREEKANTH           CA         95117       Condominimum             Primary         Refinance             Rapid
6115623420      DUNCAN              NV         89451       Single Family            Primary         Refinance           Standard
6116290799      PIRES               CA         95119       Single Family            Primary         Refinance             Rapid
6118053054      LOW                 CA         94618            PUD                Secondary        Refinance             Rapid
6118788345      GARBAR              CA         94109      High-Rise Condo           Primary          Purchase             Rapid
6118833802      TURNER              CA         94040       Single Family            Primary         Refinance             Rapid
6118940516      KARNALA             CA         95014       Single Family            Primary          Purchase             Rapid
6119246277      SULLIVAN            CA         95125       Single Family            Primary     Cash-out Refinance      Standard
6119592522      BEARSON             CA         94703       Single Family            Primary         Refinance             Rapid
6120159907      GOPALAKRISHNAN      CA         95129       Single Family            Primary         Refinance           Standard
6121221102      GOPALAKRISHNAN      CA         94536            PUD                 Primary         Refinance             Rapid
6122384743      TRENTO              CA         94523       Single Family            Primary          Purchase           Standard
6122580944      TOMASKA             CA         92075            PUD                 Primary         Refinance             Rapid
6123538362      GATCHALIAN          CA         94555       Single Family            Primary          Purchase             Rapid
6123824697      DOMENIE             FL         34108       Condominimum             Primary          Purchase             Rapid
6124216109      MUSATTO             CA         94116       Single Family            Primary          Purchase           Standard
6124412864      PARTRIDGE           CA         94539       Single Family            Primary     Cash-out Refinance      Standard
6124416097      GUPTA               CA         95035       Single Family            Primary         Refinance             Rapid
6126739355      KESSLER             MD         20855       Single Family            Primary         Refinance           Standard
6126926846      WESTON JR           CA         93950            PUD                 Primary     Cash-out Refinance        Rapid
6127793773      PHILLIPS JR         WI         53092       Single Family            Primary         Refinance             Rapid
6127867437      SUTTON              CA         95070       Single Family            Primary         Refinance           Standard
6127997358      BIGNELL             CA         95120       Single Family            Primary         Refinance             Rapid
6129631443      BEQUER              FL         34145       Single Family           Secondary         Purchase           Standard
6130015032      PITMAN              KS         66223            PUD                 Primary          Purchase           Standard
6131628353      REALYVASQUEZ        CA         94010       Single Family            Primary         Refinance           Standard
6132399921      TANDE               CA         91362            PUD                 Primary         Refinance             Rapid
6133528106      PANELLA JR          CA         95212       Single Family            Primary         Refinance        All Ready Home
6135285986      YELLAPRAGADA        CA         95129            PUD                 Primary         Refinance             Rapid
6135299763      PUGLISI             CA         92679            PUD                 Primary          Purchase             Rapid
6135802137      LUNGREN             CA         94087       Single Family            Primary          Purchase             Rapid
6136449433      GERALD              CA         94555       Single Family            Primary         Refinance             Rapid
6137363187      OSBORNE             CA         94131       Condominimum             Primary          Purchase           Standard
6137722218      JARRATT             SC         29928            PUD                Secondary    Cash-out Refinance      Standard
6138214454      EISENBERG           FL         33957       Condominimum            Secondary         Purchase             Rapid
6138253486      KANDASWAMY          CA         95134       Condominimum             Primary         Refinance             Rapid
6138750234      ROCKWOOD            AZ         85262       Single Family            Primary          Purchase             Rapid
6139375874      KRUEGER             WA         98045            PUD                 Primary         Refinance             Rapid
6139704248      KILGORE             CA         94112       Single Family            Primary         Refinance           Standard
6140698397      SHEETS              MN         55304       Single Family            Primary         Refinance           Standard
6140811867      TIRUMALA            CA         94539       Single Family            Primary         Refinance             Rapid
6141449113      FREY                CA         94024       Single Family            Primary          Purchase             Rapid
6141504008      CHENG               CA         95129       Single Family            Primary         Refinance           Standard
6142315834      MOORADIAN JR        MA         02043       Single Family            Primary     Cash-out Refinance        Rapid
6142594164      MEGIBOW             CA         94583            PUD                 Primary          Purchase             Rapid
6144275333      KAN                 CA         94583            PUD                 Primary         Refinance             Rapid
6145065808      AZIZ                CA         94560            PUD                 Primary          Purchase           Standard
6145756596      YOON                CA         95134       Condominimum             Primary          Purchase             Rapid
6145934672      BORDEAUX            CA         94611       Single Family            Primary          Purchase             Rapid
6146610370      GARG                CA         95120       Single Family            Primary         Refinance           Standard
6146663759      BELL                OK         73003            PUD                 Primary         Refinance           Standard
6148180117      JONES               GA         30076       Single Family            Primary     Cash-out Refinance      Standard
6148656694      WELBORNE            NC         28681       Single Family            Primary          Purchase             Rapid
6149705169      XIA                 CA         95123            PUD                 Primary         Refinance             Rapid
6149710011      OW                  CA         92648            PUD                 Primary         Refinance             Rapid
6150295837      PAGANO              FL         34119            PUD                Secondary         Purchase             Rapid
6150969035      HAIGHT              CA         92887       Single Family            Primary          Purchase             Rapid
6151090229      OTT                 NC         27613       Single Family            Primary         Refinance             Rapid
6151277784      JEN                 CA         94539       Single Family            Primary         Refinance             Rapid
6151326920      BALSAMO             CA         95076       Single Family            Primary         Refinance           Standard
6151402606      MORRIS              CA         94608       Condominimum             Primary         Refinance           Standard
6151506307      KRATZER             CA         90266            PUD                 Primary     Cash-out Refinance      Standard
6151780670      BERNAT              CA         94065            PUD                 Primary     Cash-out Refinance      Standard
6151905624      COHEN               IL         60610       Condominimum             Primary         Refinance             Rapid
6152419591      WEHRLI              CA         92679            PUD                 Primary         Refinance           Standard
6152857048      ASHTON              CA         93924       Single Family           Secondary         Purchase             Rapid
6153118937      TUCKER              WI         53045       Single Family            Primary         Refinance             Rapid
6153281818      SUSHANSKY           CA         94402       Single Family            Primary          Purchase             Rapid
6153324121      ONG                 CA         94539       Single Family            Primary          Purchase             Rapid
6153572455      MARSH               KS         66223            PUD                 Primary          Purchase           Standard
6154082207      KOENIGSNECHT        IL         60614       Condominimum             Primary          Purchase             Rapid
6157008878      SY                  CA         95014       Single Family            Primary     Cash-out Refinance        Rapid
6157624419      HERNANDEZ           CA         94116       Single Family            Primary          Purchase           Standard
6159702635      SCHWARTZ            CA         94010       Single Family            Primary          Purchase             Rapid
6160647712      LEE                 CA         95014       Single Family            Primary     Cash-out Refinance      Standard
6161287518      KIEWIT              CA         92675            PUD                Secondary        Refinance             Rapid
6162368457      LOMELINO            CO         80020       Single Family            Primary     Cash-out Refinance        Rapid
6163985341      RAMALINGAM          CA         94555            PUD                 Primary     Cash-out Refinance        Rapid
6164080357      BOYLE               CA         95037       Single Family            Primary     Cash-out Refinance      Standard
6164649821      THOMPSON            CA         94583       Single Family            Primary          Purchase             Rapid
6164818699      HAGER               CA         92117       Single Family            Primary     Cash-out Refinance      Standard
6165038149      FOSTER              MD         20814       Single Family            Primary         Refinance           Standard
6165946945      DEO                 CA         95131       Single Family            Primary         Refinance             Rapid
6166857281      BROYDO              CA         94022       Single Family            Primary     Cash-out Refinance      Standard
6167797627      MILNER              CA         92672       Condominimum            Secondary         Purchase             Rapid
6168096367      BAILEY              CA         92656       Single Family            Primary          Purchase           Standard
6169673008      KONG                CA         95135            PUD                 Primary         Refinance             Rapid
6170708017      GOLDMAN             CA         94131       Condominimum             Primary         Refinance           Standard
6170993171      KALAL               CA         95356       Single Family            Primary         Refinance             Rapid
6171439174      CARTER              NC         27949       Single Family           Secondary        Refinance        All Ready Home
6171764019      PANDHE              CA         94587            PUD                 Primary         Refinance             Rapid
6173305803      DAFFER              CA         94103       Condominimum             Primary          Purchase             Rapid
6173348266      HAYDEN              CA         94301       Single Family            Primary         Refinance             Rapid
6173390235      SAMOLOVITCH         NV         89135            PUD                 Primary          Purchase             Rapid
6174093846      MACLEOD             IL         60022       Single Family            Primary     Cash-out Refinance        Rapid
6174936580      VALLAR              CA         94580            PUD                 Primary          Purchase           Standard
6175227914      SONI                CA         94536            PUD                 Primary         Refinance             Rapid
6176482864      MOORE               MA         01776       Single Family            Primary         Refinance           Standard
6176859756      BAAS                IL         60521       Single Family            Primary         Refinance             Rapid
6178450034      ROSENSON            CA         91361       Single Family            Primary         Refinance             Rapid
6179411027      LOUIS               CA         94404       Condominimum             Primary     Cash-out Refinance        Rapid
6180965805      MANFREDI            CA         92037       Single Family            Primary     Cash-out Refinance        Rapid
6182037587      MAKEPEACE           CA         95409       Single Family            Primary          Purchase             Rapid
6182463585      PLATE               CA         90292       Condominimum             Primary         Refinance             Rapid
6183605440      WALKER              CA         92629       Single Family            Primary         Refinance           Standard
6183923785      KELLY               IL         60084       Single Family            Primary         Refinance             Rapid
6184678115      PARROTT             SC         29928            PUD                 Primary         Refinance           Standard
6184953476      LI                  CA         94087       Single Family            Primary         Refinance             Rapid
6185088280      APPLER              CA         95602            PUD                Secondary         Purchase             Rapid
6185362248      THOMSON             CA         94116       Single Family            Primary          Purchase             Rapid
6191129268      CHAN                CA         94306            PUD                 Primary         Refinance             Rapid
6191220141      RAAD                FL         34202            PUD                 Primary          Purchase             Rapid
6191318101      WITHERSPOON JR      CA         95120       Single Family            Primary         Refinance           Standard
6191476552      WARD                IL         60614            PUD                 Primary          Purchase             Rapid
6191538534      LANGMUIR            CA         94602       Single Family            Primary         Refinance             Rapid
6192154356      BEKES               CA         94611       Single Family            Primary         Refinance             Rapid
6192541537      PALAMENGHI          FL         34103      High-Rise Condo          Secondary         Purchase           Standard
6193173439      PHILLIPS            NC         28031       Single Family            Primary         Refinance             Rapid
6193229652      JACKSON             CA         95124       Single Family            Primary     Cash-out Refinance        Rapid
6193361927      SIMONS              TX         78746       Single Family            Primary         Refinance           Standard
6193416549      FRICK               GA         30534            PUD                Secondary         Purchase           Standard
6193525109      LAI                 CA         94539       Single Family            Primary         Refinance             Rapid
6193654123      DAVIDSON            MA         01845       Single Family            Primary          Purchase             Rapid
6193904502      MOERER              CA         96022       Single Family            Primary     Cash-out Refinance        Rapid
6194265887      VALENCIA            CA         95051       Single Family            Primary          Purchase             Rapid
6195181778      PERRY               CA         92040       Single Family            Primary         Refinance           Standard
6195312217      STEWART             CA         92624       Single Family            Primary         Refinance             Rapid
6197353847      CAMACHO             CA         95111       Single Family            Primary          Purchase           Standard
6197434233      PEJOOH              CA         94070       Single Family            Primary         Refinance             Rapid
6197619197      YEE                 CA         95014       Single Family            Primary         Refinance             Rapid
6199320109      SISTA               CA         95014       Single Family            Primary     Cash-out Refinance        Rapid
6199421998      MILLER              NV         89452       Condominimum            Secondary         Purchase             Rapid
6199431112      MILLAN              CA         92128            PUD                 Primary          Purchase             Rapid
6200163993      GORSKI              IL         60510       Single Family            Primary     Cash-out Refinance        Rapid
6200334313      REYNOLDS JR         VA         23226       Single Family            Primary         Refinance           Standard
6200376397      WANG                CA         95120       Single Family            Primary         Refinance             Rapid
6200418488      RUAN                CA         95133       Single Family            Primary         Refinance             Rapid
6201334932      LITTLEWOOD          CA         94121       Single Family            Primary          Purchase           Standard
6201649263      CHAPLIN             CA         95120       Single Family            Primary          Purchase           Standard
6203434722      TAVARES             CA         94542       Single Family            Primary     Cash-out Refinance      Standard
6205347484      NGUYEN              CA         94066       Single Family            Primary     Cash-out Refinance      Standard
6205360024      TASHJIAN            CA         95008       Single Family            Primary         Refinance             Rapid
6206267525      SAVASTINO           WI         53151       Single Family            Primary         Refinance           Standard
6206531839      JELINEK             IL         60660       Single Family            Primary          Purchase             Rapid
6207382315      LIN                 CA         95129       Single Family            Primary         Refinance           Standard
6207466118      DURHAM JR           CA         94038       Single Family            Primary          Purchase           Standard
6207718617      GOMES               CA         94555            PUD                 Primary         Refinance             Rapid
6208284932      CUMMINS             CA         93035       Single Family            Primary         Refinance           Standard
6209857835      FISHER              CA         94588       Single Family            Primary     Cash-out Refinance        Rapid
6210206451      CHAMBERS            CA         93117       Single Family            Primary          Purchase           Standard
6211625915      THOMAS              CA         95060       Single Family            Primary          Purchase           Standard
6212685207      SMITH               DC         20008       Single Family            Primary          Purchase             Rapid
6212853599      STRONG              CA         94526       Single Family            Primary         Refinance             Rapid
6213409805      CHAU                CA         95134       Condominimum             Primary         Refinance             Rapid
6214065036      MULETA              VA         22207       Single Family            Primary          Purchase           Standard
6215535102      ANDIA               CA         94110       Single Family            Primary          Purchase           Standard
6216504578      GARBARINO           SC         29439       Single Family           Secondary        Refinance           Standard
6217032488      YIN                 CA         94087       Condominimum             Primary         Refinance           Standard
6217738365      HILL                CA         92064       Single Family            Primary     Cash-out Refinance      Standard
6218009733      FILES JR            WA         98664            PUD                 Primary          Purchase             Rapid
6218103973      BALESTRINO          CA         94401        Two Family              Primary     Cash-out Refinance      Standard
6218521166      LEONE               CA         95060        Two Family              Primary          Purchase           Standard
6219170781      WILLER              IL         60610      High-Rise Condo           Primary          Purchase             Rapid
6220153933      CULHANE             NV         89134            PUD                Secondary         Purchase             Rapid
6221014563      GULSON              VA         22301       Single Family            Primary          Purchase           Standard
6221050898      MAHONEY             CA         94110       Condominimum            Secondary         Purchase           Standard
6221933556      SIDEL               FL         33477            PUD                 Primary     Cash-out Refinance        Rapid
6221956565      BARBER              CA         92037       Single Family            Primary     Cash-out Refinance      Standard
6223308161      BAILEY              ID         83333            PUD                 Primary     Cash-out Refinance        Rapid
6223319036      LYFORD              CA         92648       Single Family            Primary         Refinance           Standard
6224383148      BAGCHI              CA         95125            PUD                 Primary         Refinance           Standard
6224448925      EDID                CA         92130            PUD                 Primary          Purchase             Rapid
6224761756      SHI                 CA         90278       Condominimum             Primary          Purchase             Rapid
6225142436      DAMBOISE            CA         94110       Condominimum             Primary         Refinance           Standard
6225755328      KEARNEY             CO         80124            PUD                 Primary          Purchase             Rapid
6226525571      JOHNSON             CA         95070       Condominimum             Primary         Refinance             Rapid
6226815063      AUYEUNG             CA         95035       Single Family            Primary         Refinance             Rapid
6227069215      SAMARDAR            CA         95123       Single Family            Primary         Refinance             Rapid
6227639249      FRANKEL             SC         29466            PUD                 Primary         Refinance           Standard
6227685275      JOHNSON             CA         94568            PUD                 Primary     Cash-out Refinance      Standard
6227868657      SWANSON             CA         91024       Single Family            Primary         Refinance             Rapid
6228118235      RODGERS             CA         92028            PUD                 Primary          Purchase             Rapid
6228323264      PEI                 CA         95129       Single Family            Primary         Refinance             Rapid
6228541394      CAROBOLANTE         CA         94506            PUD                 Primary          Purchase             Rapid
6228842321      BERNSTEIN           CA         95124       Single Family            Primary          Purchase             Rapid
6229272684      PASQUALONE          NV         89131            PUD                Secondary         Purchase             Rapid
6229911174      MORRISON            CA         94507       Single Family            Primary         Refinance             Rapid
6230297035      AEPALA              CA         94568            PUD                 Primary          Purchase             Rapid
6230516707      ERWIN               CA         95125       Single Family            Primary         Refinance             Rapid
6232151966      ZEDEK               CA         94952       Single Family            Primary     Cash-out Refinance      Standard
6232436623      VAUGHN              IL         60045       Single Family            Primary         Refinance             Rapid
6232708880      STEPHENSON          CA         92660            PUD                 Primary          Purchase           Standard
6233108452      VENKATRAMAN         CA         94536       Single Family            Primary         Refinance           Standard
6234026430      KIM                 CA         95130       Single Family            Primary     Cash-out Refinance        Rapid
6234403373      RALLAPALLI          CA         94566       Single Family            Primary         Refinance             Rapid
6235110266      CHURCH              CA         94550       Single Family            Primary         Refinance             Rapid
6236381452      FITZGERALD          CA         94110        Two Family              Primary     Cash-out Refinance      Standard
6237888851      PLATE               CA         89451       Condominimum            Secondary         Purchase             Rapid
6237973554      KANTER              DC         20037        Two Family              Primary         Refinance             Rapid
6238001843      PALANISAMY          CA         95117       Single Family            Primary         Refinance             Rapid
6238003831      ODEN                NC         28211            PUD                 Primary          Purchase             Rapid
6238423633      FADAEE              CA         92867       Single Family            Primary         Refinance             Rapid
6238949363      MARIAM              CA         95135       Condominimum             Primary         Refinance           Standard
6240238508      JOHNSON             CA         94526            PUD                 Primary         Refinance             Rapid
6240370442      DUCOT               CA         94117       Condominimum             Primary          Purchase           Standard
6240618865      GARZA               CA         90274       Single Family            Primary          Purchase             Rapid
6240757259      WILSON              CA         94080       Single Family            Primary          Purchase             Rapid
6241104998      ARMSTRONG           VA         22306       Single Family            Primary         Refinance             Rapid
6241132668      BARCELLOS           CA         95020            PUD                 Primary          Purchase           Standard
6241153862      DUNN                CA         94507       Single Family            Primary     Cash-out Refinance      Standard
6243187462      FOURNIER            MA         01833       Single Family            Primary          Purchase           Standard
6243658744      QI                  CA         95014       Single Family            Primary         Refinance             Rapid
6243819015      DENIS               CA         94010       Single Family            Primary     Cash-out Refinance      Standard
6243991681      GWINN               IL         60050       Single Family            Primary         Refinance           Standard
6244775372      SZABO               CA         92064       Single Family            Primary         Refinance             Rapid
6245225757      SUELFLOHN           CA         92103       Single Family            Primary          Purchase           Standard
6245500092      NORMAN              FL         33613            PUD                 Primary     Cash-out Refinance        Rapid
6245921397      POWERS              CA         94044       Single Family            Primary          Purchase           Standard
6247311324      ONNEN               MD         21842      High-Rise Condo          Secondary         Purchase           Standard
6247328468      OH                  CA         93953       Single Family            Primary         Refinance             Rapid
6247425611      BALDWIN             CA         94306       Single Family           Investor         Refinance           Standard
6248363456      TYRA                CA         95135       Single Family            Primary     Cash-out Refinance      Standard
6249679264      NORTHINGTON         GA         30345       Single Family            Primary          Purchase           Standard
6249748507      HARIRI              CA         94024       Single Family            Primary     Cash-out Refinance        Rapid
6250209977      DOMINGUEZ           CA         94044       Single Family            Primary     Cash-out Refinance      Standard
6250381925      CLIFFORD            CA         94066       Single Family            Primary         Refinance             Rapid
6250669592      NELSON              CA         94044       Single Family            Primary     Cash-out Refinance      Standard
6251048630      AVERSANO            CA         91607       Single Family            Primary         Refinance           Standard
6252046104      DRANE               CA         94127       Single Family            Primary          Purchase             Rapid
6254063198      AYRES               CA         95020       Single Family            Primary         Refinance             Rapid
6254376178      MCCLANAHAN          TX         78750            PUD                 Primary          Purchase           Standard
6254900209      SOARES              CA         95046       Single Family            Primary     Cash-out Refinance      Standard
6255355940      WALSH               IL         60068       Single Family            Primary         Refinance             Rapid
6255866144      HARRINGTON          CA         94123       Condominimum             Primary          Purchase           Standard
6256076925      TURNAGE II          CA         95062       Single Family            Primary         Refinance           Standard
6256544948      CLOWNEY JR          SC         29401       Single Family            Primary          Purchase             Rapid
6258224358      EISELMAN            CA         94506            PUD                 Primary          Purchase             Rapid
6258235883      HAISLET             CA         94563       Single Family            Primary         Refinance             Rapid
6258253605      CHAWATHE            CA         95014       Single Family            Primary     Cash-out Refinance        Rapid
6258572731      RANDAZZO            CA         94611       Single Family            Primary         Refinance           Standard
6259501929      BUCKLEY             NV         89511            PUD                 Primary          Purchase           Standard
6259966585      BROWNLEE            CA         94618       Single Family            Primary         Refinance           Standard
6261688870      HANDY               CA         95032       Single Family            Primary     Cash-out Refinance      Standard
6262365478      BUFFHAM             MN         55305       Single Family            Primary         Refinance           Standard
6262586594      RACHAPUDI           CA         95035            PUD                 Primary         Refinance             Rapid
6262677104      GARDNER             NC         28105       Single Family            Primary         Refinance           Standard
6264781847      REMMICH             CA         94596       Single Family            Primary          Purchase             Rapid
6266520441      FUETSCH             CA         94110        Two Family              Primary          Purchase           Standard
6267822416      JACOBSON            MI         48301       Single Family            Primary         Refinance             Rapid
6267905401      MENDES              FL         33145       Single Family            Primary          Purchase           Standard
6268805899      HUMPHREYS           CA         94501       Single Family            Primary          Purchase             Rapid
6270119214      NGUYEN              CA         95070       Single Family            Primary         Refinance        All Ready Home
6270259150      LAXMAN              CA         95135       Single Family            Primary         Refinance           Standard
6270359166      CAPLAN              CA         94133       Single Family            Primary     Cash-out Refinance      Standard
6270365601      STREETER            WI         54956       Single Family            Primary         Refinance             Rapid
6271963438      SCHMITT             CA         92024       Single Family            Primary          Purchase             Rapid
6272035962      LAHERRAN            CA         95008       Single Family            Primary         Refinance           Standard
6272355071      WASSERMAN           CA         95126       Single Family            Primary         Refinance           Standard
6273300092      O'CONNELL           IL         60525       Single Family            Primary         Refinance             Rapid
6273328515      MC CORMACK          AZ         85207            PUD                 Primary         Refinance             Rapid
6273541232      HAN                 CA         95070       Single Family            Primary         Refinance             Rapid
6273728680      GUEVARA             CA         94015       Single Family            Primary          Purchase           Standard
6274081667      NGUYEN              CA         94030       Single Family            Primary     Cash-out Refinance        Rapid
6275225487      SINGH               CA         94568            PUD                 Primary         Refinance           Standard
6275634043      MILLER              CA         94019       Single Family            Primary     Cash-out Refinance        Rapid
6275726153      BUSCH               CA         94114       Condominimum             Primary         Refinance             Rapid
6275743034      RUBIN               CA         92614            PUD                 Primary         Refinance             Rapid
6277295975      BUELOW              CA         94040       Single Family            Primary         Refinance        All Ready Home
6277328040      MARSH JR            CA         94122       Single Family            Primary         Refinance             Rapid
6277590029      ROBINSON            CA         94402       Single Family            Primary         Refinance             Rapid
6277910755      MAECHLING           CA         94549       Single Family            Primary     Cash-out Refinance        Rapid
6279096371      HAUNGS              CA         94131       Condominimum             Primary     Cash-out Refinance        Rapid
6279462813      DIAO                CA         94539       Single Family            Primary         Refinance             Rapid
6279808445      COLTON              CA         95124       Single Family            Primary     Cash-out Refinance        Rapid
6280221646      OLAES               CA         92064            PUD                 Primary          Purchase             Rapid
6281364445      ABRIAN              CA         92694            PUD                 Primary         Refinance             Rapid
6281495777      SURYANARAYANAN      CA         95121       Single Family            Primary         Refinance           Standard
6282218616      FULLER              CA         94114       Single Family            Primary     Cash-out Refinance      Standard
6282353488      JANSEN              CA         95124       Single Family            Primary         Refinance             Rapid
6282847604      GEORGE              CA         95051       Single Family            Primary         Refinance             Rapid
6283054705      GRIFFITH            IL         60605       Single Family            Primary     Cash-out Refinance        Rapid
6283772231      SEIBERT             AZ         85262       Single Family            Primary          Purchase           Standard
6284187900      MACFEE              CA         94506            PUD                 Primary          Purchase           Standard
6284503445      GISH                CO         81657            PUD                 Primary          Purchase             Rapid
6286664757      MOHIUDDIN           CA         95117       Single Family            Primary         Refinance           Standard
6289093400      ASSILIAN            CA         94070       Single Family            Primary         Refinance           Standard
6289373026      LANE                CA         96161            PUD                 Primary          Purchase           Standard
6289486919      HRIBAR              VA         22102            PUD                 Primary         Refinance           Standard
6290260303      XUE                 CA         95129       Single Family            Primary         Refinance           Standard
6293150717      MACKAY              CA         95124       Single Family            Primary     Cash-out Refinance      Standard
6293678584      MCCARTHY            CA         94960       Single Family            Primary          Purchase           Standard
6293790454      MORRISON            CA         94105      High-Rise Condo           Primary         Refinance             Rapid
6294166324      HOLMES              CA         94517       Single Family            Primary         Refinance        All Ready Home
6295136219      LAN                 CA         95035            PUD                 Primary         Refinance             Rapid
6295137076      HUANG               CA         94587            PUD                 Primary          Purchase             Rapid
6295505793      CHABRA              CA         94708       Single Family            Primary     Cash-out Refinance        Rapid
6295925405      SALES               CA         94044       Single Family            Primary          Purchase             Rapid
6296161273      PERRY               CA         94599       Single Family            Primary     Cash-out Refinance      Standard
6296186973      NGUYEN              CA         95035       Single Family            Primary         Refinance             Rapid
6296791400      ROCK                CA         90064       Single Family            Primary          Purchase           Standard
6297961317      DRIVER              NV         89052            PUD                 Primary          Purchase           Standard
6298466498      MILLER              IL         60177       Single Family            Primary         Refinance             Rapid
6298626323      MCCARTHY            CA         94087       Single Family            Primary     Cash-out Refinance      Standard
6299169307      BYRNE               CA         94517            PUD                 Primary         Refinance             Rapid
6299913894      CLURMAN             CO         80303            PUD                 Primary     Cash-out Refinance      Standard
6300177141      SANKARALINGAM       CA         95134       Condominimum             Primary          Purchase             Rapid
6300463137      POPE                WI         53211       Condominimum             Primary         Refinance             Rapid
6300830228      SIERRA              CA         95035       Single Family            Primary     Cash-out Refinance      Standard
6301719792      BECK                GA         30319       Single Family            Primary         Refinance           Standard
6302201113      JEWELL              CA         94707       Single Family            Primary          Purchase             Rapid
6303385758      LINNEN              IL         60614       Single Family            Primary         Refinance             Rapid
6304322529      MCGRAW              MN         55016       Single Family            Primary          Purchase             Rapid
6304343756      COUROSSI            MA         02116       Condominimum             Primary     Cash-out Refinance        Rapid
6305346097      NIGHTENGALE         NV         89451       Single Family            Primary         Refinance             Rapid
6305847664      ANGUIANO            CA         94303       Single Family            Primary          Purchase           Standard
6306313146      BONANSEA            WA         98115       Single Family            Primary     Cash-out Refinance      Standard
6306677318      PETITE JR           CA         95604       Single Family           Secondary        Refinance             Rapid
6306713519      JETER               CA         93908            PUD                 Primary          Purchase           Standard
6306866481      LEWIS               ID         83702       Single Family            Primary         Refinance           Standard
6307287075      AZAR                NV         89145            PUD                 Primary          Purchase             Rapid
6308480877      SHAHROODI           CA         95014       Single Family            Primary         Refinance             Rapid
6310655730      JOST                IL         60048       Single Family            Primary         Refinance             Rapid
6311059692      PETH                CA         94402       Single Family            Primary         Refinance        All Ready Home
6312291914      KAHN                CA         90272       Single Family            Primary         Refinance           Standard
6312305748      MOTT                CA         94939       Single Family            Primary     Cash-out Refinance        Rapid
6312542373      JOHNSON             CA         94941       Single Family            Primary         Refinance           Standard
6313298587      WHITFIELD           CA         94577       Single Family            Primary         Refinance             Rapid
6316075305      FREY                CA         94110       Single Family            Primary          Purchase           Standard
6317526512      NELSON              CA         95035       Single Family            Primary         Refinance           Standard
6317570247      CHEN                CA         94085       Condominimum             Primary          Purchase           Standard
6317706460      WHANG               CA         94588       Single Family            Primary          Purchase           Standard
6317927793      CHANG               VA         22027            PUD                 Primary          Purchase             Rapid
6318079586      EDWARDS             CA         94062       Single Family            Primary         Refinance             Rapid
6319115793      HOWARD              FL         34228            PUD                 Primary          Purchase           Standard
6319163827      SCHORY              IL         60048            PUD                 Primary         Refinance             Rapid
6319637077      BIRD                FL         33957            PUD                Secondary         Purchase             Rapid
6321443365      CHEN                MA         01886       Single Family            Primary          Purchase           Standard
6322260768      MAISCH              FL         33181       Single Family            Primary          Purchase             Rapid
6322830750      DURSO               NC         27949            PUD                Secondary         Purchase             Rapid
6323429164      JIANG               CA         95035       Single Family            Primary          Purchase             Rapid
6323444858      TRUJILLO            NV         89509       Single Family            Primary          Purchase             Rapid
6323736428      HAVENER             MD         21662       Single Family           Secondary         Purchase           Standard
6324909792      MAIZEL              CA         92660       Single Family            Primary         Refinance        All Ready Home
6325462296      CHANSLER            NC         27587            PUD                 Primary         Refinance           Standard
6325520671      ZIOLKOWSKI          CA         94556            PUD                 Primary         Refinance           Standard
6327146442      CABELLO             CA         95135       Single Family            Primary     Cash-out Refinance      Standard
6327249725      AVILA MORALES       CA         94550       Single Family            Primary          Purchase           Standard
6327705304      KUMAR               CA         94555       Single Family            Primary          Purchase             Rapid
6328713919      GARUFIS             CA         95060       Single Family           Secondary         Purchase           Standard
6329742115      MEESE               CA         94558       Single Family           Secondary        Refinance             Rapid
6330173128      CONTINI             CA         95129       Single Family            Primary          Purchase           Standard
6330622140      SMITH JR            NV         89451       Single Family            Primary     Cash-out Refinance      Standard
6330919587      PARK                CA         94040       Condominimum             Primary          Purchase           Standard
6331111028      MORIN               IL         60067       Single Family            Primary         Refinance             Rapid
6331288529      EATON               CA         95014       Single Family            Primary         Refinance           Standard
6332218913      GABELER             VA         22101       Single Family            Primary         Refinance        All Ready Home
6332553285      CLARK               MO         63119       Single Family            Primary          Purchase             Rapid
6332637500      WOODS               CO         80027            PUD                 Primary         Refinance             Rapid
6333931605      ZOGOB               CA         92037       Single Family            Primary         Refinance        All Ready Home
6335717325      CALA JR             CA         94044       Single Family            Primary          Purchase           Standard
6335770696      CHUNG               CA         95138       Single Family            Primary         Refinance             Rapid
6336345803      CHEN                CA         95032       Single Family            Primary         Refinance             Rapid
6339524438      PARAB               CA         95008       Single Family            Primary          Purchase           Standard
6339743715      ASSEYEV             CA         93108       Single Family            Primary         Refinance             Rapid
6339857275      BICKERTON           CA         90266       Single Family            Primary          Purchase           Standard
6340295002      EDIDIN              IL         60062       Single Family            Primary         Refinance             Rapid
6340351334      ZHANG               CA         94539            PUD                 Primary         Refinance             Rapid
6341201579      PIER                CA         94507       Single Family            Primary     Cash-out Refinance      Standard
6342481329      JUN                 CA         94066       Single Family            Primary          Purchase           Standard
6342810998      CHEN                CA         95129       Single Family            Primary     Cash-out Refinance      Standard
6343169584      CHUGH               CA         94536            PUD                 Primary         Refinance           Standard
6343559156      BARLOW              CA         94956            PUD                 Primary         Refinance             Rapid
6343941933      TEAL                VA         22315            PUD                 Primary          Purchase             Rapid
6344004327      KINCAID             CA         92264       Single Family            Primary         Refinance           Standard
6345048455      PARIKH              CA         95008       Single Family            Primary          Purchase           Standard
6345274788      YAO                 CA         95014            PUD                 Primary         Refinance           Standard
6345464017      KERRIGAN            CA         92115       Single Family            Primary         Refinance             Rapid
6346737056      VELLONE             CO         80128            PUD                 Primary          Purchase            Reduced
6348249431      GOODWIN             MD         20853            PUD                 Primary          Purchase             Rapid
6349818127      LEE                 CA         91214       Single Family            Primary         Refinance             Rapid
6349896081      MONTONEN            TX         75205       Single Family            Primary         Refinance             Rapid
6350079676      LOO                 CA         94536       Single Family            Primary         Refinance           Standard
6351925000      KLEIN               CA         92630       Single Family            Primary          Purchase           Standard
6351982258      SPOEHR              CA         92067            PUD                 Primary         Refinance           Standard
6352206525      HARRIS              FL         33076            PUD                 Primary          Purchase           Standard
6352701996      TUNG                CA         95070       Single Family            Primary         Refinance             Rapid
6353000448      LOVE                GA         30327            PUD                 Primary          Purchase             Rapid
6353959684      PERRY               TX         75287            PUD                 Primary          Purchase           Standard
6354177823      RODZEWICH           CA         94117       Condominimum             Primary          Purchase           Standard
6354538545      KAMB                CA         94103       Condominimum             Primary          Purchase           Standard
6354830025      COLLINS             CA         94506            PUD                 Primary         Refinance             Rapid
6355748242      GENTILE             MO         63119       Single Family            Primary     Cash-out Refinance      Standard
6358814389      MUDDU               CA         95035            PUD                 Primary         Refinance             Rapid
6359228266      BARRAZA             CA         94403       Single Family            Primary         Refinance           Standard
6360221193      CHACON III          CA         94542            PUD                 Primary         Refinance             Rapid
6360364316      LAVIGNA             CA         94062       Single Family            Primary          Purchase             Rapid
6360813304      KHALADKAR           CA         94043       Condominimum             Primary         Refinance           Standard
6361104653      KARAMAN             CA         95045            PUD                 Primary     Cash-out Refinance      Standard
6361389833      WEN                 CA         95014       Single Family            Primary     Cash-out Refinance      Standard
6361780486      SANDERS             NC         28270       Single Family            Primary     Cash-out Refinance        Rapid
6361838565      BRENNER             CA         95003       Single Family            Primary         Refinance           Standard
6362908722      COLLINS             IL         60010       Condominimum             Primary         Refinance             Rapid
6363544369      UNGAR               MD         20814       Single Family            Primary         Refinance           Standard
6363653822      BOWLING JR          CA         94507       Single Family            Primary         Refinance        All Ready Home
6363662609      SPARACINO           CA         94583            PUD                 Primary          Purchase           Standard
6364218781      GRANARD             CA         91377            PUD                 Primary          Purchase           Standard
6364983186      LEE                 TX         77381            PUD                 Primary          Purchase           Standard
6366626247      HUXFORD             CA         92009            PUD                 Primary          Purchase           Standard
6367218275      MOSESMANN           HI         96740       Condominimum            Secondary         Purchase             Rapid
6368231764      FANG                CA         95129        Two Family              Primary         Refinance           Standard
6369684474      NEWMAN              CA         94509       Single Family            Primary          Purchase             Rapid
6372650280      ROLLE               WA         98115       Single Family            Primary          Purchase             Rapid
6374406947      XUE                 CA         95129       Condominimum             Primary         Refinance             Rapid
6374738992      DEAN                CA         92679            PUD                 Primary         Refinance             Rapid
6375192447      HE                  CA         94598            PUD                 Primary         Refinance           Standard
6375203046      PRIDDY              IL         60062       Single Family            Primary         Refinance           Standard
6376361454      NARAYANAN           CA         95135       Single Family            Primary         Refinance             Rapid
6376988413      MCGEHEE             MI         48070       Single Family            Primary          Purchase             Rapid
6377284127      LEHMAN              CO         80007            PUD                 Primary     Cash-out Refinance      Standard
6377333890      PENG                CA         95138            PUD                 Primary         Refinance           Standard
6377797672      WU                  CA         95050            PUD                 Primary         Refinance             Rapid
6378063876      KATZWINKEL          VA         20194            PUD                 Primary          Purchase             Rapid
6378129115      MCCARTHY            MA         01752       Single Family            Primary         Refinance             Rapid
6378539388      FRIEND              NJ         07739       Condominimum             Primary          Purchase           Standard
6379303941      WENG                CA         95035       Single Family            Primary         Refinance           Standard
6379396325      MULLER              CA         94070       Single Family            Primary          Purchase           Standard
6380494044      RUCH                DC         20009      High-Rise Condo           Primary          Purchase           Standard
6381797916      JIN                 CA         94539       Single Family            Primary         Refinance           Standard
6381928669      DAVIDSON            CA         95126       Single Family            Primary          Purchase             Rapid
6382635412      BEGLEY              IL         60091       Single Family            Primary         Refinance             Rapid
6383078109      ZHOU                CA         94530       Single Family            Primary         Refinance           Standard
6383994636      GAMBETTA            CA         90254        Two Family              Primary          Purchase           Standard
6384815640      CASSANO             CA         95746            PUD                 Primary     Cash-out Refinance        Rapid
6385229445      GUO                 CA         95129       Single Family            Primary     Cash-out Refinance        Rapid
6387543595      HITZEL              CA         90274       Single Family            Primary          Purchase             Rapid
6388432988      BROACH JR           FL         32034            PUD                 Primary          Purchase           Standard
6390561691      MACDONALD           CA         95624       Single Family            Primary     Cash-out Refinance      Standard
6390690441      MAGANA              CA         93905       Single Family            Primary          Purchase           Standard
6390839303      BOUCHER             CO         80104            PUD                 Primary         Refinance           Standard
6390909007      HOWE                CA         92118       Condominimum             Primary          Purchase             Rapid
6392321771      SCOTT               GA         30305      High-Rise Condo           Primary          Purchase           Standard
6394131129      RAMASAMY            CA         95128       Single Family            Primary         Refinance           Standard
6395160754      BAILIE              AZ         85255            PUD                 Primary     Cash-out Refinance        Rapid
6395607317      SIWABESSY           CA         94118       Condominimum             Primary          Purchase           Standard
6395855502      AVERETT             CA         92007       Single Family            Primary          Purchase             Rapid
6396237957      NEESON              CA         95442       Single Family           Secondary        Refinance           Standard
6396898907      BENSON              CA         92663       Condominimum             Primary         Refinance             Rapid
6397519718      KOO                 CA         95120       Single Family            Primary         Refinance             Rapid
6397549426      LEWIS               CA         94080       Single Family            Primary         Refinance           Standard
6397737682      SAGAN               CA         94037       Single Family            Primary          Purchase             Rapid
6398294618      SINHA               CA         94022       Single Family            Primary          Purchase           Standard
6398675261      BROWN               CO         80125            PUD                 Primary         Refinance           Standard
6398804762      WELLMAN             CA         94070       Single Family            Primary          Purchase             Rapid
6399408662      YOUNGQUIST          CA         94583            PUD                 Primary          Purchase           Standard
6400003148      KENNEDY III         HI         96816       Single Family            Primary         Refinance           Standard
6400544919      HAAVERSON           CA         94550       Single Family            Primary         Refinance             Rapid
6400560345      FREEDLAND           IL         60614       Condominimum             Primary         Refinance             Rapid
6401234775      NAKAUE              CA         94923       Single Family            Primary         Refinance        All Ready Home
6402915695      KANDER              CA         94070       Single Family            Primary         Refinance             Rapid
6403258491      CARTER              AZ         85750            PUD                 Primary         Refinance           Standard
6403995183      HOSKOTE             CA         94566            PUD                 Primary         Refinance             Rapid
6404002542      KLITZNER            UT         84060            PUD                Secondary         Purchase             Rapid
6405077212      BRANNAN             CA         94952       Single Family            Primary     Cash-out Refinance      Standard
6405272847      ZAINO               CA         94002       Single Family            Primary         Refinance             Rapid
6406861630      PEKALA              CA         90405       Single Family            Primary          Purchase             Rapid
6406863495      KHARE               CA         95070       Single Family            Primary         Refinance             Rapid
6407587200      COHEN               CA         94010       Single Family            Primary         Refinance             Rapid
6408566682      SHEELA              CA         95127       Single Family            Primary          Purchase           Standard
6409606792      XU                  CA         95014       Single Family            Primary         Refinance             Rapid
6410146366      FALLON              CA         90254       Single Family            Primary          Purchase             Rapid
6411115741      TISSIER             CA         95130       Single Family            Primary         Refinance             Rapid
6411674598      FOY                 CA         94610       Single Family            Primary          Purchase             Rapid
6411726075      BEDINGFIELD         MD         20817            PUD                 Primary          Purchase             Rapid
6411771824      JOHNSON             CA         95030       Single Family            Primary     Cash-out Refinance      Standard
6413979151      KING                CA         94611       Single Family            Primary     Cash-out Refinance        Rapid
6414002938      HERRERA             CA         95125       Single Family            Primary         Refinance             Rapid
6414239290      HOWELL              CA         92869       Single Family            Primary          Purchase           Standard
6414266764      COYLE               CA         91307            PUD                 Primary          Purchase             Rapid
6414954328      ROBERTSON           WY         83011       Single Family           Secondary        Refinance           Standard
6415820411      CHEN                CA         94568       Single Family            Primary         Refinance             Rapid
6416764006      PANNU               CA         94550       Single Family            Primary     Cash-out Refinance        Rapid
6416858998      GEPPERT             MO         64154       Single Family            Primary          Purchase             Rapid
6418419161      ELDER               NM         87048       Single Family            Primary          Purchase             Rapid
6418779671      ENSEY               CA         91377            PUD                 Primary         Refinance             Rapid
6419295347      MAYER               CA         92014            PUD                 Primary          Purchase             Rapid
6419647687      MASSEY              CA         94587       Single Family            Primary          Purchase             Rapid
6419797060      DAVIS               CA         91214       Single Family            Primary     Cash-out Refinance      Standard
6421116879      NIBBI               CA         94010       Single Family            Primary         Refinance             Rapid
6421237956      JONES               CA         92651       Single Family            Primary         Refinance           Standard
6421736395      GARRETT             CA         94086       Condominimum             Primary          Purchase           Standard
6421911329      AZUOGU              AZ         85259            PUD                 Primary         Refinance             Rapid
6422006954      SYKES               GA         30004       Single Family            Primary         Refinance             Rapid
6422152592      PIONTEK             CA         95124       Single Family            Primary          Purchase           Standard
6422701869      RUBIN               MA         01778       Condominimum             Primary         Refinance             Rapid
6423089520      COOK                CA         92103       Single Family            Primary     Cash-out Refinance      Standard
6425132740      LUK                 CA         94087       Single Family            Primary         Refinance             Rapid
6425204499      BUSCEMI             OH         44286       Single Family            Primary          Purchase             Rapid
6426044712      FLORES              CA         95008       Condominimum             Primary         Refinance           Standard
6426241557      GARCIA              CA         94596       Single Family            Primary         Refinance             Rapid
6426365448      LEE                 CA         94521            PUD                 Primary          Purchase           Standard
6427219719      ULRYCH              NV         89448       Single Family           Secondary        Refinance             Rapid
6427292708      HARRIS              CA         94566       Single Family            Primary         Refinance           Standard
6428157587      NICKLIN             IL         60614       Condominimum             Primary         Refinance           Standard
6428347576      SANDERS             GA         30542       Single Family            Primary         Refinance             Rapid
6428862608      WELCH               CA         94558       Single Family            Primary     Cash-out Refinance      Standard
6429805200      LIU                 CA         94065       Single Family            Primary          Purchase             Rapid
6431008272      YATES               CA         94558       Single Family            Primary     Cash-out Refinance        Rapid
6435136814      SEHMAR              CA         94952            PUD                 Primary         Refinance           Standard
6436685009      BURWELL             CA         95448       Single Family            Primary         Refinance           Standard
6437303479      CHOI                WA         98006       Single Family            Primary         Refinance             Rapid
6437417931      BROCKMAN            CA         95125       Single Family            Primary          Purchase             Rapid
6439377885      COHEN               FL         33160      High-Rise Condo           Primary          Purchase             Rapid
6439653624      RUNSTEIN            WA         98121      High-Rise Condo           Primary          Purchase             Rapid
6439700854      WINKEL              CA         94952       Single Family            Primary     Cash-out Refinance        Rapid
6440226428      BANKS               IL         60605       Condominimum             Primary         Refinance           Standard
6441616288      STEWART             CA         94402       Single Family            Primary     Cash-out Refinance        Rapid
6441856298      ALBERT              DC         20002       Single Family            Primary         Refinance           Standard
6441889836      SHERMAN             CA         94611       Single Family            Primary     Cash-out Refinance      Standard
6442366958      HU                  CA         90266       Single Family            Primary          Purchase           Standard
6444158684      ANDRONICO           CA         95409       Single Family            Primary     Cash-out Refinance     Timesaver-2
6444419102      CHOW                CA         94025            PUD                 Primary          Purchase           Standard
6446058130      GOGINENI            CA         95148       Single Family            Primary         Refinance             Rapid
6446679935      BROYDO              CA         94118       Condominimum            Secondary         Purchase           Standard
6447207173      GRAIG               VA         22046       Single Family            Primary         Refinance             Rapid
6447215143      BANTVAL             CA         94555       Single Family            Primary          Purchase             Rapid
6447385128      LIGOURI             CA         94549       Single Family            Primary         Refinance           Standard
6447735975      LIBERATORE          CA         94114       Condominimum             Primary          Purchase           Standard
6448236312      RAVAVARAPU          CA         94536            PUD                 Primary         Refinance           Standard
6449034567      MICHAEL             CA         95121       Single Family            Primary         Refinance             Rapid
6449057782      WELCH               CA         95012            PUD                 Primary     Cash-out Refinance      Standard
6449310769      MEISTER             CA         92128            PUD                 Primary          Purchase             Rapid
6450430530      COCHRON             CA         94070       Single Family            Primary          Purchase           Standard
6450838120      DISPOTO             CA         90038       Single Family            Primary          Purchase           Standard
6451070269      DEDIEGO             CA         95065       Single Family            Primary          Purchase           Standard
6451180803      MACCARRON           CA         94920       Single Family            Primary     Cash-out Refinance        Rapid
6454605616      SCHULLER            CA         94044       Single Family            Primary         Refinance             Rapid
6454699460      GUPTA               CA         95032            PUD                 Primary         Refinance           Standard
6455276896      SULLIVAN            CA         90266       Condominimum             Primary         Refinance        All Ready Home
6457073408      DONNELLY            CA         95131       Single Family            Primary     Cash-out Refinance      Standard
6458973002      FITZGERALD          CA         95120       Single Family            Primary     Cash-out Refinance        Rapid
6459247851      CALLANAN JR         CA         94558       Single Family            Primary          Purchase             Rapid
6460450254      GIEBEL              CA         92677            PUD                 Primary         Refinance           Standard
6461417179      ASHMAN              CA         92675            PUD                 Primary          Purchase             Rapid
6461475631      GAWANDE             CA         94583            PUD                 Primary          Purchase             Rapid
6462600914      FRIEDMAN            CA         95050       Single Family            Primary         Refinance           Standard
6462696797      SPALDING            CA         94010       Single Family            Primary          Purchase           Standard
6462726446      TOLSON              CA         92091            PUD                 Primary     Cash-out Refinance        Rapid
6462811636      ARELLANO            CA         94025       Single Family            Primary     Cash-out Refinance        Rapid
6463787181      TAKKAR              CA         94598            PUD                 Primary          Purchase             Rapid
6464919379      WANG                CA         94539       Single Family            Primary         Refinance           Standard
6466337034      ASIF                CA         94303       Single Family            Primary         Refinance           Standard
6467332802      VIDA                TX         76092            PUD                 Primary          Purchase           Standard
6471088622      CHAO                CA         94539       Single Family            Primary     Cash-out Refinance        Rapid
6471786662      REILLEY             CA         95051       Single Family            Primary         Refinance             Rapid
6471946456      MEEKS               WA         98249       Single Family            Primary     Cash-out Refinance      Standard
6472026886      SCANLON             MD         20816       Single Family            Primary          Purchase             Rapid
6472425203      YIP                 CA         94065            PUD                 Primary         Refinance             Rapid
6472576054      SAMBASSIVAME        CA         95035       Single Family            Primary          Purchase           Standard
6472755393      WRIGHT              CT         06830       Single Family           Secondary        Refinance             Rapid
6473746177      DUNHAM              CA         94131       Single Family            Primary         Refinance           Standard
6474150858      RICE                CA         91112       Single Family            Primary          Purchase             Rapid
6475582232      SMITH               CA         95472       Single Family            Primary         Refinance           Standard
6476069551      DONAHUE             NC         28031            PUD                 Primary          Purchase           Standard
6476275638      MORA-MANGANO        CA         94010       Single Family            Primary     Cash-out Refinance      Standard
6476719742      TASCHEK             NV         89449       Single Family           Secondary         Purchase           Standard
6477012063      GARY                CA         92091            PUD                 Primary          Purchase           Standard
6477360595      KEESE               CA         94110       Single Family            Primary          Purchase             Rapid
6478970244      SHAIKH              CA         95148       Single Family            Primary         Refinance           Standard
6479039270      GONZALO             CA         95121       Single Family            Primary          Purchase           Standard
6481586888      HADDOW              CA         94588       Single Family            Primary          Purchase           Standard
6482808380      SOMMERS             CA         90731       Single Family            Primary         Refinance             Rapid
6483117641      SARRIA              CA         94568       Single Family            Primary         Refinance           Standard
6485325259      MOSS                CA         96120       Single Family            Primary         Refinance             Rapid
6486036327      NORGAARD            CA         94070       Single Family            Primary     Cash-out Refinance        Rapid
6486972976      WARE                CA         94920        Two Family              Primary         Refinance           Standard
6488135887      PETERSON            CA         94501       Single Family            Primary          Purchase             Rapid
6488348167      SANG                CA         91355            PUD                 Primary          Purchase           Standard
6488758670      HANSEN              CA         94123       Condominimum             Primary          Purchase             Rapid
6488958684      GONG                CA         94539       Single Family            Primary         Refinance             Rapid
6489091063      BULKA               CA         94062       Single Family            Primary          Purchase             Rapid
6489138708      YALUNG              CA         94588            PUD                Investor          Purchase           Standard
6489354149      ZHANG               CA         94066       Single Family            Primary     Cash-out Refinance        Rapid
6490081558      NIBBI               CA         94010       Single Family           Secondary        Refinance             Rapid
6490261333      MAZONAS             CA         94939       Single Family            Primary         Refinance        All Ready Home
6490494223      CHANG               CA         95129       Single Family            Primary     Cash-out Refinance      Standard
6491163249      DAVIS JR            CA         95762            PUD                 Primary     Cash-out Refinance        Rapid
6491531759      WUERTZ              CA         91362            PUD                 Primary         Refinance           Standard
6492704066      PATEL               CA         91111       Condominimum             Primary          Purchase           Standard
6492961336      IMMING              CA         92128            PUD                 Primary          Purchase             Rapid
6493294216      KAL                 CA         94583       Single Family            Primary          Purchase           Standard
6493427451      HEADLEY             DC         20009        Two Family              Primary         Refinance           Standard
6493442823      MOON                CA         92657            PUD                 Primary          Purchase             Rapid
6494036178      AMIN                CA         94544            PUD                 Primary          Purchase           Standard
6494214379      MITCHELL            CA         92629            PUD                 Primary         Refinance        All Ready Home
6494335778      CABIANCA            CA         94506            PUD                 Primary     Cash-out Refinance        Rapid
6497759883      NORD                MO         63073       Single Family            Primary         Refinance             Rapid
6497842663      GILL                CA         95120       Single Family            Primary         Refinance           Standard
6497976636      SHAH                CA         95123       Single Family            Primary         Refinance             Rapid
6499448238      KURODA              CA         96256            PUD                 Primary          Purchase           Standard
6499750310      WILENS              IL         60613       Single Family            Primary     Cash-out Refinance        Rapid
6499757950      HIGGINS             WI         54022       Single Family            Primary          Purchase           Standard
6499978788      HANG                CA         95130       Single Family            Primary     Cash-out Refinance      Standard
6500195695      MARSHALL JR         CA         94541       Single Family            Primary          Purchase           Standard
6500532863      GEIGER              CA         94065       Condominimum             Primary         Refinance             Rapid
6501078064      CHITTATHOOR         CA         94587       Single Family            Primary         Refinance           Standard
6503149954      CANNON              NV         89451       Single Family            Primary     Cash-out Refinance      Standard
6503238799      WOO                 CA         94555            PUD                 Primary     Cash-out Refinance      Standard
6503853548      HIRSCH              CA         92679            PUD                 Primary         Refinance             Rapid
6504252823      SILVA               CA         95125       Single Family            Primary     Cash-out Refinance      Standard
6504377323      DODRILL             NC         27927       Single Family           Secondary         Purchase           Standard
6504840338      NYQUIST             SC         29492            PUD                 Primary          Purchase           Standard
6505109550      VISHNEVSKIY         CA         95124            PUD                 Primary         Refinance             Rapid
6505190287      JANNEY              VT         05056       Single Family            Primary         Refinance             Rapid
6505370301      QIU                 CA         95148       Single Family            Primary         Refinance           Standard
6507065594      JORDAN              CA         94127       Single Family            Primary     Cash-out Refinance      Standard
6507432422      BARTLETT            CA         91107       Single Family            Primary         Refinance             Rapid
6507560065      EGGLESTON           AZ         85253       Single Family            Primary         Refinance           Standard
6510123935      ZONANA              CA         94040       Single Family            Primary          Purchase             Rapid
6510255935      WALKER              SC         29451       Single Family            Primary     Cash-out Refinance        Rapid
6510272252      RAISSI              CA         95070       Single Family            Primary         Refinance             Rapid
6510838573      NAKHODA             CA         94306       Condominimum             Primary     Cash-out Refinance        Rapid
6511863349      SIMONS III          CA         91411       Single Family            Primary         Refinance           Standard
6511997485      FRANKLIN            CA         95008       Single Family            Primary     Cash-out Refinance        Rapid
6515049523      STAYBERG            CA         92869            PUD                 Primary         Refinance             Rapid
6516189666      BORGESON            IL         60093       Single Family            Primary     Cash-out Refinance        Rapid
6517477243      HORNE               CA         94605       Single Family            Primary          Purchase           Standard
6517498785      PHO                 CA         94553            PUD                 Primary          Purchase           Standard
6518044349      LEWIS               NJ         07456       Single Family            Primary          Purchase           Standard
6518579179      CIANDRINI           CA         94062       Single Family            Primary         Refinance             Rapid
6518593303      HELLER              IL         60657       Condominimum             Primary          Purchase             Rapid
6518815417      MENDE               CA         94583       Single Family            Primary          Purchase             Rapid
6518983892      GORGOLINSKI         CA         94065       Single Family            Primary     Cash-out Refinance      Standard
6519453242      LIM                 CA         94015       Single Family            Primary          Purchase             Rapid
6520423663      RAMACHANDRA         CA         94506            PUD                 Primary          Purchase             Rapid
6521256716      CASEY               CA         95130       Single Family            Primary          Purchase           Standard
6521954823      LAU                 CA         92694            PUD                 Primary          Purchase             Rapid
6522940912      FISHER              GA         30236            PUD                 Primary     Cash-out Refinance        Rapid
6522946794      BIRD                MD         21037            PUD                 Primary          Purchase           Standard
6523855309      SEEGER              CA         90272       Single Family            Primary          Purchase           Standard
6525400401      HOFFMAN             CA         94131       Condominimum             Primary          Purchase             Rapid
6525529456      NGUYEN              CA         94555       Single Family            Primary          Purchase             Rapid
6525664758      WOYCIEHOWSKY        CA         94506            PUD                 Primary         Refinance             Rapid
6525731581      LARA                CA         92705       Single Family            Primary         Refinance             Rapid
6526248205      JOHAL               CA         94598            PUD                 Primary         Refinance           Standard
6526767147      CRITTEN             CA         95118       Single Family            Primary         Refinance        All Ready Home
6526893257      SANCHEZ             CA         95121       Single Family            Primary          Purchase           Standard
6527929829      BRUCK               CA         94611       Single Family            Primary         Refinance           Standard
6528646273      GARAY               CA         90277       Single Family            Primary          Purchase           Standard
6529107283      LI                  CA         95131       Single Family            Primary         Refinance             Rapid
6530689378      ROWBERRY            CA         94403       Single Family            Primary     Cash-out Refinance      Standard
6531036348      GOODMAN             CA         95136       Single Family            Primary     Cash-out Refinance        Rapid
6532700744      HUNT-WEBER          CA         92264       Single Family            Primary          Purchase             Rapid
6533069727      SUNDARAM            CA         94583            PUD                 Primary     Cash-out Refinance      Standard
6533146145      POLLANS             IL         60035       Single Family            Primary         Refinance             Rapid
6533987779      PRODANOVIC          CA         94087       Single Family            Primary     Cash-out Refinance        Rapid
6534581035      GORDON              CA         90266       Single Family            Primary         Refinance           Standard
6534809337      COOPER              NM         87505       Single Family            Primary     Cash-out Refinance        Rapid
6536191783      DITLEVSEN           CA         94526            PUD                 Primary         Refinance             Rapid
6536570580      TODD                CA         94560            PUD                 Primary          Purchase             Rapid
6536989228      BHYRAVABHOTLA       CA         95051       Single Family            Primary         Refinance             Rapid
6537988872      LUCKOW              CA         92660            PUD                 Primary         Refinance           Standard
6538501211      TSAI                CA         95035       Single Family            Primary          Purchase             Rapid
6538665875      EDWARDS             FL         34102       Single Family            Primary     Cash-out Refinance      Standard
6540330856      WALTER              CA         94044       Single Family            Primary          Purchase           Standard
6540480297      MCDERMOTT           CA         95030       Single Family            Primary          Purchase           Standard
6540566673      ZHU                 CA         94065       Single Family            Primary         Refinance             Rapid
6540772099      ZHANG               CA         94404       Single Family            Primary         Refinance           Standard
6540894034      RYAN                CA         94566            PUD                 Primary         Refinance           Standard
6541288012      ESSEX               GA         30005            PUD                 Primary     Cash-out Refinance        Rapid
6541347289      LANE                CA         94025       Single Family            Primary     Cash-out Refinance      Standard
6542047946      YANAGIHARA          CA         95762       Single Family            Primary     Cash-out Refinance      Standard
6542334948      GADD                TX         77024            PUD                 Primary          Purchase             Rapid
6545280254      FERGUSON II         VA         22903            PUD                 Primary          Purchase             Rapid
6545605161      MATHIESEN           CA         90275       Single Family            Primary          Purchase             Rapid
6545783612      BAJPE               CA         94536            PUD                 Primary         Refinance           Standard
6546484202      OKUMURA             CA         94536            PUD                 Primary         Refinance             Rapid
6546792141      VER PLOEG           CA         95120       Single Family            Primary     Cash-out Refinance        Rapid
6547138336      CLAUSEN             MD         20850            PUD                 Primary         Refinance           Standard
6547541117      BINGHAM             WA         98225       Single Family           Secondary         Purchase           Standard
6548167979      LUNDQUIST           CA         92677            PUD                 Primary         Refinance             Rapid
6549701131      HOLMAN              CA         94065       Condominimum             Primary          Purchase             Rapid
6550920638      BRUNN               CO         80210       Single Family            Primary     Cash-out Refinance        Rapid
6551398115      BONDELIE            CA         95120            PUD                 Primary     Cash-out Refinance        Rapid
6551725515      MEAGHER             CA         94402        Two Family              Primary     Cash-out Refinance      Standard
6553082469      DING                CA         95014       Single Family            Primary          Purchase             Rapid
6553226843      MULLER              CA         92679            PUD                 Primary          Purchase             Rapid
6553550523      RAMSOUR             CA         92109       Condominimum             Primary          Purchase             Rapid
6553822203      MARKER              WI         53562       Single Family            Primary          Purchase             Rapid
6554473949      SMIRL               WI         53005       Single Family            Primary         Refinance             Rapid
6554520046      BUREK               NC         27949       Single Family           Investor          Purchase           Standard
6555220109      WATKINS             CA         95124       Single Family            Primary     Cash-out Refinance      Standard
6557011522      ALLEN               CA         94542       Single Family            Primary         Refinance             Rapid
6557971394      BIRNBAUM            CA         92101      High-Rise Condo           Primary     Cash-out Refinance      Standard
6558029069      NELSON              MN         55303       Single Family            Primary         Refinance            Reduced
6558826860      RANDHAWA            CA         94538       Single Family            Primary          Purchase             Rapid
6559626988      VANDERBUR           CA         94550            PUD                 Primary          Purchase             Rapid
6561573202      HYATT               SC         29566       Single Family            Primary     Cash-out Refinance        Rapid
6562766599      BERMAN              CA         91316       Single Family            Primary          Purchase           Standard
6562955531      FISHBURN            CA         90210       Single Family            Primary          Purchase             Rapid
6563049771      BABBOTT             CA         93023       Single Family            Primary          Purchase             Rapid
6563563128      HAGHIGHI            CA         94040       Single Family            Primary          Purchase           Standard
6563676201      FREIBURG            CA         92679            PUD                 Primary         Refinance             Rapid
6563795621      MEDVEDEV            CA         95129       Single Family            Primary     Cash-out Refinance        Rapid
6564270897      FERINGA             CT         06820       Single Family            Primary         Refinance           Standard
6566806359      KAU                 CA         94568            PUD                 Primary         Refinance             Rapid
6567184863      SEIDMAN             CA         94506            PUD                 Primary         Refinance           Standard
6567468761      PETERSON            AZ         85012            PUD                Secondary         Purchase           Standard
6567914228      TRUE OWZARSKI       WA         98550       Single Family            Primary         Refinance             Rapid
6568404096      STEVENSON III       CA         95112       Single Family            Primary          Purchase             Rapid
6568708215      MUNIF               CA         94568            PUD                 Primary          Purchase             Rapid
6569380758      CHANDY              CA         94087       Single Family            Primary          Purchase             Rapid
6569528653      PALADINI            CA         94559       Single Family            Primary     Cash-out Refinance      Standard
6570586526      WEINSTEIN           CA         94117       Condominimum             Primary     Cash-out Refinance      Standard
6571905782      WANG                CA         94587            PUD                 Primary         Refinance        All Ready Home
6571976163      CARINO              CA         94037       Single Family            Primary         Refinance             Rapid
6572289236      BARNETTE            CA         94112       Single Family            Primary          Purchase           Standard
6572852835      ESTACIO JR          CA         94040       Single Family            Primary     Cash-out Refinance      Standard
6573799415      MOTIE               CA         94521       Single Family            Primary          Purchase             Rapid
6574511751      RAPHAEL             CO         80027            PUD                 Primary     Cash-out Refinance        Rapid
6575681843      CHENG               CA         94538       Single Family            Primary         Refinance             Rapid
6575906968      HEMMADY             CA         95014       Single Family            Primary         Refinance           Standard
6576758558      BEATTY              CA         94112       Single Family            Primary          Purchase           Standard
6577822098      GINESTET            CA         94401       Condominimum             Primary         Refinance             Rapid
6579661452      GHOSH               CA         95125       Single Family            Primary         Refinance             Rapid
6585694570      AMINI               CA         91367       Single Family            Primary          Purchase           Standard
6586547207      HAJJ-AHMAD          CA         92130       Single Family            Primary          Purchase             Rapid
6586627256      TAYLOR JR           CA         94541       Single Family            Primary     Cash-out Refinance        Rapid
6590903412      HASSAN              CA         90292       Condominimum             Primary          Purchase             Rapid
6591641417      JOHNS               CA         94563       Single Family            Primary         Refinance             Rapid
6592773318      HAGHIGHI            CA         95014       Single Family            Primary         Refinance           Standard
6596461894      LOPEZ               CA         95404       Single Family            Primary     Cash-out Refinance        Rapid
6597397022      OPIE                CA         95134            PUD                 Primary     Cash-out Refinance      Standard
6598075999      STEELE              WI         53217       Single Family            Primary          Purchase             Rapid
6598598909      GONG                CA         94122       Single Family            Primary     Cash-out Refinance        Rapid
6598885819      BLITSTEIN           IL         60062       Single Family            Primary         Refinance             Rapid
6599063655      BUSHELL             CA         94550       Single Family            Primary         Refinance             Rapid
6599269369      VAN WYNGARDEN       TX         76262            PUD                 Primary          Purchase             Rapid
6599365951      HODGES              FL         34239       Single Family            Primary     Cash-out Refinance      Standard
6599491831      KOSTRINSKY          NV         89145            PUD                 Primary         Refinance             Rapid
6599534648      LOUIE               CA         95628       Single Family            Primary          Purchase           Standard
6601342709      RODDY               CA         94010       Single Family            Primary         Refinance             Rapid
6601850222      JOSE                CA         94591       Single Family            Primary          Purchase           Standard
6601890020      COLLINS             GA         30350            PUD                 Primary          Purchase             Rapid
6605355160      MORROW              CA         92037       Single Family           Secondary    Cash-out Refinance      Standard
6606603832      BISHOFBERGER        CA         94558            PUD                 Primary          Purchase            Reduced
6607193353      LU                  CA         94587       Single Family            Primary          Purchase           Standard
6608648702      QU                  CA         95124       Single Family            Primary         Refinance           Standard
6610105485      PECK                CA         94598       Single Family            Primary          Purchase           Standard
6610239805      AMSTER              CA         92625            PUD                 Primary         Refinance           Standard
6610670363      BRUNEAU             WA         98122       Single Family            Primary         Refinance             Rapid
6610995315      SHEA                CA         94043       Condominimum             Primary          Purchase             Rapid
6612045309      SAWYER              CA         90035       Single Family            Primary         Refinance           Standard
6613025466      KAHLER              CA         95819       Single Family            Primary     Cash-out Refinance      Standard
6613265245      KNIPSTEIN           IL         60613       Single Family            Primary         Refinance             Rapid
6613292504      SHELTON             CA         92064       Single Family            Primary         Refinance             Rapid
6614448600      KASSITY             CA         95746            PUD                 Primary          Purchase           Standard
6615068738      BONIFACIO           CA         94583       Single Family            Primary         Refinance           Standard
6617335689      TAKAHASHI           CA         95112       Condominimum             Primary         Refinance             Rapid
6618040437      BRECKER             FL         33496            PUD                 Primary         Refinance        All Ready Home
6619560029      PETERS              CA         95054            PUD                 Primary          Purchase             Rapid
6620263258      MURPHY              CA         94939            PUD                 Primary         Refinance           Standard
6621822581      MCCLINTON           AZ         85032       Single Family            Primary     Cash-out Refinance        Rapid
6622371430      BURBACH             NV         89134            PUD                 Primary          Purchase             Rapid
6622404637      WAITE               TX         78735            PUD                 Primary          Purchase             Rapid
6622670690      SILVERMAN           CA         94111       Condominimum            Secondary        Refinance        All Ready Home
6623736177      STUART              CA         95125       Single Family            Primary          Purchase             Rapid
6624210420      YUE                 CA         94303            PUD                 Primary         Refinance             Rapid
6624549090      LIN                 CA         94087       Single Family            Primary         Refinance             Rapid
6625345431      SAKOPOULOS          CA         91108       Single Family            Primary         Refinance           Standard
6626249095      RIGGI               CA         90069       Single Family            Primary          Purchase           Standard
6626974817      ARMSTRONG           CA         90266       Single Family            Primary         Refinance           Standard
6627716464      VOGTMANN            CA         94583       Single Family            Primary          Purchase             Rapid
6628079540      CAPLAN              CA         94103       Condominimum             Primary         Refinance             Rapid
6628374008      NAVARRETE           CA         95020       Single Family            Primary     Cash-out Refinance      Standard
6628422385      AMINI               CA         94957       Single Family            Primary         Refinance             Rapid
6628896265      PATTERSON           CA         94303            PUD                 Primary          Purchase           Standard
6630175948      DE MARCHENA         FL         33133      High-Rise Condo          Secondary         Purchase           Standard
6631173462      SHEN                CA         95051       Single Family            Primary         Refinance             Rapid
6631259782      BURTON JR           AZ         85258            PUD                 Primary          Purchase             Rapid
6631803423      TUCKER              SC         29482       Single Family            Primary     Cash-out Refinance      Standard
6631906366      MCCARTY             CO         80127            PUD                 Primary     Cash-out Refinance        Rapid
6633194953      DEASY               CA         94010       Single Family            Primary     Cash-out Refinance        Rapid
6634129586      FANT                CA         95120       Single Family            Primary          Purchase           Standard
6634513342      JAIN                CA         94087       Single Family            Primary         Refinance             Rapid
6637174449      CLAYCOMB            CO         80503       Single Family            Primary          Purchase           Standard
6637279289      DIETZ               CA         92782            PUD                 Primary         Refinance           Standard
6637325991      ANGELL              NC         27104       Single Family            Primary         Refinance        All Ready Home
6637711018      QUE                 CA         94587            PUD                 Primary          Purchase           Standard
6638190436      XU                  CA         94539       Single Family            Primary          Purchase           Standard
6638447489      DASALLA             CA         95035       Condominimum             Primary          Purchase           Standard
6639250775      SKELLY              TX         77005       Single Family            Primary          Purchase           Standard
6640308141      PINO                CA         95123       Single Family            Primary     Cash-out Refinance      Standard
6640748619      SCHRIMSHER          GA         30097            PUD                 Primary          Purchase             Rapid
6641274961      BRAS                CA         94566       Single Family            Primary          Purchase             Rapid
6641895393      GLOYSTEIN           VA         22314      High-Rise Condo           Primary          Purchase             Rapid
6643157164      CUNEO               CA         94403       Single Family            Primary     Cash-out Refinance      Standard
6644364611      DESAI               CA         94542       Single Family            Primary         Refinance             Rapid
6645873651      CRUZ                CA         92127            PUD                 Primary     Cash-out Refinance        Rapid
6646983509      WOLDEGIORGIS        WA         98053       Single Family            Primary         Refinance           Standard
6647253993      MCGINNIS            AZ         85048            PUD                 Primary          Purchase             Rapid
6647307468      WEISSBERG           MD         20818       Single Family            Primary         Refinance           Standard
6647390878      HADAMEH             CA         94539            PUD                 Primary     Cash-out Refinance        Rapid
6647692885      HARRIS              CA         94040       Single Family            Primary         Refinance             Rapid
6649173603      MEAD                CA         92705       Single Family            Primary         Refinance           Standard
6649195945      ASHUROV             CA         94588       Single Family            Primary     Cash-out Refinance        Rapid
6649469308      DEWAN               CA         95125            PUD                 Primary         Refinance           Standard
6649695613      MATUSOW             AZ         85268            PUD                 Primary          Purchase           Standard
6650963017      BERGLUND            CA         95746            PUD                 Primary          Purchase           Standard
6652243103      GRIFFITHS           CA         90266       Single Family            Primary         Refinance             Rapid
6652345999      PECK                CA         94903       Single Family            Primary         Refinance           Standard
6652477784      BRITTAIN            CA         95125            PUD                 Primary          Purchase           Standard
6652864015      YANEZ               CA         92648            PUD                 Primary          Purchase             Rapid
6652943025      CIABATONI           VA         22201       Condominimum             Primary          Purchase             Rapid
6654347472      LUEDERS             CA         94706       Single Family            Primary         Refinance             Rapid
6654416350      YOUNG               CA         92130       Single Family            Primary         Refinance             Rapid
6655384748      LAVIGNE             CA         92660            PUD                 Primary     Cash-out Refinance      Standard
6656202311      KNEIP               MA         02332       Single Family            Primary         Refinance             Rapid
6656729248      DEBLAUW             CA         94558       Single Family           Secondary    Cash-out Refinance      Standard
6657721525      HUIE                CA         94710       Condominimum            Investor         Refinance           Standard
6658299851      RODDY               MO         63304            PUD                 Primary         Refinance             Rapid
6659407255      WONG                CA         94588       Single Family            Primary     Cash-out Refinance      Standard
6661745189      GUILLEN             CA         95127       Single Family            Primary          Purchase           Standard
6661967940      KESSLER             CA         94306       Single Family            Primary         Refinance             Rapid
6662510038      OKEN                FL         34223       Single Family           Secondary         Purchase             Rapid
6663635545      CRAIG               CA         95134       Condominimum             Primary     Cash-out Refinance        Rapid
6664355093      WLODYCHAK           CA         91381            PUD                 Primary          Purchase             Rapid
6664507271      TREINEN             CA         95630       Single Family            Primary          Purchase           Standard
6664908685      WARD                TX         75205       Single Family            Primary         Refinance             Rapid
6667042755      CURRINGTON          CA         94507       Single Family            Primary         Refinance             Rapid
6667126863      KAPLAN              FL         34996       Condominimum             Primary         Refinance        All Ready Home
6667889965      BOSCOE              MN         55372       Single Family            Primary          Purchase           Standard
6668530329      GUNAWAN             CA         94080            PUD                 Primary         Refinance             Rapid
6668812479      STILLWAGON SR       SC         29572       Single Family            Primary         Refinance        All Ready Home
6668929760      NASSAR              CA         94587       Single Family            Primary         Refinance           Standard
6669268440      SHELTON             NC         27006            PUD                 Primary         Refinance             Rapid
6671713672      CHALMERS            CA         94010       Single Family            Primary     Cash-out Refinance      Standard
6672765630      SCHRODER            CA         90272       Single Family            Primary     Cash-out Refinance      Standard
6674005761      BLACKMAN            MA         02492       Single Family            Primary     Cash-out Refinance      Standard
6674333726      BENNETT             NV         89451       Single Family            Primary          Purchase           Standard
6674929432      HOLMES JR           MA         01720       Single Family            Primary          Purchase             Rapid
6675628785      JOSEPH              CA         95008            PUD                 Primary         Refinance           Standard
6675991258      GRAZIADEI           CA         90254       Condominimum             Primary          Purchase             Rapid
6676061366      ROSENKOETTER        NV         89451       Single Family            Primary     Cash-out Refinance      Standard
6676547893      FURIE               CA         90210       Single Family            Primary     Cash-out Refinance      Standard
6678432383      THORNBURG           CA         94506            PUD                 Primary         Refinance             Rapid
6678484566      BEFFA JR            NV         89448       Single Family           Secondary         Purchase             Rapid
6678649721      KANNAN              CA         90064       Single Family           Investor         Refinance           Standard
6679174596      COSTANTINI M D      CA         92646            PUD                 Primary         Refinance           Standard
6683581836      GILL                CA         94107       Single Family            Primary          Purchase             Rapid
6685494491      SAWYER III          CA         94563       Single Family            Primary         Refinance             Rapid
6685848399      MILES               CA         94556       Single Family            Primary          Purchase             Rapid
6685919620      JAMISON             CA         95120       Single Family            Primary          Purchase           Standard
6686211076      EVANS               CA         94544       Single Family            Primary          Purchase           Standard
6687343704      VILLAGRANA          CA         95131       Single Family            Primary          Purchase             Rapid
6687478732      SWAMINATHAN         CA         94587       Single Family            Primary         Refinance           Standard
6687747458      PROVOST             CA         94558       Single Family            Primary         Refinance           Standard
6687753571      PAK                 CA         94705       Single Family            Primary     Cash-out Refinance      Standard
6688110490      COOK                NV         89145            PUD                 Primary          Purchase           Standard
6689568415      BERESFORD           CA         95035            PUD                 Primary          Purchase             Rapid
6690689796      EISENBERG           CA         95126       Single Family            Primary          Purchase           Standard
6690834814      RIEDEL              CA         94558       Single Family           Secondary        Refinance           Standard
6691482522      NASIR               CA         93105       Single Family            Primary         Refinance        All Ready Home
6691631763      AGHAJAN             CA         94306       Single Family            Primary         Refinance             Rapid
6692287490      MACIEL              CA         94550       Single Family            Primary          Purchase             Rapid
6694485860      RABADI              CA         91750            PUD                 Primary          Purchase             Rapid
6695118908      HENDRICK            TX         75287            PUD                 Primary          Purchase           Standard
6695212834      PARMENTER           WA         98104      High-Rise Condo           Primary     Cash-out Refinance      Standard
6697102504      LAU                 CA         95070       Single Family            Primary         Refinance             Rapid
6697787775      BERTOLINO           CA         94030       Single Family            Primary          Purchase             Rapid
6697798046      RAMA                SC         29466            PUD                 Primary         Refinance             Rapid
6699011224      NOLAN               MD         21136       Single Family            Primary          Purchase             Rapid
6699215452      BHIDE               CA         95035            PUD                 Primary         Refinance             Rapid
6700668517      APPLETON            CA         94070       Single Family            Primary     Cash-out Refinance        Rapid
6701842087      NELSON II           CA         95116       Single Family            Primary         Refinance        All Ready Home
6702222727      SYDNOR              SC         29928            PUD                Secondary         Purchase             Rapid
6702485472      SALUD               CA         94539            PUD                 Primary         Refinance           Standard
6702689651      SIMMONS             IL         60605            PUD                 Primary          Purchase             Rapid
6703315819      AGRAWAL             CA         95117       Single Family            Primary         Refinance             Rapid
6703897436      ANDERSON            CA         92612            PUD                 Primary     Cash-out Refinance        Rapid
6704777793      STEVENS II          CA         92629       Single Family            Primary          Purchase           Standard
6704993036      BITTROLFF           CO         80138            PUD                 Primary         Refinance           Standard
6705322128      MIAO                CA         95138       Condominimum             Primary     Cash-out Refinance      Standard
6706092282      MISHRA              CA         95008            PUD                 Primary         Refinance           Standard
6706321160      MCBRIDE             CA         95125       Single Family            Primary     Cash-out Refinance      Standard
6707045255      DANG                CA         95138       Single Family            Primary         Refinance             Rapid
6707776610      GREY                CA         90254       Condominimum             Primary         Refinance             Rapid
6708310831      NEILANDER           NV         89423       Single Family            Primary          Purchase             Rapid
6708743197      KHER                CA         95008       Single Family            Primary         Refinance             Rapid
6709140047      DONGOSKI            MA         01748       Single Family            Primary          Purchase             Rapid
6711282993      KNAPP               CA         95060            PUD                 Primary         Refinance           Standard
6711990009      PRUSS II            CO         80301            PUD                 Primary     Cash-out Refinance      Standard
6712087227      MOHAN               CA         95051       Single Family            Primary         Refinance             Rapid
6712252607      EBEID               CA         94903            PUD                 Primary         Refinance           Standard
6713823869      SCHUYLER            CA         94566            PUD                 Primary          Purchase           Standard
6716426413      OSOWSKI             CA         94526            PUD                 Primary         Refinance             Rapid
6717213307      DAQUILA             CA         92648            PUD                 Primary         Refinance            Reduced
6717491705      SHYAM               CA         95127       Single Family            Primary          Purchase             Rapid
6717635087      VARGHESE            CA         95133       Single Family            Primary         Refinance             Rapid
6717927898      RAMDE               CA         94024       Single Family            Primary         Refinance             Rapid
6719524727      ZANOTTI             CA         93010            PUD                 Primary         Refinance             Rapid
6719965284      DEMAIO              CA         92115       Single Family            Primary         Refinance            Reduced
6719971126      HELBING             TX         78703       Single Family            Primary         Refinance           Standard
6720123212      KOHLHOSS            MD         20854       Single Family            Primary          Purchase           Standard
6722555478      WILSON              CA         94114        Two Family              Primary     Cash-out Refinance      Standard
6723218779      MIRZADEH            CA         90402       Single Family            Primary         Refinance           Standard
6723515752      KIM                 CA         94306            PUD                 Primary         Refinance             Rapid
6724394538      TCHON               IL         60045       Single Family            Primary         Refinance             Rapid
6724931750      VELASCO             NJ         07726       Single Family            Primary          Purchase           Standard
6724989469      TARMAN              NV         89144            PUD                 Primary          Purchase           Standard
6725096082      HEDA                CA         95051       Condominimum             Primary         Refinance             Rapid
6727474832      BILLER              CA         92067       Condominimum             Primary     Cash-out Refinance        Rapid
6728634749      BORNGESSER          CA         94044       Single Family            Primary          Purchase             Rapid
6729479581      OLSEN               CO         80127            PUD                 Primary     Cash-out Refinance        Rapid
6729691805      WIELAND             CA         94556       Single Family            Primary     Cash-out Refinance        Rapid
6729866258      PARTHASARTHY        CA         95129       Single Family            Primary         Refinance           Standard
6729946001      ALONSO              CA         90254       Single Family            Primary         Refinance             Rapid
6730300800      TODD III            CA         96161       Single Family           Secondary         Purchase             Rapid
6730467955      WONG                CA         94403       Single Family            Primary          Purchase             Rapid
6730587174      SHERWIN             CA         92106       Single Family            Primary         Refinance           Standard
6731832413      HENDERSON           CA         95442            PUD                Secondary         Purchase             Rapid
6732540130      GLADDING            RI         02818       Single Family            Primary     Cash-out Refinance        Rapid
6733143751      RHODEN              CA         94585       Single Family            Primary          Purchase           Standard
6733314055      BURNS               CA         94954       Single Family            Primary          Purchase           Standard
6733363094      GREGG               AZ         85253       Single Family            Primary          Purchase           Standard
6734139436      PLANTZ              CA         94080            PUD                 Primary          Purchase           Standard
6734221598      RISHA               CA         91106       Single Family            Primary         Refinance             Rapid
6734999037      WOLF-BLOOM          CA         95008         Townhouse              Primary         Refinance             Rapid
6735454610      SCHEID              CA         93908       Single Family            Primary          Purchase           Standard
6735883420      NORMAN              TX         75252            PUD                 Primary          Purchase             Rapid
6736333557      BULLOCK             CO         80542       Single Family            Primary     Cash-out Refinance        Rapid
6736905727      HOFF                CA         94563       Single Family            Primary         Refinance             Rapid
6737227048      WILSON              CA         91601       Single Family            Primary          Purchase           Standard
6737311982      RAVINDRA            CA         94560            PUD                 Primary         Refinance             Rapid
6738184701      HA                  CA         94303            PUD                 Primary         Refinance           Standard
6738463709      SOKHN               CA         95120       Single Family            Primary     Cash-out Refinance        Rapid
6738806873      FONTANA             IL         60137       Single Family            Primary          Purchase             Rapid
6739188743      CARNEY              FL         33308       Single Family            Primary          Purchase             Rapid
6739648340      KULKARNI            CA         95125            PUD                 Primary         Refinance             Rapid
6739667126      FREDERICK           AZ         85016       Condominimum             Primary         Refinance           Standard
6740335457      LASS                WA         98020       Single Family            Primary         Refinance             Rapid
6742416792      ZEIS                GA         30135       Single Family            Primary         Refinance           Standard
6742687905      HELLERS             AZ         85268            PUD                 Primary          Purchase           Standard
6743290931      ONCEL               CA         94022       Condominimum             Primary         Refinance             Rapid
6744129526      BONDARENKO          CA         94122       Single Family            Primary         Refinance           Standard
6744354595      COWPERTHWAITE       NC         27455            PUD                 Primary          Purchase             Rapid
6746644720      TSANG               CA         95132       Single Family            Primary         Refinance             Rapid
6747118427      JONES               CO         80104            PUD                 Primary         Refinance             Rapid
6748448104      STONE               CA         95032       Single Family            Primary         Refinance           Standard
6748539324      KUO                 CA         95014            PUD                 Primary          Purchase             Rapid
6749401235      BRAZA               WA         98006            PUD                 Primary         Refinance             Rapid
6751575272      HUERTA              CA         94560       Single Family            Primary     Cash-out Refinance        Rapid
6752803061      FREEDLAND           IL         60613       Condominimum             Primary         Refinance             Rapid
6753404505      LANDAVAZO           CA         92679            PUD                 Primary          Purchase           Standard
6753470647      RILEY               IL         60091       Single Family            Primary     Cash-out Refinance      Standard
6753490066      PEREZ               CA         95124       Single Family            Primary         Refinance             Rapid
6753601134      PARIKH              IL         60515       Single Family            Primary         Refinance           Standard
6753668752      STREETER            CA         94102       Condominimum             Primary          Purchase             Rapid
6753792040      SEARLES             CA         92067            PUD                 Primary     Cash-out Refinance      Standard
6753975447      CHANG               CA         95014       Single Family            Primary         Refinance             Rapid
6754408208      BERGMAN             NV         89113            PUD                 Primary         Refinance           Standard
6756513351      PALANGE             CA         94401       Condominimum             Primary         Refinance           Standard
6756524663      ANTISSERIL          CA         94560            PUD                 Primary         Refinance           Standard
6757305682      MITTAL              CA         94303       Single Family            Primary         Refinance           Standard
6757325417      MURPHY JR           CA         94066       Single Family            Primary          Purchase           Standard
6757781833      VEERASINGAM         CA         95132       Single Family            Primary     Cash-out Refinance        Rapid
6758018813      PACE                IL         60612       Single Family            Primary         Refinance             Rapid
6758033135      BARRON              GA         30004            PUD                 Primary          Purchase           Standard
6758268673      CHHABRA             CA         95120       Single Family            Primary     Cash-out Refinance        Rapid
6760402450      DAVULURU            CA         95014       Single Family            Primary         Refinance           Standard
6761474557      KELVIN              CA         92067            PUD                 Primary          Purchase             Rapid
6761584355      LOHANI              CA         95035       Condominimum             Primary         Refinance             Rapid
6761657417      O'KEEFE             CA         94015       Single Family            Primary         Refinance             Rapid
6762321963      BURKE               CA         94904       Single Family            Primary     Cash-out Refinance      Standard
6762466941      ANISETTI            CA         94539       Single Family            Primary         Refinance           Standard
6762676226      DIPAOLA             CA         94070       Single Family            Primary         Refinance           Standard
6763259873      CLEE                CA         95130       Single Family            Primary         Refinance             Rapid
6764562432      DO                  CA         95138       Condominimum             Primary          Purchase           Standard
6765460255      GRIZ                SC         29926            PUD                 Primary         Refinance           Standard
6767453621      RAO                 CA         94024       Single Family            Primary         Refinance           Standard
6767456087      FAGAN               IL         60521       Single Family            Primary          Purchase             Rapid
6767940841      TOWFIGHI            CA         90272       Single Family            Primary     Cash-out Refinance        Rapid
6768068105      CLAASSEN            CA         94303       Single Family            Primary     Cash-out Refinance        Rapid
6768480102      QURESHI             CA         94536       Single Family            Primary         Refinance             Rapid
6768511138      PORTER JR           CA         95133       Single Family            Primary         Refinance             Rapid
6770210000      JONES               NC         28031            PUD                 Primary         Refinance             Rapid
6771080238      DIDELOT             IN         46040       Single Family            Primary          Purchase           Standard
6771156624      TRAJKOVIC           CA         92009            PUD                 Primary         Refinance           Standard
6771252241      NAGLE               MD         21401       Single Family            Primary          Purchase             Rapid
6772406853      PATEL               CA         95132       Single Family            Primary          Purchase             Rapid
6773013963      ROMANO              CA         94506            PUD                 Primary          Purchase           Standard
6773262875      DAVIS               CA         94947       Single Family            Primary          Purchase           Standard
6773322612      MARTINI             WA         98199       Single Family            Primary         Refinance           Standard
6773639577      POWELL JR           FL         34145       Single Family            Primary     Cash-out Refinance      Standard
6773786386      LARSEN              CA         94602       Single Family            Primary          Purchase           Standard
6776243542      FOTHERBY            MI         48348       Single Family            Primary     Cash-out Refinance        Rapid
6777228187      VAN GUNDY           CA         94611       Single Family            Primary         Refinance             Rapid
6777285443      KOTHANDARAMAN       CA         95135       Single Family            Primary         Refinance           Standard
6777613578      SAINI               CA         95035            PUD                 Primary         Refinance           Standard
6777889426      FINCH               CA         95949       Single Family            Primary          Purchase             Rapid
6779119467      MADRY               CA         94110       Single Family            Primary          Purchase             Rapid
6779827648      OLIGNY              CA         94114       Three Family             Primary         Refinance           Standard
6779987442      DAYOAN              CA         94526            PUD                 Primary         Refinance             Rapid
6780372725      IZADIAN             CA         95120       Single Family            Primary     Cash-out Refinance        Rapid
6780409147      HARRIS              CA         94930       Single Family            Primary          Purchase             Rapid
6783589564      SNYDER              CA         94901       Single Family            Primary         Refinance           Standard
6784618081      LIU                 CA         94087            PUD                 Primary         Refinance             Rapid
6785847267      MC NICHOLAS         CA         95129       Single Family            Primary         Refinance           Standard
6786341880      SCHNEIDER           OH         44202            PUD                 Primary          Purchase           Standard
6786445798      CARDENAS            CA         92064       Single Family            Primary     Cash-out Refinance      Standard
6786813524      MOSCOWITZ           CA         94611       Single Family            Primary     Cash-out Refinance      Standard
6787270385      CLARK               CA         94559       Single Family            Primary     Cash-out Refinance      Standard
6787711560      ROBB                CA         94107       Condominimum             Primary          Purchase             Rapid
6788013875      COLEMAN             CA         94107       Condominimum             Primary          Purchase             Rapid
6790268673      RODRIGUEZ           CA         94010       Single Family            Primary         Refinance        All Ready Home
6790318577      SIMMONS             NV         89451       Condominimum            Secondary        Refinance             Rapid
6790661505      RAOOFI              CA         95123       Single Family            Primary         Refinance             Rapid
6791217257      KUENZI              CA         96161       Single Family           Secondary         Purchase           Standard
6791365056      KUNZEL              VA         22204            PUD                 Primary         Refinance             Rapid
6791400820      JIN                 CA         94555       Single Family            Primary         Refinance             Rapid
6792290105      MCCOUBREY           CA         94402       Single Family            Primary     Cash-out Refinance      Standard
6793100303      TRECKEME            CA         94044       Single Family            Primary          Purchase             Rapid
6793261287      YOUNG               CA         92065            PUD                 Primary         Refinance             Rapid
6794177680      PHILLIPS JR         CA         94587       Single Family            Primary          Purchase             Rapid
6794210705      SHAHKARAMI          CA         94002       Single Family            Primary     Cash-out Refinance      Standard
6794993235      MARTIN JR           TX         75230            PUD                 Primary         Refinance             Rapid
6796739230      AUSTIN              CA         95124       Single Family            Primary         Refinance             Rapid
6797209241      MAIORANO            CA         95032       Single Family            Primary         Refinance           Standard
6798115652      MARINELLI           CA         94402       Single Family            Primary          Purchase             Rapid
6800224054      HOWE                CA         94087            PUD                 Primary          Purchase             Rapid
6800433507      WON                 CA         94070       Single Family            Primary         Refinance             Rapid
6800792159      KORGAONKAR          CA         94555            PUD                 Primary         Refinance             Rapid
6801289049      AHANI               CA         94044            PUD                 Primary         Refinance             Rapid
6802891538      BARRIELLE           CA         95448       Single Family            Primary          Purchase           Standard
6804516018      JACOBS              CA         94121       Condominimum             Primary          Purchase             Rapid
6805436984      GAISER              CA         94041       Single Family            Primary          Purchase             Rapid
6806163652      WAYNE               CA         94070       Single Family            Primary         Refinance             Rapid
6807240053      SPORTELLI           CA         94110       Single Family            Primary          Purchase           Standard
6808021023      COLEMAN             CA         94022       Single Family            Primary         Refinance           Standard
6808936626      AHEARN              DC         20036       Condominimum             Primary          Purchase           Standard
6809804492      FISCHER             DC         20016       Single Family            Primary         Refinance             Rapid
6810235751      JHAMB               CA         95136       Condominimum             Primary         Refinance           Standard
6810902814      VALENZUELA          CA         94536            PUD                 Primary     Cash-out Refinance      Standard
6811499448      TEAGUE              NC         28203       Condominimum             Primary          Purchase           Standard
6812276423      HAGHIGHI            CA         94087            PUD                 Primary          Purchase             Rapid
6813883896      PARNHAM III         CA         94401       Single Family            Primary          Purchase             Rapid
6814229990      BEATTIE JR          MA         02170       Single Family            Primary          Purchase           Standard
6814480031      SAXON               CA         94121       Single Family            Primary         Refinance           Standard
6814710494      CRITTENDEN          CO         80302            PUD                 Primary         Refinance           Standard
6815027559      VAN DIEN            CA         94114       Single Family            Primary         Refinance           Standard
6815615577      HAYES               CA         95051       Single Family            Primary     Cash-out Refinance      Standard
6815652893      BEAVER              CA         90815       Single Family            Primary          Purchase           Standard
6817363390      FARAZI              CA         95120            PUD                 Primary         Refinance             Rapid
6817439125      MASHAYEKH           CA         90049       Single Family            Primary         Refinance        All Ready Home
6818343284      LEUNG               CA         94065       Condominimum             Primary          Purchase             Rapid
6818675958      CHARNS              FL         34145      High-Rise Condo          Secondary        Refinance           Standard
6819277176      MCMAHON             CA         92064       Single Family            Primary         Refinance           Standard
6819578219      MEHTA               CA         90064       Single Family            Primary         Refinance           Standard
6820374863      GREENBAUM           CA         95138            PUD                 Primary         Refinance           Standard
6821230288      THARAKAN            CA         91377            PUD                 Primary          Purchase             Rapid
6822167190      HILLIGOSS           CA         95401       Single Family           Secondary         Purchase             Rapid
6822510340      BOYD                CA         94588            PUD                 Primary     Cash-out Refinance      Standard
6823959660      ROTHBERG            CA         94070       Single Family            Primary          Purchase             Rapid
6825820662      HANLEY              MN         55123       Single Family            Primary         Refinance             Rapid
6826724582      SHEEHAN             CA         94113       Condominimum             Primary          Purchase             Rapid
6827080737      BRIDGE              CA         94904       Single Family            Primary          Purchase           Standard
6827248490      NIELSEN             CA         90277       Single Family            Primary          Purchase           Standard
6828186988      WEATHERFORD         CA         95037            PUD                 Primary         Refinance             Rapid
6828538428      NEHRER              CA         94070       Single Family            Primary     Cash-out Refinance      Standard
6829459061      DALBY               CA         93908            PUD                 Primary          Purchase             Rapid
6830211774      GEKAKIS             CA         94010       Single Family            Primary     Cash-out Refinance        Rapid
6831592875      BENSON              CA         90254       Condominimum             Primary          Purchase             Rapid
6832229287      ABRAHAMS            FL         33308      High-Rise Condo           Primary     Cash-out Refinance      Standard
6832482134      GIAMBASTIANI        CA         94070       Single Family            Primary          Purchase             Rapid
6833765479      HONIKMAN            CA         93111       Single Family            Primary     Cash-out Refinance        Rapid
6833810010      LEVY                NV         89144            PUD                 Primary          Purchase             Rapid
6833858894      PETERSON            IL         60614            PUD                 Primary          Purchase             Rapid
6834515360      EVANS-PAGE          CA         94546            PUD                 Primary         Refinance             Rapid
6836116647      COLE JR             CA         94552            PUD                 Primary         Refinance             Rapid
6837576955      MULLIN              CA         94506            PUD                 Primary          Purchase             Rapid
6838432026      MARSH               CA         95014            PUD                 Primary     Cash-out Refinance        Rapid
6838464300      GRADY               CA         94062       Single Family            Primary     Cash-out Refinance      Standard
6838524814      STUBBS              AZ         85018            PUD                 Primary         Refinance             Rapid
6838822267      BECK                CA         94611       Single Family            Primary         Refinance             Rapid
6841603779      IGNACIO             CA         94080       Single Family            Primary          Purchase             Rapid
6841823724      HOWSEPIAN           CA         94563       Single Family            Primary     Cash-out Refinance      Standard
6842205202      LURIE               CA         94957       Single Family            Primary         Refinance             Rapid
6842576735      BISHOP              CA         94010       Single Family            Primary         Refinance           Standard
6842997394      GOULD               CA         94964       Single Family            Primary          Purchase             Rapid
6843182988      LANUM               CA         94019       Single Family            Primary     Cash-out Refinance        Rapid
6843279446      DOUGLAS             CA         94611       Single Family            Primary         Refinance           Standard
6843441848      FEROUGE             CA         95377       Single Family            Primary     Cash-out Refinance      Standard
6843895795      PASCO               CA         94403            PUD                 Primary          Purchase             Rapid
6844229473      VELO                CA         94526       Single Family            Primary         Refinance             Rapid
6845585139      DECKER              CA         94583            PUD                 Primary         Refinance             Rapid
6847039689      FOLSOM              FL         33410            PUD                 Primary     Cash-out Refinance      Standard
6847706345      THORSTENSON         IL         60647       Single Family            Primary         Refinance             Rapid
6847905178      ERRA                CA         92064       Single Family            Primary         Refinance        All Ready Home
6848100837      CHARLTON            CA         92612            PUD                 Primary         Refinance             Rapid
6849160442      GREWAL              CA         94536       Single Family            Primary         Refinance             Rapid
6850147999      PAXINOS             IL         60467       Single Family            Primary         Refinance             Rapid
6851722998      CURTIS              CA         95664       Single Family           Secondary         Purchase             Rapid
6851998358      STANSFIELD          MD         20817       Single Family            Primary          Purchase           Standard
6852606224      LEE                 VA         23113       Single Family            Primary          Purchase           Standard
6853562533      YUTER               CA         90254       Condominimum             Primary          Purchase             Rapid
6853985650      BECK                CA         94065       Condominimum             Primary          Purchase             Rapid
6856145070      PEARS               NC         28036            PUD                 Primary         Refinance             Rapid
6856633000      ALONGI              CA         95136       Single Family            Primary         Refinance           Standard
6856754517      HUMPHRIES           CA         95032            PUD                 Primary     Cash-out Refinance        Rapid
6859368240      LEE                 CA         95014       Single Family            Primary         Refinance             Rapid
6860044350      VAN STONE           CA         94956       Single Family           Secondary        Refinance             Rapid
6860279121      ARMEL               CA         94941       Single Family            Primary     Cash-out Refinance      Standard
6860627683      GRAY                GA         30342            PUD                 Primary          Purchase             Rapid
6860659629      GALANTE             CA         95120       Single Family            Primary     Cash-out Refinance      Standard
6861422142      BIRSCHTEIN          CA         94588            PUD                 Primary          Purchase             Rapid
6862118350      ARMSTRONG           WA         98019       Single Family            Primary     Cash-out Refinance      Standard
6862195333      CHEN                CA         95054       Single Family            Primary          Purchase           Standard
6863603483      KLEPINGER           WA         98072       Single Family            Primary         Refinance             Rapid
6864256067      GRISHAM             VA         23116            PUD                 Primary          Purchase           Standard
6864427080      GUPTA               CA         95129       Single Family            Primary          Purchase           Standard
6864487571      LYNCH               VA         22314            PUD                 Primary          Purchase           Standard
6864652372      GE                  CA         95120       Single Family            Primary         Refinance             Rapid
6864816274      ATAYDE              CA         95127       Single Family            Primary          Purchase           Standard
6867390434      LARKIN              CA         95050       Single Family            Primary     Cash-out Refinance        Rapid
6868083905      O'LEARY             CA         92677            PUD                 Primary          Purchase             Rapid
6868131472      CORTALE             CA         94301       Single Family            Primary         Refinance           Standard
6868471480      LEE                 CA         95148       Single Family           Investor     Cash-out Refinance      Standard
6868908077      SHAHANI             CA         95051       Single Family            Primary         Refinance             Rapid
6869030178      FUENZALIDA          CA         94402       Single Family            Primary         Refinance           Standard
6869226578      CHU                 CA         91007       Single Family            Primary          Purchase           Standard
6870138663      HIRSCH              CA         94109      High-Rise Condo           Primary         Refinance        All Ready Home
6870439491      WHITE JR            CA         95070       Single Family            Primary     Cash-out Refinance      Standard
6870761530      LANE                IL         60521       Single Family            Primary         Refinance             Rapid
6870946677      ZALIZNYAK           CA         95118       Single Family            Primary         Refinance           Standard
6871351091      AALA                CA         95138            PUD                 Primary     Cash-out Refinance        Rapid
6871524101      GNOS                CA         94010       Single Family            Primary          Purchase             Rapid
6872236077      SMITH               CA         94611       Single Family            Primary     Cash-out Refinance        Rapid
6872434086      SMITH               CT         06820       Single Family            Primary     Cash-out Refinance      Standard
6875812197      BELFER              AZ         85018       Single Family            Primary         Refinance        All Ready Home
6875926773      NANDURI             CA         94086       Single Family            Primary         Refinance             Rapid
6876032944      SALEM               CA         95030       Single Family            Primary     Cash-out Refinance      Standard
6876037091      PIEROS JR           CA         95018       Single Family            Primary         Refinance             Rapid
6876723971      MC GILCHRIST        IL         60093       Single Family            Primary         Refinance             Rapid
6876817369      TANG                CA         94568            PUD                 Primary         Refinance             Rapid
6877970209      KRAMER              CA         90740       Single Family            Primary          Purchase            Reduced
6878488664      SU                  CA         94087       Single Family            Primary         Refinance             Rapid
6878737813      MCNAIR              VA         22207       Single Family            Primary     Cash-out Refinance      Standard
6880136020      JACKSON             CA         92131            PUD                 Primary     Cash-out Refinance      Standard
6880599565      MANDHANIA           CA         95120       Single Family            Primary          Purchase             Rapid
6881262155      CHAN                CA         94025            PUD                 Primary         Refinance             Rapid
6882039503      HOROWITZ            IL         60062       Single Family            Primary         Refinance             Rapid
6882734319      PURRING             MD         20878       Single Family            Primary          Purchase             Rapid
6883596154      MCCANN              CA         94526            PUD                 Primary         Refinance           Standard
6884963478      GARAPATY            CA         94539       Single Family            Primary         Refinance             Rapid
6885205671      REIFEL              CO         80424            PUD                Secondary         Purchase           Standard
6885695814      FEILD               CA         94702       Single Family           Secondary         Purchase           Standard
6885721438      ROSE                CA         92625            PUD                 Primary          Purchase             Rapid
6885839982      WARREN              AZ         85262            PUD                 Primary         Refinance             Rapid
6886217360      GILBERT             CA         94588       Single Family            Primary         Refinance             Rapid
6886408829      WONG                CA         95070       Single Family            Primary          Purchase             Rapid
6887260112      SANDERS             CA         92054       Condominimum             Primary     Cash-out Refinance      Standard
6887535844      MONTANO             CA         94404       Condominimum             Primary          Purchase             Rapid
6887602495      MIDDLEBROOKS        IL         60657       Single Family            Primary         Refinance             Rapid
6888330468      AWAKUNI             CA         90720       Single Family            Primary          Purchase             Rapid
6889825599      CORBIN              NV         89451       Single Family            Primary          Purchase             Rapid
6890212316      KRAPF               IL         60045       Single Family            Primary         Refinance             Rapid
6890313551      OSTILLER            CA         95030       Single Family            Primary         Refinance             Rapid
6890831404      MANDELL             CA         96141       Single Family           Secondary        Refinance             Rapid
6891310234      BALMER              FL         34103       Condominimum             Primary         Refinance           Standard
6891851088      DOMALA              CA         95125       Single Family            Primary          Purchase             Rapid
6892769933      KAY                 TX         77554            PUD                Secondary    Cash-out Refinance      Standard
6893368727      SMITH               CA         95032       Single Family            Primary         Refinance             Rapid
6893473006      COHEN               CA         94610            PUD                 Primary     Cash-out Refinance        Rapid
6893736063      MCILWAIN            WA         98105       Single Family            Primary          Purchase             Rapid
6893946985      WATSON              CA         94549       Single Family            Primary         Refinance             Rapid
6894275897      MANN                NV         89109      High-Rise Condo          Secondary         Purchase            Stated
6894588935      HANSHAFT            WI         53092       Single Family            Primary         Refinance           Standard
6895687223      GIBBS               CA         92037       Single Family            Primary     Cash-out Refinance        Rapid
6895767249      ARELLANO            CA         94080       Single Family            Primary     Cash-out Refinance      Standard
6895953302      BURKE               FL         34134            PUD                Secondary         Purchase             Rapid
6896831309      GREWELL             CA         94116       Single Family            Primary          Purchase             Rapid
6897411655      DU                  CA         94536       Single Family            Primary         Refinance             Rapid
6898490179      COUDERT             CA         94086       Single Family            Primary         Refinance           Standard
6898884249      WADKINS             CA         95118       Single Family            Primary          Purchase             Rapid
6899269374      TRUCKAI             CA         95070       Single Family            Primary     Cash-out Refinance        Rapid
6899389685      HONIKMAN            CA         93111       Single Family            Primary     Cash-out Refinance      Standard
6899541715      HOLLER              AZ         85259            PUD                 Primary         Refinance             Rapid
6900159358      MILLER              CA         94306            PUD                 Primary     Cash-out Refinance      Standard
6900613974      GUIDRY              CA         92688            PUD                 Primary          Purchase            Reduced
6901296555      KAROFF              IL         60025            PUD                 Primary         Refinance             Rapid
6901375151      CRAMER              AZ         85375            PUD                 Primary         Refinance             Rapid
6902000386      DELIBERTY           IL         60047       Single Family            Primary         Refinance             Rapid
6902339529      SUMMERS             CO         80104       Single Family            Primary     Cash-out Refinance        Rapid
6903715180      ZANINOVICH JR       CA         95003       Single Family           Secondary         Purchase             Rapid
6904076699      FARRIS              CA         91361            PUD                 Primary     Cash-out Refinance        Rapid
6904663165      HORATH              CA         95003       Single Family            Primary     Cash-out Refinance      Standard
6904937254      THURSTON            CA         95683            PUD                 Primary     Cash-out Refinance        Rapid
6905019276      WAITKUS             SC         29464            PUD                 Primary     Cash-out Refinance      Standard
6906250607      GONZALES            CA         94560            PUD                 Primary         Refinance             Rapid
6906272866      MOORE               PA         16105       Single Family            Primary         Refinance           Standard
6906421190      VAZQUEZ             IL         60610         Townhouse              Primary         Refinance             Rapid
6906509408      RAMGIRI             CA         94555            PUD                 Primary     Cash-out Refinance        Rapid
6906644403      ROSENTHAL           AZ         85012       Single Family            Primary         Refinance        All Ready Home
6906815763      CHAN                CA         94578            PUD                 Primary          Purchase             Rapid
6908438218      MAHESHWARI          CA         95035       Single Family            Primary         Refinance             Rapid
6908494179      GUEST               CA         94901       Single Family            Primary          Purchase           Standard
6908604819      KOLLURU             CA         95135       Single Family            Primary          Purchase           Standard
6908841601      STENE               CA         95864       Single Family            Primary         Refinance             Rapid
6908957613      DOVEL JR            FL         32082            PUD                 Primary          Purchase             Rapid
6911163738      SINGH               CA         91006       Single Family            Primary          Purchase             Rapid
6912621585      CANTRELL            KS         66061       Single Family            Primary         Refinance             Rapid
6912983787      SMITH               CA         94110       Single Family            Primary          Purchase           Standard
6913185143      BURDGE              CA         92648       Single Family            Primary         Refinance             Rapid
6913739626      PICANCO             CA         95124       Single Family            Primary         Refinance             Rapid
6913890783      SLOVER              WI         54455       Single Family            Primary          Purchase             Rapid
6914201576      BILBRAY             CA         90802      High-Rise Condo          Secondary         Purchase             Rapid
6915059403      KROESE              CA         95030       Single Family            Primary         Refinance             Rapid
6916040824      KRAPPE              CA         94028       Single Family            Primary     Cash-out Refinance      Standard
6916043448      BRAHME              CA         95054       Single Family            Primary         Refinance             Rapid
6916091181      LENAT               CA         94402       Single Family            Primary         Refinance             Rapid
6916575332      BENZING             CA         95070       Single Family            Primary     Cash-out Refinance      Standard
6917248772      ANTOCI              NV         89449       Single Family            Primary         Refinance           Standard
6917352335      LYMAN               CO         80303            PUD                 Primary     Cash-out Refinance        Rapid
6918307692      NEILS               CA         92037       Single Family            Primary         Refinance        All Ready Home
6918411924      GARIGIPATI          CA         95135            PUD                 Primary         Refinance           Standard
6919111242      YU                  CA         95051       Single Family            Primary         Refinance           Standard
6919198710      LARSON              CA         94550       Single Family            Primary     Cash-out Refinance      Standard
6920196513      PARKER              CA         94588            PUD                 Primary         Refinance             Rapid
6920251466      AGUIRRE             CA         94403       Single Family            Primary     Cash-out Refinance        Rapid
6921042385      WITTMAN             CA         92109       Condominimum             Primary          Purchase             Rapid
6921710510      NACHLIS             CA         94114       Condominimum             Primary     Cash-out Refinance      Standard
6921862931      LUTHRINGER          CA         90266       Single Family            Primary          Purchase             Rapid
6922563645      DANDAMUDI           CA         95131       Single Family            Primary         Refinance             Rapid
6924279935      DOOMANY             CA         95124       Single Family            Primary         Refinance             Rapid
6924819003      BURBANK             CA         94110        Two Family              Primary         Refinance           Standard
6924926162      YU                  CA         94539            PUD                 Primary         Refinance             Rapid
6926145399      NUTT                FL         33064       Single Family            Primary          Purchase             Rapid
6926240505      GOWDEY              CA         94949            PUD                 Primary         Refinance            Reduced
6926619633      AKELLA              CA         94566       Single Family            Primary         Refinance             Rapid
6927210580      GALOWICH            IL         60614       Single Family            Primary          Purchase             Rapid
6927790334      HARINATH            CA         95134       Single Family            Primary          Purchase             Rapid
6927879426      GOURABATHINA        CA         95131       Condominimum             Primary         Refinance           No Ratio
6928581823      SUNKAVALLI          CA         95035       Single Family            Primary         Refinance             Rapid
6930834442      WITTE               CA         94062       Single Family            Primary         Refinance             Rapid
6932276030      HANSEN              NV         89509       Single Family            Primary         Refinance        All Ready Home
6932335570      LORD                CA         95138            PUD                 Primary     Cash-out Refinance      Standard
6933117456      SHINKLE             WA         98380       Single Family            Primary         Refinance             Rapid
6933832013      CHEN                CA         95132       Single Family            Primary     Cash-out Refinance      Standard
6934522175      WANG                CA         94560       Single Family            Primary          Purchase             Rapid
6935517190      PALMQUIST           MN         55369       Single Family            Primary          Purchase           Standard
6935897741      GERBER              IL         60035       Single Family            Primary         Refinance             Rapid
6936553293      DEGERONIMO          CA         94301       Single Family            Primary          Purchase             Rapid
6936938783      WONG                CA         94127       Single Family            Primary          Purchase             Rapid
6937001979      CALKIN              NJ         08226         Townhouse             Secondary         Purchase             Rapid
6937041108      HARING              VA         22207       Single Family            Primary          Purchase             Rapid
6937269386      O'NAN               CA         94010       Single Family            Primary         Refinance             Rapid
6938129811      MCCARTY             CA         94611       Single Family            Primary     Cash-out Refinance        Rapid
6940807339      PORTER              CA         91001            PUD                 Primary          Purchase             Rapid
6941313840      GARCIA SR           CA         94560       Single Family            Primary          Purchase             Rapid
6942099190      TAYLOR              CO         81632       Single Family            Primary         Refinance             Rapid
6942745834      SKURATOWICZ         CA         94402       Single Family            Primary         Refinance             Rapid
6942978872      FRESHER             CA         92612            PUD                 Primary          Purchase             Rapid
6943620614      OOSTERHOUSE         CA         95070       Single Family            Primary          Purchase             Rapid
6943665106      SALTZ               CA         95118            PUD                 Primary         Refinance           Standard
6943988342      BATCHELDER          CA         94568       Single Family            Primary     Cash-out Refinance        Rapid
6945021076      BLOCKHUS            NV         89451       Single Family           Secondary        Refinance             Rapid
6946081459      ALECCIA             CA         92782            PUD                 Primary     Cash-out Refinance        Rapid
6946377840      ARNOLD              CO         80304       Single Family            Primary         Refinance             Rapid
6946920490      LANDI JR            FL         34996            PUD                 Primary         Refinance           Standard
6947110885      DUNPHY              CA         94952       Single Family            Primary          Purchase             Rapid
6948077190      KUMARESAN           CA         94303            PUD                 Primary          Purchase             Rapid
6950359379      JAIN                CA         95148       Single Family            Primary          Purchase             Rapid
6950460029      OH                  CA         94588       Single Family            Primary         Refinance             Rapid
6950696002      LUIZ                CA         94301       Single Family            Primary          Purchase           Standard
6952310438      GONZALEZ            CA         94538       Single Family            Primary         Refinance           Standard
6952435284      FULLER              CA         95008       Single Family            Primary          Purchase             Rapid
6953532972      GODFREY             ME         04096       Single Family            Primary         Refinance             Rapid
6954400922      EVERETT             CA         95112       Single Family            Primary          Purchase           Standard
6954410830      LAMPLEY             CA         94550       Single Family            Primary          Purchase             Rapid
6954634553      YEE                 CO         80111            PUD                 Primary         Refinance             Rapid
6955094906      CHAPPELL            CA         92706       Single Family            Primary          Purchase           Standard
6955657645      STUPEY              WA         98026            PUD                 Primary         Refinance             Rapid
6956295635      LAMA                CA         94024            PUD                 Primary         Refinance           Standard
6957454991      LANGTRY             CA         94086       Single Family            Primary         Refinance           Standard
6957834127      MU                  CA         95035       Single Family            Primary     Cash-out Refinance      Standard
6958714906      MEMON               CA         95121       Single Family            Primary         Refinance             Rapid
6959893477      SOSA                MA         01801       Single Family            Primary         Refinance           Standard
6960009949      DILLON              CO         80241            PUD                 Primary     Cash-out Refinance        Rapid
6960280961      LORIN               CA         91107       Single Family            Primary         Refinance             Rapid
6960958087      CHANG               CA         94555            PUD                 Primary          Purchase             Rapid
6961132450      BUELL               CA         95062       Single Family            Primary          Purchase             Rapid
6962312218      JASPERSEN           CA         95037       Single Family            Primary     Cash-out Refinance        Rapid
6962742026      HU                  CA         95070       Single Family            Primary         Refinance           Standard
6962763709      SUNG                CA         95070       Single Family            Primary         Refinance             Rapid
6962825052      BRADEN              CA         95125       Single Family            Primary         Refinance           Standard
6963947293      MA                  CA         95014       Single Family            Primary         Refinance             Rapid
6964239427      GRAY                GA         30345       Single Family            Primary     Cash-out Refinance      Standard
6964693060      WILSON              PA         18438            PUD                Secondary         Purchase           Standard
6964846247      OSHIRO              CA         92109       Condominimum             Primary          Purchase           Standard
6966430701      JONES               NC         27530       Single Family            Primary          Purchase             Rapid
6966698133      EVERETT             FL         33767       Single Family            Primary          Purchase             Rapid
6967955557      FRAZIER             CA         94025       Single Family            Primary         Refinance           Standard
6968343324      MUNDAY              CA         94546       Single Family            Primary          Purchase           Standard
6968404340      HILLYER             CA         94117        Two Family              Primary         Refinance           Standard
6968624509      ELLIS               CA         92504       Single Family            Primary          Purchase             Rapid
6969242871      BHAVE               CA         95120       Single Family            Primary         Refinance             Rapid
6969465175      RYMER               CA         94114       Single Family            Primary     Cash-out Refinance      Standard
6970625924      PODOLSKI            FL         34108       Condominimum             Primary          Purchase             Rapid
6970708365      BICKNELL            CA         92024       Single Family            Primary          Purchase             Rapid
6970748064      DESHPANDE           CA         94404       Single Family            Primary          Purchase             Rapid
6971011819      KOREN               CA         92688            PUD                 Primary          Purchase             Rapid
6971211047      GOULD III           WA         98249       Single Family           Secondary        Refinance        All Ready Home
6971951972      BERGER              CA         94521       Single Family            Primary          Purchase             Rapid
6972072877      RAMIREZ             CA         94566       Single Family            Primary          Purchase           Standard
6973015388      CHUNG               CA         95133            PUD                 Primary         Refinance           Standard
6974782820      SALEHI              MD         21037            PUD                 Primary         Refinance           Standard
6974818509      ENCINAS             CA         92253            PUD                Secondary         Purchase             Rapid
6976558871      FEHLMAN             CA         92118       Single Family            Primary          Purchase           Standard
6977210910      CALTA               CA         92869            PUD                 Primary         Refinance           Standard
6977921854      GLENN               CA         93923       Single Family            Primary         Refinance             Rapid
6979057582      GODSIL              CA         94506            PUD                 Primary     Cash-out Refinance        Rapid
6979131221      PIZARRO             CA         94587       Single Family            Primary     Cash-out Refinance        Rapid
6979268916      WEST                SC         29582       Single Family            Primary         Refinance             Rapid
6979390983      RYALI               CA         94539            PUD                 Primary     Cash-out Refinance      Standard
6979526057      MARASCO             CA         95066       Single Family            Primary          Purchase           Standard
6979650832      RAIMUNDO            CA         95120       Single Family            Primary         Refinance             Rapid
6979928030      CHOU                CA         95125       Single Family            Primary         Refinance             Rapid
6980749359      PECHETTE            IL         60093       Single Family            Primary     Cash-out Refinance        Rapid
6980899915      BAKER               CA         94131       Single Family            Primary          Purchase           Standard
6981177709      DEVRIES             CA         94526            PUD                 Primary         Refinance             Rapid
6982811678      ZENSEN              FL         33157       Single Family            Primary          Purchase           Standard
6982937077      KUDINAR             CA         94539            PUD                 Primary         Refinance             Rapid
6983123990      LORENTZ             TX         76226       Single Family            Primary          Purchase             Rapid
6983415115      GOLD                IL         60657       Single Family            Primary         Refinance             Rapid
6983615011      O'CONNELL           CA         92867            PUD                 Primary         Refinance             Rapid
6985614772      BROBERG             CA         92127            PUD                 Primary         Refinance           Standard
6987403059      CANTU               CA         94611       Single Family            Primary          Purchase             Rapid
6987527790      FIGUEROA            CA         94402       Single Family            Primary          Purchase             Rapid
6987726020      FONG                CA         90403       Condominimum             Primary          Purchase           Standard
6988378466      TYLER               SC         29466            PUD                 Primary         Refinance           Standard
6988767023      KOURY               CA         93446       Single Family            Primary          Purchase             Rapid
6989445736      SMITH               CA         94010       Single Family            Primary          Purchase           Standard
6990204163      COMPEAU             CA         94087       Single Family            Primary         Refinance             Rapid
6990738376      HERBS               CO         80134            PUD                 Primary     Cash-out Refinance        Rapid
6991358695      KIRKPATRICK         CA         92673            PUD                 Primary          Purchase             Rapid
6992429149      JIANG               CA         95070       Single Family            Primary         Refinance             Rapid
6993826913      JANE                MO         64064            PUD                 Primary         Refinance             Rapid
6994623103      ALBERT              IL         60564       Single Family            Primary          Purchase             Rapid
6994816319      QURESHI             NV         89144            PUD                 Primary          Purchase           Standard
6994908454      LEU                 CA         94506            PUD                 Primary         Refinance           Standard
6995354682      KRIPLANI            CA         95136       Condominimum             Primary         Refinance             Rapid
6996104151      ARRINGTON           CA         94025       Single Family            Primary          Purchase           Standard
6996423114      WILSON              CA         90232       Single Family            Primary          Purchase             Rapid
6996752322      FU                  CA         94087       Single Family            Primary         Refinance             Rapid
6997029464      BUEZA               CA         94555       Single Family            Primary          Purchase           Standard
6998825977      ALDRICH             CA         94061       Condominimum             Primary         Refinance             Rapid
6999749218      ELLIS               CA         94404       Condominimum             Primary          Purchase             Rapid

 LOAN          ORIG       CURRENT       ORIGINAL   INTEREST       1ST PAYMENT     MATURITY      ORIG         MONTHLY       CURRENT
NUMBER         LTV          LTV            PB        RATE            DATE           DATE        TERM           P&I         DUE DATE
------         ---          ---            --        ----            ----           ----        ----           ---         --------

0029594264     80.00       79.80        564,400     7.000          20010501       20310401       360          3,754.97    20010801
0029608320     80.00       79.90        446,000     6.750          20010601       20310501       360          2,892.75    20010701
0029623295     80.00       79.90        350,750     6.750          20010601       20310501       360          2,274.96    20010701
0029625332     80.00       79.90        313,600     6.250          20010601       20310501       360          1,930.89    20010701
0029629318     80.00       80.00        600,000     6.875          20010601       20310501       360          3,941.57    20010601
0029636495     90.00       89.90        414,000     7.500          20010601       20310501       360          2,894.75    20010701
0029641552     75.10       74.90        364,000     6.875          20010601       20310501       360          2,391.23    20010701
0029645793     80.00       80.00        440,000     6.625          20010601       20310501       360          2,817.37    20010601
0029648466     80.00       80.00        600,000     7.000          20010601       20310501       360          3,991.81    20010601
0029651387     67.90       67.80        570,000     6.625          20010701       20310601       360          3,649.78    20010701
0029662129     80.00       79.90        420,000     6.625          20010601       20310501       360          2,689.31    20010701
0099034712     80.00       79.90        596,000     7.375          20010601       20310501       360          4,116.42    20010701
0099036519     78.90       55.70        750,000     7.375          20010601       20310501       360          5,180.06    20010601
0099043382     80.00       79.90        332,000     7.125          20010601       20310501       360          2,236.75    20010701
0099047292     76.60       76.50        380,000     6.750          20010601       20310501       360          2,464.68    20010701
6001181319     78.00       77.80        355,500     6.875          20010501       20310401       360          2,335.39    20010601
6001468955     31.50       31.40        645,000     6.875          20010601       20310501       360          4,237.20    20010601
6001746202     64.00       63.80        550,000     6.875          20010601       20310501       360          3,613.11    20010701
6003042048     66.90       66.90        585,400     7.125          20010601       20310501       360          3,943.95    20010601
6005381022     63.20       63.10        600,000     7.000          20010601       20310501       360          3,991.82    20010601
6005983934     95.00       94.90        310,650     7.250          20010601       20310501       360          2,119.19    20010701
6006235284     75.00       74.90        476,000     6.875          20010701       20310601       360          3,126.99    20010701
6006650482     74.40       74.40        502,300     7.125          20010601       20310501       360          3,384.09    20010601
6006711169     48.60       48.50        425,000     6.125          20010601       20310501       360          2,582.35    20010601
6007076737     77.10       77.00        420,000     6.875          20010601       20310501       360          2,759.11    20010601
6007119941     54.30       54.30        375,000     6.625          20010701       20310601       360          2,401.17    20010701
6007132084     74.20       74.20        356,250     6.500          20010601       20310501       360          2,251.75    20010601
6008211457     79.90       79.90        334,000     6.750          20010701       20310601       360          2,166.32    20010701
6008547124     80.00       80.00        615,200     6.875          20010601       20310501       360          4,041.43    20010601
6010674395     90.00       90.00        306,000     6.500          20010601       20310501       360          1,934.13    20010601
6011045090     76.90       76.90        283,000     5.875          20010701       20310601       360          1,674.06    20010701
6011175210     49.50       49.40        900,000     6.875          20010601       20310501       360          5,912.36    20010601
6011295638     85.00       84.90        384,200     6.500          20010701       20310601       360          2,428.41    20010801
6011490890     74.60       74.60        410,500     6.750          20010601       20310501       360          2,662.50    20010601
6011718290     65.60       65.50        646,000     6.875          20010601       20310501       360          4,243.77    20010601
6011779748     64.90       64.80        766,000     7.375          20010501       20310401       360          5,290.58    20010601
6013260879     62.40       62.40        465,000     7.250          20010601       20310501       360          3,172.12    20010601
6013808354     77.20       77.10        440,000     6.875          20010601       20310501       360          2,890.49    20010601
6013987257     36.80       36.80        350,000     7.000          20010701       20310601       360          2,328.56    20010701
6014867946     20.70       20.70        425,000     6.250          20010601       20310501       360          2,616.80    20010601
6015729806     52.30       52.30        628,000     6.750          20010601       20310501       360          4,073.20    20010601
6017116978     69.50       69.40        650,000     6.875          20010501       20310401       360          4,270.04    20010601
6017888980     95.00       95.00        289,750     7.375          20010601       20310501       360          2,001.24    20010601
6019043279     79.50       79.50        388,000     6.875          20010601       20310501       360          2,548.89    20010601
6019209995     57.80       57.70        520,000     6.875          20010601       20310501       360          3,416.03    20010601
6019694832     71.60       71.60        447,800     6.500          20010701       20310601       360          2,830.41    20010701
6022649518     54.10       54.00        351,500     7.000          20010701       20310601       360          2,338.54    20010701
6023036020     27.00       27.00        995,000     6.875          20010601       20310501       360          6,536.45    20010601
6023876920     28.60       28.50        500,000     7.250          20010601       20310501       360          3,410.89    20010701
6024061811     80.00       79.80        588,000     6.750          20010501       20310401       360          3,813.76    20010701
6024140342     69.90       69.90        500,000     7.125          20010601       20310501       360          3,368.60    20010601
6025024636     80.00       79.90        468,000     6.875          20010601       20310501       360          3,074.43    20010701
6025121978     68.80       68.60        550,000     7.125          20010601       20310501       360          3,705.46    20010701
6025688505     51.40       51.30        422,500     6.875          20010501       20310401       360          2,775.53    20010601
6025778595     68.60       68.50        995,000     6.875          20010501       20310401       360          6,536.45    20010701
6026213014     80.00       80.00        311,200     6.750          20010601       20310501       360          2,018.44    20010601
6026432374     71.60       71.40        322,000     7.000          20010501       20310401       360          2,142.28    20010701
6027001400     41.50       41.40        695,000     6.625          20010601       20310501       360          4,450.17    20010601
6027901880     55.30       55.30        608,500     7.125          20010701       20310601       360          4,099.58    20010701
6028735048     79.40       79.30        389,000     7.000          20010701       20310601       360          2,588.03    20010701
6029461628     48.90       48.80        440,000     6.500          20010601       20310501       360          2,781.10    20010601
6029637425     74.50       74.40        350,000     6.375          20010701       20310601       360          2,183.55    20010701
6030979360     80.00       80.00        396,000     6.875          20010601       20310501       360          2,601.44    20010601
6031092130     79.60       79.60        438,000     7.125          20010601       20310501       360          2,950.89    20010601
6032615293     69.80       69.70        310,000     6.625          20010601       20310501       360          1,984.97    20010701
6032967710     85.90       85.90        305,000     6.500          20010601       20310501       360          1,927.81    20010601
6033035558     57.40       57.30        413,000     7.000          20010601       20310501       360          2,747.70    20010601
6033082352     67.30       67.20        380,000     7.250          20010601       20310501       360          2,592.27    20010701
6036741194     80.00       79.80        512,000     7.375          20010501       20310401       360          3,536.26    20010701
6037826093     78.20       78.00        650,000     7.000          20010501       20310401       360          4,324.47    20010701
6039316903     80.00       79.80        403,400     7.125          20010501       20310401       360          2,717.79    20010701
6039438160     80.00       80.00        392,000     6.125          20010601       20310501       360          2,381.84    20010601
6039511032     62.40       62.30        811,000     7.375          20010601       20310501       360          5,601.38    20010601
6040909035     80.00       80.00        520,000     6.875          20010601       20310501       360          3,416.03    20010601
6041222750     69.70       69.60        460,000     6.750          20010601       20310501       360          2,983.56    20010701
6041856169     40.90       40.90        450,000     6.625          20010601       20310501       360          2,881.40    20010601
6042022498     66.70       66.70        467,000     6.875          20010601       20310501       360          3,067.86    20010601
6042080306     69.90       69.80        649,900     6.750          20010701       20310601       360          4,215.24    20010701
6043069449     53.60       53.50        300,000     6.875          20010501       20310401       360          1,970.79    20010601
6044306758     43.50       43.40        372,000     7.250          20010501       20310401       360          2,537.70    20010701
6045043251     47.90       47.80        400,000     6.750          20010601       20310501       360          2,594.40    20010601
6045172696     75.00       75.00        399,000     7.250          20010601       20310501       360          2,721.89    20010601
6046076755     64.50       64.40        773,500     7.250          20010601       20310501       360          5,276.64    20010701
6046112287     78.60       78.50        365,360     7.375          20010601       20310501       360          2,523.46    20010601
6046200363     80.00       79.90        503,000     7.250          20010601       20310501       360          3,431.35    20010601
6046544141     79.00       79.00        351,200     7.000          20010701       20310601       360          2,336.55    20010701
6047661647     80.00       79.90        490,000     7.000          20010601       20310501       360          3,259.99    20010601
6048077405     80.00       79.90        448,780     6.625          20010701       20310601       360          2,873.59    20010701
6050535514     61.30       61.30        325,000     6.875          20010601       20310501       360          2,135.02    20010601
6050886644     36.30       36.20        353,800     7.250          20010601       20310501       360          2,413.54    20010701
6052411227     80.00       80.00        516,000     7.250          20010601       20310501       360          3,520.03    20010601
6053251614     60.00       60.00        423,000     7.125          20010601       20310501       360          2,849.83    20010601
6053992241     74.40       74.30        617,500     7.000          20010701       20310601       360          4,108.25    20010701
6054402018     63.40       63.30        380,000     6.875          20010601       20310501       360          2,496.33    20010701
6056001719     80.00       79.90        490,844     7.000          20010601       20310501       360          3,265.60    20010701
6056818542     19.40       19.40        650,000     6.625          20010701       20310601       360          4,162.03    20010701
6057287416     40.00       40.00        300,000     6.750          20010601       20310501       360          1,945.80    20010601
6057833912     36.00       36.00        792,000     6.625          20010701       20310601       360          5,071.27    20010701
6058355675     77.30       77.20        394,000     7.250          20010601       20310501       360          2,687.78    20010601
6058369379     95.00       95.00        399,000     7.500          20010601       20310501       360          2,789.87    20010601
6058547321     59.00       58.90        531,000     6.875          20010601       20310501       360          3,488.30    20010701
6058937456     80.00       79.80        608,000     7.500          20010601       20310501       360          4,251.23    20010801
6059315942     80.00       79.90        425,700     7.000          20010701       20310601       360          2,832.20    20010701
6060009757     80.00       80.00        476,000     6.750          20010701       20310601       360          3,087.33    20010701
6060056196     76.60       76.00        420,000     7.000          20010501       20310401       360          2,794.28    20010601
6060509665     80.00       79.90        328,000     6.375          20010601       20310501       360          2,046.30    20010701
6060586010     95.00       95.00        365,750     7.625          20010601       20310501       360          2,588.76    20010601
6062101370     80.00       80.00        380,000     6.500          20010601       20310501       360          2,401.86    20010601
6062501132     68.20       68.10        450,000     6.750          20010601       20310501       360          2,918.70    20010601
6063364399     80.00       80.00        476,000     7.250          20010701       20310601       360          3,247.16    20010701
6063608688     80.00       80.00        423,200     7.000          20010601       20310501       360          2,815.57    20010601
6064375634     80.00       80.00        584,000     6.750          20010601       20310501       360          3,787.82    20010601
6064879338     80.00       79.90        344,000     7.125          20010601       20310501       360          2,317.60    20010701
6066106185     67.70       67.70        525,000     7.000          20010601       20310501       360          3,492.84    20010601
6068080651     38.70       38.60        600,000     7.000          20010601       20310501       360          3,991.82    20010701
6068741062     80.00       80.00        464,000     7.250          20010601       20310501       360          3,165.30    20010601
6069739131     49.40       49.40        425,000     6.875          20010601       20310501       360          2,791.95    20010601
6069861596     80.00       80.00        375,200     6.875          20010601       20310501       360          2,464.80    20010601
6070221194     59.00       59.00        310,000     6.750          20010701       20310601       360          2,010.66    20010701
6070683773     72.80       72.70        382,000     7.000          20010601       20310501       360          2,541.46    20010601
6071135278     80.00       80.00        860,000     7.375          20010601       20310501       360          5,939.81    20010601
6071410283     80.00       79.90        391,900     6.000          20010601       20310501       360          2,349.64    20010601
6072109165     21.10       21.10        718,000     6.750          20010601       20310501       360          4,656.94    20010601
6073446053     80.00       79.90        558,872     6.375          20010601       20310501       360          3,486.64    20010601
6073958222     64.70       64.70        440,000     7.250          20010701       20310601       360          3,001.58    20010701
6074554269     74.00       73.70        555,000     7.000          20010501       20310401       360          3,692.43    20010601
6076583589     79.10       79.00        332,033     5.250          20010601       20310501       360          1,833.50    20010601
6076775748     80.00       80.00        380,000     6.000          20010601       20310501       360          2,278.30    20010601
6077567920     80.00       79.90        364,000     6.875          20010501       20310401       360          2,391.23    20010601
6079604234     77.80       77.70        515,000     6.875          20010601       20310501       360          3,383.19    20010601
6079777691     75.00       75.00        327,750     7.250          20010701       20310601       360          2,235.84    20010701
6080952895     90.00       90.00        292,500     7.250          20010701       20310601       360          1,995.37    20010701
6080956052     64.70       64.60        608,000     6.625          20010701       20310601       360          3,893.10    20010701
6081412592     36.00       36.00        612,000     7.000          20010601       20310501       360          4,071.66    20010601
6082363828     76.10       76.10        750,000     7.250          20010601       20310501       360          5,116.33    20010601
6082473338     68.40       68.40        325,000     6.875          20010601       20310501       360          2,135.02    20010601
6082807832     76.10       76.10        379,000     7.000          20010601       20310501       360          2,521.50    20010601
6083167509     51.60       51.50        800,000     6.750          20010601       20310501       360          5,188.79    20010701
6084283610     30.30       30.30      1,000,000     7.125          20010601       20310501       360          6,737.19    20010601
6085846761     72.70       72.70        400,000     6.500          20010601       20310501       360          2,528.28    20010601
6086065320     63.40       63.30        450,000     6.875          20010501       20310401       360          2,956.18    20010601
6086205959     80.00       80.00        348,000     7.375          20010601       20310501       360          2,403.55    20010601
6086372726     53.70       53.60        800,000     6.875          20010601       20310501       360          5,255.44    20010701
6086959159     79.20       79.10        412,000     7.125          20010501       20310401       360          2,775.73    20010701
6087585821     48.10       48.00        625,000     6.125          20010601       20310501       360          3,797.57    20010701
6089021197     52.60       52.60      1,000,000     6.625          20010701       20310601       360          6,403.11    20010701
6089044173     79.90       79.80        469,000     7.375          20010701       20310601       360          3,239.27    20010701
6089348111     80.00       79.90      1,000,000     7.000          20010501       20310401       360          6,653.03    20010601
6089413477     49.40       49.40        375,500     6.750          20010601       20310501       360          2,435.49    20010601
6090525442     76.70       76.60        650,000     6.750          20010501       20310401       360          4,215.89    20010701
6090815181     72.00       71.90        360,000     7.000          20010601       20310501       360          2,395.09    20010701
6091780442     80.00       80.00        448,000     6.875          20010701       20310601       360          2,943.05    20010701
6094757181     64.40       64.30        425,000     7.500          20010701       20310601       360          2,971.67    20010701
6096273633     80.00       80.00        310,000     6.625          20010701       20160601       180          2,721.79    20010701
6097061888     68.80       68.80        292,500     7.000          20010601       20310501       360          1,946.01    20010601
6097271248     61.50       61.40        415,000     7.000          20010601       20310501       360          2,761.01    20010601
6098327171     46.70       46.70        437,000     6.875          20010601       20310501       360          2,870.78    20010601
6098785170     80.00       79.90        292,000     6.875          20010501       20310401       360          1,918.24    20010601
6099827328     47.80       47.60        352,000     7.125          20010601       20310501       360          2,371.49    20010701
6099970268     75.90       75.80        402,200     7.125          20010601       20310501       360          2,709.70    20010601
6099986868     80.00       80.00        480,000     7.375          20010601       20310501       360          3,315.25    20010601
6100597944     53.30       53.20        400,000     7.000          20010501       20310401       360          2,661.21    20010601
6104437568     80.00       80.00        488,000     6.750          20010701       20310601       360          3,165.16    20010701
6104737876     80.00       79.90        648,000     7.250          20010601       20310501       360          4,420.51    20010701
6105987165     65.50       65.50        360,500     7.000          20010701       20310601       360          2,398.42    20010701
6107121144     77.20       77.20        475,000     7.250          20010601       20310501       360          3,240.34    20010601
6108464154     47.80       47.70        650,000     6.875          20010701       20310601       360          4,270.04    20010701
6110273643     34.10       34.10        560,000     6.500          20010601       20310501       360          3,539.59    20010601
6110401897     58.70       58.60        580,000     7.125          20010601       20310501       360          3,907.57    20010701
6111111974     79.60       79.60        477,642     6.750          20010601       20310501       360          3,097.98    20010601
6111413859     80.00       80.00        377,600     7.000          20010701       20310601       360          2,512.19    20010701
6112200552     61.30       61.30        600,000     6.750          20010601       20310501       360          3,891.59    20010601
6112208654     26.80       25.90        285,000     6.500          20010501       20310401       360          1,801.40    20010701
6112504276     56.30       56.30        800,000     6.875          20010701       20310601       360          5,255.44    20010701
6112604092     63.50       63.50        985,000     7.250          20010601       20310501       360          6,719.44    20010601
6114036376     20.20       20.10        383,000     6.875          20010601       20310501       360          2,516.04    20010601
6115380146     80.00       80.00        297,600     6.875          20010601       20310501       360          1,955.03    20010601
6115623420     72.90       72.90        689,300     7.375          20010601       20310501       360          4,760.83    20010601
6116290799     78.40       78.40        490,000     6.625          20010601       20310501       360          3,137.53    20010601
6118053054     75.60       75.50        295,000     6.625          20010501       20310401       360          1,888.92    20010601
6118788345     80.00       80.00        412,000     6.875          20010601       20310501       360          2,706.55    20010601
6118833802     32.60       32.50        391,000     6.750          20010601       20310501       360          2,536.02    20010601
6118940516     75.60       75.60        450,000     7.250          20010701       20310601       360          3,069.80    20010701
6119246277     69.60       69.60        397,000     7.000          20010601       20310501       360          2,641.26    20010601
6119592522     80.00       80.00        528,000     7.250          20010601       20310501       360          3,601.90    20010601
6120159907     77.60       77.50        450,000     7.500          20010601       20310501       360          3,146.47    20010601
6121221102     80.00       80.00        428,000     7.250          20010601       20310501       360          2,919.72    20010601
6122384743     80.00       80.00        300,000     6.875          20010601       20310501       360          1,970.79    20010601
6122580944     53.30       53.20        426,000     6.875          20010601       20310501       360          2,798.52    20010601
6123538362     95.00       95.00        315,400     7.125          20010601       20310501       360          2,124.91    20010601
6123824697     80.00       79.70        320,000     6.875          20010501       20310401       360          2,102.18    20010701
6124216109     80.00       80.00        512,000     7.000          20010601       20310501       360          3,406.35    20010601
6124412864     70.00       69.90        630,000     7.375          20010601       20310501       360          4,351.26    20010701
6124416097     80.00       80.00        444,800     7.250          20010701       20310601       360          3,034.33    20010701
6126739355     80.00       79.90        340,000     6.875          20010601       20310501       360          2,233.56    20010701
6126926846     51.30       51.20        300,000     7.000          20010601       20310501       360          1,995.91    20010601
6127793773     79.60       79.60        410,000     7.125          20010701       20310601       360          2,762.25    20010701
6127867437     34.40       34.40        998,700     7.250          20010601       20310501       360          6,812.90    20010601
6127997358     78.30       78.30        650,000     7.000          20010601       20310501       360          4,324.47    20010601
6129631443     90.00       90.00        336,600     7.375          20010601       20310501       360          2,324.82    20010601
6130015032     80.00       79.90        398,020     5.750          20010701       20310601       360          2,322.74    20010701
6131628353     75.00       75.00        618,750     7.125          20010601       20310501       360          4,168.64    20010601
6132399921     31.50       31.50        322,000     6.750          20010701       20310601       360          2,088.49    20010701
6133528106     58.80       58.70        500,000     6.750          20010601       20310501       360          3,243.00    20010701
6135285986     66.70       66.60        400,000     6.875          20010601       20310501       360          2,627.72    20010601
6135299763     80.00       80.00        616,000     6.625          20010601       20310501       360          3,944.32    20010601
6135802137     80.00       80.00        615,200     7.500          20010601       20310501       360          4,301.57    20010601
6136449433     73.80       73.80        465,000     7.125          20010601       20310501       360          3,132.80    20010601
6137363187     80.00       80.00        516,000     7.000          20010701       20310601       360          3,432.97    20010701
6137722218     47.20       47.20        850,000     6.750          20010701       20310601       360          5,513.09    20010701
6138214454     75.00       75.00        525,000     7.125          20010601       20310501       360          3,537.03    20010601
6138253486     79.60       79.60        454,000     7.000          20010701       20310601       360          3,020.48    20010701
6138750234     90.00       89.90        407,500     7.250          20010701       20310601       360          2,779.87    20010701
6139375874     77.20       77.10        321,000     6.500          20010701       20310601       360          2,028.94    20010701
6139704248     80.00       79.90        408,000     7.000          20010601       20310501       360          2,714.44    20010701
6140698397     80.00       80.00        300,000     6.875          20010701       20310601       360          1,970.79    20010701
6140811867     69.10       69.10        650,000     6.750          20010601       20310501       360          4,215.89    20010601
6141449113     53.60       53.50        900,000     6.625          20010601       20310501       360          5,762.80    20010601
6141504008     75.30       75.20        557,000     7.000          20010601       20310501       360          3,705.74    20010601
6142315834     65.50       65.30        360,000     6.750          20010501       20310401       360          2,334.96    20010701
6142594164     80.00       79.90        424,000     7.125          20010601       20310501       360          2,856.57    20010701
6144275333     58.50       58.50        415,600     7.000          20010601       20310501       360          2,765.00    20010601
6145065808     80.00       80.00        431,200     7.500          20010701       20310601       360          3,015.02    20010701
6145756596     80.00       80.00        336,000     6.750          20010601       20310501       360          2,179.29    20010601
6145934672     80.00       80.00        292,000     7.000          20010701       20310601       360          1,942.69    20010701
6146610370     34.20       34.10      1,000,000     7.000          20010601       20310501       360          6,653.03    20010601
6146663759     64.60       64.60        840,000     6.875          20010701       20310601       360          5,518.21    20010701
6148180117     70.00       70.00        511,000     6.875          20010601       20310501       360          3,356.91    20010601
6148656694     70.00       69.90        350,000     6.500          20010601       20310501       360          2,212.24    20010701
6149705169     77.90       77.90        600,000     6.875          20010601       20310501       360          3,941.58    20010601
6149710011     70.00       70.00        647,500     7.250          20010601       20310501       360          4,417.10    20010601
6150295837     69.60       69.60        630,000     6.750          20010701       20310601       360          4,086.17    20010701
6150969035     61.30       61.20        475,000     6.250          20010601       20310501       360          2,924.66    20010601
6151090229     64.10       63.90        506,000     7.000          20010501       20310401       360          3,366.44    20010601
6151277784     73.30       73.20        630,000     7.000          20010701       20310601       360          4,191.41    20010701
6151326920     67.30       67.30        330,000     6.625          20010601       20310501       360          2,113.03    20010601
6151402606     78.80       78.70        311,163     5.750          20010601       20310501       360          1,815.87    20010601
6151506307     49.40       49.20        419,500     7.125          20010501       20310401       360          2,826.25    20010701
6151780670     49.10       49.10        285,000     7.250          20010701       20310601       360          1,944.21    20010701
6151905624     79.50       79.50        342,000     6.875          20010601       20310501       360          2,246.70    20010601
6152419591     80.00       79.90        760,000     7.375          20010501       20310401       360          5,249.14    20010601
6152857048     68.60       68.50        500,000     6.875          20010601       20310501       360          3,284.65    20010601
6153118937     77.90       77.90        452,000     7.125          20010701       20310601       360          3,045.21    20010701
6153281818     73.90       73.80        650,000     7.375          20010601       20310501       360          4,489.39    20010601
6153324121     59.70       59.60        370,000     6.750          20010601       20310501       360          2,399.82    20010601
6153572455     80.00       80.00        309,200     6.500          20010701       20310601       360          1,954.36    20010701
6154082207     80.00       80.00        360,000     6.875          20010601       20310501       360          2,364.95    20010601
6157008878     75.00       75.00        442,500     7.250          20010701       20310601       360          3,018.64    20010701
6157624419     80.00       80.00        492,000     7.500          20010601       20310501       360          3,440.14    20010601
6159702635     54.10       54.10        490,000     7.375          20010601       20310501       360          3,384.31    20010701
6160647712     51.90       51.80        700,000     7.500          20010601       20310501       360          4,894.51    20010601
6161287518     80.00       80.00        464,000     6.875          20010601       20310501       360          3,048.15    20010601
6162368457     74.80       74.70        400,000     7.250          20010701       20310601       360          2,728.71    20010701
6163985341     70.00       70.00        413,000     7.250          20010601       20310501       360          2,817.39    20010601
6164080357     58.70       58.60        440,000     7.125          20010601       20310501       360          2,964.37    20010601
6164649821     80.00       79.90        713,050     6.125          20010601       20310501       360          4,332.57    20010601
6164818699     69.40       69.40        375,000     6.875          20010601       20310501       360          2,463.49    20010601
6165038149     80.00       79.90        392,800     7.000          20010601       20310501       360          2,613.31    20010701
6165946945     80.00       79.90        487,800     7.250          20010601       20310501       360          3,327.66    20010601
6166857281     20.40       20.40        500,000     6.875          20010601       20310501       360          3,284.65    20010601
6167797627     80.00       79.90        324,000     7.125          20010501       20310401       360          2,182.85    20010601
6168096367     95.00       95.00        318,250     6.875          20010601       20310501       360          2,090.68    20010601
6169673008     57.90       57.80        336,000     7.125          20010601       20310501       360          2,263.70    20010701
6170708017     69.30       69.30        750,000     7.375          20010601       20310501       360          5,180.07    20010601
6170993171     75.60       75.40        344,000     6.750          20010601       20310501       360          2,231.18    20010601
6171439174     68.80       68.80        400,000     7.000          20010601       20310501       360          2,661.21    20010601
6171764019     73.60       73.50        331,000     7.250          20010601       20310501       360          2,258.01    20010601
6173305803     75.00       75.00        825,000     6.750          20010701       20310601       360          5,350.94    20010701
6173348266     36.50       36.40        507,000     6.875          20010601       20310501       360          3,330.63    20010601
6173390235     80.00       79.90        365,893     6.750          20010601       20310501       360          2,373.18    20010601
6174093846     31.30       31.30        310,000     7.000          20010701       20310601       360          2,062.44    20010701
6174936580     95.00       94.90        312,075     7.250          20010601       20310501       360          2,128.91    20010701
6175227914     74.80       74.70        430,000     7.250          20010601       20310501       360          2,933.36    20010701
6176482864     61.80       61.70        865,000     6.875          20010701       20310601       360          5,682.44    20010701
6176859756     52.70       52.60        306,000     7.125          20010601       20310501       360          2,061.58    20010601
6178450034     29.70       29.60        564,000     6.125          20010601       20310501       360          3,426.93    20010601
6179411027     67.10       67.00        302,565     6.875          20010601       20310501       360          1,987.64    20010601
6180965805     59.80       59.60        478,000     6.750          20010501       20310401       360          3,100.30    20010701
6182037587     80.00       80.00        431,960     5.875          20010701       20310601       360          2,555.21    20010701
6182463585     80.00       80.00        528,000     7.250          20010601       20310501       360          3,601.90    20010601
6183605440     75.00       74.90        375,000     6.875          20010501       20310401       360          2,463.49    20010601
6183923785     85.00       85.00        382,500     6.750          20010701       20310601       360          2,480.89    20010701
6184678115     49.30       49.20        899,033     6.625          20010701       20310601       360          5,756.61    20010701
6184953476     70.00       69.80        609,700     6.875          20010601       20310501       360          4,005.30    20010701
6185088280     79.90       79.70        455,200     6.875          20010601       20310501       360          2,990.34    20010701
6185362248     80.00       80.00        556,000     7.000          20010701       20310601       360          3,699.09    20010701
6191129268     63.20       63.10        569,000     7.000          20010501       20310401       360          3,785.58    20010701
6191220141     70.00       69.90        314,346     5.875          20010601       20310501       360          1,859.48    20010601
6191318101     34.40       34.30        533,000     6.875          20010601       20310501       360          3,501.44    20010601
6191476552     80.00       80.00        452,000     6.875          20010701       20310601       360          2,969.32    20010701
6191538534     80.00       80.00        368,000     7.125          20010701       20310601       360          2,479.41    20010701
6192154356     79.10       79.10        372,000     7.000          20010601       20310501       360          2,474.93    20010601
6192541537     59.50       59.50        500,000     6.875          20010701       20310601       360          3,284.65    20010701
6193173439     70.40       70.30        475,000     6.125          20010701       20310601       360          2,886.15    20010701
6193229652     75.00       75.00        420,000     7.375          20010701       20310601       360          2,900.84    20010701
6193361927     33.90       33.90        481,938     6.375          20010601       20310501       360          3,006.67    20010701
6193416549     80.00       79.90        319,920     6.125          20010501       20310401       360          1,943.87    20010601
6193525109     28.10       28.10        387,000     6.875          20010601       20310501       360          2,542.32    20010601
6193654123     67.20       67.10        500,000     6.875          20010601       20310501       360          3,284.65    20010701
6193904502     75.00       75.00        412,500     6.500          20010601       20310501       360          2,607.29    20010601
6194265887     89.90       89.90        337,125     7.250          20010701       20310601       360          2,299.79    20010701
6195181778     78.20       78.00        300,900     6.750          20010501       20310401       360          1,951.64    20010701
6195312217     30.70       30.60        460,000     6.875          20010601       20310501       360          3,021.88    20010601
6197353847     90.00       90.00        375,300     6.875          20010601       20310501       360          2,465.46    20010601
6197434233     75.50       75.30        472,000     6.750          20010701       20310601       360          3,061.39    20010701
6197619197     66.70       66.60        650,000     6.875          20010601       20310501       360          4,270.04    20010701
6199320109     50.30       50.20        906,000     7.375          20010501       20310401       360          6,257.52    20010601
6199421998     80.00       80.00        441,200     7.250          20010601       20310501       360          3,009.77    20010601
6199431112     72.30       72.20        300,000     6.625          20010701       20310601       360          1,920.94    20010701
6200163993     75.00       75.00        450,000     6.500          20010601       20310501       360          2,844.31    20010601
6200334313     80.00       79.90        600,000     6.375          20010601       20310501       360          3,743.22    20010701
6200376397     57.90       57.80        472,000     6.875          20010601       20310501       360          3,100.71    20010701
6200418488     79.90       79.80        534,000     6.875          20010501       20310401       360          3,508.00    20010701
6201334932     80.00       80.00        565,600     7.000          20010701       20310601       360          3,762.96    20010701
6201649263     77.10       77.10        675,000     6.125          20010601       20310501       360          4,101.38    20010601
6203434722     56.40       56.30        310,000     7.250          20010601       20310501       360          2,114.75    20010601
6205347484     73.30       73.20        315,000     7.250          20010601       20310501       360          2,148.86    20010601
6205360024     66.20       66.20        413,800     6.625          20010601       20310501       360          2,649.61    20010601
6206267525     78.80       78.40        315,000     6.875          20010601       20310501       360          2,069.33    20010701
6206531839     80.00       79.90        392,000     6.750          20010601       20310501       360          2,542.51    20010701
6207382315     79.60       79.60        676,800     7.500          20010601       20310501       360          4,732.29    20010601
6207466118     80.00       80.00        508,000     7.250          20010601       20310501       360          3,465.46    20010601
6207718617     72.00       72.00        432,000     7.125          20010701       20310601       360          2,910.47    20010701
6208284932     53.70       53.60        698,000     6.625          20010601       20310501       360          4,469.38    20010701
6209857835     75.00       74.90        398,000     7.125          20010601       20310501       360          2,681.40    20010601
6210206451     80.00       80.00        640,000     7.250          20010601       20310501       360          4,365.93    20010601
6211625915     80.00       79.90        622,400     6.625          20010601       20310501       360          3,985.30    20010701
6212685207     80.00       79.90        348,000     7.000          20010501       20310401       360          2,315.26    20010601
6212853599     70.50       70.50        515,000     7.000          20010701       20310601       360          3,426.31    20010701
6213409805     69.80       69.70        287,500     7.125          20010601       20310501       360          1,936.95    20010601
6214065036     80.00       80.00        684,000     6.250          20010601       20310501       360          4,211.51    20010601
6215535102     80.00       80.00        407,200     7.125          20010601       20310501       360          2,743.39    20010601
6216504578     69.60       69.60        508,200     6.875          20010601       20310501       360          3,338.52    20010601
6217032488     79.60       79.50        378,000     7.375          20010601       20310501       360          2,610.76    20010601
6217738365     74.20       74.20        486,250     6.875          20010601       20310501       360          3,194.32    20010601
6218009733     67.90       67.90        625,000     6.875          20010601       20310501       360          4,105.81    20010601
6218103973     65.40       65.30        425,000     6.875          20010701       20310601       360          2,791.95    20010701
6218521166     80.00       80.00        485,600     7.125          20010701       20310601       360          3,271.58    20010701
6219170781     79.80       79.70        524,400     7.125          20010601       20310501       360          3,532.98    20010701
6220153933     70.00       70.00        376,250     6.500          20010601       20310501       360          2,378.16    20010601
6221014563     95.00       95.00        375,250     6.875          20010701       20310601       360          2,465.13    20010701
6221050898     72.00       71.90        335,000     6.750          20010601       20310501       360          2,172.81    20010701
6221933556     31.30       31.20        300,000     6.750          20010601       20310501       360          1,945.80    20010601
6221956565     50.90       50.90        700,000     6.375          20010701       20310601       360          4,367.09    20010701
6223308161     40.80       40.80        602,171     6.875          20010701       20310601       360          3,955.84    20010701
6223319036     67.60       67.60        345,000     7.000          20010601       20310501       360          2,295.30    20010601
6224383148     72.60       72.60        479,400     7.000          20010701       20310601       360          3,189.47    20010701
6224448925     70.00       69.90        476,000     6.125          20010501       20310401       360          2,892.23    20010601
6224761756     80.00       79.90        344,000     6.875          20010601       20310501       360          2,259.84    20010701
6225142436     75.50       75.30        453,000     7.000          20010601       20310501       360          3,013.83    20010601
6225755328     80.00       79.90        471,920     6.625          20010601       20310501       360          3,021.76    20010701
6226525571     80.00       79.80        452,000     6.875          20010501       20310401       360          2,969.32    20010701
6226815063     47.50       47.40        416,000     6.875          20010501       20310401       360          2,732.83    20010701
6227069215     78.20       78.10        434,000     7.500          20010501       20310401       360          3,034.60    20010601
6227639249     78.40       78.40        403,000     6.250          20010701       20310601       360          2,481.35    20010701
6227685275     55.60       55.50        391,750     7.250          20010601       20310501       360          2,672.43    20010701
6227868657     69.60       69.50        282,000     7.125          20010601       20310501       360          1,899.89    20010701
6228118235     80.00       79.90        599,690     6.625          20010601       20310501       360          3,839.89    20010701
6228323264     69.40       69.40        461,800     6.875          20010601       20310501       360          3,033.70    20010601
6228541394     29.30       29.20        300,000     5.625          20010601       20310501       360          1,726.97    20010601
6228842321     80.00       80.00        548,000     7.000          20010701       20310601       360          3,645.86    20010701
6229272684     80.00       79.90        291,400     7.375          20010701       20310601       360          2,012.63    20010701
6229911174     45.70       45.60        345,000     6.875          20010601       20310501       360          2,266.41    20010701
6230297035     80.00       79.90        429,850     7.375          20010601       20310501       360          2,968.87    20010601
6230516707     80.00       79.90        452,320     6.875          20010501       20310401       360          2,971.43    20010601
6232151966     63.20       63.10        600,000     6.875          20010601       20310501       360          3,941.58    20010601
6232436623     65.40       65.30        500,000     6.875          20010601       20310501       360          3,284.65    20010701
6232708880     79.40       79.20        650,000     7.250          20010501       20310401       360          4,434.15    20010701
6233108452     77.30       77.30        406,000     7.250          20010601       20310501       360          2,769.64    20010601
6234026430     75.00       75.00        420,000     7.000          20010601       20310501       360          2,794.28    20010601
6234403373     80.00       79.90        556,000     7.000          20010501       20310401       360          3,699.09    20010601
6235110266     70.00       69.90        516,000     7.000          20010601       20310501       360          3,432.97    20010601
6236381452     47.20       47.10        402,600     7.000          20010701       20310601       360          2,678.51    20010701
6237888851     75.00       74.90        570,000     6.750          20010601       20310501       360          3,697.01    20010701
6237973554     79.20       79.10        460,000     6.750          20010501       20310401       360          2,983.56    20010601
6238001843     67.10       67.10        376,000     6.875          20010601       20310501       360          2,470.06    20010601
6238003831     80.00       79.90        396,000     6.250          20010501       20310401       360          2,438.25    20010601
6238423633     61.40       61.30        645,000     7.000          20010501       20310401       360          4,291.21    20010701
6238949363     75.00       75.00        381,750     7.375          20010601       20310501       360          2,636.66    20010601
6240238508     66.30       66.20        411,000     7.250          20010501       20310401       360          2,803.75    20010601
6240370442     80.00       80.00        416,000     6.875          20010701       20310601       360          2,732.83    20010701
6240618865     70.00       70.00        770,000     6.875          20010701       20310601       360          5,058.36    20010701
6240757259     80.00       80.00        372,000     7.000          20010701       20310601       360          2,474.93    20010701
6241104998     80.00       79.90        344,000     5.750          20010601       20310501       360          2,007.50    20010701
6241132668     80.00       79.90        749,800     7.375          20010601       20310501       360          5,178.69    20010701
6241153862     66.00       65.90        650,000     6.625          20010601       20310501       360          4,162.03    20010601
6243187462     90.00       89.90        485,752     6.125          20010601       20310501       360          2,951.49    20010701
6243658744     79.90       79.90        494,000     7.000          20010701       20310601       360          3,286.60    20010701
6243819015     30.50       30.50        565,000     7.250          20010601       20310501       360          3,854.30    20010601
6243991681     80.00       80.00        360,000     7.250          20010701       20310601       360          2,455.84    20010701
6244775372     80.00       80.00        444,000     6.875          20010601       20310501       360          2,916.77    20010601
6245225757     80.00       80.00        544,000     6.875          20010701       20310601       360          3,573.70    20010701
6245500092     53.30       53.20        399,800     6.875          20010601       20310501       360          2,626.41    20010701
6245921397     80.00       79.90        448,000     7.000          20010601       20310501       360          2,980.56    20010701
6247311324     80.00       80.00        550,400     6.875          20010601       20310501       360          3,615.74    20010601
6247328468     39.10       39.00        430,000     6.875          20010701       20310601       360          2,824.80    20010701
6247425611     49.10       49.00        650,000     6.875          20010701       20310601       360          4,270.04    20010701
6248363456     58.10       58.10        497,000     7.125          20010601       20310501       360          3,348.39    20010601
6249679264     95.00       95.00        318,155     7.375          20010701       20310601       360          2,197.42    20010701
6249748507     64.10       64.10        975,000     7.625          20010601       20310501       360          6,900.99    20010601
6250209977     65.80       65.70        375,000     6.875          20010601       20310501       360          2,463.49    20010601
6250381925     79.90       79.80        447,700     7.000          20010601       20310501       360          2,978.56    20010701
6250669592     64.40       64.30        325,000     6.625          20010701       20310601       360          2,081.02    20010701
6251048630     77.20       77.10        363,000     7.125          20010501       20310401       360          2,445.60    20010701
6252046104     80.00       80.00        440,000     7.000          20010601       20310501       360          2,927.34    20010601
6254063198     80.00       79.90        361,600     6.875          20010601       20310501       360          2,375.46    20010701
6254376178     80.00       79.90        523,050     6.625          20010601       20310501       360          3,349.15    20010601
6254900209     47.80       47.70        351,250     6.750          20010601       20310501       360          2,278.21    20010601
6255355940     65.10       65.10        560,000     6.625          20010601       20310501       360          3,585.75    20010601
6255866144     80.00       80.00        400,800     6.750          20010601       20310501       360          2,599.59    20010601
6256076925     40.00       40.00      1,000,000     6.875          20010601       20310501       360          6,569.29    20010601
6256544948     80.00       80.00        600,000     6.750          20010601       20310501       360          3,891.59    20010601
6258224358     63.30       63.20        625,000     6.500          20010601       20310501       360          3,950.43    20010701
6258235883     69.20       69.20        900,000     6.875          20010701       20310601       360          5,912.36    20010701
6258253605     37.20       37.10        400,000     7.250          20010601       20310501       360          2,728.71    20010601
6258572731     62.90       62.80        550,000     6.125          20010701       20310601       360          3,341.86    20010701
6259501929     80.00       79.90        408,700     7.125          20010701       20310601       360          2,753.49    20010701
6259966585     80.00       80.00        526,400     7.375          20010601       20310501       360          3,635.72    20010601
6261688870     65.00       64.90        619,000     7.125          20010601       20310501       360          4,170.32    20010601
6262365478     80.00       80.00        344,000     6.125          20010701       20310601       360          2,090.19    20010701
6262586594     67.60       67.50        500,000     7.000          20010601       20310501       360          3,326.52    20010701
6262677104     77.40       77.30        418,000     6.500          20010601       20310501       360          2,642.05    20010701
6264781847     79.30       79.20        416,000     7.500          20010601       20310501       360          2,908.74    20010601
6266520441     71.30       71.20        650,000     6.500          20010601       20310501       360          4,108.45    20010601
6267822416     78.20       78.00        665,000     6.000          20010501       20310401       360          3,987.02    20010701
6267905401     80.00       79.80        336,000     7.000          20010501       20310401       360          2,235.42    20010701
6268805899     80.00       80.00        634,400     6.875          20010601       20310501       360          4,167.56    20010601
6270119214     21.70       21.60        650,000     6.750          20010701       20310601       360          4,215.89    20010701
6270259150     74.00       73.90        648,650     7.000          20010601       20310501       360          4,315.49    20010601
6270359166     38.50       38.40        500,000     7.375          20010601       20310501       360          3,453.38    20010601
6270365601     72.90       72.90        649,000     6.250          20010701       20310601       360          3,996.01    20010701
6271963438     70.00       69.90        650,000     6.875          20010601       20310501       360          4,270.04    20010601
6272035962     74.10       74.00        388,950     6.875          20010701       20310601       360          2,555.13    20010701
6272355071     80.00       80.00        344,000     6.875          20010601       20310501       360          2,259.84    20010601
6273300092     75.90       75.90        364,500     6.750          20010701       20310601       360          2,364.15    20010701
6273328515     64.80       64.70        405,000     6.000          20010601       20310501       360          2,428.18    20010701
6273541232     58.40       58.40        818,000     6.875          20010601       20310501       360          5,373.68    20010601
6273728680     79.20       79.10        384,000     7.000          20010601       20310501       360          2,554.77    20010601
6274081667     70.00       70.00        315,000     7.250          20010601       20310501       360          2,148.86    20010601
6275225487     74.90       74.90        442,000     6.500          20010601       20310501       360          2,793.75    20010601
6275634043     71.60       71.60        500,000     6.875          20010601       20310501       360          3,284.65    20010601
6275726153     56.90       56.90        353,000     6.750          20010601       20310501       360          2,289.56    20010601
6275743034     69.80       69.70        471,000     6.875          20010601       20310501       360          3,094.14    20010701
6277295975     56.30       56.20        422,000     7.000          20010501       20310401       360          2,807.58    20010601
6277328040     75.50       75.30        400,000     6.875          20010601       20310501       360          2,627.72    20010701
6277590029     80.00       79.90        416,000     7.000          20010601       20310501       360          2,767.66    20010701
6277910755     55.00       55.00        330,000     6.625          20010701       20310601       360          2,113.03    20010701
6279096371     38.90       38.80        340,000     6.875          20010601       20310501       360          2,233.56    20010601
6279462813     79.80       79.70        568,000     7.000          20010601       20310501       360          3,778.92    20010601
6279808445     49.60       49.60        340,000     6.875          20010601       20310501       360          2,233.56    20010601
6280221646     50.00       50.00      1,000,000     6.750          20010701       20310601       360          6,485.99    20010701
6281364445     66.60       66.60        286,500     6.750          20010601       20310501       360          1,858.24    20010601
6281495777     65.80       65.80        395,000     6.750          20010601       20310501       360          2,561.97    20010601
6282218616     37.50       37.40        300,000     6.875          20010601       20310501       360          1,970.79    20010701
6282353488     60.30       60.30        353,000     7.000          20010601       20310501       360          2,348.52    20010601
6282847604     68.80       68.80        478,250     6.875          20010701       20310601       360          3,141.77    20010701
6283054705     62.00       61.90        404,000     6.750          20010601       20310501       360          2,620.34    20010601
6283772231     80.00       80.00        520,000     6.875          20010601       20310501       360          3,416.03    20010601
6284187900     75.10       75.00        750,000     7.375          20010601       20310501       360          5,180.07    20010701
6284503445     65.30       65.30        800,000     6.625          20010601       20310501       360          5,122.49    20010601
6286664757     80.00       79.90        448,000     7.250          20010501       20310401       360          3,056.15    20010601
6289093400     65.00       64.90        503,500     6.875          20010601       20310501       360          3,307.64    20010601
6289373026     80.00       80.00        300,000     6.500          20010601       20310501       360          1,896.21    20010601
6289486919     47.30       47.20        993,750     6.750          20010501       20310401       360          6,445.45    20010601
6290260303     64.60       64.50        663,000     7.000          20010501       20310401       360          4,410.96    20010601
6293150717     59.80       59.70        487,500     7.625          20010601       20310501       360          3,450.50    20010701
6293678584     71.90       71.90        525,000     7.125          20010601       20310501       360          3,537.03    20010601
6293790454     49.20       49.20        342,000     6.250          20010701       20310601       360          2,105.76    20010701
6294166324     49.60       49.50        991,000     6.875          20010701       20310601       360          6,510.17    20010701
6295136219     54.60       54.60        347,000     7.000          20010601       20310501       360          2,308.60    20010601
6295137076     80.00       79.90        553,900     7.250          20010701       20310601       360          3,778.58    20010701
6295505793     55.10       55.00        325,000     7.000          20010601       20310501       360          2,162.24    20010601
6295925405     80.00       79.90        622,000     6.875          20010601       20310501       360          4,086.10    20010701
6296161273     75.00       74.90        461,000     6.875          20010601       20310501       360          3,028.45    20010601
6296186973     69.20       69.10        370,000     7.000          20010701       20310601       360          2,461.62    20010701
6296791400     77.70       77.60        667,200     6.875          20010601       20310501       360          4,383.03    20010601
6297961317     80.00       80.00        311,600     7.125          20010601       20310501       360          2,099.31    20010601
6298466498     72.40       72.40        297,000     6.625          20010701       20310601       360          1,901.73    20010701
6298626323     44.00       43.90        400,000     7.375          20010601       20310501       360          2,762.71    20010701
6299169307     80.00       80.00        328,000     7.125          20010601       20310501       360          2,209.80    20010601
6299913894     63.70       63.70        650,000     6.875          20010701       20310601       360          4,270.04    20010701
6300177141     80.00       79.90        396,000     6.875          20010501       20310401       360          2,601.44    20010601
6300463137     77.50       77.50        473,000     6.250          20010601       20310501       360          2,912.35    20010601
6300830228     75.00       75.00        346,500     7.250          20010701       20310601       360          2,363.75    20010701
6301719792     45.80       45.80        450,000     7.000          20010701       20310601       360          2,993.87    20010701
6302201113     70.00       70.00        486,500     6.125          20010701       20310601       360          2,956.03    20010701
6303385758     70.00       70.00        588,000     6.625          20010701       20310601       360          3,765.03    20010701
6304322529     80.00       79.90        317,422     6.875          20010701       20310601       360          2,085.24    20010701
6304343756     73.00       73.00        334,500     7.250          20010701       20310601       360          2,281.88    20010701
6305346097     33.30       33.30        500,000     7.000          20010601       20310501       360          3,326.52    20010601
6305847664     90.00       89.80        319,400     6.875          20010501       20310401       360          2,098.24    20010701
6306313146     71.10       71.10        330,000     7.000          20010601       20310501       360          2,195.50    20010601
6306677318     72.50       72.50        587,500     6.750          20010601       20310501       360          3,810.52    20010601
6306713519     80.00       79.90        589,450     7.500          20010601       20310501       360          4,121.52    20010701
6306866481     79.70       79.70        311,000     6.500          20010601       20310501       360          1,965.74    20010601
6307287075     80.00       79.90        529,415     6.875          20010601       20310501       360          3,477.88    20010601
6308480877     80.00       79.90        460,000     7.125          20010501       20310401       360          3,099.11    20010601
6310655730     70.40       70.40        345,000     6.875          20010701       20310601       360          2,266.41    20010701
6311059692     40.50       40.30        405,000     7.000          20010501       20310401       360          2,694.48    20010601
6312291914     8.30         8.20        315,000     6.625          20010601       20310501       360          2,016.98    20010601
6312305748     59.10       59.10        650,000     7.250          20010601       20310501       360          4,434.15    20010601
6312542373     31.70       31.70        460,000     7.500          20010601       20310501       360          3,216.39    20010601
6313298587     69.80       69.80        323,000     6.500          20010601       20310501       360          2,041.58    20010601
6316075305     80.00       80.00        364,000     7.125          20010701       20310601       360          2,452.34    20010701
6317526512     67.80       67.70        410,000     7.250          20010601       20310501       360          2,796.93    20010701
6317570247     80.00       79.90        326,400     7.500          20010601       20310501       360          2,282.24    20010701
6317706460     80.00       79.90        356,000     6.875          20010501       20310401       360          2,338.67    20010601
6317927793     80.00       79.90        480,000     6.750          20010601       20310501       360          3,113.28    20010701
6318079586     28.50       28.40        385,000     6.625          20010601       20310501       360          2,465.20    20010701
6319115793     80.00       80.00        570,000     6.750          20010601       20310501       360          3,697.01    20010601
6319163827     50.70       50.70        393,000     6.750          20010601       20310501       360          2,549.00    20010601
6319637077     80.00       80.00        324,000     7.375          20010701       20310601       360          2,237.79    20010701
6321443365     75.00       74.90        337,500     7.000          20010601       20310501       360          2,245.40    20010701
6322260768     77.40       77.30        325,000     7.000          20010601       20310501       360          2,162.24    20010601
6322830750     74.50       74.40        440,000     6.750          20010601       20310501       360          2,853.84    20010601
6323429164     79.80       79.70        750,000     6.875          20010601       20310501       360          4,926.97    20010601
6323444858     76.50       76.40        650,000     7.000          20010701       20310601       360          4,324.47    20010701
6323736428     56.60       56.40        905,000     6.875          20010501       20310401       360          5,945.21    20010701
6324909792     79.80       79.80        419,000     6.750          20010601       20310501       360          2,717.63    20010601
6325462296     80.00       80.00        464,000     6.750          20010601       20310501       360          3,009.50    20010601
6325520671     60.60       60.50      1,000,000     7.375          20010501       20310401       360          6,906.76    20010701
6327146442     65.60       65.50        400,000     7.250          20010601       20310501       360          2,728.71    20010601
6327249725     95.00       95.00        304,950     7.500          20010601       20310501       360          2,132.26    20010601
6327705304     80.00       79.90        575,300     6.625          20010701       20310601       360          3,683.71    20010701
6328713919     69.30       69.30        350,000     6.625          20010701       20310601       360          2,241.09    20010701
6329742115     53.00       53.00        411,000     7.250          20010601       20310501       360          2,803.75    20010601
6330173128     80.00       80.00        568,000     6.875          20010601       20310501       360          3,731.36    20010601
6330622140     50.00       50.00        650,000     6.625          20010701       20310601       360          4,162.03    20010701
6330919587     80.00       79.90        384,000     6.875          20010501       20310401       360          2,522.61    20010601
6331111028     70.00       70.00        399,000     6.625          20010701       20310601       360          2,554.85    20010701
6331288529     69.60       69.50        800,000     7.250          20010601       20310501       360          5,457.42    20010601
6332218913     41.30       41.20        328,272     6.625          20010801       20310701       360          2,101.97    20010801
6332553285     80.00       79.90        360,518     7.125          20010601       20310501       360          2,428.88    20010601
6332637500     71.80       71.70        354,500     6.750          20010701       20310601       360          2,299.29    20010701
6333931605     35.60       35.40        640,000     6.875          20010601       20310501       360          4,204.35    20010601
6335717325     80.00       79.90        368,000     6.500          20010601       20310501       360          2,326.02    20010701
6335770696     80.00       80.00        596,800     7.250          20010601       20310501       360          4,071.23    20010601
6336345803     73.20       73.20        520,000     7.000          20010601       20310501       360          3,459.58    20010601
6339524438     80.00       79.90        476,000     6.125          20010601       20310501       360          2,892.23    20010701
6339743715     34.20       34.20        650,000     6.750          20010601       20310501       360          4,215.89    20010601
6339857275     80.00       80.00        439,200     7.250          20010701       20310601       360          2,996.12    20010701
6340295002     56.30       56.20        380,000     6.750          20010601       20310501       360          2,464.68    20010701
6340351334     68.20       68.10        450,000     7.000          20010601       20310501       360          2,993.87    20010601
6341201579     43.60       43.50        370,400     7.250          20010601       20310501       360          2,526.79    20010601
6342481329     90.00       89.90        474,700     6.750          20010601       20310501       360          3,078.90    20010701
6342810998     37.50       37.50        300,000     7.125          20010601       20310501       360          2,021.16    20010601
6343169584     80.00       79.90        392,000     7.250          20010601       20310501       360          2,674.14    20010701
6343559156     68.20       68.10        433,000     7.500          20010701       20310601       360          3,027.60    20010701
6343941933     80.00       80.00        308,000     6.875          20010701       20310601       360          2,023.35    20010701
6344004327     79.80       79.70        283,282     6.125          20010601       20310501       360          1,721.26    20010701
6345048455     80.00       80.00        432,000     7.000          20010601       20310501       360          2,874.11    20010601
6345274788     69.10       67.30        784,000     7.000          20010601       20310501       360          5,215.98    20010601
6345464017     80.00       79.90        440,000     7.125          20010601       20310501       360          2,964.37    20010701
6346737056     63.50       63.40        520,000     6.750          20010501       20310401       360          3,372.72    20010601
6348249431     80.00       79.90        490,224     6.375          20010501       20310401       360          3,058.36    20010601
6349818127     78.30       78.20        425,000     6.875          20010701       20310601       360          2,791.95    20010701
6349896081     77.30       77.20        367,300     6.625          20010501       20310401       360          2,351.87    20010601
6350079676     80.00       79.90        448,000     7.125          20010501       20310401       360          3,018.26    20010601
6351925000     80.00       80.00        349,520     6.375          20010701       20310601       360          2,180.56    20010701
6351982258     33.90       33.90        882,000     6.750          20010601       20310501       360          5,720.64    20010601
6352206525     80.00       80.00        400,000     7.000          20010601       20310501       360          2,661.21    20010601
6352701996     35.30       35.10        600,000     6.750          20010501       20310401       360          3,891.59    20010701
6353000448     65.10       65.10        500,000     6.250          20010601       20310501       360          3,078.59    20010601
6353959684     80.00       80.00        292,000     6.625          20010601       20310501       360          1,869.71    20010601
6354177823     80.00       80.00        388,000     7.000          20010601       20310501       360          2,581.38    20010601
6354538545     86.70       86.60        549,600     6.250          20010701       20310601       360          3,383.99    20010701
6354830025     42.30       42.20        389,000     6.875          20010601       20310501       360          2,555.46    20010601
6355748242     60.40       60.40        420,000     7.000          20010601       20310501       360          2,794.28    20010601
6358814389     80.00       80.00        476,000     7.375          20010601       20310501       360          3,287.62    20010601
6359228266     67.10       67.10        480,000     7.000          20010701       20310601       360          3,193.46    20010701
6360221193     66.40       66.40        498,000     6.875          20010701       20310601       360          3,271.51    20010701
6360364316     80.00       80.00        672,000     6.875          20010601       20310501       360          4,414.57    20010601
6360813304     73.40       73.40        470,000     7.125          20010601       20310501       360          3,166.48    20010601
6361104653     56.80       56.70        480,000     7.500          20010601       20310501       360          3,356.23    20010701
6361389833     25.40       25.30        500,000     7.125          20010701       20310601       360          3,368.60    20010701
6361780486     69.80       69.70        300,000     6.500          20010601       20310501       360          1,896.21    20010601
6361838565     80.00       80.00        368,000     7.000          20010701       20310601       360          2,448.32    20010701
6362908722     70.20       70.10        400,000     7.125          20010701       20310601       360          2,694.88    20010701
6363544369     80.00       80.00        640,000     6.875          20010701       20310601       360          4,204.35    20010701
6363653822     31.40       31.30        910,000     6.750          20010501       20310401       360          5,902.25    20010601
6363662609     74.30       74.30        302,550     7.125          20010601       20310501       360          2,038.34    20010601
6364218781     80.00       80.00        356,000     7.375          20010601       20310501       360          2,458.81    20010601
6364983186     74.10       74.00      1,000,000     7.000          20010701       20310601       360          6,653.03    20010701
6366626247     80.00       80.00        417,600     7.250          20010601       20310501       360          2,848.77    20010601
6367218275     52.60       52.60      1,000,000     7.375          20010701       20310601       360          6,906.76    20010701
6368231764     80.00       80.00        510,000     7.125          20010601       20310501       360          3,435.97    20010601
6369684474     80.00       80.00        340,000     7.625          20010601       20310501       360          2,406.50    20010601
6372650280     80.00       80.00        306,120     7.250          20010701       20310601       360          2,088.28    20010701
6374406947     64.30       64.20        315,000     6.750          20010601       20310501       360          2,043.09    20010601
6374738992     47.80       47.70        693,000     7.000          20010601       20310501       360          4,610.55    20010701
6375192447     80.00       80.00        448,000     7.250          20010601       20310501       360          3,056.15    20010601
6375203046     80.00       80.00        484,000     7.250          20010601       20310501       360          3,301.74    20010601
6376361454     76.10       76.00        590,000     7.000          20010501       20310401       360          3,925.29    20010601
6376988413     80.00       79.90        313,600     7.375          20010601       20310501       360          2,165.96    20010701
6377284127     45.50       45.50        320,000     6.875          20010701       20310601       360          2,102.18    20010701
6377333890     55.60       55.50        400,000     7.000          20010601       20310501       360          2,661.21    20010601
6377797672     75.90       75.80        387,000     7.000          20010601       20310501       360          2,574.73    20010601
6378063876     80.00       80.00        394,400     6.250          20010601       20310501       360          2,428.39    20010601
6378129115     80.00       80.00        339,200     6.875          20010701       20310601       360          2,228.31    20010701
6378539388     90.00       90.00        454,500     5.625          20010601       20310501       360          2,616.36    20010601
6379303941     76.90       76.70        538,000     7.000          20010601       20310501       360          3,579.33    20010701
6379396325     80.00       80.00        635,600     7.000          20010601       20310501       360          4,228.67    20010601
6380494044     68.10       68.00        350,000     6.375          20010601       20310501       360          2,183.55    20010601
6381797916     73.20       73.20        498,000     7.125          20010601       20310501       360          3,355.12    20010601
6381928669     80.00       80.00        580,800     6.750          20010701       20310601       360          3,767.06    20010701
6382635412     59.50       59.40        583,000     6.750          20010701       20310601       360          3,781.33    20010701
6383078109     78.70       78.70        370,000     7.000          20010701       20310601       360          2,461.62    20010701
6383994636     79.80       79.70        650,000     7.000          20010701       20310601       360          4,324.47    20010701
6384815640     75.00       74.90        562,500     6.750          20010601       20310501       360          3,648.37    20010701
6385229445     67.40       67.30        650,000     6.875          20010601       20310501       360          4,270.04    20010601
6387543595     69.90       69.80        510,000     6.875          20010701       20310601       360          3,350.34    20010701
6388432988     80.00       79.90        384,000     6.875          20010501       20310401       360          2,522.61    20010601
6390561691     69.90       69.90        381,000     6.875          20010601       20310501       360          2,502.90    20010601
6390690441     95.00       95.00        278,350     6.750          20010601       20310501       360          1,805.38    20010601
6390839303     79.50       79.00        588,000     6.500          20010701       20310601       360          3,716.56    20010701
6390909007     80.00       79.90        436,000     6.500          20010601       20310501       360          2,755.82    20010701
6392321771     80.00       80.00        372,000     6.500          20010601       20310501       360          2,351.30    20010601
6394131129     72.30       72.30        434,000     7.250          20010601       20310501       360          2,960.65    20010601
6395160754     68.00       68.00        578,000     6.625          20010701       20310601       360          3,701.00    20010701
6395607317     80.00       80.00        412,000     7.500          20010601       20310501       360          2,880.77    20010601
6395855502     75.00       75.00        825,000     6.625          20010701       20310601       360          5,282.57    20010701
6396237957     45.80       45.70        649,999     6.750          20010601       20310501       360          4,215.89    20010601
6396898907     74.10       74.00        300,000     7.125          20010701       20310601       360          2,021.16    20010701
6397519718     69.50       69.40        470,500     7.000          20010601       20310501       360          3,130.25    20010701
6397549426     79.30       79.20        396,500     6.375          20010601       20310501       360          2,473.65    20010701
6397737682     54.20       54.10        650,000     6.500          20010601       20310501       360          4,108.45    20010601
6398294618     51.90       51.80        700,000     7.125          20010701       20310601       360          4,716.03    20010701
6398675261     75.00       75.00        337,500     7.250          20010601       20310501       360          2,302.35    20010601
6398804762     75.90       75.90        600,000     7.000          20010601       20310501       360          3,991.82    20010601
6399408662     80.00       80.00        304,000     7.500          20010601       20310501       360          2,125.62    20010601
6400003148     79.80       79.80        479,000     6.000          20010601       20310501       360          2,871.85    20010601
6400544919     80.00       80.00        640,000     7.500          20010601       20310501       360          4,474.98    20010601
6400560345     62.60       62.50        297,200     6.875          20010701       20310601       360          1,952.40    20010701
6401234775     54.60       54.50        696,500     7.250          20010501       20310401       360          4,751.36    20010701
6402915695     69.80       69.70        628,000     6.750          20010701       20310601       360          4,073.20    20010701
6403258491     44.40       44.40        400,000     7.000          20010601       20310501       360          2,661.21    20010701
6403995183     75.10       75.10        424,500     7.000          20010701       20310601       360          2,824.21    20010701
6404002542     80.00       80.00        376,000     7.000          20010601       20310501       360          2,501.54    20010601
6405077212     72.90       72.80        328,000     6.875          20010601       20310501       360          2,154.73    20010601
6405272847     60.40       60.40        604,000     6.750          20010601       20310501       360          3,917.54    20010601
6406861630     80.00       80.00        491,200     6.875          20010701       20310601       360          3,226.84    20010701
6406863495     38.50       38.40        500,000     6.875          20010701       20310601       360          3,284.65    20010701
6407587200     57.80       57.70        598,000     7.125          20010601       20310501       360          4,028.84    20010701
6408566682     80.00       80.00        479,200     6.875          20010601       20310501       360          3,148.01    20010601
6409606792     53.30       53.20        520,000     6.875          20010501       20310401       360          3,416.03    20010601
6410146366     80.00       80.00        639,200     6.625          20010701       20310601       360          4,092.87    20010701
6411115741     66.00       66.00        396,000     6.500          20010601       20310501       360          2,502.99    20010601
6411674598     80.00       80.00        454,400     6.875          20010701       20310601       360          2,985.09    20010701
6411726075     80.00       79.90        420,000     6.375          20010601       20310501       360          2,620.26    20010701
6411771824     70.00       70.00        717,500     7.250          20010601       20310501       360          4,894.62    20010601
6413979151     57.90       57.80        495,000     6.000          20010601       20310501       360          2,967.78    20010701
6414002938     80.00       80.00        500,000     6.375          20010601       20310501       360          3,119.35    20010601
6414239290     80.00       79.90        348,800     6.750          20010601       20310501       360          2,262.32    20010701
6414266764     46.90       46.80        530,000     6.000          20010601       20310501       360          3,177.62    20010701
6414954328     78.40       78.30        462,400     6.875          20010601       20310501       360          3,037.64    20010601
6415820411     71.90       71.80        404,000     7.250          20010601       20310501       360          2,756.00    20010601
6416764006     56.60       56.60        300,000     6.875          20010601       20310501       360          1,970.79    20010601
6416858998     60.80       60.70        310,000     5.625          20010601       20310501       360          1,784.54    20010701
6418419161     95.00       95.00        365,750     7.250          20010601       20310501       360          2,495.06    20010601
6418779671     72.40       72.30        550,000     6.000          20010601       20310501       360          3,297.53    20010601
6419295347     63.50       63.40      1,000,000     7.125          20010601       20310501       360          6,737.19    20010601
6419647687     79.90       79.90        554,000     7.500          20010601       20310501       360          3,873.65    20010601
6419797060     53.50       53.50        530,000     6.875          20010601       20310501       360          3,481.73    20010601
6421116879     15.20       15.10        395,300     6.875          20010601       20110501       120          4,564.35    20010701
6421237956     79.10       79.00        336,000     6.750          20010701       20310601       360          2,179.29    20010701
6421736395     80.00       80.00        396,000     6.875          20010601       20310501       360          2,601.44    20010601
6421911329     80.00       79.90        488,000     7.375          20010601       20310501       360          3,370.50    20010701
6422006954     65.30       65.30        313,490     6.875          20010601       20310501       360          2,059.41    20010601
6422152592     80.00       80.00        472,000     7.000          20010701       20310601       360          3,140.23    20010701
6422701869     70.80       70.70        609,000     7.000          20010501       20310401       360          4,051.70    20010601
6423089520     69.10       69.10        387,000     6.125          20010701       20310601       360          2,351.46    20010701
6425132740     49.90       49.80        384,000     7.000          20010501       20310401       360          2,554.77    20010601
6425204499     90.00       90.00        405,000     6.250          20010701       20310601       360          2,493.66    20010701
6426044712     80.00       79.90        311,200     7.500          20010601       20310501       360          2,175.96    20010701
6426241557     78.40       78.40        495,000     7.375          20010701       20310601       360          3,418.85    20010701
6426365448     80.00       79.90        543,700     7.000          20010601       20310501       360          3,617.25    20010701
6427219719     80.00       80.00        600,000     6.750          20010701       20310601       360          3,891.59    20010701
6427292708     73.20       73.10        450,000     7.250          20010601       20310501       360          3,069.80    20010601
6428157587     77.00       77.00        693,245     6.750          20010601       20310501       360          4,496.38    20010601
6428347576     80.00       80.00        552,000     6.875          20010701       20310601       360          3,626.25    20010701
6428862608     80.00       80.00        540,000     7.250          20010601       20310501       360          3,683.76    20010601
6429805200     70.00       70.00        490,000     6.750          20010601       20310501       360          3,178.14    20010601
6431008272     53.10       53.00        390,000     7.000          20010601       20310501       360          2,594.68    20010701
6435136814     79.80       79.80        423,000     6.750          20010601       20310501       360          2,743.57    20010601
6436685009     33.30       33.30      1,000,000     6.625          20010701       20310601       360          6,403.11    20010701
6437303479     55.80       55.70        407,000     6.625          20010601       20310501       360          2,606.07    20010601
6437417931     80.00       80.00        336,000     7.125          20010601       20310501       360          2,263.70    20010601
6439377885     80.00       80.00        311,200     7.125          20010601       20310501       360          2,096.62    20010601
6439653624     67.80       67.70        422,000     6.750          20010601       20310501       360          2,737.09    20010701
6439700854     68.30       68.30        425,000     6.750          20010601       20310501       360          2,756.55    20010601
6440226428     80.00       80.00        336,000     7.000          20010601       20310501       360          2,235.42    20010601
6441616288     42.80       42.70        385,000     7.250          20010601       20310501       360          2,626.38    20010601
6441856298     73.60       73.60        313,000     7.000          20010601       20310501       360          2,082.40    20010601
6441889836     75.00       74.90        438,750     7.125          20010601       20310501       360          2,955.94    20010701
6442366958     78.10       78.00      1,000,000     6.500          20010601       20310501       360          6,320.68    20010701
6444158684     72.20       72.10        368,000     7.000          20010601       20310501       360          2,448.32    20010601
6444419102     80.00       79.90        540,800     6.750          20010601       20310501       360          3,507.62    20010701
6446058130     73.20       73.10        467,000     7.000          20010601       20310501       360          3,106.97    20010601
6446679935     68.90       68.90      1,000,000     6.750          20010601       20310501       360          6,485.99    20010601
6447207173     76.40       76.40        379,000     7.375          20010601       20310501       360          2,617.66    20010601
6447215143     75.00       75.00        330,000     7.000          20010601       20310501       360          2,195.50    20010601
6447385128     60.00       60.00        600,000     6.875          20010601       20310501       360          3,941.58    20010601
6447735975     80.00       79.90        424,000     7.500          20010601       20310501       360          2,964.67    20010701
6448236312     80.00       80.00        432,000     7.125          20010601       20310501       360          2,910.47    20010601
6449034567     75.50       75.50        315,000     7.000          20010701       20310601       360          2,095.71    20010701
6449057782     50.20       50.10        640,000     7.000          20010601       20310501       360          4,257.94    20010601
6449310769     79.20       79.00        380,000     6.375          20010601       20310501       360          2,370.71    20010701
6450430530     80.00       79.90        502,000     7.500          20010601       20310501       360          3,510.06    20010701
6450838120     80.00       79.90        360,000     7.375          20010601       20310501       360          2,486.44    20010701
6451070269     80.00       79.80        636,000     6.375          20010501       20310401       360          3,967.82    20010701
6451180803     26.70       26.60        400,000     6.375          20010601       20310501       360          2,495.48    20010601
6454605616     80.00       80.00        400,000     7.250          20010601       20310501       360          2,728.71    20010601
6454699460     80.00       80.00        456,000     7.250          20010601       20310501       360          3,110.73    20010601
6455276896     45.60       45.60        342,000     6.375          20010601       20310501       360          2,133.64    20010601
6457073408     78.40       78.40        600,000     7.250          20010601       20310501       360          4,093.06    20010601
6458973002     52.30       52.20        345,000     6.625          20010601       20310501       360          2,209.08    20010601
6459247851     80.00       80.00        421,352     6.750          20010701       20310601       360          2,732.89    20010701
6460450254     58.80       58.70        911,000     6.500          20010701       20310601       360          5,758.14    20010701
6461417179     78.30       78.30        650,000     7.250          20010601       20310501       360          4,434.15    20010601
6461475631     80.00       79.90        360,600     6.875          20010601       20310501       360          2,368.89    20010701
6462600914     80.00       79.70        489,600     7.375          20010601       20310501       360          3,381.55    20010701
6462696797     80.00       80.00        608,000     7.125          20010601       20310501       360          4,096.21    20010601
6462726446     67.20       67.10        400,000     6.875          20010601       20310501       360          2,627.72    20010701
6462811636     64.50       64.40        355,000     5.875          20010601       20310501       360          2,099.96    20010701
6463787181     70.00       70.00        812,000     6.875          20010701       20310601       360          5,334.27    20010701
6464919379     77.40       77.30        526,000     6.875          20010601       20310501       360          3,455.45    20010601
6466337034     56.90       56.80        475,000     7.000          20010701       20310601       360          3,160.19    20010701
6467332802     80.00       80.00        444,000     6.875          20010601       20310501       360          2,916.77    20010601
6471088622     54.10       54.10        533,900     7.000          20010601       20310501       360          3,552.06    20010601
6471786662     80.00       79.90        374,400     7.375          20010601       20310501       360          2,585.89    20010701
6471946456     74.70       74.60        295,000     7.125          20010501       20310401       360          1,987.47    20010601
6472026886     78.50       78.40        365,000     6.625          20010701       20310601       360          2,337.14    20010701
6472425203     57.60       57.60        415,000     7.000          20010701       20310601       360          2,761.01    20010701
6472576054     80.00       80.00        344,000     7.125          20010601       20310501       360          2,317.60    20010601
6472755393     68.40       68.40        843,000     6.750          20010701       20310601       360          5,467.69    20010701
6473746177     55.50       55.50        408,000     6.375          20010701       20310601       360          2,545.39    20010701
6474150858     80.00       80.00        448,000     7.375          20010701       20310601       360          3,094.23    20010701
6475582232     44.60       44.50        390,000     6.250          20010601       20310501       360          2,401.30    20010601
6476069551     90.00       90.00        357,210     6.625          20010701       20310601       360          2,287.26    20010701
6476275638     39.60       39.60      1,000,000     6.875          20010701       20310601       360          6,569.29    20010701
6476719742     80.00       80.00        400,000     7.000          20010701       20310601       360          2,661.21    20010701
6477012063     40.00       40.00        650,000     6.750          20010701       20310601       360          4,215.89    20010701
6477360595     80.00       80.00        340,000     7.250          20010701       20310601       360          2,319.40    20010701
6478970244     69.40       69.30        750,000     7.125          20010601       20310501       360          5,052.89    20010701
6479039270     80.00       80.00        343,200     6.875          20010701       20310601       360          2,254.58    20010701
6481586888     75.00       75.00        356,250     7.250          20010601       20310501       360          2,430.26    20010601
6482808380     77.10       77.00        347,000     7.000          20010601       20310501       360          2,308.60    20010701
6483117641     67.80       67.70        425,500     7.375          20010601       20310501       360          2,938.83    20010601
6485325259     38.10       38.10        305,000     6.750          20010701       20310601       360          1,978.23    20010701
6486036327     50.10       49.90        338,000     6.875          20010501       20310401       360          2,220.42    20010701
6486972976     55.70       55.60        540,000     6.750          20010601       20310501       360          3,502.43    20010601
6488135887     80.00       79.90        322,000     7.125          20010601       20310501       360          2,169.38    20010701
6488348167     80.00       80.00        620,000     6.125          20010701       20310601       360          3,767.19    20010701
6488758670     75.00       75.00        984,825     6.875          20010601       20310501       360          6,469.60    20010601
6488958684     79.60       79.50        588,700     7.000          20010601       20310501       360          3,916.64    20010601
6489091063     80.00       79.90        606,400     7.000          20010501       20310401       360          4,034.40    20010601
6489138708     57.50       57.40        296,000     7.375          20010601       20310501       360          2,044.40    20010701
6489354149     66.70       66.60        380,000     6.875          20010601       20310501       360          2,496.33    20010701
6490081558     80.00       80.00        380,000     7.000          20010601       20310501       360          2,528.15    20010601
6490261333     50.00       50.00        475,000     6.750          20010601       20310501       360          3,080.85    20010601
6490494223     75.00       75.00        450,000     7.375          20010701       20310601       360          3,108.04    20010701
6491163249     50.00       50.00        375,000     6.500          20010601       20310501       360          2,370.26    20010601
6491531759     46.00       45.90      1,000,000     7.250          20010601       20310501       360          6,821.77    20010601
6492704066     80.00       80.00        320,000     7.125          20010701       20310601       360          2,155.90    20010701
6492961336     80.00       80.00        380,800     6.625          20010601       20310501       360          2,438.31    20010601
6493294216     80.00       80.00        460,000     6.750          20010701       20310601       360          2,983.56    20010701
6493427451     80.00       80.00        440,000     6.750          20010701       20310601       360          2,853.84    20010701
6493442823     80.00       79.90        604,000     7.625          20010601       20310501       360          4,275.08    20010701
6494036178     85.00       84.90        455,900     7.250          20010601       20310501       360          3,110.05    20010601
6494214379     42.60       42.50        342,000     6.750          20010501       20310401       360          2,218.21    20010701
6494335778     68.40       68.40        650,000     7.250          20010701       20310601       360          4,434.15    20010701
6497759883     53.70       53.70        497,000     6.625          20010701       20310601       360          3,182.35    20010701
6497842663     46.20       46.10        497,050     6.875          20010501       20310401       360          3,265.27    20010701
6497976636     78.70       78.70        440,800     7.000          20010601       20310501       360          2,932.66    20010601
6499448238     80.00       80.00        460,000     6.625          20010601       20310501       360          2,945.44    20010601
6499750310     55.80       55.70        315,000     6.750          20010701       20310601       360          2,043.09    20010701
6499757950     63.30       63.20      1,000,000     6.750          20010601       20310501       360          6,485.99    20010601
6499978788     68.90       68.80        372,000     7.250          20010601       20310501       360          2,537.70    20010701
6500195695     80.00       79.90        439,200     7.125          20010501       20310401       360          2,958.98    20010601
6500532863     80.00       80.00        420,000     7.000          20010601       20310501       360          2,794.28    20010601
6501078064     69.20       69.20        450,000     7.000          20010601       20310501       360          2,993.87    20010601
6503149954     74.00       73.90        450,000     7.250          20010501       20310401       360          3,069.80    20010601
6503238799     75.00       74.90        390,000     7.125          20010501       20310401       360          2,627.51    20010601
6503853548     79.60       79.60        740,336     7.250          20010601       20310501       360          5,050.40    20010601
6504252823     57.60       57.60        432,000     7.000          20010701       20310601       360          2,874.11    20010701
6504377323     80.00       80.00        480,000     7.250          20010701       20310601       360          3,274.45    20010701
6504840338     69.00       69.00        359,000     6.125          20010701       20310601       360          2,181.33    20010701
6505109550     79.70       79.60        358,500     7.375          20010601       20310501       360          2,476.08    20010601
6505190287     42.60       42.60        596,500     7.000          20010701       20310601       360          3,968.53    20010701
6505370301     67.40       67.40        708,000     7.250          20010601       20310501       360          4,829.81    20010601
6507065594     69.40       69.30        555,000     6.500          20010601       20310501       360          3,507.98    20010601
6507432422     70.10       70.00        445,000     6.875          20010701       20310601       360          2,923.34    20010701
6507560065     48.90       48.90        702,000     6.750          20010701       20310601       360          4,553.16    20010701
6510123935     80.00       80.00        452,000     7.250          20010701       20310601       360          3,083.44    20010701
6510255935     75.00       75.00        412,500     6.500          20010701       20310601       360          2,607.29    20010701
6510272252     73.20       73.10        607,500     6.750          20010601       20310501       360          3,940.24    20010601
6510838573     74.90       74.90        382,000     7.250          20010601       20310501       360          2,605.92    20010601
6511863349     79.50       79.40        349,000     7.375          20010701       20310601       360          2,410.46    20010701
6511997485     66.40       66.30        388,200     6.750          20010701       20310601       360          2,517.86    20010701
6515049523     55.90       55.70        503,300     6.750          20010501       20310401       360          3,264.40    20010601
6516189666     53.60       53.50        750,000     6.875          20010701       20310601       360          4,926.97    20010701
6517477243     80.00       80.00        332,000     7.375          20010601       20310501       360          2,293.05    20010601
6517498785     90.00       89.90        512,970     6.875          20010601       20310501       360          3,369.85    20010601
6518044349     80.00       79.90        483,200     5.625          20010601       20310501       360          2,781.58    20010701
6518579179     64.90       64.80        454,000     7.250          20010601       20310501       360          3,097.09    20010601
6518593303     90.00       90.00        373,500     7.375          20010601       20310501       360          2,579.68    20010601
6518815417     80.00       80.00        408,000     6.375          20010701       20310601       360          2,545.39    20010701
6518983892     69.90       69.90        500,000     6.750          20010701       20310601       360          3,243.00    20010701
6519453242     80.00       80.00        368,000     6.875          20010701       20310601       360          2,417.50    20010701
6520423663     73.50       73.40        570,000     7.000          20010501       20310401       360          3,792.23    20010701
6521256716     80.00       80.00        391,960     7.000          20010601       20310501       360          2,607.72    20010601
6521954823     80.00       79.90        363,400     6.750          20010701       20310601       360          2,357.01    20010701
6522940912     73.90       73.80        410,000     6.125          20010601       20310501       360          2,491.21    20010701
6522946794     80.00       79.90        716,800     7.125          20010501       20310401       360          4,829.22    20010601
6523855309     80.00       79.80        639,200     7.250          20010501       20310401       360          4,360.48    20010701
6525400401     80.00       80.00        468,000     5.750          20010601       20310501       360          2,731.13    20010601
6525529456     80.00       79.90        328,000     7.250          20010601       20310501       360          2,237.54    20010701
6525664758     69.60       69.50        348,000     6.875          20010601       20310501       360          2,286.12    20010701
6525731581     62.20       62.20        451,000     6.875          20010701       20310601       360          2,962.75    20010701
6526248205     74.30       74.20        650,000     7.250          20010601       20310501       360          4,434.15    20010701
6526767147     72.70       72.60        400,000     7.000          20010501       20310401       360          2,661.21    20010601
6526893257     80.00       80.00        348,000     7.375          20010701       20310601       360          2,403.55    20010701
6527929829     46.90       46.80        785,000     7.000          20010601       20310501       360          5,222.63    20010601
6528646273     68.30       68.10        324,200     6.250          20010601       20310501       360          1,996.16    20010701
6529107283     61.30       61.20        368,000     6.875          20010601       20310501       360          2,417.50    20010701
6530689378     75.00       75.00        495,000     6.875          20010601       20310501       360          3,251.80    20010601
6531036348     75.00       74.80        414,000     7.250          20010501       20310401       360          2,824.21    20010701
6532700744     70.00       70.00        357,000     6.000          20010701       20310601       360          2,140.40    20010701
6533069727     69.90       69.90        349,500     7.250          20010601       20310501       360          2,384.21    20010601
6533146145     67.60       67.60        301,000     7.125          20010601       20310501       360          2,027.90    20010601
6533987779     36.40       36.30        364,000     6.875          20010501       20310401       360          2,391.23    20010601
6534581035     73.60       73.60        460,000     7.125          20010601       20310501       360          3,099.11    20010601
6534809337     59.80       59.70        553,000     6.750          20010601       20310501       360          3,586.75    20010601
6536191783     55.20       55.10        400,000     6.875          20010601       20310501       360          2,627.72    20010701
6536570580     80.00       80.00        357,560     6.625          20010701       20310601       360          2,289.50    20010701
6536989228     78.40       78.30        537,000     7.250          20010601       20310501       360          3,663.29    20010701
6537988872     62.60       62.50        845,000     7.250          20010601       20310501       360          5,764.39    20010601
6538501211     66.10       66.00        390,000     7.000          20010601       20310501       360          2,594.68    20010701
6538665875     46.40       46.40        580,000     6.750          20010701       20310601       360          3,761.87    20010701
6540330856     80.00       79.90        540,000     6.000          20010501       20310401       360          3,237.58    20010601
6540480297     80.00       80.00        631,200     6.750          20010701       20310601       360          4,093.96    20010701
6540566673     80.00       80.00        561,600     7.250          20010601       20310501       360          3,831.11    20010601
6540772099     80.00       80.00        532,000     7.000          20010701       20310601       360          3,539.41    20010701
6540894034     52.90       52.90        675,000     7.250          20010701       20310601       360          4,604.70    20010701
6541288012     69.50       69.40        385,000     6.375          20010601       20310501       360          2,401.90    20010601
6541347289     70.00       70.00        357,000     6.875          20010601       20310501       360          2,345.24    20010601
6542047946     69.20       69.20        450,000     7.250          20010701       20310601       360          3,069.80    20010701
6542334948     74.80       74.70        650,000     6.125          20010701       20310601       360          3,949.47    20010701
6545280254     57.10       56.90        400,000     6.375          20010501       20310401       360          2,495.48    20010601
6545605161     80.00       80.00        496,000     6.875          20010601       20310501       360          3,258.37    20010601
6545783612     67.10       67.10        449,700     7.125          20010601       20310501       360          3,029.72    20010601
6546484202     71.50       71.40        336,000     7.000          20010601       20310501       360          2,235.42    20010601
6546792141     67.10       67.00        470,000     7.000          20010501       20310401       360          3,126.93    20010601
6547138336     64.10       64.00        314,000     7.000          20010601       20310501       360          2,089.05    20010601
6547541117     70.00       70.00        910,000     6.375          20010701       20310601       360          5,677.22    20010701
6548167979     69.10       69.00        455,000     6.500          20010501       20310401       360          2,875.91    20010601
6549701131     67.50       67.50        385,000     6.875          20010601       20310501       360          2,529.18    20010601
6550920638     58.30       58.20        360,000     6.875          20010601       20310501       360          2,364.95    20010701
6551398115     44.40       44.40        340,000     6.875          20010701       20310601       360          2,233.56    20010701
6551725515     67.40       67.30        465,000     6.875          20010601       20310501       360          3,054.72    20010601
6553082469     80.00       80.00        560,000     7.125          20010601       20310501       360          3,772.83    20010601
6553226843     58.50       58.40        475,000     6.500          20010601       20310501       360          3,002.33    20010701
6553550523     80.00       80.00        388,800     7.000          20010601       20310501       360          2,586.70    20010601
6553822203     78.10       78.00        750,000     6.375          20010601       20310501       360          4,679.03    20010701
6554473949     79.60       79.60        605,000     7.000          20010601       20310501       360          4,025.09    20010601
6554520046     80.00       79.90        683,200     7.625          20010601       20310501       360          4,835.65    20010701
6555220109     58.90       58.80        312,000     7.000          20010601       20310501       360          2,075.75    20010601
6557011522     60.00       60.00        366,000     7.250          20010701       20310601       360          2,496.77    20010701
6557971394     41.70       41.60        400,000     6.250          20010601       20310501       360          2,462.87    20010701
6558029069     63.40       63.30        358,000     6.875          20010701       20310601       360          2,351.81    20010701
6558826860     80.00       79.90        368,000     6.875          20010601       20310501       360          2,417.50    20010701
6559626988     80.00       80.00        533,740     6.750          20010701       20310601       360          3,461.83    20010701
6561573202     75.00       75.00        427,500     6.750          20010601       20310501       360          2,772.76    20010601
6562766599     69.20       69.20        900,000     6.875          20010601       20310501       360          5,912.36    20010601
6562955531     80.00       80.00        736,000     7.375          20010701       20310601       360          5,083.37    20010701
6563049771     70.00       70.00        427,000     6.625          20010701       20310601       360          2,734.13    20010701
6563563128     80.00       79.90        920,000     6.875          20010501       20310401       360          6,043.75    20010601
6563676201     72.80       72.70        473,000     7.125          20010701       20310601       360          3,186.69    20010701
6563795621     69.90       69.90        530,000     6.875          20010701       20310601       360          3,481.73    20010701
6564270897     69.40       69.30        770,000     7.125          20010701       20310601       360          5,187.64    20010701
6566806359     74.30       74.20        650,000     7.125          20010701       20310601       360          4,379.18    20010701
6567184863     72.40       72.40        460,000     7.250          20010701       20310601       360          3,138.02    20010701
6567468761     90.00       90.00        342,000     7.000          20010701       20310601       360          2,275.34    20010701
6567914228     72.20       72.10        350,000     6.625          20010701       20310601       360          2,241.09    20010701
6568404096     80.00       80.00        452,000     7.000          20010601       20310501       360          3,007.17    20010601
6568708215     80.00       79.90        389,000     7.000          20010601       20310501       360          2,588.03    20010601
6569380758     80.00       80.00        460,000     7.000          20010701       20310601       360          3,060.40    20010701
6569528653     43.30       43.30        650,000     6.375          20010601       20310501       360          4,055.16    20010601
6570586526     51.00       50.90        400,000     7.125          20010601       20310501       360          2,694.88    20010601
6571905782     63.10       63.00        410,000     7.000          20010601       20310501       360          2,727.75    20010601
6571976163     80.00       80.00        356,000     7.250          20010601       20310501       360          2,428.55    20010601
6572289236     79.80       79.80        432,000     6.875          20010601       20310501       360          2,837.94    20010601
6572852835     56.10       55.90        373,000     7.000          20010501       20310401       360          2,481.58    20010701
6573799415     80.00       80.00        300,400     7.250          20010601       20310501       360          2,049.26    20010601
6574511751     70.00       69.90        560,000     7.000          20010601       20310501       360          3,725.70    20010701
6575681843     67.70       67.60        355,200     6.875          20010601       20310501       360          2,333.42    20010601
6575906968     63.10       63.10        599,500     6.875          20010601       20310501       360          3,938.29    20010601
6576758558     80.00       79.90        372,000     7.125          20010601       20310501       360          2,506.24    20010701
6577822098     68.30       68.20        430,000     7.125          20010701       20310601       360          2,896.99    20010701
6579661452     70.40       70.30        373,000     7.250          20010601       20310501       360          2,544.52    20010701
6585694570     90.00       89.90        456,700     6.875          20010601       20310501       360          3,000.20    20010601
6586547207     66.70       66.60        400,000     6.750          20010601       20310501       360          2,594.40    20010601
6586627256     58.90       58.90        330,000     7.250          20010601       20310501       360          2,251.19    20010601
6590903412     79.80       79.70        750,000     7.000          20010701       20310601       360          4,989.77    20010701
6591641417     69.20       67.60        588,000     7.000          20010601       20310501       360          3,911.98    20010701
6592773318     54.20       54.10        650,000     7.125          20010601       20310501       360          4,379.18    20010601
6596461894     62.90       62.80        428,000     7.000          20010501       20310401       360          2,847.50    20010601
6597397022     74.60       74.60        500,000     6.875          20010601       20310501       360          3,284.65    20010601
6598075999     68.10       67.90        639,000     6.625          20010601       20310501       360          4,091.59    20010701
6598598909     61.40       61.30        310,000     7.250          20010601       20310501       360          2,114.75    20010601
6598885819     51.30       51.20        290,000     6.750          20010601       20310501       360          1,880.94    20010701
6599063655     80.00       80.00        311,600     6.750          20010701       20310601       360          2,021.04    20010701
6599269369     79.70       79.60        469,900     6.750          20010701       20310601       360          3,047.77    20010701
6599365951     64.30       64.10        900,000     6.875          20010501       20310401       360          5,912.36    20010701
6599491831     75.60       75.60        378,000     6.875          20010601       20310501       360          2,483.20    20010601
6599534648     79.50       79.50        350,000     7.375          20010601       20310501       360          2,417.37    20010601
6601342709     35.70       35.40        500,000     6.875          20010601       20310501       360          3,284.65    20010701
6601850222     95.00       94.90        378,110     7.375          20010701       20310601       360          2,611.52    20010701
6601890020     78.40       78.40        400,000     6.250          20010601       20310501       360          2,462.87    20010601
6605355160     44.10       44.00        650,000     6.875          20010601       20310501       360          4,270.04    20010601
6606603832     73.20       73.10        590,000     6.250          20010501       20310401       360          3,632.74    20010601
6607193353     80.00       79.90        465,200     7.375          20010501       20310401       360          3,213.03    20010601
6608648702     61.90       61.80        449,000     6.875          20010601       20310501       360          2,949.62    20010701
6610105485     80.00       80.00        520,000     6.375          20010701       20310601       360          3,244.13    20010701
6610239805     70.90       70.80        780,000     7.250          20010501       20310401       360          5,320.98    20010601
6610670363     80.00       80.00        460,000     6.250          20010701       20310601       360          2,832.30    20010701
6610995315     80.00       80.00        312,000     7.125          20010601       20310501       360          2,102.01    20010601
6612045309     71.20       71.10        459,000     7.125          20010601       20310501       360          3,092.37    20010701
6613025466     47.00       47.00        399,500     7.000          20010601       20310501       360          2,657.89    20010601
6613265245     76.50       76.40        390,000     6.875          20010601       20310501       360          2,562.03    20010601
6613292504     51.40       51.30        380,000     7.250          20010601       20310501       360          2,592.27    20010701
6614448600     80.00       80.00      1,000,000     7.125          20010601       20310501       360          6,737.19    20010601
6615068738     54.80       54.70        356,240     7.000          20010601       20310501       360          2,370.08    20010701
6617335689     76.70       76.60        381,000     6.125          20010601       20310501       360          2,315.00    20010601
6618040437     38.30       38.20        500,000     6.750          20010601       20310501       360          3,243.00    20010601
6619560029     80.00       80.00        496,000     6.875          20010601       20310501       360          3,258.37    20010601
6620263258     80.00       80.00        732,000     7.125          20010601       20310501       360          4,931.62    20010601
6621822581     45.50       45.40        500,000     6.875          20010701       20310601       360          3,284.65    20010701
6622371430     78.50       78.50        365,505     6.750          20010601       20310501       360          2,370.66    20010601
6622404637     80.00       80.00        727,160     5.750          20010701       20310601       360          4,243.51    20010701
6622670690     61.80       61.70        417,000     7.125          20010601       20310501       360          2,809.41    20010701
6623736177     95.00       94.90        356,250     7.500          20010601       20310501       360          2,490.96    20010701
6624210420     80.00       79.90        526,800     7.125          20010601       20310501       360          3,549.15    20010701
6624549090     58.60       58.50        486,000     6.875          20010601       20310501       360          3,192.68    20010601
6625345431     77.80       77.70        420,000     7.250          20010601       20310501       360          2,865.15    20010701
6626249095     80.00       80.00        416,000     7.000          20010601       20310501       360          2,767.66    20010601
6626974817     74.80       74.80        958,000     6.625          20010601       20310501       360          6,134.18    20010601
6627716464     80.00       80.00        347,200     7.000          20010601       20310501       360          2,309.94    20010601
6628079540     78.90       78.90        420,000     7.000          20010701       20310601       360          2,794.28    20010701
6628374008     66.70       66.60        440,000     7.125          20010501       20310401       360          2,964.37    20010601
6628422385     33.30       33.30      1,000,000     6.875          20010601       20310501       360          6,569.29    20010601
6628896265     80.00       79.90        474,500     7.000          20010601       20310501       360          3,156.87    20010701
6630175948     61.50       61.50        400,000     7.250          20010601       20310501       360          2,728.71    20010601
6631173462     75.90       75.80        349,000     7.125          20010601       20310501       360          2,351.28    20010601
6631259782     80.00       80.00        312,000     6.875          20010601       20310501       360          2,049.62    20010601
6631803423     46.40       46.40        650,000     7.000          20010701       20310601       360          4,324.47    20010701
6631906366     62.70       62.70        414,000     7.125          20010601       20310501       360          2,789.20    20010601
6633194953     62.30       62.30        458,000     7.250          20010601       20310501       360          3,124.37    20010601
6634129586     80.00       79.80        481,600     7.375          20010501       20310401       360          3,326.30    20010701
6634513342     79.90       79.80        623,000     7.250          20010601       20310501       360          4,249.96    20010601
6637174449     80.00       80.00        943,200     6.125          20010601       20310501       360          5,730.99    20010601
6637279289     49.50       49.20        545,000     6.500          20010701       20310601       360          3,444.78    20010701
6637325991     55.00       55.00        852,000     6.750          20010601       20310501       360          5,526.06    20010601
6637711018     80.00       80.00        476,000     7.375          20010701       20310601       360          3,287.62    20010701
6638190436     80.00       80.00        574,000     6.875          20010701       20310601       360          3,770.78    20010701
6638447489     94.70       94.60        332,343     7.250          20010601       20310501       360          2,267.17    20010701
6639250775     80.00       79.90        394,400     6.125          20010501       20310401       360          2,396.42    20010601
6640308141     68.80       68.70        330,000     7.250          20010701       20310601       360          2,251.19    20010701
6640748619     63.50       63.50        470,000     5.500          20010701       20310601       360          2,668.61    20010701
6641274961     80.00       80.00        392,000     6.875          20010701       20310601       360          2,575.17    20010701
6641895393     80.00       80.00        328,192     6.250          20010601       20310501       360          2,020.74    20010601
6643157164     70.00       70.00        455,000     6.875          20010701       20310601       360          2,989.03    20010701
6644364611     80.00       79.90        396,800     7.250          20010501       20310401       360          2,706.88    20010601
6645873651     70.00       70.00        420,000     6.875          20010701       20310601       360          2,759.11    20010701
6646983509     86.30       86.30        315,000     7.375          20010701       20310601       360          2,175.63    20010701
6647253993     73.90       73.80      1,000,000     6.875          20010601       20310501       360          6,569.29    20010601
6647307468     75.00       75.00        502,500     6.875          20010601       20310501       360          3,301.07    20010601
6647390878     58.90       58.90        334,000     7.125          20010601       20310501       360          2,250.22    20010601
6647692885     66.80       66.70        534,000     7.125          20010601       20310501       360          3,597.66    20010601
6649173603     76.50       76.40        497,000     6.875          20010701       20310601       360          3,264.94    20010701
6649195945     60.50       60.50        339,000     6.125          20010601       20310501       360          2,059.80    20010601
6649469308     62.40       62.40        374,600     7.125          20010601       20310501       360          2,523.75    20010601
6649695613     80.00       80.00        456,000     7.125          20010601       20310501       360          3,072.16    20010601
6650963017     76.00       75.90        400,000     6.875          20010501       20310401       360          2,627.72    20010601
6652243103     31.20       31.10        623,750     7.000          20010601       20310501       360          4,149.83    20010601
6652345999     75.70       75.70        712,000     6.250          20010701       20310601       360          4,383.91    20010701
6652477784     80.00       79.90        354,000     6.875          20010601       20310501       360          2,325.53    20010701
6652864015     70.90       70.90        488,000     7.250          20010701       20310601       360          3,329.03    20010701
6652943025     80.00       80.00        318,000     6.875          20010601       20310501       360          2,089.04    20010601
6654347472     85.20       85.20        366,000     7.125          20010601       20310501       360          2,465.81    20010601
6654416350     70.40       70.40        500,000     6.750          20010601       20310501       360          3,243.00    20010601
6655384748     62.40       62.30        537,000     7.000          20010601       20310501       360          3,572.68    20010701
6656202311     78.20       78.10        590,000     7.000          20010501       20310401       360          3,925.29    20010601
6656729248     30.40       30.30        600,000     7.000          20010601       20310501       360          3,991.82    20010701
6657721525     72.30       72.30        434,000     7.125          20010701       20310601       360          2,923.94    20010701
6658299851     69.90       69.80        510,000     6.625          20010701       20310601       360          3,265.59    20010701
6659407255     62.50       62.40        750,000     6.875          20010501       20310401       360          4,926.97    20010601
6661745189     95.00       94.90        342,000     7.500          20010601       20310501       360          2,391.32    20010701
6661967940     43.60       43.60        565,000     7.125          20010601       20310501       360          3,806.51    20010601
6662510038     60.70       60.60        650,000     6.625          20010601       20310501       360          4,162.03    20010701
6663635545     65.40       65.30        315,000     7.000          20010601       20310501       360          2,095.71    20010601
6664355093     60.60       60.60        325,000     6.500          20010601       20310501       360          2,054.23    20010601
6664507271     80.00       80.00        448,000     6.750          20010701       20310601       360          2,905.72    20010701
6664908685     66.70       66.60        300,000     6.125          20010701       20310601       360          1,822.84    20010701
6667042755     67.70       67.70        650,000     7.125          20010701       20310601       360          4,379.18    20010701
6667126863     55.60       55.50      1,000,000     6.625          20010701       20310601       360          6,403.11    20010701
6667889965     78.10       78.00        570,000     6.000          20010601       20310501       360          3,417.44    20010601
6668530329     68.50       68.50        445,300     6.375          20010601       20310501       360          2,778.10    20010601
6668812479     28.40       28.30        641,793     6.375          20010601       20310501       360          4,003.96    20010601
6668929760     74.90       74.80        545,000     6.875          20010601       20310501       360          3,580.27    20010601
6669268440     74.30       74.20        400,000     6.250          20010601       20310501       360          2,462.87    20010601
6671713672     39.50       39.40        450,000     6.750          20010701       20310601       360          2,918.70    20010701
6672765630     79.60       79.60        995,000     6.625          20010601       20310501       360          6,371.10    20010601
6674005761     68.90       68.90        317,000     6.625          20010601       20310501       360          2,029.79    20010601
6674333726     46.40       46.40        650,000     6.750          20010601       20310501       360          4,215.89    20010601
6674929432     61.30       61.20        490,000     6.875          20010701       20310601       360          3,218.96    20010701
6675628785     72.90       72.90        525,000     7.375          20010601       20310501       360          3,626.05    20010601
6675991258     80.00       80.00        599,200     7.250          20010601       20310501       360          4,087.61    20010601
6676061366     65.40       65.30        340,000     7.250          20010601       20310501       360          2,319.40    20010601
6676547893     80.00       80.00        920,000     6.625          20010701       20310601       360          5,890.87    20010701
6678432383     61.50       61.50        615,000     7.125          20010701       20310601       360          4,143.37    20010701
6678484566     80.00       80.00        600,000     7.250          20010601       20310501       360          4,093.06    20010601
6678649721     52.60       52.60        313,000     7.250          20010701       20310601       360          2,135.22    20010701
6679174596     80.00       80.00        536,000     7.125          20010701       20310601       360          3,611.14    20010701
6683581836     80.00       80.00        388,000     6.875          20010701       20310601       360          2,548.89    20010701
6685494491     61.60       61.50        769,500     6.375          20010601       20310501       360          4,800.68    20010601
6685848399     54.60       54.60        500,000     6.875          20010601       20310501       360          3,284.65    20010601
6685919620     80.00       80.00        920,000     7.250          20010601       20310501       360          6,276.03    20010601
6686211076     80.00       80.00        320,000     7.125          20010601       20310501       360          2,155.90    20010601
6687343704     90.00       89.90        409,400     7.375          20010601       20310501       360          2,827.63    20010601
6687478732     80.00       79.90        396,000     7.000          20010601       20310501       360          2,634.60    20010701
6687747458     73.90       73.80        393,000     6.500          20010601       20310501       360          2,484.03    20010601
6687753571     51.70       51.60        450,000     7.125          20010501       20310401       360          3,031.74    20010701
6688110490     80.00       79.90        626,012     6.875          20010501       20310401       360          4,112.46    20010601
6689568415     80.00       80.00        460,000     5.750          20010701       20310601       360          2,684.44    20010701
6690689796     80.00       80.00        608,000     7.500          20010601       20310501       360          4,251.23    20010601
6690834814     34.80       34.70        800,000     7.125          20010701       20310601       360          5,389.75    20010701
6691482522     63.80       63.70        638,100     7.375          20010601       20310501       360          4,407.20    20010701
6691631763     77.50       77.40        709,000     7.000          20010701       20310601       360          4,717.00    20010701
6692287490     80.00       80.00        340,000     7.125          20010701       20310601       360          2,290.65    20010701
6694485860     80.00       79.90        321,600     6.750          20010601       20310501       360          2,085.90    20010601
6695118908     78.10       78.00        748,960     6.375          20010601       20310501       360          4,672.54    20010601
6695212834     56.80       56.70        650,000     7.125          20010701       20310601       360          4,379.18    20010701
6697102504     51.10       51.00        705,000     7.000          20010701       20310601       360          4,690.39    20010701
6697787775     75.00       75.00        450,000     6.500          20010701       20310601       360          2,844.31    20010701
6697798046     74.50       74.50        447,000     6.625          20010701       20310601       360          2,862.20    20010701
6699011224     80.00       79.90        368,000     6.500          20010701       20310601       360          2,326.02    20010701
6699215452     79.70       79.70        377,000     7.250          20010601       20310501       360          2,571.81    20010601
6700668517     69.80       69.80        625,000     6.750          20010601       20310501       360          4,053.74    20010601
6701842087     75.50       75.20        418,000     6.875          20010701       20310601       360          2,745.97    20010701
6702222727     68.40       68.30        650,000     6.500          20010601       20310501       360          4,108.45    20010701
6702485472     40.00       40.00        440,000     7.000          20010601       20310501       360          2,927.34    20010601
6702689651     80.00       79.90        340,000     6.875          20010601       20310501       360          2,233.56    20010701
6703315819     74.80       74.80        484,500     6.875          20010701       20310601       360          3,182.83    20010701
6703897436     68.50       68.40        346,000     6.750          20010601       20310501       360          2,244.15    20010701
6704777793     80.00       80.00        309,600     7.000          20010701       20310601       360          2,059.78    20010701
6704993036     77.50       76.90        348,750     6.750          20010601       20310501       360          2,261.99    20010601
6705322128     75.00       75.00        378,750     7.500          20010601       20310501       360          2,648.28    20010601
6706092282     69.90       69.80        541,500     7.000          20010701       20310601       360          3,602.62    20010701
6706321160     66.70       66.60        480,000     7.250          20010701       20310601       360          3,274.45    20010701
6707045255     74.50       74.50        328,000     7.250          20010601       20310501       360          2,237.54    20010601
6707776610     75.00       75.00        420,000     6.500          20010601       20310501       360          2,654.69    20010601
6708310831     80.00       80.00        332,000     6.500          20010601       20310501       360          2,098.47    20010601
6708743197     66.80       66.70        387,700     7.250          20010601       20310501       360          2,644.80    20010701
6709140047     80.00       80.00        648,000     5.750          20010701       20310601       360          3,781.56    20010701
6711282993     69.00       69.00        408,000     7.250          20010601       20310501       360          2,783.28    20010601
6711990009     69.60       69.50        336,000     6.625          20010701       20310601       360          2,151.45    20010701
6712087227     76.60       76.60        590,000     6.875          20010701       20310601       360          3,875.88    20010701
6712252607     67.10       67.10        500,000     7.000          20010601       20310501       360          3,326.52    20010601
6713823869     35.90       35.80        680,000     6.500          20010601       20310501       360          4,298.07    20010601
6716426413     73.00       72.90        449,000     7.000          20010601       20310501       360          2,987.21    20010701
6717213307     53.50       53.50        332,000     6.625          20010601       20310501       360          2,125.84    20010601
6717491705     80.00       80.00        383,200     7.000          20010601       20310501       360          2,549.44    20010601
6717635087     80.00       80.00        448,000     7.125          20010701       20310601       360          3,018.26    20010701
6717927898     44.00       43.90        600,000     6.875          20010601       20310501       360          3,941.58    20010601
6719524727     51.50       51.50        319,300     7.000          20010701       20310601       360          2,124.32    20010701
6719965284     72.90       72.80        306,100     7.375          20010601       20310501       360          2,114.16    20010701
6719971126     64.30       64.20        740,000     6.750          20010501       20310401       360          4,799.63    20010601
6720123212     80.00       80.00        855,200     6.750          20010601       20310501       360          5,546.82    20010601
6722555478     60.00       59.90        600,000     6.375          20010501       20310401       360          3,743.22    20010601
6723218779     75.90       75.80        986,500     6.625          20010701       20310601       360          6,316.67    20010701
6723515752     56.30       56.20        432,000     7.125          20010601       20310501       360          2,910.47    20010701
6724394538     69.20       69.20        965,000     6.875          20010701       20310601       360          6,339.37    20010701
6724931750     76.80       76.70        429,900     5.750          20010701       20310601       360          2,508.78    20010701
6724989469     95.00       94.90        362,157     6.750          20010501       20310401       360          2,348.95    20010601
6725096082     80.00       80.00        336,000     7.125          20010601       20310501       360          2,263.70    20010601
6727474832     64.10       64.10        500,000     6.750          20010601       20310501       360          3,243.00    20010601
6728634749     80.00       80.00        341,600     7.375          20010601       20310501       360          2,359.35    20010601
6729479581     48.00       47.90        295,000     6.750          20010701       20310601       360          1,913.37    20010701
6729691805     57.60       57.50        475,000     7.250          20010601       20310501       360          3,240.34    20010601
6729866258     68.00       67.90        578,000     7.000          20010601       20310501       360          3,845.45    20010701
6729946001     74.90       74.90        385,000     7.000          20010601       20310501       360          2,561.42    20010601
6730300800     50.00       50.00        700,000     6.375          20010601       20310501       360          4,367.09    20010601
6730467955     80.00       80.00        520,000     6.750          20010601       20310501       360          3,372.72    20010601
6730587174     59.90       59.90        326,500     6.875          20010601       20310501       360          2,144.88    20010601
6731832413     77.80       77.70        350,000     7.250          20010601       20310501       360          2,387.62    20010701
6732540130     64.00       64.00        800,000     7.250          20010601       20310501       360          5,457.42    20010601
6733143751     56.60       56.60        385,000     6.500          20010601       20310501       360          2,433.47    20010601
6733314055     80.00       80.00        344,000     6.875          20010601       20310501       360          2,259.84    20010601
6733363094     80.00       79.90        920,000     7.125          20010501       20310401       360          6,198.22    20010601
6734139436     90.00       89.90        427,400     7.125          20010601       20310501       360          2,879.48    20010601
6734221598     67.30       67.20        592,000     7.000          20010701       20310601       360          3,938.60    20010701
6734999037     80.00       80.00        380,000     6.875          20010701       20310601       360          2,496.33    20010701
6735454610     71.40       71.30      1,000,000     6.500          20010501       20310401       360          6,320.68    20010601
6735883420     80.00       79.90        508,000     6.750          20010701       20310601       360          3,294.88    20010801
6736333557     75.00       74.90        330,000     6.750          20010601       20310501       360          2,140.38    20010701
6736905727     57.40       57.40        448,100     7.125          20010601       20310501       360          3,018.94    20010601
6737227048     80.00       80.00        369,600     6.875          20010701       20310601       360          2,428.01    20010701
6737311982     79.60       79.50        370,000     7.250          20010601       20310501       360          2,524.06    20010701
6738184701     66.70       66.60        380,000     7.250          20010601       20310501       360          2,592.27    20010601
6738463709     64.10       64.10        500,000     7.000          20010601       20310501       360          3,326.52    20010601
6738806873     41.50       41.40        305,000     5.875          20010701       20310601       360          1,804.20    20010701
6739188743     78.40       78.40        400,000     6.750          20010701       20310601       360          2,594.40    20010701
6739648340     72.90       72.80        495,400     7.250          20010601       20310501       360          3,379.51    20010601
6739667126     77.40       77.40        322,000     6.875          20010701       20310601       360          2,115.32    20010701
6740335457     52.70       52.70        356,000     6.875          20010601       20310501       360          2,338.67    20010601
6742416792     52.60       52.60        500,000     6.125          20010701       20310601       360          3,038.06    20010701
6742687905     79.90       79.80        345,000     7.250          20010601       20310501       360          2,353.51    20010601
6743290931     44.10       44.10        330,000     7.250          20010601       20310501       360          2,251.19    20010601
6744129526     80.00       79.90        436,000     7.125          20010601       20310501       360          2,937.42    20010701
6744354595     80.00       79.80        444,000     6.000          20010501       20310401       360          2,662.01    20010701
6746644720     80.00       80.00        428,000     7.000          20010601       20310501       360          2,847.50    20010601
6747118427     75.80       75.70        625,000     6.625          20010701       20310601       360          4,001.95    20010701
6748448104     51.30       51.30        521,000     6.750          20010601       20310501       360          3,379.20    20010601
6748539324     48.80       48.80        330,000     7.250          20010601       20310501       360          2,251.19    20010601
6749401235     84.60       84.50        500,000     6.875          20010501       20310401       360          3,284.65    20010601
6751575272     70.00       69.90        343,000     7.000          20010501       20310401       360          2,281.99    20010601
6752803061     76.70       76.70        326,000     6.875          20010701       20310601       360          2,141.59    20010701
6753404505     65.60       65.50        500,000     6.125          20010601       20310501       360          3,038.06    20010701
6753470647     60.90       60.90        563,500     6.750          20010601       20310501       360          3,654.86    20010601
6753490066     66.70       66.60        380,000     6.875          20010601       20310501       360          2,496.33    20010701
6753601134     75.00       75.00        420,000     6.750          20010601       20310501       360          2,724.12    20010601
6753668752     80.00       80.00        368,000     6.750          20010701       20310601       360          2,386.85    20010701
6753792040     20.40       20.40      1,000,000     6.875          20010601       20310501       360          6,569.29    20010601
6753975447     33.30       33.20        998,000     7.000          20010601       20310501       360          6,639.72    20010601
6754408208     43.30       43.30        650,000     7.250          20010701       20310601       360          4,434.15    20010701
6756513351     52.10       52.10        306,500     6.875          20010601       20310501       360          2,013.49    20010601
6756524663     79.50       79.30        365,500     7.500          20010601       20310501       360          2,555.63    20010701
6757305682     65.70       65.60        650,000     7.000          20010601       20310501       360          4,324.47    20010701
6757325417     72.80       72.80        550,000     7.250          20010601       20310501       360          3,751.97    20010601
6757781833     71.40       71.40        500,000     7.250          20010601       20310501       360          3,410.89    20010601
6758018813     77.00       77.00        377,500     6.875          20010701       20310601       360          2,479.91    20010701
6758033135     80.00       79.90        467,650     6.125          20010601       20310501       360          2,841.50    20010701
6758268673     51.10       51.10        575,000     6.750          20010601       20310501       360          3,729.44    20010601
6760402450     63.70       63.70        701,200     7.000          20010601       20310501       360          4,665.11    20010601
6761474557     75.00       74.90        858,000     7.000          20010501       20310401       360          5,708.30    20010601
6761584355     78.30       78.30        448,000     7.250          20010601       20310501       360          3,056.15    20010601
6761657417     76.00       76.00        327,000     6.750          20010601       20310501       360          2,120.92    20010601
6762321963     49.40       49.30        400,000     6.500          20010501       20310401       360          2,528.28    20010601
6762466941     80.00       80.00        544,000     7.250          20010601       20310501       360          3,711.04    20010601
6762676226     62.50       62.50        750,000     7.000          20010701       20310601       360          4,989.77    20010701
6763259873     77.70       77.60        501,000     7.125          20010601       20310501       360          3,375.33    20010701
6764562432     80.00       79.80        380,000     6.875          20010501       20310401       360          2,496.33    20010701
6765460255     78.50       78.30        317,250     7.000          20010601       20310501       360          2,110.68    20010801
6767453621     55.80       55.80        740,000     6.875          20010601       20310501       360          4,861.28    20010701
6767456087     80.00       80.00        604,000     7.000          20010601       20310501       360          4,018.43    20010601
6767940841     57.60       57.50        400,000     6.750          20010601       20310501       360          2,594.40    20010601
6768068105     60.50       60.40        650,000     6.875          20010601       20310501       360          4,270.04    20010601
6768480102     70.30       70.20        443,000     7.125          20010501       20310401       360          2,984.58    20010601
6768511138     53.60       53.50        375,000     6.625          20010601       20310501       360          2,401.17    20010601
6770210000     77.50       77.50        465,000     6.250          20010601       20310501       360          2,863.09    20010601
6771080238     90.00       89.90        476,500     7.250          20010601       20310501       360          3,250.58    20010601
6771156624     66.70       66.70        455,000     6.625          20010601       20310501       360          2,913.42    20010601
6771252241     80.00       80.00        328,000     6.375          20010601       20310501       360          2,046.30    20010601
6772406853     80.00       80.00        400,000     7.000          20010701       20310601       360          2,661.21    20010701
6773013963     60.00       60.00        960,000     6.750          20010701       20310601       360          6,226.55    20010701
6773262875     74.90       74.80        322,000     7.500          20010601       20310501       360          2,251.48    20010701
6773322612     50.00       50.00        600,000     7.125          20010701       20310601       360          4,042.32    20010701
6773639577     53.30       53.20        400,000     7.000          20010501       20310401       360          2,661.21    20010601
6773786386     80.00       80.00        440,000     7.250          20010701       20310601       360          3,001.58    20010701
6776243542     70.00       70.00        350,000     6.750          20010701       20310601       360          2,270.10    20010701
6777228187     74.00       74.00        622,000     6.875          20010701       20310601       360          4,086.10    20010701
6777285443     57.90       57.80        498,960     7.250          20010601       20310501       360          3,403.79    20010701
6777613578     70.60       70.50        392,000     7.250          20010501       20310401       360          2,674.14    20010601
6777889426     80.00       80.00        468,000     6.750          20010601       20310501       360          3,035.44    20010601
6779119467     80.00       80.00        416,000     7.375          20010601       20310501       360          2,873.21    20010601
6779827648     61.00       61.00        900,000     7.375          20010601       20310501       360          6,216.08    20010601
6779987442     79.80       79.70        363,000     7.000          20010701       20310601       360          2,415.05    20010701
6780372725     61.30       61.30        500,000     6.875          20010601       20310501       360          3,284.65    20010601
6780409147     80.00       80.00        340,000     7.250          20010601       20310501       360          2,319.40    20010601
6783589564     80.00       80.00        760,000     6.625          20010701       20310601       360          4,866.37    20010701
6784618081     79.80       79.80        384,000     7.250          20010601       20310501       360          2,619.56    20010601
6785847267     72.80       72.70        628,000     7.375          20010601       20310501       360          4,337.44    20010601
6786341880     80.00       80.00        694,000     6.000          20010601       20310501       360          4,160.89    20010601
6786445798     70.00       69.70        367,500     6.750          20010501       20160401       180          3,252.05    20010601
6786813524     67.10       67.00        550,000     7.125          20010601       20310501       360          3,705.46    20010701
6787270385     75.00       74.20        362,250     6.500          20010601       20310501       360          2,289.67    20010601
6787711560     80.00       79.90        520,000     7.000          20010601       20310501       360          3,459.58    20010701
6788013875     80.00       80.00        319,200     6.750          20010701       20310601       360          2,070.33    20010701
6790268673     71.30       71.20        428,000     6.875          20010601       20310501       360          2,811.66    20010701
6790318577     62.50       62.40        500,000     7.375          20010601       20310501       360          3,453.38    20010701
6790661505     79.40       79.30        548,000     7.125          20010501       20310401       360          3,691.98    20010601
6791217257     80.00       80.00        536,000     6.375          20010601       20310501       360          3,343.95    20010601
6791365056     72.50       72.40        290,000     6.500          20010601       20310501       360          1,833.00    20010701
6791400820     80.00       80.00        357,200     7.000          20010701       20310601       360          2,376.47    20010701
6792290105     59.10       59.00        650,000     6.875          20010601       20310501       360          4,270.04    20010601
6793100303     80.00       80.00        448,000     6.875          20010601       20310501       360          2,943.05    20010601
6793261287     90.00       89.90        360,000     7.000          20010501       20310401       360          2,395.09    20010601
6794177680     80.00       79.90        629,285     7.250          20010601       20310501       360          4,292.84    20010601
6794210705     70.00       70.00        647,500     6.875          20010601       20310501       360          4,253.62    20010601
6794993235     80.00       79.90        360,000     6.500          20010601       20310501       360          2,275.45    20010701
6796739230     61.20       61.10        317,000     6.750          20010501       20310401       360          2,056.06    20010601
6797209241     80.00       79.90        600,000     7.500          20010601       20310501       360          4,195.29    20010701
6798115652     76.50       76.40        650,000     6.750          20010701       20310601       360          4,215.89    20010701
6800224054     80.00       80.00        452,000     6.875          20010601       20310501       360          2,969.32    20010601
6800433507     69.80       69.70        750,000     7.250          20010601       20310501       360          5,116.33    20010701
6800792159     80.00       80.00        369,600     7.125          20010601       20310501       360          2,490.07    20010601
6801289049     80.00       79.80        616,000     7.250          20010501       20310401       360          4,202.21    20010701
6802891538     80.00       80.00        320,000     7.375          20010601       20310501       360          2,210.17    20010601
6804516018     66.60       66.50        650,000     7.000          20010701       20310601       360          4,324.47    20010701
6805436984     80.00       80.00        577,600     7.000          20010701       20310601       360          3,842.79    20010701
6806163652     51.60       51.50        490,000     6.750          20010701       20310601       360          3,178.14    20010701
6807240053     80.00       79.90        424,000     7.250          20010601       20310501       360          2,892.43    20010701
6808021023     14.00       14.00        715,000     7.250          20010601       20310501       360          4,877.57    20010601
6808936626     69.60       69.50        320,000     6.500          20010601       20310501       360          2,022.62    20010601
6809804492     80.00       80.00        462,400     6.750          20010701       20310601       360          2,999.12    20010701
6810235751     80.00       80.00        305,600     6.875          20010601       20310501       360          2,007.58    20010601
6810902814     68.20       68.20        395,000     7.125          20010601       20310501       360          2,661.19    20010601
6811499448     79.20       79.20        306,960     6.375          20010601       20310501       360          1,915.04    20010601
6812276423     80.00       80.00        488,000     7.250          20010701       20310601       360          3,329.03    20010701
6813883896     80.00       80.00        379,960     6.625          20010601       20310501       360          2,432.93    20010601
6814229990     80.00       80.00        419,200     6.875          20010601       20310501       360          2,753.85    20010601
6814480031     69.20       69.20        761,200     7.250          20010601       20310501       360          5,192.73    20010601
6814710494     74.10       74.00        400,000     6.875          20010701       20310601       360          2,627.72    20010701
6815027559     80.00       80.00        800,000     7.375          20010701       20310601       360          5,525.41    20010701
6815615577     69.80       69.70        300,000     7.375          20010701       20310601       360          2,072.03    20010701
6815652893     95.00       95.00        322,050     7.250          20010601       20310501       360          2,196.95    20010601
6817363390     80.00       80.00        480,000     7.250          20010601       20310501       360          3,274.45    20010601
6817439125     46.90       46.80        820,602     6.500          20010501       20310401       360          5,186.77    20010601
6818343284     80.00       80.00        297,600     6.750          20010601       20310501       360          1,930.23    20010601
6818675958     60.90       60.80        590,500     7.000          20010701       20310601       360          3,928.62    20010701
6819277176     68.70       68.60        388,300     7.375          20010501       20310401       360          2,681.90    20010601
6819578219     72.50       72.30        576,000     7.000          20010501       20310401       360          3,832.15    20010601
6820374863     62.10       62.10      1,000,000     7.125          20010601       20310501       360          6,737.19    20010601
6821230288     80.00       79.90        534,400     6.375          20010601       20310501       360          3,333.97    20010701
6822167190     80.00       80.00        428,000     6.750          20010601       20310501       360          2,776.00    20010601
6822510340     61.80       61.70        380,000     6.750          20010601       20310501       360          2,464.68    20010701
6823959660     69.90       69.80        625,500     7.250          20010701       20310601       360          4,267.02    20010701
6825820662     75.00       75.00        311,250     7.125          20010701       20310601       360          2,096.95    20010701
6826724582     52.60       52.60      1,000,000     6.625          20010701       20310601       360          6,403.11    20010701
6827080737     76.90       76.90        750,000     7.000          20010701       20310601       360          4,989.77    20010701
6827248490     80.00       80.00        480,800     6.250          20010601       20310501       360          2,960.37    20010601
6828186988     50.90       50.80        473,000     7.125          20010701       20310601       360          3,186.69    20010701
6828538428     67.90       67.90        530,000     6.875          20010601       20310501       360          3,481.73    20010601
6829459061     73.60       73.50        310,000     6.000          20010501       20310401       360          1,858.61    20010601
6830211774     23.20       23.20        650,000     7.000          20010601       20310501       360          4,324.47    20010601
6831592875     80.00       80.00        319,200     6.625          20010701       20310601       360          2,043.88    20010701
6832229287     36.60       36.50        450,000     6.875          20010601       20310501       360          2,956.18    20010701
6832482134     80.00       80.00        332,000     7.125          20010601       20310501       360          2,236.75    20010601
6833765479     46.50       46.40        395,000     6.375          20010701       20310601       360          2,464.29    20010701
6833810010     80.00       80.00        316,652     6.125          20010601       20310501       360          1,924.02    20010601
6833858894     78.40       78.40        360,000     7.000          20010601       20310501       360          2,395.09    20010601
6834515360     80.00       80.00        536,000     6.875          20010601       20310501       360          3,521.14    20010601
6836116647     61.50       61.50        400,000     7.000          20010601       20310501       360          2,661.21    20010601
6837576955     36.00       35.90      1,000,000     6.750          20010601       20310501       360          6,485.99    20010601
6838432026     45.00       45.00        450,000     6.875          20010601       20310501       360          2,956.18    20010601
6838464300     56.50       56.50        650,000     6.875          20010701       20310601       360          4,270.04    20010701
6838524814     56.10       56.00        449,000     6.500          20010501       20310401       360          2,837.99    20010701
6838822267     73.50       73.50        577,000     7.250          20010701       20310601       360          3,936.16    20010701
6841603779     80.00       80.00        336,000     7.125          20010601       20310501       360          2,263.70    20010601
6841823724     25.90       25.90        415,000     6.625          20010601       20310501       360          2,657.30    20010601
6842205202     14.70       14.60        550,000     7.000          20010601       20310501       360          3,659.17    20010601
6842576735     79.00       78.90        499,000     7.250          20010601       20310501       360          3,404.06    20010601
6842997394     80.00       80.00        400,000     7.125          20010601       20310501       360          2,694.88    20010601
6843182988     69.10       69.00        559,000     6.875          20010601       20310501       360          3,672.24    20010601
6843279446     43.00       43.00        538,000     6.875          20010501       20310401       360          3,534.28    20010601
6843441848     78.90       78.90        300,000     6.875          20010601       20310501       360          1,970.79    20010601
6843895795     68.30       68.20        430,000     6.250          20010601       20310501       360          2,647.59    20010601
6844229473     66.40       66.30        398,500     7.375          20010601       20310501       360          2,752.35    20010701
6845585139     69.20       69.20        353,000     6.625          20010701       20310601       360          2,260.30    20010701
6847039689     47.20       47.10        400,000     6.750          20010601       20310501       360          2,594.40    20010601
6847706345     79.70       79.70        438,500     6.875          20010601       20310501       360          2,880.64    20010601
6847905178     48.90       48.90        668,000     6.875          20010601       20310501       360          4,388.29    20010601
6848100837     65.00       64.90        845,000     6.750          20010501       20310401       360          5,480.66    20010601
6849160442     71.10       71.00        398,000     6.875          20010501       20310401       360          2,614.58    20010601
6850147999     64.70       64.70        550,000     6.625          20010601       20310501       360          3,521.72    20010601
6851722998     80.00       79.90        308,000     7.000          20010601       20310501       360          2,049.14    20010701
6851998358     80.00       80.00        520,000     6.875          20010601       20310501       360          3,416.03    20010601
6852606224     78.20       78.20        532,000     6.000          20010601       20310501       360          3,189.61    20010601
6853562533     80.00       80.00        412,000     6.375          20010601       20310501       360          2,570.35    20010601
6853985650     80.00       80.00        376,000     7.250          20010701       20310601       360          2,564.99    20010701
6856145070     64.30       64.20        358,000     6.875          20010701       20310601       360          2,351.81    20010701
6856633000     61.20       61.20        300,000     6.375          20010701       20310601       360          1,871.61    20010701
6856754517     44.80       44.70        320,000     6.875          20010501       20310401       360          2,102.18    20010601
6859368240     47.40       47.30        417,000     6.875          20010601       20310501       360          2,739.40    20010601
6860044350     62.50       62.50        500,000     6.625          20010601       20310501       360          3,201.56    20010601
6860279121     70.80       70.80        850,000     7.375          20010601       20310501       360          5,870.74    20010601
6860627683     80.00       79.90        682,000     6.625          20010601       20310501       360          4,366.93    20010701
6860659629     40.70       40.70        570,000     7.375          20010601       20310501       360          3,936.85    20010601
6861422142     80.00       80.00        328,000     7.125          20010701       20310601       360          2,209.80    20010701
6862118350     75.00       74.90        292,500     7.375          20010601       20310501       360          2,020.23    20010701
6862195333     80.00       80.00        408,000     7.375          20010701       20310601       360          2,817.96    20010701
6863603483     62.60       62.60        469,700     6.250          20010701       20310601       360          2,892.03    20010701
6864256067     80.00       80.00        300,000     6.875          20010601       20310501       360          1,970.79    20010601
6864427080     80.00       80.00        464,000     6.875          20010601       20310501       360          3,048.15    20010601
6864487571     95.00       94.90        323,950     7.250          20010501       20310401       360          2,209.92    20010601
6864652372     72.80       72.70        589,500     7.000          20010701       20310601       360          3,921.96    20010701
6864816274     90.00       89.90        360,000     7.125          20010501       20310401       360          2,425.39    20010601
6867390434     62.80       62.80        365,000     6.875          20010601       20310501       360          2,397.80    20010601
6868083905     73.30       73.20        600,000     6.250          20010601       20310501       360          3,694.31    20010601
6868131472     64.50       64.50      1,000,000     6.875          20010701       20310601       360          6,569.29    20010701
6868471480     74.30       74.30        339,000     6.875          20010601       20310501       360          2,226.99    20010601
6868908077     70.40       70.30        486,000     7.125          20010501       20310401       360          3,274.28    20010601
6869030178     70.00       70.00        511,000     7.000          20010601       20310501       360          3,399.70    20010601
6869226578     79.60       79.50        468,000     7.125          20010701       20310601       360          3,153.01    20010701
6870138663     25.40       25.40        375,000     6.875          20010501       20310401       360          2,463.49    20010601
6870439491     32.30       32.20        591,000     6.875          20010601       20310501       360          3,882.45    20010701
6870761530     56.30       56.20        354,500     6.750          20010601       20310501       360          2,299.29    20010601
6870946677     61.90       61.90        480,000     6.500          20010601       20310501       360          3,033.93    20010601
6871351091     45.30       45.30        630,000     7.000          20010701       20310601       360          4,191.41    20010701
6871524101     80.00       80.00        484,000     7.000          20010701       20310601       360          3,220.07    20010701
6872236077     68.40       68.30        650,000     7.000          20010501       20310401       360          4,324.47    20010601
6872434086     56.10       56.10        883,750     6.125          20010801       20310701       360          5,369.76    20010801
6875812197     57.90       57.70        810,000     6.375          20010501       20310401       360          5,053.35    20010701
6875926773     79.60       79.50        587,500     7.250          20010601       20310501       360          4,007.79    20010701
6876032944     18.50       18.40        360,000     7.250          20010701       20310601       360          2,455.84    20010701
6876037091     80.00       79.90        512,000     7.000          20010601       20310501       360          3,406.35    20010701
6876723971     60.60       60.60        403,000     6.875          20010701       20310601       360          2,647.43    20010701
6876817369     59.20       59.10        396,500     7.250          20010701       20310601       360          2,704.83    20010701
6877970209     80.00       79.90        428,000     7.125          20010601       20310501       360          2,883.52    20010701
6878488664     61.00       60.90        512,000     6.875          20010601       20310501       360          3,363.48    20010701
6878737813     63.00       62.90        850,000     6.750          20010601       20310501       360          5,513.09    20010601
6880136020     56.70       56.50        391,000     6.500          20010501       20310401       360          2,471.39    20010701
6880599565     80.00       80.00        648,000     7.000          20010601       20310501       360          4,311.17    20010601
6881262155     31.00       31.00        310,000     6.625          20010601       20310501       360          1,984.97    20010601
6882039503     79.70       79.70        590,000     6.875          20010601       20310501       360          3,875.88    20010601
6882734319     80.00       79.80        328,000     5.875          20010501       20310401       360          1,940.25    20010701
6883596154     53.10       53.00        650,000     6.750          20010601       20310501       360          4,215.89    20010601
6884963478     79.80       79.70        439,000     7.375          20010601       20310501       360          3,032.07    20010701
6885205671     80.00       80.00        439,200     6.875          20010601       20310501       360          2,885.24    20010601
6885695814     80.00       79.90        360,000     6.625          20010601       20310501       360          2,305.12    20010701
6885721438     32.40       32.30        500,000     6.625          20010601       20310501       360          3,201.56    20010701
6885839982     80.00       79.90        587,800     6.750          20010701       20310601       360          3,812.46    20010701
6886217360     74.00       74.00        370,000     7.125          20010701       20310601       360          2,492.76    20010701
6886408829     35.70       35.70        475,000     6.750          20010601       20310501       360          3,080.85    20010601
6887260112     65.40       65.30        500,000     7.125          20010601       20310501       360          3,368.60    20010601
6887535844     80.00       79.90        395,900     7.250          20010601       20310501       360          2,700.74    20010601
6887602495     62.50       62.50        456,300     6.875          20010701       20310601       360          2,997.57    20010701
6888330468     80.00       80.00        380,000     5.625          20010601       20310501       360          2,187.50    20010601
6889825599     80.00       80.00        556,000     6.875          20010701       20310601       360          3,652.53    20010701
6890212316     46.30       46.30        498,000     6.750          20010701       20310601       360          3,230.02    20010701
6890313551     28.50       28.30        570,000     7.000          20010601       20310501       360          3,792.23    20010701
6890831404     79.40       79.20        309,515     6.875          20010601       20310501       360          2,033.30    20010701
6891310234     41.70       41.60      1,000,000     6.000          20010701       20310601       360          5,995.51    20010701
6891851088     80.00       79.90        494,400     7.250          20010701       20310601       360          3,372.68    20010701
6892769933     75.00       75.00        562,500     6.375          20010701       20310601       360          3,509.27    20010701
6893368727     69.90       69.80        650,000     7.125          20010601       20310501       360          4,379.18    20010601
6893473006     70.70       70.20        474,000     6.875          20010601       20310501       360          3,113.85    20010701
6893736063     80.00       80.00        614,000     6.125          20010601       20310501       360          3,730.73    20010601
6893946985     36.20       36.20        326,000     7.000          20010601       20310501       360          2,168.89    20010601
6894275897     74.90       74.90        727,000     7.625          20010601       20310501       360          5,145.67    20010601
6894588935     78.00       78.00        476,000     7.125          20010701       20310601       360          3,206.91    20010701
6895687223     64.70       64.70        550,000     7.000          20010701       20310601       360          3,659.17    20010701
6895767249     67.80       67.70        356,000     7.375          20010601       20310501       360          2,458.81    20010701
6895953302     80.00       79.80        566,400     6.750          20010501       20310401       360          3,673.66    20010701
6896831309     80.00       80.00        400,800     7.375          20010601       20310501       360          2,768.23    20010601
6897411655     74.80       74.70        310,400     7.250          20010601       20310501       360          2,117.48    20010601
6898490179     75.50       75.30        533,000     7.125          20010501       20310401       360          3,590.92    20010701
6898884249     70.00       69.90        647,500     6.000          20010601       20310501       360          3,882.09    20010701
6899269374     52.10       52.00        834,000     7.000          20010601       20310501       360          5,548.63    20010701
6899389685     60.00       60.00        450,000     6.375          20010601       20310501       360          2,807.42    20010601
6899541715     75.10       75.00        364,000     6.750          20010701       20310601       360          2,360.90    20010701
6900159358     73.60       73.60        335,000     7.625          20010601       20310501       360          2,371.11    20010601
6900613974     80.00       79.90        347,900     7.500          20010601       20310501       360          2,432.57    20010701
6901296555     56.40       56.40        395,000     6.500          20010601       20310501       360          2,496.67    20010601
6901375151     70.00       70.00        339,500     6.375          20010701       20310601       360          2,118.04    20010701
6902000386     76.90       76.90        350,000     7.125          20010701       20310601       360          2,358.02    20010701
6902339529     62.60       62.50        440,000     6.750          20010701       20310601       360          2,853.84    20010701
6903715180     90.00       89.90        380,700     7.375          20010501       20310401       360          2,629.41    20010601
6904076699     61.40       61.40        470,000     6.500          20010701       20310601       360          2,970.72    20010701
6904663165     72.40       72.30        427,000     6.875          20010701       20310601       360          2,805.09    20010701
6904937254     75.00       75.00        420,000     7.250          20010701       20310601       360          2,865.15    20010701
6905019276     43.80       43.70        340,000     6.250          20010601       20310501       360          2,093.44    20010601
6906250607     69.30       69.20        416,000     7.125          20010501       20310401       360          2,802.67    20010701
6906272866     87.90       87.80        440,000     6.875          20010701       20310601       360          2,890.49    20010701
6906421190     69.60       69.50        637,000     6.875          20010601       20310501       360          4,184.64    20010701
6906509408     52.40       52.30        356,000     7.250          20010601       20310501       360          2,428.55    20010701
6906644403     73.70       73.70        936,000     7.250          20010601       20310501       360          6,385.18    20010601
6906815763     79.50       79.30        302,000     7.250          20010501       20310401       360          2,060.18    20010701
6908438218     77.20       77.10        494,000     7.125          20010501       20310401       360          3,328.17    20010601
6908494179     80.00       80.00        416,000     6.875          20010701       20310601       360          2,732.83    20010701
6908604819     80.00       79.90        691,350     6.875          20010601       20310501       360          4,541.68    20010701
6908841601     77.70       77.50        699,500     6.625          20010501       20310401       360          4,478.98    20010601
6908957613     80.00       80.00        303,200     6.750          20010701       20310601       360          1,966.55    20010701
6911163738     80.00       79.90        608,000     7.000          20010601       20310501       360          4,045.04    20010701
6912621585     80.00       80.00        400,000     7.125          20010601       20310501       360          2,694.88    20010601
6912983787     80.00       80.00        356,000     6.250          20010601       20310501       360          2,191.96    20010601
6913185143     50.00       50.00      1,000,000     7.000          20010601       20310501       360          6,653.03    20010601
6913739626     80.00       80.00        328,000     6.750          20010701       20310601       360          2,127.41    20010701
6913890783     80.00       80.00        420,000     5.625          20010701       20310601       360          2,417.76    20010701
6914201576     80.00       80.00        375,920     6.875          20010601       20310501       360          2,469.53    20010601
6915059403     30.00       29.90        330,000     6.750          20010501       20310401       360          2,140.38    20010601
6916040824     68.20       68.10        750,000     7.250          20010601       20310501       360          5,116.33    20010601
6916043448     70.00       70.00        367,500     7.250          20010601       20310501       360          2,507.00    20010601
6916091181     34.50       34.50        518,000     6.875          20010601       20310501       360          3,402.90    20010601
6916575332     13.90       13.80        750,000     7.250          20010501       20310401       360          5,116.33    20010601
6917248772     28.10       28.00        982,000     5.750          20010701       20310601       360          5,730.69    20010701
6917352335     75.00       75.00        382,500     6.875          20010701       20310601       360          2,512.76    20010701
6918307692     46.00       45.90        965,500     7.125          20010601       20310501       360          6,504.76    20010601
6918411924     80.00       79.80        392,000     7.250          20010501       20310401       360          2,674.14    20010701
6919111242     71.40       71.40        350,000     7.250          20010601       20310501       360          2,387.62    20010601
6919198710     69.20       69.20        540,000     7.250          20010601       20310501       360          3,683.76    20010601
6920196513     43.40       43.30        455,200     7.250          20010601       20310501       360          3,105.27    20010601
6920251466     40.00       40.00        400,000     6.750          20010701       20310601       360          2,594.40    20010701
6921042385     80.00       80.00        329,600     6.500          20010701       20310601       360          2,083.30    20010701
6921710510     66.20       66.10        460,000     7.250          20010601       20310501       360          3,138.02    20010601
6921862931     78.50       78.40        729,000     6.625          20010701       20310601       360          4,667.87    20010701
6922563645     80.00       79.90        636,000     7.125          20010501       20310401       360          4,284.85    20010601
6924279935     69.80       69.60        376,700     7.125          20010501       20310401       360          2,537.90    20010701
6924819003     68.00       68.00        487,000     7.250          20010701       20310601       360          3,322.20    20010701
6924926162     54.00       53.90        540,000     6.750          20010501       20310401       360          3,502.43    20010601
6926145399     80.00       80.00        452,000     6.125          20010701       20310601       360          2,746.40    20010701
6926240505     75.60       75.50        510,000     6.500          20010601       20310501       360          3,223.55    20010601
6926619633     80.00       80.00        568,000     7.250          20010601       20310501       360          3,874.77    20010601
6927210580     55.90       55.80        450,000     6.750          20010601       20310501       360          2,918.70    20010701
6927790334     75.00       75.00        453,750     6.875          20010701       20310601       360          2,980.82    20010701
6927879426     80.00       79.90        432,000     7.125          20010601       20310501       360          2,910.47    20010701
6928581823     69.80       69.80        356,000     7.000          20010601       20310501       360          2,368.48    20010601
6930834442     79.20       79.20        613,800     7.125          20010601       20310501       360          4,135.29    20010601
6932276030     62.00       61.20        682,400     6.500          20010601       20310501       360          4,313.24    20010601
6932335570     21.80       21.80        600,000     6.625          20010601       20310501       360          3,841.87    20010601
6933117456     78.40       78.30        392,000     6.625          20010501       20310401       360          2,510.02    20010601
6933832013     63.50       63.40        400,000     7.250          20010601       20310501       360          2,728.71    20010601
6934522175     80.00       80.00        412,800     7.375          20010601       20310501       360          2,851.11    20010601
6935517190     80.00       80.00        446,400     7.000          20010701       20310601       360          2,969.92    20010701
6935897741     68.70       68.60        412,000     6.625          20010701       20310601       360          2,638.09    20010701
6936553293     80.00       80.00        595,200     7.500          20010701       20310601       360          4,161.73    20010701
6936938783     53.80       53.80        700,000     6.625          20010701       20310601       360          4,482.18    20010701
6937001979     90.00       89.90        396,000     6.750          20010601       20310501       360          2,568.45    20010701
6937041108     80.00       80.00        464,800     6.500          20010601       20310501       360          2,937.86    20010601
6937269386     52.50       51.80        425,000     6.750          20010601       20310501       360          2,756.55    20010601
6938129811     44.10       44.10        750,000     7.000          20010601       20310501       360          4,989.77    20010601
6940807339     80.00       79.90        578,351     7.125          20010601       20310501       360          3,896.46    20010601
6941313840     71.10       70.90        490,900     7.000          20010601       20310501       360          3,265.97    20010701
6942099190     74.30       74.30        319,600     6.625          20010601       20310501       360          2,046.44    20010601
6942745834     78.80       78.60        457,000     7.000          20010501       20310401       360          3,040.44    20010701
6942978872     80.00       80.00        339,600     6.750          20010601       20310501       360          2,202.64    20010601
6943620614     75.00       74.90        750,000     7.375          20010601       20310501       360          5,180.07    20010701
6943665106     79.90       79.90        601,000     7.000          20010601       20310501       360          3,998.47    20010601
6943988342     68.80       68.70        330,000     6.625          20010701       20310601       360          2,113.03    20010701
6945021076     70.80       70.80        418,000     7.000          20010701       20310601       360          2,780.97    20010701
6946081459     75.00       75.00        360,000     7.250          20010701       20310601       360          2,455.84    20010701
6946377840     57.90       57.30        350,000     7.000          20010501       20310401       360          2,328.56    20010701
6946920490     33.50       33.40        803,500     7.000          20010601       20310501       360          5,345.71    20010701
6947110885     74.40       74.40        325,500     7.500          20010601       20310501       360          2,275.95    20010601
6948077190     75.00       74.90        485,500     6.875          20010601       20310501       360          3,189.39    20010601
6950359379     80.00       80.00        583,200     6.375          20010701       20310601       360          3,638.41    20010701
6950460029     78.40       78.30        349,500     6.875          20010601       20310501       360          2,295.97    20010601
6950696002     80.00       80.00        760,000     7.250          20010601       20310501       360          5,184.54    20010601
6952310438     47.10       47.10        391,000     6.750          20010701       20310601       360          2,536.02    20010701
6952435284     80.00       80.00        399,200     6.875          20010701       20310601       360          2,622.46    20010701
6953532972     59.50       59.40        375,000     6.625          20010601       20310501       360          2,401.17    20010701
6954400922     79.70       79.60        392,000     7.125          20010601       20310501       360          2,640.98    20010701
6954410830     80.00       80.00        720,000     7.500          20010601       20310501       360          5,034.35    20010601
6954634553     67.50       67.50        665,000     6.625          20010701       20310601       360          4,258.07    20010701
6955094906     80.00       80.00        460,000     7.250          20010601       20310501       360          3,138.02    20010601
6955657645     79.10       79.10        463,000     6.750          20010701       20310601       360          3,003.01    20010701
6956295635     70.00       70.00        595,000     7.250          20010601       20310501       360          4,058.95    20010601
6957454991     69.60       69.50        553,000     7.375          20010601       20310501       360          3,819.44    20010601
6957834127     58.10       58.00        450,000     7.125          20010601       20310501       360          3,031.74    20010601
6958714906     72.70       72.60        458,000     7.125          20010601       20310501       360          3,085.64    20010701
6959893477     89.10       89.00        343,000     7.125          20010701       20310601       360          2,310.86    20010701
6960009949     67.60       67.60        575,000     7.125          20010601       20310501       360          3,873.89    20010601
6960280961     63.10       63.10        568,000     6.250          20010601       20310501       360          3,497.28    20010601
6960958087     67.60       67.40        430,000     7.000          20010501       20310401       360          2,860.81    20010701
6961132450     80.00       80.00        388,000     6.625          20010701       20310601       360          2,484.41    20010701
6962312218     70.00       69.90        560,000     7.000          20010601       20310501       360          3,725.70    20010701
6962742026     33.20       33.20        490,000     6.625          20010601       20310501       360          3,137.53    20010601
6962763709     34.20       34.10        487,000     6.875          20010701       20310601       360          3,199.25    20010701
6962825052     56.40       56.20        701,600     6.750          20010501       20310401       360          4,550.57    20010701
6963947293     50.00       50.00        650,000     6.875          20010601       20310501       360          4,270.04    20010601
6964239427     67.40       67.30        517,500     6.500          20010601       20310501       360          3,270.96    20010601
6964693060     90.00       90.00        319,500     7.125          20010701       20310601       360          2,152.54    20010701
6964846247     92.40       92.30        334,433     6.375          20010701       20310601       360          2,086.43    20010701
6966430701     86.80       86.70        382,000     6.875          20010601       20310501       360          2,509.47    20010701
6966698133     78.30       78.20        650,000     7.125          20010601       20310501       360          4,379.18    20010701
6967955557     76.50       76.50        750,000     7.000          20010601       20310501       360          4,989.77    20010601
6968343324     80.00       80.00        280,000     7.250          20010601       20310501       360          1,910.10    20010601
6968404340     78.40       78.40      1,000,000     6.500          20010601       20310501       360          6,320.68    20010601
6968624509     80.00       80.00        348,800     7.125          20010601       20310501       360          2,349.94    20010601
6969242871     70.00       69.90        472,300     6.750          20010601       20310501       360          3,063.33    20010701
6969465175     33.80       33.70        626,000     7.125          20010501       20310401       360          4,217.48    20010601
6970625924     80.00       80.00        580,000     7.000          20010601       20310501       360          3,858.76    20010601
6970708365     78.90       78.90        750,000     6.875          20010701       20310601       360          4,926.97    20010701
6970748064     75.00       74.90        592,500     7.250          20010501       20310401       360          4,041.90    20010601
6971011819     80.00       80.00        308,100     6.375          20010601       20310501       360          1,922.15    20010601
6971211047     73.80       73.70        360,000     6.875          20010601       20310501       360          2,364.95    20010701
6971951972     80.00       79.90        561,465     6.250          20010601       20310501       360          3,457.04    20010701
6972072877     80.00       79.80        446,800     7.125          20010501       20310401       360          3,010.18    20010701
6973015388     80.00       80.00        420,000     7.000          20010601       20310501       360          2,794.28    20010601
6974782820     76.40       76.30        294,000     7.000          20010601       20310501       360          1,955.99    20010601
6974818509     66.20       66.20        775,000     7.250          20010701       20310601       360          5,286.87    20010701
6976558871     38.80       38.80      1,000,000     6.875          20010701       20310601       360          6,569.29    20010701
6977210910     74.20       74.10        560,000     7.250          20010601       20310501       360          3,820.19    20010701
6977921854     22.60       22.60        430,134     6.500          20010601       20310501       360          2,718.74    20010601
6979057582     71.40       71.40        800,000     7.375          20010601       20310501       360          5,525.41    20010601
6979131221     60.60       60.30        300,000     6.500          20010601       20310501       360          1,896.21    20010701
6979268916     65.10       65.00        403,500     6.625          20010701       20310601       360          2,583.66    20010701
6979390983     51.60       51.50        557,000     6.875          20010601       20310501       360          3,659.10    20010601
6979526057     80.00       80.00        444,000     6.750          20010601       20310501       360          2,879.78    20010601
6979650832     25.20       25.10        340,000     6.500          20010601       20310501       360          2,149.04    20010601
6979928030     54.60       41.10        368,600     6.875          20010601       20310501       360          2,421.44    20010701
6980749359     70.00       70.00        735,000     7.000          20010601       20310501       360          4,889.98    20010601
6980899915     80.00       79.80        434,400     6.875          20010501       20310401       360          2,853.70    20010701
6981177709     66.40       66.40        930,000     7.000          20010701       20310601       360          6,187.32    20010701
6982811678     80.00       80.00        420,000     6.875          20010601       20310501       360          2,759.11    20010601
6982937077     57.70       57.60        793,000     7.250          20010601       20310501       360          5,409.66    20010601
6983123990     80.00       79.80        343,920     6.750          20010501       20310401       360          2,230.66    20010701
6983415115     79.80       79.80        293,000     7.000          20010601       20310501       360          1,949.34    20010601
6983615011     65.00       64.90        548,000     6.875          20010501       20310401       360          3,599.97    20010601
6985614772     72.20       72.10        650,000     7.250          20010501       20310401       360          4,434.15    20010601
6987403059     80.00       80.00        420,000     7.250          20010601       20310501       360          2,865.15    20010601
6987527790     69.20       69.10        550,000     6.375          20010701       20310601       360          3,431.29    20010701
6987726020     64.00       63.90        355,000     6.000          20010601       20310501       360          2,128.41    20010601
6988378466     74.10       74.00        434,187     6.500          20010601       20310501       360          2,744.36    20010601
6988767023     80.00       79.90        468,000     7.250          20010601       20310501       360          3,192.59    20010701
6989445736     28.60       28.50      1,000,000     6.625          20010601       20310501       360          6,403.11    20010601
6990204163     65.50       65.40        465,000     7.000          20010701       20310601       360          3,093.66    20010701
6990738376     68.90       68.50        413,500     6.625          20010601       20310501       360          2,647.69    20010701
6991358695     80.00       79.90        464,000     6.375          20010601       20310501       360          2,894.76    20010701
6992429149     60.70       60.60        780,000     6.875          20010601       20310501       360          5,124.05    20010701
6993826913     65.70       65.60        985,000     7.000          20010601       20310501       360          6,553.23    20010601
6994623103     80.00       80.00        358,000     7.000          20010701       20310601       360          2,381.79    20010701
6994816319     80.00       80.00        328,000     6.750          20010601       20310501       360          2,127.41    20010601
6994908454     57.20       57.20        498,000     6.875          20010601       20310501       360          3,271.51    20010601
6995354682     78.90       78.90        375,000     7.250          20010601       20310501       360          2,558.17    20010601
6996104151     80.00       80.00        900,000     6.875          20010601       20310501       360          5,912.36    20010601
6996423114     71.70       71.70        379,500     6.875          20010701       20310601       360          2,493.05    20010701
6996752322     67.50       67.40        540,000     6.875          20010601       20310501       360          3,547.42    20010701
6997029464     95.00       95.00        299,250     7.250          20010601       20310501       360          2,041.42    20010601
6998825977     51.50       51.50        850,000     7.375          20010701       20310601       360          5,870.74    20010701
6999749218     80.00       80.00        404,000     6.625          20010701       20310601       360          2,586.86    20010701



TABLE (CONTINUED)

 LOAN             REMAIN          SCHEDULED                                                            APPRAISAL         SALES
NUMBER             TERM               PB               PMI COMPANY NAME                      FICO        VALUE           PRICE
------             ----               --               ----------------                      ----        -----           -----

0029594264          358           563,472.01                                                 770        706,000          705,500
0029608320          359           445,616.00                                                 664        559,000          557,500
0029623295          359           350,448.01                                                 675        445,000          438,448
0029625332          359           313,302.44                                                 757        398,000          392,000
0029629318          359           599,495.93                                                 703        771,000          750,000
0029636495          359           413,692.75  UNITED GUARANTY RESIDENTIAL IN                 692        460,000          460,000
0029641552          359           363,694.19                                                 760        485,000                -
0029645793          359           439,611.80                                                 729        550,000                -
0029648466          359           599,508.19                                                 745        750,000          750,000
0029651387          360           570,000.00                                                 723        840,000                -
0029662129          359           419,629.44                                                 738        527,000          525,000
0099034712          359           595,546.50                                                 724        745,000          745,000
0099036519          359           528,077.23                                                 793        950,000          950,000
0099043382          359           331,734.50                                                 762        415,000                -
0099047292          359           379,637.50                                                 748        496,100          496,064
6001181319          358           354,900.95                                                 787        460,000          456,000
6001468955          359           644,458.11                                                 801      2,050,000                -
6001746202          359           549,537.93                                                 779        860,000                -
6003042048          359           584,931.86                                                 691        875,000                -
6005381022          359           599,508.18                                                 771        950,000                -
6005983934          359           310,407.65  MORTGAGE GUARANTY INSURANCE COMPANY            640        327,000          327,000
6006235284          360           476,000.00                                                 699        635,000                -
6006650482          359           501,898.32                                                 750        675,000                -
6006711169          359           424,586.92                                                 721        950,000          875,000
6007076737          359           419,647.14                                                 712        545,000                -
6007119941          360           375,000.00                                                 795        690,000                -
6007132084          359           355,927.94                                                 770        480,000                -
6008211457          360           334,000.00                                                 766        418,000                -
6008547124          359           614,683.15                                                 789        769,000          769,000
6010674395          359           305,723.37  GENERAL ELECTRIC INSURANCE COMPANY             775        350,000          340,000
6011045090          360           283,000.00                                                 717        370,000          368,000
6011175210          359           899,243.89                                                 739      1,820,000                -
6011295638          360           384,200.00  REPUBLIC MORTGAGE INSURANCE COMPANY            727        452,000          452,000
6011490890          359           410,146.56                                                 669        550,000                -
6011718290          359           645,457.27                                                 741        985,000                -
6011779748          358           764,830.68                                                 747      1,180,000                -
6013260879          359           464,637.26                                                 712        745,000          745,000
6013808354          359           439,630.34                                                 717        570,000                -
6013987257          360           350,000.00                                                 782        950,000                -
6014867946          359           424,596.74                                                 661      2,050,000                -
6015729806          359           627,459.30                                                 798      1,200,000                -
6017116978          358           648,904.71                                                 708        935,000                -
6017888980          359           289,529.52  REPUBLIC MORTGAGE INSURANCE COMPANY            667        305,000          305,000
6019043279          359           387,674.03                                                 791        525,000          488,000
6019209995          359           519,563.14                                                 663        900,000                -
6019694832          360           447,800.00                                                 789        625,000                -
6022649518          360           351,500.00                                                 687        650,000                -
6023036020          359           994,164.07                                                 735      3,682,000                -
6023876920          359           499,609.94                                                 777      1,750,000                -
6024061811          358           586,984.10                                                 783        735,000          750,000
6024140342          359           499,600.15                                                 671        715,000                -
6025024636          359           467,606.82                                                 778        600,000          585,000
6025121978          359           549,560.17                                                 641        800,000                -
6025688505          358           421,788.05                                                 748        825,000          822,500
6025778595          358           993,323.35                                                 796      1,450,000                -
6026213014          359           310,932.06                                                 631        389,000          389,000
6026432374          358           321,470.56                                                 756        450,000                -
6027001400          359           694,386.81                                                 758      1,675,000                -
6027901880          360           608,500.00                                                 770      1,100,000                -
6028735048          360           389,000.00                                                 740        490,000                -
6029461628          359           439,602.23                                                 635        900,000                -
6029637425          360           350,000.00                                                 631        470,000                -
6030979360          359           395,667.31                                                 702        495,000                -
6031092130          359           437,649.74                                                 729        550,000                -
6032615293          359           309,726.49                                                 790        444,000                -
6032967710          359           304,724.27  MORTGAGE GUARANTY INSURANCE COMPANY            782        355,000          355,000
6033035558          359           412,661.47                                                 759        720,000                -
6033082352          359           379,703.56                                                 735        565,000                -
6036741194          358           511,218.42                                                 707        640,000                -
6037826093          358           648,931.29                                                 745        831,000          831,000
6039316903          358           402,752.88                                                 658        505,000          504,276
6039438160          359           391,618.99                                                 697        490,000          490,000
6039511032          359           810,382.89                                                 732      1,300,000                -
6040909035          359           519,563.14                                                 724        650,000          650,000
6041222750          359           459,603.94                                                 736        660,000                -
6041856169          359           449,602.98                                                 704      1,100,000                -
6042022498          359           466,607.66                                                 665        700,000                -
6042080306          360           649,900.00                                                 742        930,000                -
6043069449          358           299,477.72                                                 712        560,000                -
6044306758          358           371,355.17                                                 748        855,000                -
6045043251          359           399,655.60                                                 764        836,000          835,800
6045172696          359           398,688.74                                                 765        532,000                -
6046076755          359           772,896.59                                                 760      1,200,000                -
6046112287          359           365,081.98                                                 744        475,000          465,000
6046200363          359           502,607.61                                                 724        629,000                -
6046544141          360           351,200.00                                                 750        446,000          444,500
6047661647          359           489,598.34                                                 627        620,000          612,804
6048077405          360           448,780.00                                                 759        580,000          560,980
6050535514          359           324,726.96                                                 761        530,000                -
6050886644          359           353,524.00                                                 726        975,000                -
6052411227          359           515,597.47                                                 781        645,000          645,000
6053251614          359           422,661.73                                                 693        705,000                -
6053992241          360           617,500.00                                                 740        830,000                -
6054402018          359           379,677.08                                                 690        599,000                -
6056001719          359           490,407.26                                                 747        713,000          613,555
6056818542          360           650,000.00                                                 804      3,350,000                -
6057287416          359           299,741.70                                                 779        750,000                -
6057833912          360           792,000.00                                                 768      2,200,000                -
6058355675          359           393,692.64                                                 748        510,000                -
6058369379          359           398,703.88  REPUBLIC MORTGAGE INSURANCE COMPANY             0         421,000          420,000
6058547321          359           530,553.89                                                 735        900,000                -
6058937456          359           607,548.77                                                 670        775,000          760,000
6059315942          360           425,700.00                                                 722        555,000          532,200
6060009757          360           476,000.00                                                 781        595,000                -
6060056196          358           416,493.10                                                 724        548,000                -
6060509665          359           327,696.20                                                 771        410,000          410,000
6060586010          359           365,485.28  REPUBLIC MORTGAGE INSURANCE COMPANY            775        385,000          385,000
6062101370          359           379,656.47                                                 767        475,000                -
6062501132          359           449,612.55                                                 767        660,000                -
6063364399          360           476,000.00                                                 757        595,000                -
6063608688          359           422,853.10                                                 775        566,000          529,000
6064375634          359           583,497.18                                                 721        732,000          730,000
6064879338          359           343,724.90                                                 736        430,000                -
6066106185          359           524,569.66                                                 757        775,000                -
6068080651          359           599,500.00                                                 793      1,550,000                -
6068741062          359           463,638.03                                                 727        580,000                -
6069739131          359           424,642.95                                                 671        860,000                -
6069861596          359           374,884.78                                                 757        469,000          469,000
6070221194          360           310,000.00                                                 795        525,000          525,000
6070683773          359           381,686.87                                                 731        525,000                -
6071135278          359           859,345.61                                                 772      1,075,000        1,075,000
6071410283          359           391,509.86                                                 784        500,000          489,877
6072109165          359           717,381.81                                                 614      3,400,000                -
6073446053          359           558,354.37                                                 690        705,000          698,636
6073958222          360           440,000.00                                                 776        680,000                -
6074554269          358           552,478.15                                                 702        750,000                -
6076583589          359           331,652.14                                                 710        420,000                -
6076775748          359           379,621.70                                                 784        475,000          475,000
6077567920          358           363,386.63                                                 635        455,000                -
6079604234          359           514,567.33                                                 747        662,000                -
6079777691          360           327,750.00                                                 607        437,000                -
6080952895          360           292,500.00  REPUBLIC MORTGAGE INSURANCE COMPANY            648        325,000                -
6080956052          360           608,000.00                                                 756        940,000                -
6081412592          359           611,498.34                                                 764      1,700,000                -
6082363828          359           749,414.92                                                 705      1,065,000          985,000
6082473338          359           324,726.96                                                 718        475,000          475,000
6082807832          359           378,689.33                                                 765        498,000                -
6083167509          359           799,311.21                                                 791      1,550,000        1,550,000
6084283610          359           999,200.31                                                 782      3,300,000                -
6085846761          359           399,638.39                                                 801        550,000          550,000
6086065320          358           449,241.73                                                 745        710,000                -
6086205959          359           347,735.20                                                 708        435,000          435,000
6086372726          359           799,327.89                                                 785      1,490,000                -
6086959159          358           411,339.08                                                 688        520,000                -
6087585821          359           624,392.53                                                 782      1,300,000                -
6089021197          360         1,000,000.00                                                 722      1,900,000                -
6089044173          360           469,000.00                                                 676        587,000                -
6089348111          358           998,355.82                                                 648      1,250,000                -
6089413477          359           375,176.70                                                 736        760,000                -
6090525442          358           648,877.57                                                 763        850,000          847,000
6090815181          359           359,704.91                                                 739        500,000                -
6091780442          360           448,000.00                                                 700        560,000                -
6094757181          360           425,000.00                                                 720        660,000                -
6096273633          180           310,000.00                                                 778        390,000          387,500
6097061888          359           292,260.24                                                 720        425,000                -
6097271248          359           414,659.82                                                 653        675,000                -
6098327171          359           436,632.87                                                 790        935,000                -
6098785170          358           291,507.95                                                 699        366,000          365,000
6099827328          359           351,118.51                                                 765        737,000                -
6099970268          359           401,878.36                                                 747        530,000                -
6099986868          359           479,634.75                                                 722        603,000          600,000
6100597944          358           399,342.33                                                 725        750,000                -
6104437568          360           488,000.00                                                 662        610,000          610,000
6104737876          359           647,494.49                                                 758        810,000          810,000
6105987165          360           360,500.00                                                 609        550,000                -
6107121144          359           474,629.45                                                 705        615,000                -
6108464154          360           650,000.00                                                 738      1,360,000                -
6110273643          359           559,493.74                                                 738      1,640,000                -
6110401897          359           579,536.18                                                 776        988,750          988,750
6111111974          359           477,230.76                                                 743        650,000          600,000
6111413859          360           377,600.00                                                 657        472,000                -
6112200552          359           599,483.41                                                 769        978,000          978,000
6112208654          358           276,063.36                                                 775      1,065,000                -
6112504276          360           800,000.00                                                 772      1,420,000                -
6112604092          359           984,231.60                                                 765      1,550,000                -
6114036376          359           382,678.23                                                 777      1,900,000                -
6115380146          359           297,349.97                                                 733        372,000                -
6115623420          359           688,775.49                                                 739        945,000                -
6116290799          359           489,567.68                                                 707        625,000                -
6118053054          358           294,478.02                                                 722        390,000                -
6118788345          359           411,653.87                                                 756        515,000          515,000
6118833802          359           390,663.36                                                 730      1,200,000                -
6118940516          360           450,000.00                                                 768        595,000          595,000
6119246277          359           396,674.57                                                 696        570,000                -
6119592522          359           527,588.10                                                 788        660,000                -
6120159907          359           449,666.03                                                 727        580,000                -
6121221102          359           427,666.11                                                 732        535,000                -
6122384743          359           299,747.96                                                 783        375,000          375,000
6122580944          359           425,642.11                                                 716        800,000                -
6123538362          359           315,147.78  REPUBLIC MORTGAGE INSURANCE COMPANY            763        332,000          332,000
6123824697          358           318,960.76                                                 803        400,000          400,000
6124216109          359           511,580.32                                                 742        640,000          640,000
6124412864          359           629,520.61                                                 746        900,000                -
6124416097          360           444,800.00                                                 732        556,000                -
6126739355          359           339,714.36                                                 743        425,000                -
6126926846          359           299,754.09                                                 774        585,000                -
6127793773          360           410,000.00                                                 742        515,000                -
6127867437          359           997,920.91                                                 787      2,900,000                -
6127997358          359           649,467.20                                                 746        830,000                -
6129631443          359           336,343.87  REPUBLIC MORTGAGE INSURANCE COMPANY            669        376,000          374,000
6130015032          360           398,020.00                                                 672        520,000          497,529
6131628353          359           618,255.19                                                 691        825,000                -
6132399921          360           322,000.00                                                 779      1,021,000                -
6133528106          359           499,569.50                                                 794        850,000                -
6135285986          359           399,663.95                                                 716        600,000                -
6135299763          359           615,456.51                                                 766        780,000          770,000
6135802137          359           614,743.43                                                 790        769,000          769,000
6136449433          359           464,628.14                                                 720        630,000                -
6137363187          360           516,000.00                                                 723        645,000          645,000
6137722218          360           850,000.00                                                 731      1,800,000                -
6138214454          359           524,580.16                                                 766        710,000          700,000
6138253486          360           454,000.00                                                 711        570,000                -
6138750234          360           407,500.00  REPUBLIC MORTGAGE INSURANCE COMPANY            756        455,000          452,824
6139375874          360           321,000.00                                                 764        416,000                -
6139704248          359           407,665.56                                                 657        510,000                -
6140698397          360           300,000.00                                                 615        375,000                -
6140811867          359           649,440.36                                                 779        940,000                -
6141449113          359           899,205.95                                                 768      1,680,000        1,680,000
6141504008          359           556,543.43                                                 666        740,000                -
6142315834          358           359,378.34                                                 718        550,000                -
6142594164          359           423,660.93                                                 786        530,000          530,000
6144275333          359           415,259.33                                                 767        710,000                -
6145065808          360           431,200.00                                                 707        539,000          539,000
6145756596          359           335,710.71                                                 772        420,000          420,000
6145934672          360           292,000.00                                                 759        365,000          365,000
6146610370          359           999,180.30                                                 677      2,925,000                -
6146663759          360           840,000.00                                                 646      1,300,000                -
6148180117          359           510,570.69                                                 746        730,000                -
6148656694          359           349,683.59                                                 773        500,000                -
6149705169          359           599,495.92                                                 745        770,000                -
6149710011          359           646,994.88                                                 739        925,000                -
6150295837          360           630,000.00                                                 754        960,000          905,000
6150969035          359           474,549.30                                                 775        775,000          775,000
6151090229          358           505,168.04                                                 735        790,000                -
6151277784          360           630,000.00                                                 791        860,000                -
6151326920          359           329,708.85                                                 684        490,000                -
6151402606          359           310,838.12                                                 668        395,000                -
6151506307          358           418,779.43                                                 605        850,000                -
6151780670          360           285,000.00                                                 683        580,000                -
6151905624          359           341,712.68                                                 720        430,000                -
6152419591          358           758,839.83                                                 675        950,000                -
6152857048          359           499,579.93                                                 788        734,000          729,000
6153118937          360           452,000.00                                                 776        580,000                -
6153281818          359           649,505.40                                                 766        880,000          880,000
6153324121          359           369,681.43                                                 763        620,000          620,000
6153572455          360           309,200.00                                                 698        395,000          386,500
6154082207          359           359,697.55                                                 752        450,000          450,000
6157008878          360           442,500.00                                                 720        590,000                -
6157624419          359           491,634.86                                                 725        615,000          615,000
6159702635          359           489,627.15                                                 789        905,000          905,000
6160647712          359           699,480.49                                                 660      1,350,000                -
6161287518          359           463,610.18                                                 773        580,000                -
6162368457          360           400,000.00                                                 775        535,000                -
6163985341          359           412,677.82                                                 754        590,000                -
6164080357          359           439,648.13                                                 771        750,000                -
6164649821          359           712,356.96                                                 733        950,000          891,319
6164818699          359           374,684.95                                                 694        540,000                -
6165038149          359           392,478.02                                                 661        491,000                -
6165946945          359           487,419.47                                                 733        610,000                -
6166857281          359           499,579.93                                                 791      2,450,000                -
6167797627          358           323,480.26                                                 801        405,000          405,000
6168096367          359           317,982.63  MORTGAGE GUARANTY INSURANCE COMPANY            679        335,000          335,000
6169673008          359           335,731.30                                                 748        580,000                -
6170708017          359           749,429.31                                                 753      1,082,000                -
6170993171          359           342,933.81                                                 782        455,000                -
6171439174          359           399,672.12                                                 767        581,000                -
6171764019          359           330,741.78                                                 760        450,000                -
6173305803          360           825,000.00                                                 755      1,100,000        1,100,000
6173348266          359           506,574.06                                                 735      1,390,000                -
6173390235          359           365,577.97                                                 819        470,000          457,367
6174093846          360           310,000.00                                                 702        990,000                -
6174936580          359           311,790.26  UNITED GUARANTY RESIDENTIAL INS. COMPANY       740        335,000          328,500
6175227914          359           429,664.56                                                 729        575,000                -
6176482864          360           865,000.00                                                 768      1,400,000                -
6176859756          359           305,755.30                                                 744        581,000                -
6178450034          359           563,451.82                                                 749      1,900,000                -
6179411027          359           302,310.81                                                 716        451,000                -
6180965805          358           477,174.59                                                 719        800,000                -
6182037587          360           431,960.00                                                 743        539,950          539,950
6182463585          359           527,588.10                                                 745        660,000                -
6183605440          358           374,368.09                                                 675        500,000                -
6183923785          360           382,500.00  GENERAL ELECTRIC INSURANCE COMPANY             727        450,000                -
6184678115          360           899,033.00                                                 769      1,825,000                -
6184953476          359           608,693.07                                                 764        871,000                -
6185088280          359           454,777.90                                                 761        570,000          680,000
6185362248          360           556,000.00                                                 778        695,000          695,000
6191129268          358           568,064.46                                                 792        900,000                -
6191220141          359           314,025.51                                                 729        460,000          449,067
6191318101          359           532,552.21                                                 703      1,550,000                -
6191476552          360           452,000.00                                                 778        565,000          565,000
6191538534          360           368,000.00                                                 741        460,000                -
6192154356          359           371,695.07                                                 733        470,000                -
6192541537          360           500,000.00                                                 704        840,000          840,000
6193173439          360           475,000.00                                                 783        675,000                -
6193229652          360           420,000.00                                                 723        560,000                -
6193361927          359           481,479.15                                                 607      1,420,000                -
6193416549          358           319,296.53                                                 628        415,000          399,900
6193525109          359           386,674.87                                                 799      1,375,000                -
6193654123          359           499,579.93                                                 776        750,000          743,842
6193904502          359           412,127.09                                                 764        550,000                -
6194265887          360           337,125.00  UNITED GUARANTY RESIDENTIAL INS. COMPANY       786        375,000          375,000
6195181778          358           300,380.39                                                 601        385,000                -
6195312217          359           459,613.54                                                 766      1,500,000                -
6197353847          359           374,984.70  REPUBLIC MORTGAGE INSURANCE COMPANY            769        417,000          417,000
6197434233          360           470,975.19                                                 725        625,000                -
6197619197          359           649,453.92                                                 792        975,000                -
6199320109          358           904,616.97                                                 718      1,800,000                -
6199421998          359           440,855.81                                                 737        552,000          551,500
6199431112          360           300,000.00                                                 756        430,000          415,000
6200163993          359           449,593.19                                                 726        600,000                -
6200334313          359           599,444.28                                                 715        750,000                -
6200376397          359           471,603.46                                                 767        815,000                -
6200418488          358           533,100.18                                                 727        668,000                -
6201334932          360           565,600.00                                                 749        707,000          707,000
6201649263          359           674,343.93                                                 765      1,025,000          875,000
6203434722          359           309,758.17                                                 639        550,000                -
6205347484          359           314,754.27                                                 776        430,000                -
6205360024          359           413,434.91                                                 776        625,000                -
6206267525          359           313,763.53                                                 676        400,000                -
6206531839          359           391,662.49                                                 722        490,000          490,000
6207382315          359           676,297.71                                                 741        850,000                -
6207466118          359           507,603.71                                                 661        635,000          635,000
6207718617          360           432,000.00                                                 728        600,000                -
6208284932          359           697,384.16                                                 721      1,300,000                -
6209857835          359           397,681.73                                                 704        531,000                -
6210206451          359           639,500.74                                                 678        800,000          800,000
6211625915          359           621,850.87                                                 776        780,000          778,000
6212685207          358           347,427.82                                                 671        445,000          435,000
6212853599          360           515,000.00                                                 711        730,000                -
6213409805          359           287,270.08                                                 719        412,000                -
6214065036          359           683,350.99                                                 658        875,000          855,000
6215535102          359           406,874.36                                                 745        509,000          509,000
6216504578          359           507,773.04                                                 740        730,000                -
6217032488          359           377,712.37                                                 677        475,000                -
6217738365          359           485,841.49                                                 649        655,000                -
6218009733          359           624,474.92                                                 718        933,000          920,000
6218103973          360           425,000.00                                                 673        650,000                -
6218521166          360           485,600.00                                                 798        645,000          607,000
6219170781          359           523,980.65                                                 777        660,000          657,197
6220153933          359           375,909.86                                                 777        540,000          537,500
6221014563          360           375,250.00  MORTGAGE GUARANTY INSURANCE COMPANY            766        396,500          395,000
6221050898          359           334,711.57                                                 644        490,000          465,000
6221933556          359           299,741.70                                                 806        960,000                -
6221956565          360           700,000.00                                                 803      1,375,000                -
6223308161          360           602,171.00                                                 785      1,475,000                -
6223319036          359           344,717.20                                                 792        510,000                -
6224383148          360           479,400.00                                                 684        660,000                -
6224448925          358           475,072.34                                                 772        680,000          680,000
6224761756          359           343,710.99                                                 730        429,900          430,000
6225142436          359           451,861.79                                                 631        600,000                -
6225755328          359           471,503.63                                                 732        589,900          589,900
6226525571          358           450,938.35                                                 768        565,000                -
6226815063          358           415,299.00                                                 783        875,000                -
6227069215          358           433,353.79                                                 757        555,000                -
6227639249          360           403,000.00                                                 684        514,000                -
6227685275          359           391,444.39                                                 693        705,000                -
6227868657          359           281,674.38                                                 768        405,000                -
6228118235          359           599,160.90                                                 746        760,000          749,618
6228323264          359           461,412.03                                                 767        665,000                -
6228541394          359           299,679.28                                                 758      1,025,000        1,025,000
6228842321          360           548,000.00                                                 771        685,000          685,000
6229272684          360           291,400.00                                                 774        365,000          364,350
6229911174          359           344,710.15                                                 750        755,000                -
6230297035          359           429,522.92                                                 772        538,000          537,317
6230516707          358           451,557.80                                                 797        565,400                -
6232151966          359           599,495.92                                                 713        950,000                -
6232436623          359           499,579.93                                                 728        765,000                -
6232708880          358           648,982.80                                                 680        845,000          819,000
6233108452          359           405,683.28                                                 665        525,000                -
6234026430          359           419,655.72                                                 753        560,000                -
6234403373          358           555,085.83                                                 769        695,000                -
6235110266          359           515,577.03                                                 776        737,500                -
6236381452          360           402,600.00                                                 778        853,000                -
6237888851          359           569,509.24                                                 803        760,000          760,000
6237973554          358           459,205.65                                                 778        581,000                -
6238001843          359           375,684.11                                                 733        560,000                -
6238003831          358           395,246.54                                                 710        495,000          495,000
6238423633          358           643,939.50                                                 780      1,050,000                -
6238949363          359           381,459.51                                                 640        509,000                -
6240238508          358           410,356.82                                                 726        620,000                -
6240370442          360           416,000.00                                                 697        520,000          520,000
6240618865          360           770,000.00                                                 767      1,100,000        1,100,000
6240757259          360           372,000.00                                                 780        465,000          465,000
6241104998          359           343,640.83                                                 764        430,000                -
6241132668          359           749,229.46                                                 641      1,060,000          937,260
6241153862          359           649,426.51                                                 781        985,000                -
6243187462          359           485,279.87  MORTGAGE GUARANTY INSURANCE COMPANY            663        540,000          539,725
6243658744          360           494,000.00                                                 727        618,000                -
6243819015          359           564,559.24                                                 837      1,850,000                -
6243991681          360           360,000.00                                                 660        450,000                -
6244775372          359           443,626.98                                                 780        555,000                -
6245225757          360           544,000.00                                                 752        680,000          680,000
6245500092          359           399,464.11                                                 731        750,000                -
6245921397          359           447,632.77                                                 712        560,000          560,000
6247311324          359           549,937.59                                                 754        700,000          688,000
6247328468          360           430,000.00                                                 782      1,100,000                -
6247425611          360           650,000.00                                                 749      1,325,000                -
6248363456          359           496,602.55                                                 688        855,000                -
6249679264          360           318,155.00  UNITED GUARANTY RESIDENTIAL INS. COMPANY       715        340,000          334,900
6249748507          359           974,294.32                                                 751      1,520,000                -
6250209977          359           374,684.95                                                 689        570,000                -
6250381925          359           447,333.02                                                 732        560,000                -
6250669592          360           325,000.00                                                 682        505,000                -
6251048630          358           362,417.70                                                 718        470,000                -
6252046104          359           439,639.33                                                 751        550,000          550,000
6254063198          359           361,271.67                                                 788        452,000                -
6254376178          359           522,588.52                                                 755        665,000          653,865
6254900209          359           350,947.57                                                 788        735,000                -
6255355940          359           559,505.92                                                 747        860,000                -
6255866144          359           400,454.91                                                 639        501,000          501,000
6256076925          359           999,159.88                                                 691      2,500,000                -
6256544948          359           599,483.41                                                 699        830,000          750,000
6258224358          359           624,434.99                                                 787        998,000          988,000
6258235883          360           900,000.00                                                 767      1,300,000                -
6258253605          359           399,687.96                                                 719      1,076,000                -
6258572731          360           550,000.00                                                 784        875,000                -
6259501929          360           408,700.00                                                 734        512,500          510,889
6259966585          359           525,999.45                                                 719        658,000                -
6261688870          359           618,504.99                                                 789        953,000                -
6262365478          360           344,000.00                                                 662        430,000                -
6262586594          359           499,590.15                                                 730        740,000                -
6262677104          359           417,622.12                                                 692        540,000                -
6264781847          359           415,691.26                                                 762        530,000          524,900
6266520441          359           649,412.38                                                 720        912,000          912,000
6267822416          358           663,672.65                                                 751        850,000                -
6267905401          358           335,447.55                                                 736        430,000          420,000
6268805899          359           633,867.02                                                 738        793,000          793,000
6270119214          360           650,000.00                                                 748      3,000,000                -
6270259150          359           648,118.30                                                 729        877,000                -
6270359166          359           499,619.54                                                 659      1,300,000                -
6270365601          360           649,000.00                                                 768        890,000                -
6271963438          359           649,453.92                                                 758        945,000          929,000
6272035962          360           388,950.00                                                 680        525,000                -
6272355071          359           343,710.99                                                 666        430,000                -
6273300092          360           364,500.00                                                 720        480,000                -
6273328515          359           404,596.82                                                 789        625,000                -
6273541232          359           817,312.78                                                 767      1,400,000                -
6273728680          359           383,685.23                                                 678        485,000          485,000
6274081667          359           314,754.27                                                 724        450,000                -
6275225487          359           441,600.42                                                 665        590,000                -
6275634043          359           499,579.93                                                 774        698,000                -
6275726153          359           352,696.07                                                 772        620,000                -
6275743034          359           470,604.30                                                 734        675,000                -
6277295975          358           421,306.16                                                 696        750,000                -
6277328040          359           399,291.67                                                 758        530,000                -
6277590029          359           415,659.01                                                 735        520,000                -
6277910755          360           330,000.00                                                 789        600,000                -
6279096371          359           339,714.36                                                 759        875,000                -
6279462813          359           567,534.41                                                 705        712,000                -
6279808445          359           339,714.36                                                 777        685,000                -
6280221646          360         1,000,000.00                                                 748      2,100,000        2,000,000
6281364445          359           286,253.32                                                 764        430,000                -
6281495777          359           394,659.91                                                 663        600,000                -
6282218616          359           299,747.96                                                 779        800,000                -
6282353488          359           352,710.65                                                 793        585,000                -
6282847604          360           478,250.00                                                 729        695,000                -
6283054705          359           403,652.16                                                 767        652,000                -
6283772231          359           519,563.14                                                 734        650,000          650,000
6284187900          359           749,429.30                                                 706        999,500          999,000
6284503445          359           799,294.18                                                 720      1,225,000        1,225,000
6286664757          358           447,298.93                                                 656        560,000                -
6289093400          359           503,077.00                                                 745        775,000                -
6289373026          359           299,728.79                                                 629        375,000          375,000
6289486919          358           992,033.97                                                 770      2,100,000                -
6290260303          358           661,909.91                                                 753      1,026,000                -
6293150717          359           487,147.16                                                 698        815,000                -
6293678584          359           524,580.16                                                 667        730,000          750,000
6293790454          360           342,000.00                                                 760        695,000                -
6294166324          360           991,000.00                                                 693      2,000,000                -
6295136219          359           346,715.57                                                 754        635,000                -
6295137076          360           553,900.00                                                 745        695,000          692,379
6295505793          359           324,733.59                                                 733        590,000                -
6295925405          359           621,477.44                                                 729        777,500          777,500
6296161273          359           460,612.70                                                 788        615,000                -
6296186973          360           370,000.00                                                 754        535,000                -
6296791400          359           666,639.47                                                 623        859,000          859,000
6297961317          359           311,350.82                                                 709        400,000          389,500
6298466498          360           297,000.00                                                 727        410,000                -
6298626323          359           399,695.62                                                 659        910,000                -
6299169307          359           327,737.70                                                 766        410,000                -
6299913894          360           650,000.00                                                 738      1,020,000                -
6300177141          358           395,332.71                                                 712        510,000          495,000
6300463137          359           472,551.19                                                 794        610,000                -
6300830228          360           346,500.00                                                 682        462,000                -
6301719792          360           450,000.00                                                 673        982,000                -
6302201113          360           486,500.00                                                 773        730,000          695,000
6303385758          360           588,000.00                                                 720        840,000                -
6304322529          360           317,422.00                                                 775        398,000          396,778
6304343756          360           334,500.00                                                 772        458,000                -
6305346097          359           499,590.15                                                 771      1,500,000                -
6305847664          358           318,861.78  MORTGAGE GUARANTY INSURANCE COMPANY            706        355,000          355,000
6306313146          359           329,729.50                                                 657        464,000                -
6306677318          359           586,994.17                                                 784        810,000                -
6306713519          359           589,009.06                                                 634        737,000          736,818
6306866481          359           310,718.84                                                 736        390,000                -
6307287075          359           528,970.23                                                 731        669,000          661,914
6308480877          358           459,262.10                                                 725        575,000                -
6310655730          360           345,000.00                                                 756        490,000                -
6311059692          358           403,328.27                                                 735      1,000,000                -
6312291914          359           314,722.08                                                 710      3,800,000                -
6312305748          359           649,492.93                                                 731      1,099,000                -
6312542373          359           459,658.61                                                 711      1,450,000                -
6313298587          359           322,708.00                                                 701        462,500                -
6316075305          360           364,000.00                                                 793        455,000          455,000
6317526512          359           409,680.15                                                 802        605,000                -
6317570247          359           326,157.76                                                 666        408,000          408,000
6317706460          358           355,400.11                                                 748        455,000          445,000
6317927793          359           479,586.72                                                 758        601,000          600,000
6318079586          359           384,660.32                                                 803      1,350,000                -
6319115793          359           569,509.24                                                 711        714,000          712,500
6319163827          359           392,661.63                                                 769        775,000                -
6319637077          360           324,000.00                                                 759        425,000          405,000
6321443365          359           337,223.35                                                  0         460,000          450,000
6322260768          359           324,733.59                                                 782        420,000          420,000
6322830750          359           439,621.16                                                 754        591,000                -
6323429164          359           749,369.91                                                 766        940,000        1,000,000
6323444858          360           650,000.00                                                 766        900,000          850,000
6323736428          358           903,475.02                                                 676      1,800,000        1,600,000
6324909792          359           418,639.25                                                 755        525,000                -
6325462296          359           463,600.50                                                 697        580,000                -
6325520671          358           998,473.47                                                 768      1,650,000                -
6327146442          359           399,687.96                                                 617        610,000                -
6327249725          359           304,723.68  UNITED GUARANTY RESIDENTIAL INS. COMPANY       678        321,000          321,000
6327705304          360           575,300.00                                                 734        719,250          719,240
6328713919          360           350,000.00                                                 728        510,000          505,000
6329742115          359           410,679.38                                                 747        775,000                -
6330173128          359           567,522.81                                                 690        710,000          710,000
6330622140          360           650,000.00                                                 726      1,300,000                -
6330919587          358           383,352.93                                                 696        480,000          480,000
6331111028          360           399,000.00                                                 724        570,000                -
6331288529          359           799,067.83                                                 742      1,150,000                -
6332218913          360           328,272.00                                                 667        795,000                -
6332553285          359           360,229.70                                                 782        452,000          450,661
6332637500          360           354,500.00                                                 779        494,000                -
6333931605          359           636,998.58                                                 669      1,800,000                -
6335717325          359           367,667.31                                                 722        460,000          460,000
6335770696          359           596,334.44                                                 736        746,000                -
6336345803          359           519,573.75                                                 735        710,000                -
6339524438          359           475,537.35                                                 732        595,000          595,000
6339743715          359           649,440.36                                                 758      1,900,000                -
6339857275          360           439,200.00                                                 715        590,000          549,000
6340295002          359           379,549.59                                                 771        675,000                -
6340351334          359           449,631.13                                                 741        660,000                -
6341201579          359           370,111.04                                                 680        850,000                -
6342481329          359           474,291.29  REPUBLIC MORTGAGE INSURANCE COMPANY            716        527,500          527,500
6342810998          359           299,760.09                                                 790        800,000                -
6343169584          359           391,694.19                                                 644        490,000                -
6343559156          360           433,000.00                                                 784        635,000                -
6343941933          360           308,000.00                                                 774        385,000          393,000
6344004327          359           283,006.66                                                 723        355,000                -
6345048455          359           431,645.89                                                 746        540,000          540,000
6345274788          359           763,240.69                                                 659      1,135,000                -
6345464017          359           439,648.13                                                 782        550,000                -
6346737056          358           519,102.04                                                 720        840,000          819,030
6348249431          358           489,313.50                                                 723        620,000          612,781
6349818127          360           425,000.00                                                 728        543,000                -
6349896081          358           366,433.38                                                 776        475,000                -
6350079676          358           447,281.35                                                 675        560,000                -
6351925000          360           349,520.00                                                 650        437,000          436,900
6351982258          359           881,240.61                                                 796      2,600,000                -
6352206525          359           399,672.12                                                 694        560,000          500,000
6352701996          358           598,355.50                                                 798      1,700,000                -
6353000448          359           499,525.58                                                 749        770,000          767,500
6353959684          359           291,742.37                                                 627        367,000          365,000
6354177823          359           387,681.95                                                 772        485,000          485,000
6354538545          360           549,600.00  GENERAL ELECTRIC INSURANCE COMPANY             761        689,000          634,000
6354830025          359           388,673.19                                                 760        920,000                -
6355748242          359           419,655.72                                                 701        695,000                -
6358814389          359           475,637.80                                                 751        595,000                -
6359228266          360           480,000.00                                                 746        715,000                -
6360221193          360           498,000.00                                                 759        750,000                -
6360364316          359           671,435.43                                                 783        840,000          840,000
6360813304          359           469,624.15                                                 740        640,000                -
6361104653          359           479,643.77                                                 705        845,000                -
6361389833          360           500,000.00                                                 786      1,970,000                -
6361780486          359           299,728.79                                                 752        430,000                -
6361838565          360           368,000.00                                                 681        460,000                -
6362908722          360           400,000.00                                                 767        570,000                -
6363544369          360           640,000.00                                                 758        800,000                -
6363653822          358           908,428.59                                                 764      2,900,000                -
6363662609          359           302,308.05                                                 655        417,000          406,954
6364218781          359           355,729.11                                                 633        445,000          445,000
6364983186          360         1,000,000.00                                                 748      1,350,000        1,450,000
6366626247          359           417,274.23                                                  0         522,000          522,000
6367218275          360         1,000,000.00                                                 758      1,900,000        1,900,000
6368231764          359           509,592.16                                                 720        637,500                -
6369684474          359           339,753.92                                                 731        425,000          425,000
6372650280          360           306,120.00                                                 767        382,650          382,650
6374406947          359           314,728.79                                                 740        490,000                -
6374738992          359           692,431.95                                                 767      1,450,000                -
6375192447          359           447,650.52                                                 720        560,000                -
6375203046          359           483,622.43                                                 668        605,000                -
6376361454          358           589,029.94                                                 739        775,000                -
6376988413          359           313,361.37                                                 776        392,500          392,000
6377284127          360           320,000.00                                                 760        703,000                -
6377333890          359           399,672.12                                                 755        720,000                -
6377797672          359           386,682.77                                                 737        510,000                -
6378063876          359           394,025.78                                                 730        515,000          493,000
6378129115          360           339,200.00                                                 705        424,000                -
6378539388          359           454,014.11  MORTGAGE GUARANTY INSURANCE COMPANY            713        505,000          505,000
6379303941          359           537,559.00                                                 757        700,000                -
6379396325          359           635,079.00                                                 770        810,000          794,500
6380494044          359           349,675.83                                                 695        584,000          514,000
6381797916          359           497,601.76                                                 681        680,000                -
6381928669          360           580,800.00                                                 774        726,000          726,000
6382635412          360           583,000.00                                                 724        980,000                -
6383078109          360           370,000.00                                                 699        470,000                -
6383994636          360           650,000.00                                                 756        815,000          819,000
6384815640          359           562,015.69                                                 764        750,000                -
6385229445          359           649,453.92                                                 752        965,000                -
6387543595          360           510,000.00                                                 760        730,000          730,000
6388432988          358           383,352.93                                                 786        480,000          480,000
6390561691          359           380,679.91                                                 738        545,000                -
6390690441          359           278,110.34  REPUBLIC MORTGAGE INSURANCE COMPANY            637        293,000          293,000
6390839303          360           584,999.16                                                 646        740,000                -
6390909007          359           435,605.85                                                 762        545,000          545,000
6392321771          359           371,663.70                                                 721        465,000          465,000
6394131129          359           433,661.43                                                 695        600,000                -
6395160754          360           578,000.00                                                 743        850,000                -
6395607317          359           411,694.23                                                 749        515,000          515,000
6395855502          360           825,000.00                                                 760      1,100,000        1,100,000
6396237957          359           649,439.35                                                 713      1,420,000                -
6396898907          360           300,000.00                                                 746        405,000                -
6397519718          359           470,114.33                                                 753        677,000                -
6397549426          359           396,132.76                                                 692        500,000                -
6397737682          359           649,412.38                                                 721      1,200,000        1,200,000
6398294618          360           700,000.00                                                 757      1,350,000        1,349,000
6398675261          359           337,236.71                                                 642        450,000                -
6398804762          359           599,508.18                                                 737        799,000          790,000
6399408662          359           303,774.38                                                 715        380,000          380,000
6400003148          359           478,523.15                                                 735        600,000                -
6400544919          359           639,525.02                                                 704        800,000                -
6400560345          360           297,200.00                                                 760        475,000                -
6401234775          358           695,410.04                                                 720      1,275,000                -
6402915695          360           628,000.00                                                 756        900,000                -
6403258491          359           399,672.12                                                 782        900,000                -
6403995183          360           424,500.00                                                 748        565,000                -
6404002542          359           375,691.79                                                 761        470,000          470,000
6405077212          359           327,724.44                                                 669        450,000                -
6405272847          359           603,479.96                                                 756      1,000,000                -
6406861630          360           491,200.00                                                 775        615,000          614,000
6406863495          360           500,000.00                                                 789      1,300,000                -
6407587200          359           597,521.79                                                 766      1,035,000                -
6408566682          359           478,797.41                                                 699        599,000          599,000
6409606792          358           518,536.46                                                 761        975,000                -
6410146366          360           639,200.00                                                 622        799,000          799,000
6411115741          359           395,642.01                                                 801        600,000                -
6411674598          360           454,400.00                                                 756        568,000          568,000
6411726075          359           419,610.99                                                 768        525,000          525,000
6411771824          359           716,940.28                                                 681      1,025,000                -
6413979151          359           494,507.22                                                 749        855,000                -
6414002938          359           499,536.90                                                 749        625,000                -
6414239290          359           348,499.68                                                 647        436,000          436,000
6414266764          359           529,472.38                                                 756      1,130,000        1,130,000
6414954328          359           462,011.53                                                 755        590,000                -
6415820411          359           403,684.83                                                 745        562,000                -
6416764006          359           299,747.96                                                 708        530,000                -
6416858998          359           309,668.59                                                 750        518,000          510,000
6418419161          359           365,464.68  REPUBLIC MORTGAGE INSURANCE COMPANY            726        446,000          385,000
6418779671          359           549,452.47                                                 714        760,000                -
6419295347          359           999,200.31                                                 765      1,575,000        1,575,000
6419647687          359           553,588.85                                                 780        693,000          693,005
6419797060          359           529,554.73                                                 795        990,000                -
6421116879          119           393,000.39                                                 781      2,600,000                -
6421237956          360           336,000.00                                                 724        425,000                -
6421736395          359           395,667.31                                                 773        535,000          495,000
6421911329          359           487,628.67                                                 663        610,000                -
6422006954          359           313,226.63                                                 711        480,000                -
6422152592          360           472,000.00                                                 709        590,000          590,000
6422701869          358           607,998.69                                                 724        860,000                -
6423089520          360           387,000.00                                                 786        560,000                -
6425132740          358           383,368.62                                                 756        770,000                -
6425204499          360           405,000.00  MORTGAGE GUARANTY INSURANCE COMPANY            750        455,000          450,000
6426044712          359           310,969.04                                                 747        389,000                -
6426241557          360           495,000.00                                                 726        631,000                -
6426365448          359           543,254.33                                                 684        679,687          679,687
6427219719          360           600,000.00                                                 746        750,000                -
6427292708          359           449,648.95                                                 644        615,000                -
6428157587          359           692,648.12                                                 669        900,000                -
6428347576          360           552,000.00                                                 727        690,000                -
6428862608          359           539,578.74                                                 762        675,000                -
6429805200          359           489,578.11                                                 726        700,000          700,000
6431008272          359           389,680.32                                                 708        735,000                -
6435136814          359           422,635.81                                                 766        530,000                -
6436685009          360         1,000,000.00                                                 717      3,000,000                -
6437303479          359           406,640.91                                                 714        730,000                -
6437417931          359           335,731.30                                                 730        420,000          420,000
6439377885          359           310,951.13                                                 780        410,000          389,000
6439653624          359           421,636.66                                                 789        625,000          622,000
6439700854          359           424,634.08                                                 733        622,000                -
6440226428          359           335,724.58                                                 665        420,000                -
6441616288          359           384,699.66                                                 759        900,000                -
6441856298          359           312,743.43                                                 653        425,000                -
6441889836          359           438,399.14                                                 754        585,000                -
6442366958          359           999,095.99                                                 713      1,300,000        1,280,000
6444158684          359           367,698.35                                                 727        510,000                -
6444419102          359           540,334.38                                                 759        676,000          676,000
6446058130          359           466,617.20                                                 727        638,000                -
6446679935          359           999,139.01                                                 791      1,451,000        1,451,000
6447207173          359           378,711.61                                                 771        496,000                -
6447215143          359           329,729.50                                                 786        440,000          440,000
6447385128          359           599,495.92                                                 726      1,000,000                -
6447735975          359           423,685.33                                                 789        530,000          530,000
6448236312          359           431,654.53                                                 725        540,000                -
6449034567          360           315,000.00                                                 777        417,000                -
6449057782          359           639,475.39                                                 713      1,275,000                -
6449310769          359           379,494.25                                                 791        480,000          480,000
6450430530          359           501,627.44                                                 640        627,500          627,500
6450838120          359           359,726.06                                                 653        460,000          450,000
6451070269          358           634,818.73                                                 760        800,000          795,000
6451180803          359           399,629.52                                                 739      1,500,000                -
6454605616          359           399,687.96                                                 795        500,000                -
6454699460          359           455,644.27                                                 679        570,000                -
6455276896          359           341,683.24                                                 794        750,000                -
6457073408          359           599,531.94                                                 790        765,000                -
6458973002          359           344,695.61                                                 746        660,000                -
6459247851          360           421,352.00                                                 755        527,000          526,690
6460450254          360           911,000.00                                                 637      1,550,000                -
6461417179          359           649,492.93                                                 766        875,000          830,000
6461475631          359           360,295.94                                                 736        482,000          450,769
6462600914          359           488,227.45                                                 782        612,000                -
6462696797          359           607,513.79                                                 695        760,000          760,000
6462726446          359           399,663.95                                                 776        595,000                -
6462811636          359           354,638.06                                                 781        550,000                -
6463787181          360           812,000.00                                                 717      1,160,000        1,160,000
6464919379          359           525,558.09                                                 738        680,000                -
6466337034          360           475,000.00                                                 754        835,000                -
6467332802          359           443,626.98                                                 648        555,000          555,000
6471088622          359           533,462.36                                                 787        986,000                -
6471786662          359           374,101.00                                                 774        468,000                -
6471946456          358           294,526.78                                                 674        395,000                -
6472026886          360           365,000.00                                                 766        485,000          465,000
6472425203          360           415,000.00                                                 736        720,000                -
6472576054          359           343,724.90                                                 672        450,000          430,000
6472755393          360           843,000.00                                                 736      1,232,000                -
6473746177          360           408,000.00                                                 692        735,000                -
6474150858          360           448,000.00                                                 776        560,000          560,000
6475582232          359           389,629.95                                                 727        875,000                -
6476069551          360           357,210.00  GENERAL ELECTRIC INSURANCE COMPANY             701        397,000          396,900
6476275638          360         1,000,000.00                                                 697      2,525,000                -
6476719742          360           400,000.00                                                 697        538,000          500,000
6477012063          360           650,000.00                                                 739      1,625,000        1,625,000
6477360595          360           340,000.00                                                 719        425,000          425,000
6478970244          359           749,400.24                                                 640      1,080,000                -
6479039270          360           343,200.00                                                 692        429,000          429,000
6481586888          359           355,972.08                                                 695        475,000          475,000
6482808380          359           346,715.57                                                 769        450,000                -
6483117641          359           425,176.22                                                 681        628,000                -
6485325259          360           305,000.00                                                 717        800,000                -
6486036327          358           337,399.12                                                 787        675,000                -
6486972976          359           539,535.07                                                 710        970,000                -
6488135887          359           321,742.50                                                 774        402,500          402,500
6488348167          360           620,000.00                                                 706        775,000          775,000
6488758670          359           983,997.63                                                 761      1,350,000        1,313,100
6488958684          359           588,217.44                                                 724        740,000                -
6489091063          358           605,402.96                                                 708        768,000          758,000
6489138708          359           295,774.77                                                 773        570,000          515,000
6489354149          359           379,677.08                                                 762        570,000                -
6490081558          359           379,688.52                                                 781        475,000                -
6490261333          359           474,591.03                                                 734        950,000                -
6490494223          360           450,000.00                                                 766        600,000                -
6491163249          359           374,660.99                                                 736        750,000                -
6491531759          359           999,219.90                                                 736      2,175,000                -
6492704066          360           320,000.00                                                 728        400,000          400,000
6492961336          359           380,464.02                                                 764        476,000          476,000
6493294216          360           460,000.00                                                 683        575,000          575,000
6493427451          360           440,000.00                                                 761        550,000                -
6493442823          359           603,562.84                                                 803        755,000          755,000
6494036178          359           455,544.35  REPUBLIC MORTGAGE INSURANCE COMPANY            675        559,000          536,370
6494214379          358           341,409.42                                                 799        803,000                -
6494335778          360           650,000.00                                                 704        950,000                -
6497759883          360           497,000.00                                                 784        925,000                -
6497842663          358           496,212.43                                                 726      1,075,000                -
6497976636          359           440,438.67                                                 758        560,000                -
6499448238          359           459,594.14                                                 662        575,000          575,000
6499750310          360           315,000.00                                                 781        565,000                -
6499757950          359           999,139.01                                                 722      1,600,000        1,580,000
6499978788          359           371,709.80                                                 746        540,000                -
6500195695          358           438,495.46                                                 666        549,000          549,000
6500532863          359           419,655.72                                                 753        525,000                -
6501078064          359           449,631.13                                                 704        650,000                -
6503149954          358           449,295.78                                                 705        608,000                -
6503238799          358           389,374.38                                                 718        520,000                -
6503853548          359           739,758.46                                                 724        930,000                -
6504252823          360           432,000.00                                                 745        750,000                -
6504377323          360           480,000.00                                                 696        600,000          600,000
6504840338          360           359,000.00                                                 730        522,500          520,000
6505109550          359           358,227.20                                                 733        450,000                -
6505190287          360           596,500.00                                                 783      1,400,000                -
6505370301          359           707,447.69                                                 663      1,050,000                -
6507065594          359           554,498.27                                                 771        800,000                -
6507432422          360           445,000.00                                                 781        635,000                -
6507560065          360           702,000.00                                                 687      1,435,000                -
6510123935          360           452,000.00                                                 770        565,000          565,000
6510255935          360           412,500.00                                                 767        550,000                -
6510272252          359           606,976.95                                                 762        830,000                -
6510838573          359           381,702.00                                                 754        510,000                -
6511863349          360           349,000.00                                                 675        439,000                -
6511997485          360           388,200.00                                                 774        585,000                -
6515049523          358           500,968.52                                                 723        900,000                -
6516189666          360           750,000.00                                                 705      1,400,000                -
6517477243          359           331,747.37                                                 773        415,000          415,000
6517498785          359           512,539.04  MORTGAGE GUARANTY INSURANCE COMPANY            639        570,000          569,967
6518044349          359           482,682.73                                                 652        604,000          604,000
6518579179          359           453,645.83                                                 750        700,000                -
6518593303          359           373,215.79  GENERAL ELECTRIC INSURANCE COMPANY             804        415,000          415,000
6518815417          360           408,000.00                                                 765        510,000          510,000
6518983892          360           500,000.00                                                 679        715,000                -
6519453242          360           368,000.00                                                 746        465,000          460,000
6520423663          358           569,062.81                                                 757        775,000          775,000
6521256716          359           391,638.71                                                 621        490,000          489,950
6521954823          360           363,400.00                                                 790        456,000          454,338
6522940912          359           409,601.50                                                 732        555,000                -
6522946794          358           715,650.16                                                 752        897,000          896,000
6523855309          358           638,199.69                                                 679        800,000          799,000
6525400401          359           467,511.37                                                 780        585,000          585,000
6525529456          359           327,744.13                                                 783        410,000          410,000
6525664758          359           347,707.63                                                 790        500,000                -
6525731581          360           451,000.00                                                 712        725,000                -
6526248205          359           649,492.93                                                 664        875,000                -
6526767147          358           399,342.33                                                 694        550,000                -
6526893257          360           348,000.00                                                 655        435,000          435,000
6527929829          359           784,356.54                                                 669      1,675,000                -
6528646273          359           323,892.38                                                 798        475,000          475,000
6529107283          359           367,690.83                                                 770        600,000                -
6530689378          359           494,584.14                                                 686        660,000                -
6531036348          358           413,352.13                                                 741        552,000                -
6532700744          360           357,000.00                                                 740        510,000          510,000
6533069727          359           349,227.35                                                 697        500,000                -
6533146145          359           300,759.29                                                 785        445,000                -
6533987779          358           363,386.63                                                 802      1,000,000                -
6534581035          359           459,632.14                                                 667        625,000                -
6534809337          359           552,523.88                                                 723        925,000                -
6536191783          359           399,663.95                                                 796        725,000                -
6536570580          360           357,560.00                                                 740        447,000          446,950
6536989228          359           536,544.38                                                 748        685,000                -
6537988872          359           844,340.82                                                 634      1,350,000                -
6538501211          359           389,680.32                                                 746        590,000          590,000
6538665875          360           580,000.00                                                 798      1,250,000                -
6540330856          358           538,922.15                                                 738        675,000          675,000
6540480297          360           631,200.00                                                 675        815,000          789,000
6540566673          359           561,161.89                                                 732        702,000                -
6540772099          360           532,000.00                                                 667        665,000                -
6540894034          360           675,000.00                                                 677      1,275,000                -
6541288012          359           384,643.41                                                 806        554,000                -
6541347289          359           356,700.07                                                 650        510,000                -
6542047946          360           450,000.00                                                 691        650,000                -
6542334948          360           650,000.00                                                 815        885,000          869,000
6545280254          358           398,251.76                                                 769        701,600          700,000
6545605161          359           495,583.30                                                 775        620,000          620,000
6545783612          359           449,340.37                                                 686        670,000                -
6546484202          359           335,724.58                                                 762        470,000                -
6546792141          358           469,227.23                                                 781        700,000                -
6547138336          359           313,742.62                                                 707        490,000                -
6547541117          360           910,000.00                                                 810      1,350,000        1,300,000
6548167979          358           454,175.12                                                 701        658,000                -
6549701131          359           384,676.55                                                 783        570,000          570,000
6550920638          359           359,697.55                                                 796        618,000                -
6551398115          360           340,000.00                                                 756        765,000                -
6551725515          359           464,609.34                                                 632        690,000                -
6553082469          359           559,552.17                                                 731        700,000          700,000
6553226843          359           474,570.59                                                 720        820,000          812,480
6553550523          359           388,481.30                                                 794        486,000          486,000
6553822203          359           749,305.35                                                 729      1,050,000          960,000
6554473949          359           604,504.08                                                 755        760,000                -
6554520046          359           682,705.52                                                 732        890,000          854,000
6555220109          359           311,744.25                                                 690        530,000                -
6557011522          360           366,000.00                                                 734        610,000                -
6557971394          359           399,483.33                                                 697        960,000                -
6558029069          360           358,000.00                                                 662        565,000                -
6558826860          359           367,690.83                                                 734        460,000          460,000
6559626988          360           533,740.00                                                 791        680,000          667,175
6561573202          359           427,131.93                                                 761        570,000                -
6562766599          359           899,243.89                                                 781      1,300,000        1,300,000
6562955531          360           736,000.00                                                 703        920,000          920,000
6563049771          360           427,000.00                                                 769        615,000          610,000
6563563128          358           918,449.74                                                 763      1,175,000        1,150,000
6563676201          360           473,000.00                                                 749        650,000                -
6563795621          360           530,000.00                                                 763        758,000                -
6564270897          360           770,000.00                                                 636      1,110,000                -
6566806359          360           650,000.00                                                 741        875,000                -
6567184863          360           460,000.00                                                 686        635,000                -
6567468761          360           342,000.00  MORTGAGE GUARANTY INSURANCE COMPANY            727        380,000          380,000
6567914228          360           350,000.00                                                 722        485,000                -
6568404096          359           451,629.50                                                 755        566,000          565,000
6568708215          359           388,681.14                                                 698        486,350          486,350
6569380758          360           460,000.00                                                 730        644,000          575,000
6569528653          359           649,397.97                                                 778      1,500,000                -
6570586526          359           399,680.12                                                 722        785,000                -
6571905782          359           409,663.92                                                 666        650,000                -
6571976163          359           355,722.28                                                 747        445,000                -
6572289236          359           431,637.06                                                 661        541,193          541,193
6572852835          358           372,386.72                                                 713        665,000                -
6573799415          359           300,165.66                                                 766        380,000          375,500
6574511751          359           559,540.97                                                 776        800,000                -
6575681843          359           354,901.58                                                 729        525,000                -
6575906968          359           598,996.35                                                 685        950,000                -
6576758558          359           371,702.51                                                 767        465,000          465,000
6577822098          360           430,000.00                                                 716        630,000                -
6579661452          359           372,709.02                                                 732        530,000                -
6585694570          359           456,316.31  MORTGAGE GUARANTY INSURANCE COMPANY            677        507,500          507,500
6586547207          359           399,655.60                                                 782        630,000          600,000
6586627256          359           329,742.56                                                 701        560,000                -
6590903412          360           750,000.00                                                 733        940,000          940,000
6591641417          359           575,402.50                                                 750        850,000                -
6592773318          359           649,480.20                                                 762      1,200,000                -
6596461894          358           427,296.29                                                 714        680,000                -
6597397022          359           499,579.93                                                 680        670,000                -
6598075999          359           638,436.22                                                 793        940,000          939,000
6598598909          359           309,758.17                                                 729        505,000                -
6598885819          359           289,750.31                                                 774        565,000                -
6599063655          360           311,600.00                                                 756        389,500                -
6599269369          360           469,900.00                                                 723        592,000          589,900
6599365951          358           898,483.45                                                 715      1,400,000                -
6599491831          359           377,682.43                                                 762        500,000                -
6599534648          359           349,733.67                                                 787        440,000          440,000
6601342709          359           496,579.93                                                 704      1,400,000                -
6601850222          360           378,110.00  UNITED GUARANTY RESIDENTIAL INS. COMPANY       746        400,000          398,011
6601890020          359           399,620.46                                                 776        529,000          509,900
6605355160          359           649,453.92                                                 632      1,475,000                -
6606603832          358           588,877.44                                                 702        806,000          817,164
6607193353          358           464,489.85                                                 693        582,000          581,507
6608648702          359           448,622.78                                                 698        725,000                -
6610105485          360           520,000.00                                                 632        650,000          650,000
6610239805          358           778,779.36                                                 636      1,100,000                -
6610670363          360           460,000.00                                                 740        575,000                -
6610995315          359           311,750.49                                                 751        390,000          390,000
6612045309          359           458,632.94                                                 601        645,000                -
6613025466          359           399,172.53                                                 677        850,000                -
6613265245          359           389,672.35                                                 753        510,000                -
6613292504          359           379,703.56                                                 759        740,000                -
6614448600          359           999,200.31                                                 717      1,250,000        1,250,000
6615068738          359           355,947.99                                                 710        650,000                -
6617335689          359           380,629.69                                                 760        497,000                -
6618040437          359           499,569.50                                                 776      1,306,500                -
6619560029          359           495,583.30                                                 781        620,000          620,000
6620263258          359           731,414.63                                                 675        915,000                -
6621822581          360           500,000.00                                                 727      1,100,000                -
6622371430          359           365,190.31                                                 807        466,000          465,505
6622404637          360           727,160.00                                                 768        925,000          908,948
6622670690          359           416,666.53                                                 763        675,000                -
6623736177          359           355,985.60  UNITED GUARANTY RESIDENTIAL INS. COMPANY       744        375,000          375,000
6624210420          359           526,377.88                                                 727        658,500                -
6624549090          359           485,591.70                                                 747        830,000                -
6625345431          359           419,672.35                                                 781        540,000                -
6626249095          359           415,659.01                                                 714        520,000          520,000
6626974817          359           957,154.78                                                 698      1,280,000                -
6627716464          359           346,915.39                                                 770        434,000          434,000
6628079540          360           420,000.00                                                 773        532,000                -
6628374008          358           439,294.17                                                 709        660,000                -
6628422385          359           999,159.88                                                 742      3,000,000                -
6628896265          359           474,111.05                                                 756        595,000          593,127
6630175948          359           399,687.96                                                  0         680,000          650,000
6631173462          359           348,720.91                                                 722        460,000                -
6631259782          359           311,737.88                                                 753        406,000          390,000
6631803423          360           650,000.00                                                 764      1,400,000                -
6631906366          359           413,668.93                                                 721        660,000                -
6633194953          359           457,642.71                                                 772        735,000                -
6634129586          358           480,864.81                                                 659        602,000          602,000
6634513342          359           622,514.00                                                 764        780,000                -
6637174449          359           942,283.26                                                 744      1,200,000        1,179,000
6637279289          360           541,840.73                                                 674      1,100,000                -
6637325991          359           851,266.44                                                 635      1,549,000                -
6637711018          360           476,000.00                                                 723        595,000          595,000
6638190436          360           574,000.00                                                 780        718,000          717,500
6638447489          359           332,082.60  MORTGAGE GUARANTY INSURANCE COMPANY            603        351,000          350,888
6639250775          358           393,631.37                                                 773        508,000          493,000
6640308141          360           330,000.00                                                 690        480,000                -
6640748619          360           470,000.00                                                 782        755,000          740,000
6641274961          360           392,000.00                                                 722        505,000          490,000
6641895393          359           327,880.59                                                 729        420,000          410,240
6643157164          360           455,000.00                                                 657        650,000                -
6644364611          358           396,179.03                                                 721        496,000                -
6645873651          360           420,000.00                                                 741        600,000                -
6646983509          360           315,000.00  UNITED GUARANTY RESIDENTIAL INS. COMPANY       698        365,000                -
6647253993          359           999,159.88                                                 781      1,390,000        1,353,200
6647307468          359           502,077.84                                                 627        670,000                -
6647390878          359           333,732.91                                                 722        567,000                -
6647692885          359           533,572.97                                                 735        800,000                -
6649173603          360           497,000.00                                                 721        650,000                -
6649195945          359           338,670.51                                                 701        560,000                -
6649469308          359           374,300.44                                                 661        600,000                -
6649695613          359           455,635.34                                                 688        575,000          570,000
6650963017          358           399,325.97                                                 658        527,000          526,237
6652243103          359           623,238.71                                                 765      2,000,000                -
6652345999          360           712,000.00                                                 690        940,000                -
6652477784          359           353,599.35                                                 753        442,500          442,500
6652864015          360           488,000.00                                                 781        688,000          688,000
6652943025          359           317,732.84                                                 747        397,500          397,500
6654347472          359           365,707.32  REPUBLIC MORTGAGE INSURANCE COMPANY            713        429,500                -
6654416350          359           499,569.50                                                 758        710,000                -
6655384748          359           536,532.50                                                 707        860,000                -
6656202311          358           589,029.94                                                 755        754,000                -
6656729248          359           599,508.18                                                 781      1,975,000                -
6657721525          360           434,000.00                                                 772        600,000                -
6658299851          360           510,000.00                                                 738        730,000                -
6659407255          358           748,736.21                                                 671      1,200,000                -
6661745189          359           341,724.68  MORTGAGE GUARANTY INSURANCE COMPANY            705        370,000          360,000
6661967940          359           564,548.18                                                 780      1,295,000                -
6662510038          359           649,426.51                                                 702      1,150,000        1,070,000
6663635545          359           314,741.79                                                 778        482,000                -
6664355093          359           324,706.19                                                 774        537,500          535,920
6664507271          360           448,000.00                                                 741        560,000          560,000
6664908685          360           300,000.00                                                 718        450,000                -
6667042755          360           650,000.00                                                 797        960,000                -
6667126863          360         1,000,000.00                                                 766      1,800,000                -
6667889965          359           569,432.56                                                 637        737,000          730,000
6668530329          359           444,887.56                                                 760        650,000                -
6668812479          359           638,622.28                                                 702      2,257,000                -
6668929760          359           544,542.13                                                 668        728,000                -
6669268440          359           399,620.46                                                 752        538,500                -
6671713672          360           450,000.00                                                 705      1,140,000                -
6672765630          359           994,122.13                                                  0       1,250,000                -
6674005761          359           316,720.31                                                 776        460,000                -
6674333726          359           649,440.36                                                 706      1,400,000        1,400,000
6674929432          360           490,000.00                                                 792        800,000          799,900
6675628785          359           524,600.51                                                 728        720,000                -
6675991258          359           598,732.56                                                 715        749,000          749,000
6676061366          359           339,734.77                                                 629        520,000                -
6676547893          360           920,000.00                                                 762      1,150,000                -
6678432383          360           615,000.00                                                 778      1,000,000                -
6678484566          359           599,531.94                                                 744        760,000          750,000
6678649721          360           313,000.00                                                 793        595,000                -
6679174596          360           536,000.00                                                 680        670,000                -
6683581836          360           388,000.00                                                 730        485,000          485,000
6685494491          359           768,787.29                                                 750      1,250,000                -
6685848399          359           499,579.93                                                 797        915,000          915,000
6685919620          359           919,282.30                                                 736      1,150,000        1,150,000
6686211076          359           319,744.10                                                 656        400,000          400,000
6687343704          359           409,088.47  UNITED GUARANTY RESIDENTIAL INS. COMPANY       715        455,000          455,000
6687478732          359           395,675.40                                                 709        495,000                -
6687747458          359           392,644.72                                                 680        532,000                -
6687753571          358           449,278.14                                                 787        870,000                -
6688110490          358           624,957.12                                                 703        785,000          782,515
6689568415          360           460,000.00                                                 786        575,000          575,000
6690689796          359           607,548.77                                                 701        760,000          760,000
6690834814          360           800,000.00                                                 724      2,300,000                -
6691482522          359           637,614.46                                                 790      1,000,000                -
6691631763          360           709,000.00                                                 771        915,000                -
6692287490          360           340,000.00                                                 795        425,000          425,000
6694485860          359           321,173.59                                                 746        435,000          402,000
6695118908          359           748,266.31                                                 687        975,000          959,159
6695212834          360           650,000.00                                                 679      1,145,000                -
6697102504          360           705,000.00                                                 774      1,380,000                -
6697787775          360           450,000.00                                                 751        600,000          600,000
6697798046          360           447,000.00                                                 734        600,000                -
6699011224          360           368,000.00                                                 773        460,500          460,065
6699215452          359           376,705.90                                                 742        473,000                -
6700668517          359           624,461.89                                                 753        895,000                -
6701842087          360           417,117.98                                                 784        554,000                -
6702222727          359           649,412.38                                                 785        950,000          950,000
6702485472          359           439,639.33                                                 748      1,100,000                -
6702689651          359           339,714.36                                                 717        425,000          425,000
6703315819          360           484,500.00                                                 762        647,500                -
6703897436          359           345,702.10                                                 778        505,000                -
6704777793          360           309,600.00                                                 676        387,000          387,000
6704993036          359           345,946.61                                                 658        450,000                -
6705322128          359           378,468.91                                                 727        505,000                -
6706092282          360           541,500.00                                                 634        775,000                -
6706321160          360           480,000.00                                                 782        720,000                -
6707045255          359           327,744.13                                                 743        440,000                -
6707776610          359           419,620.31                                                 736        560,000                -
6708310831          359           331,699.86                                                 740        415,000          415,000
6708743197          359           387,397.55                                                 797        580,000                -
6709140047          360           648,000.00                                                 740        810,000          810,000
6711282993          359           407,681.72                                                 640        591,000                -
6711990009          360           336,000.00                                                 642        483,000                -
6712087227          360           590,000.00                                                 748        770,000                -
6712252607          359           499,590.15                                                 690        745,000                -
6713823869          359           679,385.26                                                 731      1,900,000        1,895,000
6716426413          359           448,631.96                                                 755        615,000                -
6717213307          359           331,707.08                                                 794        620,000                -
6717491705          359           382,885.89                                                 786        479,000          479,000
6717635087          360           448,000.00                                                 752        560,000                -
6717927898          359           599,495.92                                                 756      1,365,000                -
6719524727          360           319,300.00                                                 623        620,000                -
6719965284          359           305,867.08                                                 719        420,000                -
6719971126          358           738,722.16                                                 750      1,150,000                -
6720123212          359           854,463.68                                                 737      1,250,000        1,069,000
6722555478          358           598,885.61                                                 663      1,000,000                -
6723218779          360           986,500.00                                                 743      1,300,000                -
6723515752          359           431,654.53                                                 767        768,000                -
6724394538          360           965,000.00                                                 720      1,394,000                -
6724931750          360           429,900.00                                                 695        560,000          559,900
6724989469          358           361,531.61  REPUBLIC MORTGAGE INSURANCE COMPANY            651        382,000          381,218
6725096082          359           335,731.30                                                 720        420,000                -
6727474832          359           499,569.50                                                 774        780,000                -
6728634749          359           341,340.07                                                 774        427,000          427,000
6729479581          360           295,000.00                                                 774        615,000                -
6729691805          359           474,629.45                                                 751        825,000                -
6729866258          359           577,526.22                                                 774        850,000                -
6729946001          359           384,684.41                                                 795        514,000                -
6730300800          359           699,351.66                                                 809      1,450,000        1,400,000
6730467955          359           519,552.28                                                 747        650,000          650,000
6730587174          359           326,225.69                                                 782        545,000                -
6731832413          359           349,726.96                                                 789        450,000          450,000
6732540130          359           799,375.91                                                 768      1,250,000                -
6733143751          359           384,651.95                                                 711        680,000          680,000
6733314055          359           343,710.99                                                 684        430,000          430,000
6733363094          358           918,524.19                                                 784      1,150,000        1,150,000
6734139436          359           427,058.21  REPUBLIC MORTGAGE INSURANCE COMPANY            768        475,000          475,000
6734221598          360           592,000.00                                                 769        880,000                -
6734999037          360           380,000.00                                                 774        475,000                -
6735454610          358           998,187.08                                                 729      1,400,000        1,400,000
6735883420          360           508,000.00                                                 786        650,000          635,000
6736333557          359           329,699.01                                                 736        440,000                -
6736905727          359           447,741.65                                                 791        780,000                -
6737227048          360           369,600.00                                                 653        462,000          462,000
6737311982          359           369,711.36                                                 675        465,000                -
6738184701          359           379,703.56                                                 695        570,000                -
6738463709          359           499,590.15                                                 756        780,000                -
6738806873          360           305,000.00                                                 751        735,000          735,000
6739188743          360           400,000.00                                                 729        510,000          510,000
6739648340          359           495,013.53                                                 726        680,000                -
6739667126          360           322,000.00                                                 744        416,000                -
6740335457          359           355,700.91                                                 779        675,000                -
6742416792          360           500,000.00                                                 655        950,000                -
6742687905          359           344,730.87                                                 643        432,000          432,000
6743290931          359           329,742.56                                                 736        748,000                -
6744129526          359           435,651.33                                                 682        545,000                -
6744354595          358           443,113.77                                                 735        555,000          555,000
6746644720          359           427,649.17                                                 730        535,000                -
6747118427          360           625,000.00                                                 711        825,000                -
6748448104          359           520,490.00                                                 747      1,015,000                -
6748539324          359           329,742.56                                                 733        676,000          676,000
6749401235          358           499,157.46  UNITED GUARANTY RESIDENTIAL INS. COMPANY       773        591,000                -
6751575272          358           342,436.04                                                 760        490,000                -
6752803061          360           326,000.00                                                 772        425,000                -
6753404505          359           499,514.02                                                 681        762,000          762,000
6753470647          359           563,014.83                                                 630        925,000                -
6753490066          359           379,680.75                                                 773        570,000                -
6753601134          359           419,638.38                                                 680        560,000                -
6753668752          360           368,000.00                                                 747        460,000          460,000
6753792040          359           999,159.88                                                 685      4,900,000                -
6753975447          359           997,181.95                                                 765      3,000,000                -
6754408208          360           650,000.00                                                 791      1,500,000                -
6756513351          359           306,242.50                                                 728        588,000                -
6756524663          359           365,228.75                                                 692        460,000                -
6757305682          359           649,467.20                                                 721        990,000                -
6757325417          359           549,570.95                                                 704        755,000          820,000
6757781833          359           499,609.94                                                 736        700,000                -
6758018813          360           377,500.00                                                 779        490,000                -
6758033135          359           467,195.46                                                 698        604,000          584,562
6758268673          359           574,504.94                                                 778      1,125,000                -
6760402450          359           700,625.22                                                 713      1,100,000                -
6761474557          358           856,589.30                                                 727      1,220,000        1,144,000
6761584355          359           447,650.52                                                 736        572,000                -
6761657417          359           326,718.46                                                 726        430,000                -
6762321963          358           399,274.82                                                 726        810,000                -
6762466941          359           543,575.63                                                 721        680,000                -
6762676226          360           750,000.00                                                 783      1,200,000                -
6763259873          359           500,599.36                                                 737        645,000                -
6764562432          358           379,359.67                                                 719        475,000          475,000
6765460255          359           316,989.94                                                 670        404,000                -
6767453621          359           739,378.30                                                 731      1,325,000                -
6767456087          359           603,504.90                                                 763        757,000          755,000
6767940841          359           399,655.60                                                 760        695,000                -
6768068105          359           649,453.92                                                 745      1,075,000                -
6768480102          358           442,289.36                                                 720        630,000                -
6768511138          359           374,669.14                                                 785        700,000                -
6770210000          359           464,558.79                                                 740        600,000                -
6771080238          359           476,128.27  MORTGAGE GUARANTY INSURANCE COMPANY            776        530,000          529,450
6771156624          359           454,598.56                                                 652        682,000                -
6771252241          359           327,696.20                                                 778        410,000          410,000
6772406853          360           400,000.00                                                 774        500,000          500,000
6773013963          360           960,000.00                                                 800      1,600,000        1,600,000
6773262875          359           321,761.02                                                 798        430,000          430,000
6773322612          360           600,000.00                                                 714      1,200,000                -
6773639577          358           399,342.33                                                 703        750,000                -
6773786386          360           440,000.00                                                 661        550,000          550,000
6776243542          360           350,000.00                                                 761        500,000                -
6777228187          360           622,000.00                                                 774        840,000                -
6777285443          359           498,570.76                                                 664        862,000                -
6777613578          358           391,386.54                                                 667        555,000                -
6777889426          359           467,597.06                                                 772        585,000          585,000
6779119467          359           415,683.46                                                 741        520,000          520,000
6779827648          359           899,315.17                                                 728      1,475,000                -
6779987442          360           363,000.00                                                 801        455,000                -
6780372725          359           499,579.93                                                 782        815,000                -
6780409147          359           339,734.77                                                 761        425,000          425,000
6783589564          360           760,000.00                                                 780        950,000                -
6784618081          359           383,700.44                                                 721        481,000                -
6785847267          359           627,522.14                                                 641        863,000                -
6786341880          359           693,309.11                                                 698        877,000          867,500
6786445798          178           365,123.61                                                 758        525,000                -
6786813524          359           549,560.17                                                 771        820,000                -
6787270385          359           358,067.87                                                 690        483,000                -
6787711560          359           519,573.75                                                 771        650,000          650,000
6788013875          360           319,200.00                                                 761        399,000          399,000
6790268673          359           427,640.42                                                 710        600,000                -
6790318577          359           499,619.54                                                 789        800,000                -
6790661505          358           547,120.94                                                 747        690,000                -
6791217257          359           535,503.55                                                 712        680,000          670,000
6791365056          359           289,737.83                                                 770        400,000                -
6791400820          360           357,200.00                                                 703        446,500                -
6792290105          359           649,453.92                                                 695      1,100,000                -
6793100303          359           447,623.62                                                 754        560,000          560,000
6793261287          358           359,408.10  MORTGAGE GUARANTY INSURANCE COMPANY            743        400,000                -
6794177680          359           628,794.09                                                 784        800,000          786,607
6794210705          359           646,956.02                                                 735        925,000                -
6794993235          359           359,674.55                                                 793        450,000                -
6796739230          358           316,452.60                                                 767        518,000                -
6797209241          359           599,554.71                                                 738        750,000                -
6798115652          360           650,000.00                                                 759        850,000          850,000
6800224054          359           451,620.26                                                 777        565,000          565,000
6800433507          359           749,414.92                                                 765      1,075,000                -
6800792159          359           369,304.43                                                 765        462,000                -
6801289049          358           615,036.01                                                 724        770,000                -
6802891538          359           319,756.50                                                 656        400,000          406,536
6804516018          360           650,000.00                                                 742        976,000          976,000
6805436984          360           577,600.00                                                 764        735,000          722,000
6806163652          360           490,000.00                                                 710        950,000                -
6807240053          359           423,669.24                                                 686        530,000          530,000
6808021023          359           714,442.22                                                 621      5,100,000                -
6808936626          359           319,710.71                                                 744        460,000          460,000
6809804492          360           462,400.00                                                 729        578,000                -
6810235751          359           305,343.25                                                 676        382,000                -
6810902814          359           394,684.12                                                 731        579,000                -
6811499448          359           306,675.69                                                 661        390,000          387,500
6812276423          360           488,000.00                                                 789        610,000          610,000
6813883896          359           379,624.77                                                 740        474,950          474,950
6814229990          359           418,847.82                                                 712        528,000          524,000
6814480031          359           760,606.19                                                 721      1,100,000                -
6814710494          360           400,000.00                                                 695        540,000                -
6815027559          360           800,000.00                                                 696      1,000,000                -
6815615577          360           300,000.00                                                 663        430,000                -
6815652893          359           321,798.77  UNITED GUARANTY RESIDENTIAL INS. COMPANY       620        339,000          339,000
6817363390          359           479,625.55                                                 703        600,000                -
6817439125          358           819,114.30                                                 727      1,750,000                -
6818343284          359           297,343.77                                                 763        372,000          372,000
6818675958          360           590,500.00                                                 719        970,000                -
6819277176          358           387,707.24                                                 738        565,000                -
6819578219          358           575,052.95                                                 762        795,000                -
6820374863          359           999,200.31                                                 765      1,610,000                -
6821230288          359           533,739.00                                                 728        668,000          668,000
6822167190          359           427,631.50                                                 748        535,000          535,000
6822510340          359           379,672.82                                                 724        615,000                -
6823959660          360           625,500.00                                                 763        895,000          895,000
6825820662          360           311,250.00                                                 723        415,000                -
6826724582          360         1,000,000.00                                                 760      1,900,000        1,900,000
6827080737          360           750,000.00                                                 735        975,000          975,000
6827248490          359           480,343.80                                                 666        601,000          601,000
6828186988          360           473,000.00                                                 752        930,000                -
6828538428          359           529,554.73                                                 754        780,000                -
6829459061          358           309,381.24                                                 766        421,000          421,000
6830211774          359           649,467.20                                                 766      2,800,000                -
6831592875          360           319,200.00                                                 774        399,000          399,000
6832229287          359           449,621.95                                                 700      1,230,000                -
6832482134          359           331,734.50                                                 810        415,000          415,000
6833765479          360           395,000.00                                                 788        850,000                -
6833810010          359           316,344.23                                                 736        395,815          395,815
6833858894          359           359,704.91                                                 789        460,000          459,000
6834515360          359           535,549.69                                                 712        670,000                -
6836116647          359           399,672.12                                                 716        650,000                -
6837576955          359           999,139.01                                                 741      2,780,000        2,780,000
6838432026          359           449,621.95                                                 702      1,000,000                -
6838464300          360           650,000.00                                                 738      1,150,000                -
6838524814          358           448,185.98                                                 724        800,000                -
6838822267          360           577,000.00                                                 723        785,000                -
6841603779          359           335,731.30                                                 752        420,000          420,000
6841823724          359           414,633.85                                                 768      1,600,000                -
6842205202          359           549,549.16                                                 797      3,750,000                -
6842576735          359           498,610.73                                                 644        632,000                -
6842997394          359           399,680.12                                                 783        500,000          718,000
6843182988          359           558,530.36                                                 727        809,300                -
6843279446          358           537,093.43                                                 753      1,250,000                -
6843441848          359           299,747.96                                                 669        380,000                -
6843895795          359           429,591.99                                                 787        630,000          630,000
6844229473          359           398,196.76                                                 771        600,000                -
6845585139          360           353,000.00                                                 740        510,000                -
6847039689          359           399,655.60                                                 755        848,000                -
6847706345          359           438,131.60                                                 742        550,000                -
6847905178          359           667,438.79                                                 705      1,365,000                -
6848100837          358           843,540.84                                                 766      1,300,000                -
6849160442          358           397,329.34                                                 755        560,000                -
6850147999          359           549,514.74                                                 720        850,000                -
6851722998          359           307,747.53                                                 788        385,000          385,000
6851998358          359           519,563.14                                                 778        650,000          650,000
6852606224          359           531,470.39                                                 747        680,000          682,067
6853562533          359           411,618.40                                                 794        515,000          515,000
6853985650          360           376,000.00                                                 787        470,000          470,000
6856145070          360           358,000.00                                                 776        557,000                -
6856633000          360           300,000.00                                                 645        490,000                -
6856754517          358           319,460.76                                                 708        715,000                -
6859368240          359           416,649.66                                                 717        880,000                -
6860044350          359           499,558.86                                                 781        800,000                -
6860279121          359           849,353.22                                                 789      1,200,000                -
6860627683          359           681,398.28                                                 793        853,000          852,533
6860659629          359           569,566.28                                                 631      1,400,000                -
6861422142          360           328,000.00                                                 783        410,000          410,000
6862118350          359           292,277.43                                                 642        390,000                -
6862195333          360           408,000.00                                                 706        510,000          510,000
6863603483          360           469,700.00                                                 714        750,000                -
6864256067          359           299,747.96                                                 661        380,000          375,000
6864427080          359           463,610.18                                                 730        580,000          580,000
6864487571          358           323,443.03  UNITED GUARANTY RESIDENTIAL INS. COMPANY       634        341,000          341,000
6864652372          360           589,500.00                                                 728        810,000                -
6864816274          358           359,422.51  MORTGAGE GUARANTY INSURANCE COMPANY            671        400,000          399,999
6867390434          359           364,693.35                                                 759        581,000                -
6868083905          359           599,430.69                                                 752        819,000          819,000
6868131472          360         1,000,000.00                                                 783      1,550,000                -
6868471480          359           338,715.20                                                 728        456,000                -
6868908077          358           485,194.52                                                 794        690,000                -
6869030178          359           510,581.13                                                 767        730,000                -
6869226578          360           468,000.00                                                 778        588,000          588,000
6870138663          358           374,368.09                                                 784      1,475,000                -
6870439491          359           590,503.49                                                 782      1,830,000                -
6870761530          359           354,194.77                                                 755        630,000                -
6870946677          359           479,566.07                                                 712        775,000                -
6871351091          360           630,000.00                                                 714      1,390,000                -
6871524101          360           484,000.00                                                 762        650,000          605,000
6872236077          358           648,931.29                                                 740        950,000                -
6872434086          360           883,750.00                                                 734      1,575,000                -
6875812197          358           808,495.57                                                 720      1,400,000                -
6875926773          359           586,949.48                                                 742        738,000                -
6876032944          360           360,000.00                                                 632      1,950,000                -
6876037091          359           511,580.32                                                 764        640,000                -
6876723971          360           403,000.00                                                 780        665,000                -
6876817369          360           396,500.00                                                 751        670,000                -
6877970209          359           427,657.73                                                 741        535,000          535,000
6878488664          359           511,569.85                                                 770        840,000                -
6878737813          359           849,268.16                                                 695      1,350,000                -
6880136020          358           390,233.77                                                 627        690,000                -
6880599565          359           647,468.83                                                 786        885,000          810,000
6881262155          359           309,726.49                                                 775      1,000,000                -
6882039503          359           589,504.33                                                 774        740,000                -
6882734319          358           327,329.53                                                 748        414,000          410,000
6883596154          359           649,440.36                                                 705      1,225,000                -
6884963478          359           438,665.95                                                 726        550,000                -
6885205671          359           438,831.01                                                 661        590,000          549,000
6885695814          359           359,682.38                                                 660        455,000          450,000
6885721438          359           499,558.86                                                 793      1,545,000        1,545,000
6885839982          360           587,800.00                                                 716        735,000                -
6886217360          360           370,000.00                                                 796        500,000                -
6886408829          359           474,591.03                                                 761      1,330,000        1,330,000
6887260112          359           499,600.15                                                 719        765,000                -
6887535844          359           395,591.16                                                 722        495,000          495,000
6887602495          360           456,300.00                                                 806        730,000                -
6888330468          359           379,593.75                                                 762        475,000          475,000
6889825599          360           556,000.00                                                 771        695,000          695,000
6890212316          360           498,000.00                                                 758      1,075,000                -
6890313551          359           567,313.33                                                 781      2,000,000                -
6890831404          359           309,254.96                                                 756        390,000                -
6891310234          360         1,000,000.00                                                 757      2,400,000                -
6891851088          360           494,400.00                                                 722        618,188          618,188
6892769933          360           562,500.00                                                 766        750,000                -
6893368727          359           649,480.20                                                 776        930,000                -
6893473006          359           470,487.93                                                 753        670,000                -
6893736063          359           613,403.23                                                 741        767,500          767,500
6893946985          359           325,732.78                                                 703        900,000                -
6894275897          359           726,473.81                                                 651      1,000,000          970,000
6894588935          360           476,000.00                                                 665        610,000                -
6895687223          360           550,000.00                                                 793        850,000                -
6895767249          359           355,729.11                                                 682        525,000                -
6895953302          358           565,421.94                                                 743        720,000          708,000
6896831309          359           400,495.02                                                 713        501,000          501,000
6897411655          359           310,157.85                                                 734        415,000                -
6898490179          358           532,145.01                                                 689        706,000                -
6898884249          359           646,855.41                                                 764        925,000          950,000
6899269374          359           833,316.37                                                 781      1,600,000                -
6899389685          359           449,583.21                                                 784        750,000                -
6899541715          360           364,000.00                                                 733        485,000                -
6900159358          359           334,757.54                                                 640        455,000                -
6900613974          359           347,641.81                                                 680        440,000          434,990
6901296555          359           394,642.91                                                 720        700,000                -
6901375151          360           339,500.00                                                 704        485,000                -
6902000386          360           350,000.00                                                 714        455,000                -
6902339529          360           440,000.00                                                 733        703,000                -
6903715180          358           380,118.84  REPUBLIC MORTGAGE INSURANCE COMPANY            749      1,400,000          423,000
6904076699          360           470,000.00                                                 799        765,000                -
6904663165          360           427,000.00                                                 718        590,000                -
6904937254          360           420,000.00                                                 735        560,000                -
6905019276          359           339,677.39                                                 696        777,000                -
6906250607          358           415,332.68                                                 758        600,000                -
6906272866          360           440,000.00  REPUBLIC MORTGAGE INSURANCE COMPANY            647        500,600                -
6906421190          359           636,464.84                                                 727        915,000                -
6906509408          359           355,650.83                                                 730        680,000                -
6906644403          359           935,269.82                                                 732      1,270,000                -
6906815763          358           301,527.38                                                 773        385,000          380,000
6908438218          358           493,207.57                                                 725        640,000                -
6908494179          360           416,000.00                                                 759        520,000          520,000
6908604819          359           690,769.18                                                 649        900,000          864,225
6908841601          358           697,135.07                                                 749        900,000                -
6908957613          360           303,200.00                                                 774        386,000          379,000
6911163738          359           607,501.63                                                 755        760,000          760,000
6912621585          359           399,680.12                                                 735        500,000                -
6912983787          359           355,662.21                                                 651        445,000          445,000
6913185143          359           999,180.30                                                 712      2,000,000                -
6913739626          360           328,000.00                                                 751        410,000                -
6913890783          360           420,000.00                                                 743        543,000          525,000
6914201576          359           375,604.18                                                 731        470,000          469,900
6915059403          358           329,430.14                                                 788      1,100,000                -
6916040824          359           749,414.92                                                 631      1,100,000                -
6916043448          359           367,213.31                                                 712        525,000                -
6916091181          359           517,564.81                                                 721      1,500,000                -
6916575332          358           748,826.31                                                 794      5,400,000                -
6917248772          360           982,000.00                                                 750      3,500,000                -
6917352335          360           382,500.00                                                 756        510,000                -
6918307692          359           964,727.90                                                 663      2,100,000                -
6918411924          358           391,386.54                                                 678        490,000                -
6919111242          359           349,726.96                                                 703        490,000                -
6919198710          359           539,578.74                                                 777        780,000                -
6920196513          359           454,844.90                                                 791      1,050,000                -
6920251466          360           400,000.00                                                 727      1,000,000                -
6921042385          360           329,600.00                                                 760        420,000          412,000
6921710510          359           459,641.15                                                 666        695,000                -
6921862931          360           729,000.00                                                 811        929,000          929,000
6922563645          358           634,979.78                                                 702        795,000                -
6924279935          358           376,095.73                                                 782        540,000                -
6924819003          360           487,000.00                                                 742        716,000                -
6924926162          358           539,067.53                                                 779      1,000,000                -
6926145399          360           452,000.00                                                 781        575,000          565,000
6926240505          359           509,538.95                                                 799        675,000                -
6926619633          359           567,556.90                                                 734        710,000                -
6927210580          359           449,612.55                                                 750        805,000          805,000
6927790334          360           453,750.00                                                 733        608,000          605,000
6927879426          359           431,565.00                                                 730        540,000                -
6928581823          359           355,708.19                                                 743        510,000                -
6930834442          359           613,309.15                                                 752        775,000                -
6932276030          359           673,625.92                                                 674      1,100,000                -
6932335570          359           599,470.63                                                 756      2,750,000                -
6933117456          358           391,239.93                                                 756        500,000                -
6933832013          359           399,687.96                                                 640        630,000                -
6934522175          359           412,485.89                                                 770        516,000          516,000
6935517190          360           446,400.00                                                 683        573,000          558,000
6935897741          360           412,000.00                                                 781        600,000                -
6936553293          360           595,200.00                                                 767        775,000          744,000
6936938783          360           700,000.00                                                 771      1,301,000        1,301,000
6937001979          359           395,659.05  MORTGAGE GUARANTY INSURANCE COMPANY            720        440,000          440,000
6937041108          359           464,379.81                                                 760        585,000          581,000
6937269386          359           419,794.39                                                 773        810,000                -
6938129811          359           749,385.23                                                 773      1,700,000                -
6940807339          359           577,888.50                                                 771        723,000          722,939
6941313840          359           490,283.27                                                 771        691,000          690,900
6942099190          359           319,318.02                                                 751        430,000                -
6942745834          358           456,248.60                                                 749        580,000                -
6942978872          359           339,307.61                                                 701        500,000          424,500
6943620614          359           749,429.30                                                 757      1,000,000        1,000,000
6943665106          359           600,507.36                                                 701        752,000                -
6943988342          360           330,000.00                                                 727        480,000                -
6945021076          360           418,000.00                                                 773        590,000                -
6946081459          360           360,000.00                                                 800        480,000                -
6946377840          358           346,737.52                                                 781        605,000                -
6946920490          359           802,841.37                                                 699      2,400,000                -
6947110885          359           325,258.43                                                 809        438,000          437,500
6948077190          359           485,092.12                                                 709        647,500          647,390
6950359379          360           583,200.00                                                 720        745,000          729,000
6950460029          359           349,206.37                                                 724        446,000                -
6950696002          359           759,407.13                                                 700        950,000          950,000
6952310438          360           391,000.00                                                 630        829,773                -
6952435284          360           399,200.00                                                 761        500,000          499,000
6953532972          359           374,651.23                                                 733        630,000                -
6954400922          359           391,686.52                                                 735        492,000          492,000
6954410830          359           719,465.65                                                 733        900,000          900,000
6954634553          360           665,000.00                                                 722        985,000                -
6955094906          359           459,641.15                                                 723        575,000          575,000
6955657645          360           463,000.00                                                 750        585,000                -
6956295635          359           594,535.84                                                 694        850,000                -
6957454991          359           552,579.21                                                 716        795,000                -
6957834127          359           449,640.14                                                 778        775,000                -
6958714906          359           457,633.74                                                 728        630,000                -
6959893477          360           343,000.00  GENERAL ELECTRIC INSURANCE COMPANY             677        385,000                -
6960009949          359           574,540.17                                                 760        850,000                -
6960280961          359           567,461.05                                                 721        900,000                -
6960958087          358           429,292.99                                                 792        636,000          636,000
6961132450          360           388,000.00                                                 705        488,000          485,000
6962312218          359           559,466.67                                                 727        800,000                -
6962742026          359           489,567.68                                                 729      1,475,000                -
6962763709          360           487,000.00                                                 710      1,425,000                -
6962825052          358           700,289.32                                                 729      1,245,000                -
6963947293          359           649,453.92                                                 780      1,300,000                -
6964239427          359           517,032.17                                                 687        768,000                -
6964693060          360           319,500.00  MORTGAGE GUARANTY INSURANCE COMPANY            676        355,000          355,000
6964846247          360           334,433.00  MORTGAGE GUARANTY INSURANCE COMPANY            770        362,000          362,000
6966430701          359           381,679.07  REPUBLIC MORTGAGE INSURANCE COMPANY            765        440,000          440,000
6966698133          359           649,480.20                                                 757        830,000          830,000
6967955557          359           749,385.23                                                 776        980,000                -
6968343324          359           279,781.57                                                 685        350,000          350,000
6968404340          359           999,095.99                                                 726      1,275,000                -
6968624509          359           348,521.06                                                 786        440,000          436,000
6969242871          359           471,893.36                                                 761        675,000                -
6969465175          358           624,711.63                                                 758      1,850,000                -
6970625924          359           579,524.57                                                 783        750,000          725,000
6970708365          360           750,000.00                                                 706        950,000          950,000
6970748064          358           591,572.79                                                 745        794,000          790,000
6971011819          359           307,814.63                                                 778        405,000          385,125
6971211047          359           359,697.55                                                 776        488,000                -
6971951972          359           560,932.26                                                 779        705,000          701,831
6972072877          358           446,083.27                                                 703        560,000          558,500
6973015388          359           419,655.72                                                 769        525,000                -
6974782820          359           293,759.01                                                 698        385,000                -
6974818509          360           775,000.00                                                 766      1,250,000        1,170,000
6976558871          360         1,000,000.00                                                 799      2,575,000        2,575,000
6977210910          359           559,563.14                                                 673        755,000                -
6977921854          359           429,745.15                                                 789      1,900,000                -
6979057582          359           799,391.26                                                 714      1,120,000                -
6979131221          359           298,728.79                                                 779        495,000                -
6979268916          360           403,500.00                                                 790        620,000                -
6979390983          359           556,532.05                                                 747      1,080,000                -
6979526057          359           443,617.72                                                 738        560,000          555,000
6979650832          359           339,692.63                                                 714      1,350,000                -
6979928030          359           277,774.71                                                 748        675,000                -
6980749359          359           734,397.52                                                 720      1,050,000                -
6980899915          358           433,668.01                                                 635        543,000          543,000
6981177709          360           930,000.00                                                 777      1,400,000                -
6982811678          359           419,647.14                                                 675        530,000          525,000
6982937077          359           792,381.38                                                 717      1,375,000                -
6983123990          358           343,326.11                                                 793        430,000          429,900
6983415115          359           292,759.83                                                 763        367,000                -
6983615011          358           547,076.59                                                 716        843,000                -
6985614772          358           648,982.80                                                 685        900,000                -
6987403059          359           419,672.35                                                 803        525,000          525,000
6987527790          360           550,000.00                                                 754        795,000          795,000
6987726020          359           354,646.59                                                 675        555,000          555,000
6988378466          359           433,794.49                                                 689        586,000                -
6988767023          359           467,634.91                                                 748        585,000          585,000
6989445736          359           999,117.72                                                 724      3,500,000        3,500,000
6990204163          360           465,000.00                                                 795        710,000                -
6990738376          359           411,467.26                                                 759        600,000                -
6991358695          359           463,570.24                                                 779        580,000          580,000
6992429149          359           779,344.70                                                 770      1,285,000                -
6993826913          359           984,192.60                                                 725      1,500,000                -
6994623103          360           358,000.00                                                 745        447,500          448,804
6994816319          359           327,717.59                                                 708        410,000          410,000
6994908454          359           497,581.62                                                 784        870,000                -
6995354682          359           374,707.46                                                 739        475,000                -
6996104151          359           899,243.89                                                 774      1,125,000        1,125,000
6996423114          360           379,500.00                                                 717        529,000          529,500
6996752322          359           539,546.33                                                 711        800,000                -
6997029464          359           299,016.55  REPUBLIC MORTGAGE INSURANCE COMPANY            611        360,000          315,000
6998825977          360           850,000.00                                                 717      1,650,000                -
6999749218          360           404,000.00                                                 805        505,000          505,000



TABLE (CONTINUED)

 LOAN               NEXT CHANGE                      CHANGE       PERIODIC     MAX          MAX          MAX
NUMBER                 DATE            MARGIN       FREQUENCY       CAP        RATE       INCREASE     DECREASE
------                 ----            ------       ---------       ---        ----       --------     --------

0029594264           20060401           2.750          012         02.00      12.000       0002000     0002000
0029608320           20060501           2.250          012         02.00      11.750       0005000     0004500
0029623295           20060501           2.250          012         02.00      11.750       0005000     0004500
0029625332           20060501           2.250          012         02.00      11.250       0005000     0004000
0029629318           20060501           2.250          012         02.00      11.875       0005000     0004625
0029636495           20060501           2.250          012         02.00      12.500       0005000     0005000
0029641552           20060501           2.250          012         02.00      11.875       0005000     0005000
0029645793           20060501           2.250          012         02.00      11.625       0005000     0004375
0029648466           20060501           2.250          012         02.00      12.000       0005000     0004750
0029651387           20060601           2.250          012         02.00      11.625       0005000     0004375
0029662129           20060501           2.250          012         02.00      11.625       0005000     0005000
0099034712           20060501           2.250          012         02.00      12.375       0005000     0005000
0099036519           20060501           2.250          012         02.00      12.375       0005000     0005000
0099043382           20060501           2.250          012         02.00      12.125       0005000     0004875
0099047292           20060501           2.250          012         02.00      11.750       0005000     0004500
6001181319           20060401           2.250          012         02.00      11.875       0005000     0005000
6001468955           20060501           2.250          012         02.00      11.875       0005000     0004625
6001746202           20060501           2.250          012         02.00      11.875       0005000     0004625
6003042048           20060501           2.250          012         02.00      12.125       0005000     0005000
6005381022           20060501           2.250          012         02.00      12.000       0005000     0005000
6005983934           20060501           2.250          012         02.00      12.250       0005000     0005000
6006235284           20060601           2.250          012         02.00      11.875       0005000     0005000
6006650482           20060501           2.250          012         02.00      12.125       0005000     0004875
6006711169           20060501           2.250          012         02.00      11.125       0005000     0003875
6007076737           20060501           2.250          012         02.00      00.000       0005000     0004625
6007119941           20060601           2.250          012         02.00      11.625       0005000     0004375
6007132084           20060501           2.250          012         02.00      11.500       0005000     0004250
6008211457           20060601           2.250          012         02.00      11.750       0005000     0004500
6008547124           20060501           2.250          012         02.00      11.875       0005000     0004625
6010674395           20060501           2.250          012         02.00      11.500       0005000     0004250
6011045090           20060601           2.250          012         02.00      10.875       0005000     0003625
6011175210           20060501           2.250          012         02.00      11.875       0005000     0004625
6011295638           20060601           2.250          012         02.00      11.500       0005000     0004250
6011490890           20060501           2.250          012         02.00      11.750       0005000     0004500
6011718290           20060501           2.250          012         02.00      11.875       0005000     0004625
6011779748           20060401           2.250          012         02.00      12.375       0005000     0005000
6013260879           20060501           2.250          012         02.00      12.250       0005000     0005000
6013808354           20060501           2.250          012         02.00      11.875       0005000     0005000
6013987257           20060601           2.250          012         02.00      12.000       0005000     0004750
6014867946           20060501           2.250          012         02.00      11.250       0005000     0004000
6015729806           20060501           2.250          012         02.00      11.750       0005000     0004500
6017116978           20060401           2.250          012         02.00      11.875       0005000     0004625
6017888980           20060501           2.250          012         02.00      12.375       0005000     0005000
6019043279           20060501           2.250          012         02.00      11.875       0005000     0004625
6019209995           20060501           2.250          012         02.00      11.875       0005000     0004625
6019694832           20060601           2.250          012         02.00      11.500       0005000     0004250
6022649518           20060601           2.250          012         02.00      12.000       0005000     0005000
6023036020           20060501           2.250          012         02.00      11.875       0005000     0005000
6023876920           20060501           2.250          012         02.00      12.250       0005000     0005000
6024061811           20060401           2.250          012         02.00      11.750       0005000     0004500
6024140342           20060501           2.250          012         02.00      12.125       0005000     0004875
6025024636           20060501           2.250          012         02.00      11.875       0005000     0005000
6025121978           20060501           2.250          012         02.00      12.125       0005000     0004875
6025688505           20060401           2.250          012         02.00      11.875       0005000     0004625
6025778595           20060401           2.250          012         02.00      11.875       0005000     0004625
6026213014           20060501           2.250          012         02.00      11.750       0005000     0004500
6026432374           20060401           2.250          012         02.00      12.000       0005000     0005000
6027001400           20060501           2.250          012         02.00      11.625       0005000     0004375
6027901880           20060601           2.250          012         02.00      12.125       0005000     0005000
6028735048           20060601           2.250          012         02.00      12.000       0005000     0004750
6029461628           20060501           2.250          012         02.00      11.500       0005000     0004250
6029637425           20060601           2.250          012         02.00      11.375       0005000     0004125
6030979360           20060501           2.250          012         02.00      11.875       0005000     0005000
6031092130           20060501           2.250          012         02.00      12.125       0005000     0004875
6032615293           20060501           2.250          012         02.00      11.625       0005000     0004375
6032967710           20060501           2.250          012         02.00      11.500       0005000     0005000
6033035558           20060501           2.250          012         02.00      12.000       0005000     0004750
6033082352           20060501           2.250          012         02.00      12.250       0005000     0005000
6036741194           20060401           2.250          012         02.00      12.375       0005000     0005000
6037826093           20060401           2.250          012         02.00      12.000       0005000     0004750
6039316903           20060401           2.250          012         02.00      12.125       0005000     0004875
6039438160           20060501           2.250          012         02.00      11.125       0005000     0003875
6039511032           20060501           2.250          012         02.00      12.375       0005000     0005000
6040909035           20060501           2.250          012         02.00      11.875       0005000     0004625
6041222750           20060501           2.250          012         02.00      11.750       0005000     0005000
6041856169           20060501           2.250          012         02.00      11.625       0005000     0004375
6042022498           20060501           2.250          012         02.00      11.875       0005000     0004625
6042080306           20060601           2.250          012         02.00      11.750       0005000     0004500
6043069449           20060401           2.250          012         02.00      11.875       0005000     0005000
6044306758           20060401           2.250          012         02.00      12.250       0005000     0005000
6045043251           20060501           2.250          012         02.00      11.750       0005000     0005000
6045172696           20060501           2.250          012         02.00      12.250       0005000     0005000
6046076755           20060501           2.250          012         02.00      12.250       0005000     0005000
6046112287           20060501           2.250          012         02.00      12.375       0005000     0005000
6046200363           20060501           2.250          012         02.00      12.250       0005000     0005000
6046544141           20060601           2.250          012         02.00      12.000       0005000     0005000
6047661647           20060501           2.250          012         02.00      12.000       0005000     0004750
6048077405           20060601           2.250          012         02.00      11.625       0005000     0004375
6050535514           20060501           2.250          012         02.00      11.875       0005000     0004625
6050886644           20060501           2.250          012         02.00      12.250       0005000     0005000
6052411227           20060501           2.250          012         02.00      12.250       0005000     0005000
6053251614           20060501           2.250          012         02.00      12.125       0005000     0004875
6053992241           20060601           2.250          012         02.00      12.000       0005000     0005000
6054402018           20060501           2.250          012         02.00      11.875       0005000     0005000
6056001719           20060501           2.250          012         02.00      12.000       0005000     0004750
6056818542           20060601           2.250          012         02.00      11.625       0005000     0005000
6057287416           20060501           2.250          012         02.00      11.750       0005000     0004500
6057833912           20060601           2.250          012         02.00      11.625       0005000     0005000
6058355675           20060501           2.250          012         02.00      12.250       0005000     0005000
6058369379           20060501           2.250          012         02.00      12.500       0005000     0005000
6058547321           20060501           2.250          012         02.00      11.875       0005000     0005000
6058937456           20060501           2.250          012         02.00      12.500       0005000     0005000
6059315942           20060601           2.250          012         02.00      12.000       0005000     0004750
6060009757           20060601           2.250          012         02.00      11.750       0005000     0005000
6060056196           20060401           2.250          012         02.00      12.000       0005000     0005000
6060509665           20060501           2.250          012         02.00      11.375       0005000     0005000
6060586010           20060501           2.250          012         02.00      12.625       0005000     0005000
6062101370           20060501           2.250          012         02.00      11.500       0005000     0005000
6062501132           20060501           2.250          012         02.00      11.750       0005000     0004500
6063364399           20060601           2.250          012         02.00      12.250       0005000     0005000
6063608688           20060501           2.250          012         02.00      12.000       0005000     0004750
6064375634           20060501           2.250          012         02.00      11.750       0005000     0005000
6064879338           20060501           2.250          012         02.00      12.125       0005000     0004875
6066106185           20060501           2.250          012         02.00      12.000       0005000     0005000
6068080651           20060501           2.250          012         02.00      12.000       0005000     0005000
6068741062           20060501           2.250          012         02.00      12.250       0005000     0005000
6069739131           20060501           2.250          012         02.00      11.875       0005000     0005000
6069861596           20060501           2.250          012         02.00      11.875       0005000     0004625
6070221194           20060601           2.250          012         02.00      11.750       0005000     0004500
6070683773           20060501           2.250          012         02.00      12.000       0005000     0004750
6071135278           20060501           2.250          012         02.00      12.375       0005000     0005000
6071410283           20060501           2.250          012         02.00      11.000       0005000     0005000
6072109165           20060501           2.250          012         02.00      11.750       0005000     0005000
6073446053           20060501           2.250          012         02.00      11.375       0005000     0004125
6073958222           20060601           2.250          012         02.00      12.250       0005000     0005000
6074554269           20060401           2.250          012         02.00      12.000       0005000     0005000
6076583589           20060501           2.250          012         02.00      10.250       0005000     0003000
6076775748           20060501           2.250          012         02.00      11.000       0005000     0005000
6077567920           20060401           2.250          012         02.00      11.875       0005000     0005000
6079604234           20060501           2.250          012         02.00      11.875       0005000     0005000
6079777691           20060601           2.250          012         02.00      12.250       0005000     0005000
6080952895           20060601           2.250          012         02.00      12.250       0005000     0005000
6080956052           20060601           2.250          012         02.00      11.625       0005000     0005000
6081412592           20060501           2.250          012         02.00      12.000       0005000     0005000
6082363828           20060501           2.250          012         02.00      12.250       0005000     0005000
6082473338           20060501           2.250          012         02.00      11.875       0005000     0004625
6082807832           20060501           2.250          012         02.00      12.000       0005000     0004750
6083167509           20060501           2.250          012         02.00      11.750       0005000     0005000
6084283610           20060501           2.250          012         02.00      12.125       0005000     0005000
6085846761           20060501           2.250          012         02.00      11.500       0005000     0004250
6086065320           20060401           2.250          012         02.00      11.875       0005000     0005000
6086205959           20060501           2.250          012         02.00      12.375       0005000     0005000
6086372726           20060501           2.250          012         02.00      11.875       0005000     0004625
6086959159           20060401           2.250          012         02.00      12.125       0005000     0005000
6087585821           20060501           2.250          012         02.00      11.125       0005000     0005000
6089021197           20060601           2.250          012         02.00      11.625       0005000     0005000
6089044173           20060601           2.250          012         02.00      12.375       0005000     0005000
6089348111           20060401           2.250          012         02.00      12.000       0005000     0005000
6089413477           20060501           2.250          012         02.00      11.750       0005000     0004500
6090525442           20060401           2.250          012         02.00      11.750       0005000     0004500
6090815181           20060501           2.250          012         02.00      12.000       0005000     0005000
6091780442           20060601           2.250          012         02.00      11.875       0005000     0004625
6094757181           20060601           2.250          012         02.00      12.500       0005000     0005000
6096273633           20060601           2.250          012         02.00      11.625       0005000     0004375
6097061888           20060501           2.250          012         02.00      12.000       0005000     0005000
6097271248           20060501           2.250          012         02.00      12.000       0005000     0005000
6098327171           20060501           2.250          012         02.00      11.875       0005000     0005000
6098785170           20060401           2.250          012         02.00      11.875       0005000     0004625
6099827328           20060501           2.250          012         02.00      12.125       0005000     0005000
6099970268           20060501           2.250          012         02.00      12.125       0005000     0004875
6099986868           20060501           2.250          012         02.00      12.375       0005000     0005000
6100597944           20060401           2.250          012         02.00      12.000       0005000     0005000
6104437568           20060601           2.250          012         02.00      11.750       0005000     0004500
6104737876           20060501           2.250          012         02.00      12.250       0005000     0005000
6105987165           20060601           2.250          012         02.00      12.000       0005000     0005000
6107121144           20060501           2.250          012         02.00      12.250       0005000     0005000
6108464154           20060601           2.250          012         02.00      11.875       0005000     0004625
6110273643           20060501           2.250          012         02.00      11.500       0005000     0004250
6110401897           20060501           2.250          012         02.00      12.125       0005000     0005000
6111111974           20060501           2.250          012         02.00      11.750       0005000     0004500
6111413859           20060601           2.250          012         02.00      12.000       0005000     0004750
6112200552           20060501           2.250          012         02.00      11.750       0005000     0004500
6112208654           20060401           2.250          012         02.00      11.500       0005000     0004250
6112504276           20060601           2.250          012         02.00      11.875       0005000     0005000
6112604092           20060501           2.250          012         02.00      12.250       0005000     0005000
6114036376           20060501           2.250          012         02.00      11.875       0005000     0005000
6115380146           20060501           2.250          012         02.00      11.875       0005000     0004625
6115623420           20060501           2.250          012         02.00      12.375       0005000     0005000
6116290799           20060501           2.250          012         02.00      11.625       0005000     0004375
6118053054           20060401           2.250          012         02.00      11.625       0005000     0005000
6118788345           20060501           2.250          012         02.00      11.875       0005000     0004625
6118833802           20060501           2.250          012         02.00      11.750       0005000     0005000
6118940516           20060601           2.250          012         02.00      12.250       0005000     0005000
6119246277           20060501           2.250          012         02.00      12.000       0005000     0005000
6119592522           20060501           2.250          012         02.00      12.250       0005000     0005000
6120159907           20060501           2.250          012         02.00      12.500       0005000     0005000
6121221102           20060501           2.250          012         02.00      12.250       0005000     0005000
6122384743           20060501           2.250          012         02.00      11.875       0005000     0004625
6122580944           20060501           2.250          012         02.00      11.875       0005000     0004625
6123538362           20060501           2.250          012         02.00      12.125       0005000     0004875
6123824697           20060401           2.250          012         02.00      11.875       0005000     0005000
6124216109           20060501           2.250          012         02.00      12.000       0005000     0004750
6124412864           20060501           2.250          012         02.00      12.375       0005000     0005000
6124416097           20060601           2.250          012         02.00      12.250       0005000     0005000
6126739355           20060501           2.250          012         02.00      11.875       0005000     0005000
6126926846           20060501           2.250          012         02.00      12.000       0005000     0005000
6127793773           20060601           2.250          012         02.00      12.125       0005000     0005000
6127867437           20060501           2.250          012         02.00      12.250       0005000     0005000
6127997358           20060501           2.250          012         02.00      12.000       0005000     0004750
6129631443           20060501           2.250          012         02.00      12.375       0005000     0005000
6130015032           20060601           2.250          012         02.00      10.750       0005000     0005000
6131628353           20060501           2.250          012         02.00      12.125       0005000     0005000
6132399921           20060601           2.250          012         02.00      11.750       0005000     0005000
6133528106           20060501           2.250          012         02.00      11.750       0005000     0005000
6135285986           20060501           2.250          012         02.00      11.875       0005000     0004625
6135299763           20060501           2.250          012         02.00      11.625       0005000     0004375
6135802137           20060501           2.250          012         02.00      12.500       0005000     0005000
6136449433           20060501           2.250          012         02.00      12.125       0005000     0005000
6137363187           20060601           2.250          012         02.00      12.000       0005000     0004750
6137722218           20060601           2.250          012         02.00      11.750       0005000     0004500
6138214454           20060501           2.250          012         02.00      12.125       0005000     0004875
6138253486           20060601           2.250          012         02.00      12.000       0005000     0005000
6138750234           20060601           2.250          012         02.00      12.250       0005000     0005000
6139375874           20060601           2.250          012         02.00      11.500       0005000     0005000
6139704248           20060501           2.250          012         02.00      12.000       0005000     0005000
6140698397           20060601           2.250          012         02.00      11.875       0005000     0004625
6140811867           20060501           2.250          012         02.00      11.750       0005000     0004500
6141449113           20060501           2.250          012         02.00      11.625       0005000     0005000
6141504008           20060501           2.250          012         02.00      12.000       0005000     0004750
6142315834           20060401           2.250          012         02.00      11.750       0005000     0005000
6142594164           20060501           2.250          012         02.00      12.125       0005000     0004875
6144275333           20060501           2.250          012         02.00      12.000       0005000     0005000
6145065808           20060601           2.250          012         02.00      12.500       0005000     0005000
6145756596           20060501           2.250          012         02.00      11.750       0005000     0004500
6145934672           20060601           2.250          012         02.00      12.000       0005000     0005000
6146610370           20060501           2.250          012         02.00      12.000       0005000     0005000
6146663759           20060601           2.250          012         02.00      11.875       0005000     0004625
6148180117           20060501           2.250          012         02.00      11.875       0005000     0005000
6148656694           20060501           2.250          012         02.00      11.500       0005000     0005000
6149705169           20060501           2.250          012         02.00      11.875       0005000     0005000
6149710011           20060501           2.250          012         02.00      12.250       0005000     0005000
6150295837           20060601           2.250          012         02.00      11.750       0005000     0004500
6150969035           20060501           2.250          012         02.00      11.250       0005000     0005000
6151090229           20060401           2.250          012         02.00      12.000       0005000     0005000
6151277784           20060601           2.250          012         02.00      12.000       0005000     0005000
6151326920           20060501           2.250          012         02.00      11.625       0005000     0005000
6151402606           20060501           2.250          012         02.00      10.750       0005000     0003500
6151506307           20060401           2.250          012         02.00      12.125       0005000     0005000
6151780670           20060601           2.250          012         02.00      12.250       0005000     0005000
6151905624           20060501           2.250          012         02.00      11.875       0005000     0005000
6152419591           20060401           2.250          012         02.00      12.375       0005000     0005000
6152857048           20060501           2.250          012         02.00      11.875       0005000     0005000
6153118937           20060601           2.250          012         02.00      12.125       0005000     0005000
6153281818           20060501           2.250          012         02.00      12.375       0005000     0005000
6153324121           20060501           2.250          012         02.00      11.750       0005000     0004500
6153572455           20060601           2.250          012         02.00      11.500       0005000     0005000
6154082207           20060501           2.250          012         02.00      11.875       0005000     0004625
6157008878           20060601           2.250          012         02.00      12.250       0005000     0005000
6157624419           20060501           2.250          012         02.00      12.500       0005000     0005000
6159702635           20060501           2.250          012         02.00      12.375       0005000     0005000
6160647712           20060501           2.250          012         02.00      12.500       0005000     0005000
6161287518           20060501           2.250          012         02.00      11.875       0005000     0004625
6162368457           20060601           2.250          012         02.00      12.250       0005000     0005000
6163985341           20060501           2.250          012         02.00      12.250       0005000     0005000
6164080357           20060501           2.250          012         02.00      12.125       0005000     0005000
6164649821           20060501           2.250          012         02.00      11.125       0005000     0003875
6164818699           20060501           2.250          012         02.00      11.875       0005000     0004625
6165038149           20060501           2.250          012         02.00      12.000       0005000     0004750
6165946945           20060501           2.250          012         02.00      12.250       0005000     0005000
6166857281           20060501           2.250          012         02.00      11.875       0005000     0005000
6167797627           20060401           2.250          012         02.00      12.125       0005000     0005000
6168096367           20060501           2.250          012         02.00      11.875       0005000     0004625
6169673008           20060501           2.250          012         02.00      12.125       0005000     0004875
6170708017           20060501           2.250          012         02.00      12.375       0005000     0005000
6170993171           20060501           2.250          012         02.00      11.750       0005000     0004500
6171439174           20060501           2.250          012         02.00      12.000       0005000     0004750
6171764019           20060501           2.250          012         02.00      12.250       0005000     0005000
6173305803           20060601           2.250          012         02.00      11.750       0005000     0004500
6173348266           20060501           2.250          012         02.00      11.875       0005000     0004625
6173390235           20060501           2.250          012         02.00      11.750       0005000     0004500
6174093846           20060601           2.250          012         02.00      12.000       0005000     0005000
6174936580           20060501           2.250          012         02.00      12.250       0005000     0005000
6175227914           20060501           2.250          012         02.00      12.250       0005000     0005000
6176482864           20060601           2.250          012         02.00      11.875       0005000     0004625
6176859756           20060501           2.250          012         02.00      12.125       0005000     0004875
6178450034           20060501           2.250          012         02.00      11.125       0005000     0003875
6179411027           20060501           2.250          012         02.00      11.875       0005000     0005000
6180965805           20060401           2.250          012         02.00      11.750       0005000     0005000
6182037587           20060601           2.250          012         02.00      10.875       0005000     0005000
6182463585           20060501           2.250          012         02.00      12.250       0005000     0005000
6183605440           20060401           2.250          012         02.00      11.875       0005000     0004625
6183923785           20060601           2.250          012         02.00      11.750       0005000     0004500
6184678115           20060601           2.250          012         02.00      11.625       0005000     0005000
6184953476           20060501           2.250          012         02.00      11.875       0005000     0004625
6185088280           20060501           2.250          012         02.00      11.875       0005000     0004625
6185362248           20060601           2.250          012         02.00      12.000       0005000     0004750
6191129268           20060401           2.250          012         02.00      12.000       0005000     0005000
6191220141           20060501           2.250          012         02.00      10.875       0005000     0005000
6191318101           20060501           2.250          012         02.00      11.875       0005000     0006625
6191476552           20060601           2.250          012         02.00      11.875       0005000     0004625
6191538534           20060601           2.250          012         02.00      12.125       0005000     0004875
6192154356           20060501           2.250          012         02.00      12.000       0005000     0004750
6192541537           20060601           2.250          012         02.00      11.875       0005000     0004625
6193173439           20060601           2.250          012         02.00      11.125       0005000     0003875
6193229652           20060601           2.250          012         02.00      12.375       0005000     0005000
6193361927           20060501           2.250          012         02.00      11.375       0005000     0004125
6193416549           20060401           2.250          012         02.00      11.125       0005000     0003875
6193525109           20060501           2.250          012         02.00      11.875       0005000     0005000
6193654123           20060501           2.250          012         02.00      11.875       0005000     0004625
6193904502           20060501           2.250          012         02.00      11.500       0005000     0005000
6194265887           20060601           2.250          012         02.00      12.250       0005000     0005000
6195181778           20060401           2.250          012         02.00      11.750       0005000     0005000
6195312217           20060501           2.250          012         02.00      11.875       0005000     0005000
6197353847           20060501           2.250          012         02.00      11.875       0005000     0006625
6197434233           20060601           2.250          012         02.00      11.750       0005000     0004500
6197619197           20060501           2.250          012         02.00      11.875       0005000     0004625
6199320109           20060401           2.250          012         02.00      12.375       0005000     0005000
6199421998           20060501           2.250          012         02.00      12.250       0005000     0005000
6199431112           20060601           2.250          012         02.00      11.625       0005000     0004375
6200163993           20060501           2.250          012         02.00      11.500       0005000     0005000
6200334313           20060501           2.250          012         02.00      11.375       0005000     0004125
6200376397           20060501           2.250          012         02.00      11.875       0005000     0005000
6200418488           20060401           2.250          012         02.00      11.875       0005000     0004625
6201334932           20060601           2.250          012         02.00      12.000       0005000     0005000
6201649263           20060501           2.250          012         02.00      11.125       0005000     0003875
6203434722           20060501           2.250          012         02.00      12.250       0005000     0005000
6205347484           20060501           2.250          012         02.00      12.250       0005000     0005000
6205360024           20060501           2.250          012         02.00      11.625       0005000     0004375
6206267525           20060501           2.250          012         02.00      11.875       0005000     0004625
6206531839           20060501           2.250          012         02.00      11.750       0005000     0004500
6207382315           20060501           2.250          012         02.00      12.500       0005000     0005000
6207466118           20060501           2.250          012         02.00      12.250       0005000     0005000
6207718617           20060601           2.250          012         02.00      12.125       0005000     0005000
6208284932           20060501           2.250          012         02.00      11.625       0005000     0005000
6209857835           20060501           2.250          012         02.00      12.125       0005000     0004875
6210206451           20060501           2.250          012         02.00      12.250       0005000     0005000
6211625915           20060501           2.250          012         02.00      11.625       0005000     0005000
6212685207           20060401           2.250          012         02.00      12.000       0005000     0004750
6212853599           20060601           2.250          012         02.00      12.000       0005000     0004750
6213409805           20060501           2.250          012         02.00      12.125       0005000     0005000
6214065036           20060501           2.250          012         02.00      11.250       0005000     0004000
6215535102           20060501           2.250          012         02.00      12.125       0005000     0004875
6216504578           20060501           2.250          012         02.00      11.875       0005000     0004625
6217032488           20060501           2.250          012         02.00      12.375       0005000     0005000
6217738365           20060501           2.250          012         02.00      11.875       0005000     0004625
6218009733           20060501           2.250          012         02.00      11.875       0005000     0005000
6218103973           20060601           2.250          012         02.00      11.875       0005000     0004625
6218521166           20060601           2.250          012         02.00      12.125       0005000     0005000
6219170781           20060501           2.250          012         02.00      12.125       0005000     0005000
6220153933           20060501           2.250          012         02.00      11.500       0005000     0004250
6221014563           20060601           2.250          012         02.00      11.875       0005000     0004625
6221050898           20060501           2.250          012         02.00      11.750       0005000     0005000
6221933556           20060501           2.250          012         02.00      11.750       0005000     0004500
6221956565           20060601           2.250          012         02.00      11.375       0005000     0004125
6223308161           20060601           2.250          012         02.00      11.875       0005000     0004625
6223319036           20060501           2.250          012         02.00      12.000       0005000     0005000
6224383148           20060601           2.250          012         02.00      12.000       0005000     0005000
6224448925           20060401           2.250          012         02.00      11.125       0005000     0005000
6224761756           20060501           2.250          012         02.00      11.875       0005000     0004625
6225142436           20060501           2.250          012         02.00      12.000       0005000     0005000
6225755328           20060501           2.250          012         02.00      11.625       0005000     0004375
6226525571           20060401           2.250          012         02.00      11.875       0005000     0005000
6226815063           20060401           2.250          012         02.00      11.875       0005000     0005000
6227069215           20060401           2.250          012         02.00      12.500       0005000     0005000
6227639249           20060601           2.250          012         02.00      11.250       0005000     0004000
6227685275           20060501           2.250          012         02.00      12.250       0005000     0005000
6227868657           20060501           2.250          012         02.00      12.125       0005000     0004875
6228118235           20060501           2.250          012         02.00      11.625       0005000     0004275
6228323264           20060501           2.250          012         02.00      11.875       0005000     0005000
6228541394           20060501           2.250          012         02.00      10.625       0005000     0003375
6228842321           20060601           2.250          012         02.00      12.000       0005000     0004750
6229272684           20060601           2.250          012         02.00      12.375       0005000     0005000
6229911174           20060501           2.250          012         02.00      11.875       0005000     0005000
6230297035           20060501           2.250          012         02.00      12.375       0005000     0005000
6230516707           20060401           2.250          012         02.00      11.875       0005000     0004625
6232151966           20060501           2.250          012         02.00      11.875       0005000     0006625
6232436623           20060501           2.250          012         02.00      11.875       0005000     0005000
6232708880           20060401           2.250          012         02.00      12.250       0005000     0005000
6233108452           20060501           2.250          012         02.00      12.250       0005000     0005000
6234026430           20060501           2.250          012         02.00      12.000       0005000     0004750
6234403373           20060401           2.250          012         02.00      12.000       0005000     0004750
6235110266           20060501           2.250          012         02.00      12.000       0005000     0005000
6236381452           20060601           2.250          012         02.00      12.000       0005000     0005000
6237888851           20060501           2.250          012         02.00      11.750       0005000     0005000
6237973554           20060401           2.250          012         02.00      11.750       0005000     0005000
6238001843           20060501           2.250          012         02.00      11.875       0005000     0005000
6238003831           20060401           2.250          012         02.00      11.250       0005000     0005000
6238423633           20060401           2.250          012         02.00      12.000       0005000     0004750
6238949363           20060501           2.250          012         02.00      12.375       0005000     0005000
6240238508           20060401           2.250          012         02.00      12.250       0005000     0005000
6240370442           20060601           2.250          012         02.00      11.875       0005000     0004625
6240618865           20060601           2.250          012         02.00      11.875       0005000     0005000
6240757259           20060601           2.250          012         02.00      12.000       0005000     0004750
6241104998           20060501           2.250          012         02.00      10.750       0005000     0003500
6241132668           20060501           2.250          012         02.00      12.375       0005000     0005000
6241153862           20060501           2.250          012         02.00      11.625       0005000     0005000
6243187462           20060501           2.250          012         02.00      11.125       0005000     0005000
6243658744           20060601           2.250          012         02.00      12.000       0005000     0004750
6243819015           20060501           2.250          012         02.00      12.250       0005000     0005000
6243991681           20060601           2.250          012         02.00      12.250       0005000     0005000
6244775372           20060501           2.250          012         02.00      11.875       0005000     0004625
6245225757           20060601           2.250          012         02.00      11.875       0005000     0005000
6245500092           20060501           2.250          012         02.00      11.875       0005000     0005000
6245921397           20060501           2.250          012         02.00      12.000       0005000     0004750
6247311324           20060501           2.250          012         02.00      11.875       0005000     0004625
6247328468           20060601           2.250          012         02.00      11.875       0005000     0005000
6247425611           20060601           2.250          012         02.00      11.875       0005000     0005000
6248363456           20060501           2.250          012         02.00      12.125       0005000     0005000
6249679264           20060601           2.250          012         02.00      12.375       0005000     0005000
6249748507           20060501           2.250          012         02.00      12.625       0005000     0005000
6250209977           20060501           2.250          012         02.00      11.875       0005000     0006625
6250381925           20060501           2.250          012         02.00      12.000       0005000     0005000
6250669592           20060601           2.250          012         02.00      11.625       0005000     0004375
6251048630           20060401           2.250          012         02.00      12.125       0005000     0005000
6252046104           20060501           2.250          012         02.00      12.000       0005000     0004750
6254063198           20060501           2.250          012         02.00      11.875       0005000     0006625
6254376178           20060501           2.000          012         02.00      11.625       0005000     0004375
6254900209           20060501           2.250          012         02.00      11.750       0005000     0004500
6255355940           20060501           2.250          012         02.00      11.625       0005000     0005000
6255866144           20060501           2.250          012         02.00      11.750       0005000     0004500
6256076925           20060501           2.250          012         02.00      11.875       0005000     0006625
6256544948           20060501           2.250          012         02.00      11.750       0005000     0004500
6258224358           20060501           2.250          012         02.00      11.500       0005000     0005000
6258235883           20060601           2.250          012         02.00      11.875       0005000     0005000
6258253605           20060501           2.250          012         02.00      12.250       0005000     0005000
6258572731           20060601           2.250          012         02.00      11.125       0005000     0003875
6259501929           20060601           2.250          012         02.00      12.125       0005000     0004875
6259966585           20060501           2.250          012         02.00      12.375       0005000     0005000
6261688870           20060501           2.250          012         02.00      12.125       0005000     0004875
6262365478           20060601           2.250          012         02.00      11.125       0005000     0003875
6262586594           20060501           2.250          012         02.00      12.000       0005000     0004750
6262677104           20060501           2.250          012         02.00      11.500       0005000     0005000
6264781847           20060501           2.250          012         02.00      12.500       0005000     0005000
6266520441           20060501           2.250          012         02.00      11.500       0005000     0005000
6267822416           20060401           2.250          012         02.00      11.000       0005000     0003750
6267905401           20060401           2.250          012         02.00      12.000       0005000     0004750
6268805899           20060501           2.250          012         02.00      11.875       0005000     0004625
6270119214           20060601           2.250          012         02.00      11.750       0005000     0004500
6270259150           20060501           2.250          012         02.00      12.000       0005000     0004750
6270359166           20060501           2.250          012         02.00      12.375       0005000     0005000
6270365601           20060601           2.250          012         02.00      11.250       0005000     0004000
6271963438           20060501           2.250          012         02.00      11.875       0005000     0005000
6272035962           20060601           2.250          012         02.00      11.875       0005000     0004625
6272355071           20060501           2.250          012         02.00      11.875       0005000     0004625
6273300092           20060601           2.250          012         02.00      11.750       0005000     0005000
6273328515           20060501           2.250          012         02.00      11.000       0005000     0003750
6273541232           20060501           2.250          012         02.00      11.875       0005000     0005000
6273728680           20060501           2.250          012         02.00      12.000       0005000     0004750
6274081667           20060501           2.250          012         02.00      12.250       0005000     0005000
6275225487           20060501           2.250          012         02.00      11.500       0005000     0005000
6275634043           20060501           2.250          012         02.00      11.875       0005000     0004625
6275726153           20060501           2.250          012         02.00      11.750       0005000     0005000
6275743034           20060501           2.250          012         02.00      11.875       0005000     0005000
6277295975           20060401           2.250          012         02.00      12.000       0005000     0004750
6277328040           20060501           2.250          012         02.00      11.875       0005000     0005000
6277590029           20060501           2.250          012         02.00      12.000       0005000     0004750
6277910755           20060601           2.250          012         02.00      11.625       0005000     0004375
6279096371           20060501           2.250          012         02.00      11.875       0005000     0004625
6279462813           20060501           2.250          012         02.00      12.000       0005000     0004750
6279808445           20060501           2.250          012         02.00      11.875       0005000     0005000
6280221646           20060601           2.250          012         02.00      11.750       0005000     0004500
6281364445           20060501           2.250          012         02.00      11.750       0005000     0004500
6281495777           20060501           2.250          012         02.00      11.750       0005000     0004500
6282218616           20060501           2.250          012         02.00      11.875       0005000     0005000
6282353488           20060501           2.250          012         02.00      12.000       0005000     0004750
6282847604           20060601           2.250          012         02.00      11.875       0005000     0005000
6283054705           20060501           2.250          012         02.00      11.750       0005000     0004500
6283772231           20060501           2.250          012         02.00      11.875       0005000     0005000
6284187900           20060501           2.250          012         02.00      12.375       0005000     0005000
6284503445           20060501           2.250          012         02.00      11.625       0005000     0005000
6286664757           20060401           2.250          012         02.00      12.250       0005000     0005000
6289093400           20060501           2.250          012         02.00      11.875       0005000     0004625
6289373026           20060501           2.250          012         02.00      11.500       0005000     0004250
6289486919           20060401           2.250          012         02.00      11.750       0005000     0004500
6290260303           20060401           2.250          012         02.00      12.000       0005000     0005000
6293150717           20060501           2.250          012         02.00      12.625       0005000     0005000
6293678584           20060501           2.250          012         02.00      12.125       0005000     0004875
6293790454           20060601           2.250          012         02.00      11.250       0005000     0004000
6294166324           20060601           2.250          012         02.00      11.875       0005000     0004625
6295136219           20060501           2.250          012         02.00      12.000       0005000     0005000
6295137076           20060601           2.250          012         02.00      12.250       0005000     0005000
6295505793           20060501           2.250          012         02.00      12.000       0005000     0005000
6295925405           20060501           2.250          012         02.00      11.875       0005000     0004625
6296161273           20060501           2.250          012         02.00      11.875       0005000     0005000
6296186973           20060601           2.250          012         02.00      12.000       0005000     0004750
6296791400           20060501           2.250          012         02.00      11.875       0005000     0004625
6297961317           20060501           2.250          012         02.00      12.125       0005000     0004875
6298466498           20060601           2.250          012         02.00      11.625       0005000     0004375
6298626323           20060501           2.250          012         02.00      12.375       0005000     0005000
6299169307           20060501           2.250          012         02.00      12.125       0005000     0004875
6299913894           20060601           2.250          012         02.00      11.875       0005000     0004625
6300177141           20060401           2.250          012         02.00      11.875       0005000     0004625
6300463137           20060501           2.250          012         02.00      11.250       0005000     0004000
6300830228           20060601           2.250          012         02.00      12.250       0005000     0005000
6301719792           20060601           2.250          012         02.00      12.000       0005000     0004750
6302201113           20060601           2.250          012         02.00      11.125       0005000     0003875
6303385758           20060601           2.250          012         02.00      11.625       0005000     0004375
6304322529           20060601           2.250          012         02.00      11.875       0005000     0005000
6304343756           20060601           2.250          012         02.00      12.250       0005000     0005000
6305346097           20060501           2.250          012         02.00      12.000       0005000     0004750
6305847664           20060401           2.250          012         02.00      11.875       0005000     0004625
6306313146           20060501           2.250          012         02.00      12.000       0005000     0004750
6306677318           20060501           2.250          012         02.00      11.750       0005000     0004500
6306713519           20060501           2.250          012         02.00      12.500       0005000     0005000
6306866481           20060501           2.250          012         02.00      11.500       0005000     0004250
6307287075           20060501           2.250          012         02.00      11.875       0005000     0004625
6308480877           20060401           2.250          012         02.00      12.125       0005000     0004875
6310655730           20060601           2.250          012         02.00      11.875       0005000     0004625
6311059692           20060401           2.250          012         02.00      12.000       0005000     0005000
6312291914           20060501           2.250          012         02.00      11.625       0005000     0004375
6312305748           20060501           2.250          012         02.00      12.250       0005000     0005000
6312542373           20060501           2.250          012         02.00      12.500       0005000     0005000
6313298587           20060501           2.250          012         02.00      11.500       0005000     0005000
6316075305           20060601           2.250          012         02.00      12.125       0005000     0004875
6317526512           20060501           2.250          012         02.00      12.250       0005000     0005000
6317570247           20060501           2.250          012         02.00      12.500       0005000     0005000
6317706460           20060401           2.250          012         02.00      11.875       0005000     0004625
6317927793           20060501           2.250          012         02.00      11.750       0005000     0004500
6318079586           20060501           2.250          012         02.00      11.625       0005000     0005000
6319115793           20060501           2.250          012         02.00      11.750       0005000     0004500
6319163827           20060501           2.250          012         02.00      11.750       0005000     0004500
6319637077           20060601           2.250          012         02.00      12.375       0005000     0005000
6321443365           20060501           2.250          012         02.00      12.000       0005000     0004750
6322260768           20060501           2.250          012         02.00      12.000       0005000     0004750
6322830750           20060501           2.250          012         02.00      11.750       0005000     0004500
6323429164           20060501           2.250          012         02.00      11.875       0005000     0004625
6323444858           20060601           2.250          012         02.00      12.000       0005000     0005000
6323736428           20060401           2.250          012         02.00      11.875       0005000     0005000
6324909792           20060501           2.250          012         02.00      11.750       0005000     0004500
6325462296           20060501           2.250          012         02.00      11.750       0005000     0005000
6325520671           20060401           2.250          012         02.00      12.375       0005000     0005000
6327146442           20060501           2.250          012         02.00      12.250       0005000     0005000
6327249725           20060501           2.250          012         02.00      12.500       0005000     0005000
6327705304           20060601           2.250          012         02.00      11.625       0005000     0004375
6328713919           20060601           2.250          012         02.00      11.625       0005000     0004375
6329742115           20060501           2.250          012         02.00      12.250       0005000     0005000
6330173128           20060501           2.250          012         02.00      11.875       0005000     0004625
6330622140           20060601           2.250          012         02.00      11.625       0005000     0005000
6330919587           20060401           2.250          012         02.00      11.875       0005000     0004625
6331111028           20060601           2.250          012         02.00      11.625       0005000     0005000
6331288529           20060501           2.250          012         02.00      12.250       0005000     0005000
6332218913           20060701           2.250          012         02.00      11.625       0005000     0005000
6332553285           20060501           2.250          012         02.00      12.125       0005000     0004875
6332637500           20060601           2.250          012         02.00      11.750       0005000     0004500
6333931605           20060501           2.250          012         02.00      11.875       0005000     0004625
6335717325           20060501           2.250          012         02.00      11.500       0005000     0005000
6335770696           20060501           2.250          012         02.00      12.250       0005000     0005000
6336345803           20060501           2.250          012         02.00      12.000       0005000     0004250
6339524438           20060501           2.250          012         02.00      11.125       0005000     0003875
6339743715           20060501           2.250          012         02.00      11.750       0005000     0004500
6339857275           20060601           2.250          012         02.00      12.250       0005000     0005000
6340295002           20060501           2.250          012         02.00      11.750       0005000     0005000
6340351334           20060501           2.250          012         02.00      12.000       0005000     0004750
6341201579           20060501           2.250          012         02.00      12.250       0005000     0005000
6342481329           20060501           2.250          012         02.00      11.750       0005000     0005000
6342810998           20060501           2.250          012         02.00      12.125       0005000     0005000
6343169584           20060501           2.250          012         02.00      12.250       0005000     0005000
6343559156           20060601           2.250          012         02.00      12.500       0005000     0005000
6343941933           20060601           2.250          012         02.00      11.875       0005000     0005000
6344004327           20060501           2.250          012         02.00      11.125       0005000     0003875
6345048455           20060501           2.250          012         02.00      12.000       0005000     0004750
6345274788           20060501           2.250          012         02.00      12.000       0005000     0005000
6345464017           20060501           2.250          012         02.00      12.125       0005000     0004875
6346737056           20060401           2.250          012         02.00      11.750       0005000     0005000
6348249431           20060401           2.250          012         02.00      11.375       0005000     0004125
6349818127           20060601           2.250          012         02.00      11.875       0005000     0005000
6349896081           20060401           2.250          012         02.00      11.625       0005000     0005000
6350079676           20060401           2.250          012         02.00      12.125       0005000     0004875
6351925000           20060601           2.250          012         02.00      11.375       0005000     0005000
6351982258           20060501           2.250          012         02.00      11.750       0005000     0004500
6352206525           20060501           2.250          012         02.00      12.000       0005000     0004750
6352701996           20060401           2.250          012         02.00      11.750       0005000     0005000
6353000448           20060501           2.250          012         02.00      11.250       0005000     0004000
6353959684           20060501           2.000          012         02.00      11.625       0005000     0004375
6354177823           20060501           2.250          012         02.00      12.000       0005000     0005000
6354538545           20060601           2.250          012         02.00      11.250       0005000     0004000
6354830025           20060501           2.250          012         02.00      11.875       0005000     0004625
6355748242           20060501           2.250          012         02.00      12.000       0005000     0005000
6358814389           20060501           2.250          012         02.00      12.375       0005000     0005000
6359228266           20060601           2.250          012         02.00      12.000       0005000     0004750
6360221193           20060601           2.250          012         02.00      11.875       0005000     0004625
6360364316           20060501           2.250          012         02.00      11.875       0005000     0005000
6360813304           20060501           2.250          012         02.00      12.125       0005000     0004875
6361104653           20060501           2.250          012         02.00      12.500       0005000     0005000
6361389833           20060601           2.250          012         02.00      12.125       0005000     0004875
6361780486           20060501           2.250          012         02.00      11.500       0005000     0004250
6361838565           20060601           2.250          012         02.00      12.000       0005000     0005000
6362908722           20060601           2.250          012         02.00      12.125       0005000     0004875
6363544369           20060601           2.250          012         02.00      11.875       0005000     0004625
6363653822           20060401           2.250          012         02.00      11.750       0005000     0005000
6363662609           20060501           2.250          012         02.00      12.125       0005000     0004875
6364218781           20060501           2.250          012         02.00      12.375       0005000     0005000
6364983186           20060601           2.250          012         02.00      12.000       0005000     0004750
6366626247           20060501           2.250          012         02.00      12.250       0005000     0005000
6367218275           20060601           2.250          012         02.00      12.375       0005000     0005000
6368231764           20060501           2.250          012         02.00      12.125       0005000     0004875
6369684474           20060501           2.250          012         02.00      12.625       0005000     0005000
6372650280           20060601           2.250          012         02.00      12.250       0005000     0005000
6374406947           20060501           2.250          012         02.00      11.750       0005000     0004500
6374738992           20060501           2.250          012         02.00      12.000       0005000     0004750
6375192447           20060501           2.250          012         02.00      12.250       0005000     0005000
6375203046           20060501           2.250          012         02.00      12.250       0005000     0005000
6376361454           20060401           2.250          012         02.00      12.000       0005000     0005000
6376988413           20060501           2.250          012         02.00      12.375       0005000     0005000
6377284127           20060601           2.250          012         02.00      11.875       0005000     0004625
6377333890           20060501           2.250          012         02.00      12.000       0005000     0004750
6377797672           20060501           2.250          012         02.00      12.000       0005000     0005000
6378063876           20060501           2.250          012         02.00      11.250       0005000     0004000
6378129115           20060601           2.250          012         02.00      11.875       0005000     0004625
6378539388           20060501           2.250          012         02.00      10.625       0005000     0005000
6379303941           20060501           2.250          012         02.00      12.000       0005000     0005000
6379396325           20060501           2.250          012         02.00      12.000       0005000     0004750
6380494044           20060501           2.250          012         02.00      11.375       0005000     0005000
6381797916           20060501           2.250          012         02.00      12.125       0005000     0004875
6381928669           20060601           2.250          012         02.00      11.750       0005000     0005000
6382635412           20060601           2.250          012         02.00      11.750       0005000     0005000
6383078109           20060601           2.250          012         02.00      12.000       0005000     0005000
6383994636           20060601           2.250          012         02.00      12.000       0005000     0005000
6384815640           20060501           2.250          012         02.00      11.750       0005000     0005000
6385229445           20060501           2.250          012         02.00      11.875       0005000     0004625
6387543595           20060601           2.250          012         02.00      11.875       0005000     0005000
6388432988           20060401           2.250          012         02.00      11.875       0005000     0004625
6390561691           20060501           2.250          012         02.00      11.875       0005000     0004625
6390690441           20060501           2.250          012         02.00      11.750       0005000     0004500
6390839303           20060601           2.250          012         02.00      11.500       0005000     0005000
6390909007           20060501           2.250          012         02.00      11.500       0005000     0004250
6392321771           20060501           2.250          012         02.00      11.500       0005000     0004250
6394131129           20060501           2.250          012         02.00      12.250       0005000     0005000
6395160754           20060601           2.250          012         02.00      11.625       0005000     0004375
6395607317           20060501           2.250          012         02.00      12.500       0005000     0005000
6395855502           20060601           2.250          012         02.00      11.625       0005000     0004375
6396237957           20060501           2.250          012         02.00      11.750       0005000     0004500
6396898907           20060601           2.250          012         02.00      12.125       0005000     0005000
6397519718           20060501           2.250          012         02.00      12.000       0005000     0005000
6397549426           20060501           2.250          012         02.00      11.375       0005000     0004125
6397737682           20060501           2.250          012         02.00      11.500       0005000     0004250
6398294618           20060601           2.250          012         02.00      12.125       0005000     0005000
6398675261           20060501           2.250          012         02.00      12.250       0005000     0005000
6398804762           20060501           2.250          012         02.00      12.000       0005000     0005000
6399408662           20060501           2.250          012         02.00      12.500       0005000     0005000
6400003148           20060501           2.250          012         02.00      11.000       0005000     0005000
6400544919           20060501           2.250          012         02.00      12.500       0005000     0005000
6400560345           20060601           2.250          012         02.00      11.875       0005000     0004625
6401234775           20060401           2.250          012         02.00      12.250       0005000     0005000
6402915695           20060601           2.250          012         02.00      11.750       0005000     0004500
6403258491           20060501           2.250          012         02.00      12.000       0005000     0005000
6403995183           20060601           2.250          012         02.00      12.000       0005000     0004750
6404002542           20060501           2.250          012         02.00      12.000       0005000     0004750
6405077212           20060501           2.250          012         02.00      11.875       0005000     0004625
6405272847           20060501           2.250          012         02.00      11.750       0005000     0004500
6406861630           20060601           2.250          012         02.00      11.875       0005000     0004625
6406863495           20060601           2.250          012         02.00      11.875       0005000     0005000
6407587200           20060501           2.250          012         02.00      12.125       0005000     0004875
6408566682           20060501           2.250          012         02.00      11.875       0005000     0004625
6409606792           20060401           2.250          012         02.00      11.875       0005000     0005000
6410146366           20060601           2.250          012         02.00      11.625       0005000     0004375
6411115741           20060501           2.250          012         02.00      11.500       0005000     0004250
6411674598           20060601           2.250          012         02.00      11.875       0005000     0005000
6411726075           20060501           2.250          012         02.00      11.375       0005000     0004125
6411771824           20060501           2.250          012         02.00      12.250       0005000     0005000
6413979151           20060501           2.250          012         02.00      11.000       0005000     0005000
6414002938           20060501           2.250          012         02.00      11.375       0005000     0004125
6414239290           20060501           2.250          012         02.00      11.750       0005000     0004500
6414266764           20060501           2.250          012         02.00      11.000       0005000     0005000
6414954328           20060501           2.250          012         02.00      11.875       0005000     0004625
6415820411           20060501           2.250          012         02.00      12.250       0005000     0005000
6416764006           20060501           2.250          012         02.00      11.875       0005000     0005000
6416858998           20060501           2.250          012         02.00      10.625       0005000     0005000
6418419161           20060501           2.250          012         02.00      12.250       0005000     0005000
6418779671           20060501           2.250          012         02.00      11.000       0005000     0003750
6419295347           20060501           2.250          012         02.00      12.125       0005000     0004875
6419647687           20060501           2.250          012         02.00      12.500       0005000     0005000
6419797060           20060501           2.250          012         02.00      11.875       0005000     0005000
6421116879           20060501           2.250          012         02.00      11.875       0005000     0004625
6421237956           20060601           2.250          012         02.00      11.750       0005000     0005000
6421736395           20060501           2.250          012         02.00      11.875       0005000     0004625
6421911329           20060501           2.250          012         02.00      12.375       0005000     0005000
6422006954           20060501           2.250          012         02.00      11.875       0005000     0005000
6422152592           20060601           2.250          012         02.00      12.000       0005000     0004750
6422701869           20060401           2.250          012         02.00      12.000       0005000     0005000
6423089520           20060601           2.250          012         02.00      11.125       0005000     0003875
6425132740           20060401           2.250          012         02.00      12.000       0005000     0005000
6425204499           20060601           2.250          012         02.00      11.250       0005000     0004000
6426044712           20060501           2.250          012         02.00      12.500       0005000     0005000
6426241557           20060601           2.250          012         02.00      12.375       0005000     0005000
6426365448           20060501           2.250          012         02.00      12.000       0005000     0004750
6427219719           20060601           2.250          012         02.00      11.750       0005000     0004500
6427292708           20060501           2.250          012         02.00      12.250       0005000     0005000
6428157587           20060501           2.250          012         02.00      11.750       0005000     0005000
6428347576           20060601           2.250          012         02.00      11.875       0005000     0004625
6428862608           20060501           2.250          012         02.00      12.250       0005000     0005000
6429805200           20060501           2.250          012         02.00      11.750       0005000     0004500
6431008272           20060501           2.250          012         02.00      12.000       0005000     0005000
6435136814           20060501           2.250          012         02.00      11.750       0005000     0004500
6436685009           20060601           2.250          012         02.00      11.625       0005000     0004375
6437303479           20060501           2.250          012         02.00      11.625       0005000     0004375
6437417931           20060501           2.250          012         02.00      12.125       0005000     0004875
6439377885           20060501           2.250          012         02.00      12.125       0005000     0005000
6439653624           20060501           2.250          012         02.00      11.750       0005000     0005000
6439700854           20060501           2.250          012         02.00      11.750       0005000     0004500
6440226428           20060501           2.250          012         02.00      12.000       0005000     0004750
6441616288           20060501           2.250          012         02.00      12.250       0005000     0005000
6441856298           20060501           2.250          012         02.00      12.000       0005000     0004750
6441889836           20060501           2.250          012         02.00      12.125       0005000     0005000
6442366958           20060501           2.250          012         02.00      11.500       0005000     0004250
6444158684           20060501           2.250          012         02.00      12.000       0005000     0005000
6444419102           20060501           2.250          012         02.00      11.750       0005000     0005000
6446058130           20060501           2.250          012         02.00      12.000       0005000     0004750
6446679935           20060501           2.250          012         02.00      11.750       0005000     0005000
6447207173           20060501           2.250          012         02.00      12.375       0005000     0005000
6447215143           20060501           2.250          012         02.00      12.000       0005000     0004750
6447385128           20060501           2.250          012         02.00      11.875       0005000     0004625
6447735975           20060501           2.250          012         02.00      12.500       0005000     0005000
6448236312           20060501           2.250          012         02.00      12.125       0005000     0005000
6449034567           20060601           2.250          012         02.00      12.000       0005000     0004750
6449057782           20060501           2.250          012         02.00      12.000       0005000     0005000
6449310769           20060501           2.250          012         02.00      11.375       0005000     0004125
6450430530           20060501           2.250          012         02.00      12.500       0005000     0005000
6450838120           20060501           2.250          012         02.00      12.375       0005000     0005000
6451070269           20060401           2.250          012         02.00      11.375       0005000     0004125
6451180803           20060501           2.250          012         02.00      11.375       0005000     0004125
6454605616           20060501           2.250          012         02.00      12.250       0005000     0005000
6454699460           20060501           2.250          012         02.00      12.250       0005000     0005000
6455276896           20060501           2.250          012         02.00      11.375       0005000     0005000
6457073408           20060501           2.250          012         02.00      12.250       0005000     0005000
6458973002           20060501           2.250          012         02.00      11.625       0005000     0004375
6459247851           20060601           2.250          012         02.00      11.750       0005000     0005000
6460450254           20060601           2.250          012         02.00      11.500       0005000     0005000
6461417179           20060501           2.250          012         02.00      12.250       0005000     0005000
6461475631           20060501           2.250          012         02.00      11.875       0005000     0004625
6462600914           20060501           2.250          012         02.00      12.375       0005000     0005000
6462696797           20060501           2.250          012         02.00      12.125       0005000     0005000
6462726446           20060501           2.250          012         02.00      11.875       0005000     0005000
6462811636           20060501           2.250          012         02.00      10.875       0005000     0003625
6463787181           20060601           2.250          012         02.00      11.875       0005000     0005000
6464919379           20060501           2.250          012         02.00      11.875       0005000     0005000
6466337034           20060601           2.250          012         02.00      12.000       0005000     0004750
6467332802           20060501           2.000          012         02.00      11.875       0005000     0005000
6471088622           20060501           2.250          012         02.00      12.000       0005000     0004750
6471786662           20060501           2.250          012         02.00      12.375       0005000     0005000
6471946456           20060401           2.250          012         02.00      12.125       0005000     0005000
6472026886           20060601           2.250          012         02.00      11.625       0005000     0004375
6472425203           20060601           2.250          012         02.00      12.000       0005000     0005000
6472576054           20060501           2.250          012         02.00      12.125       0005000     0004875
6472755393           20060601           2.250          012         02.00      11.750       0005000     0004500
6473746177           20060601           2.250          012         02.00      11.375       0005000     0004125
6474150858           20060601           2.250          012         02.00      12.375       0005000     0005000
6475582232           20060501           2.250          012         02.00      11.250       0005000     0005000
6476069551           20060601           2.250          012         02.00      11.625       0005000     0004375
6476275638           20060601           2.250          012         02.00      11.875       0005000     0005000
6476719742           20060601           2.250          012         02.00      12.000       0005000     0005000
6477012063           20060601           2.250          012         02.00      11.750       0005000     0004500
6477360595           20060601           2.250          012         02.00      12.250       0005000     0005000
6478970244           20060501           2.250          012         02.00      12.125       0005000     0004875
6479039270           20060601           2.250          012         02.00      11.875       0005000     0005000
6481586888           20060501           2.250          012         02.00      12.250       0005000     0005000
6482808380           20060501           2.250          012         02.00      12.000       0005000     0005000
6483117641           20060501           2.250          012         02.00      12.375       0005000     0005000
6485325259           20060601           2.250          012         02.00      11.750       0005000     0004500
6486036327           20060401           2.250          012         02.00      11.875       0005000     0004625
6486972976           20060501           2.250          012         02.00      11.750       0005000     0004500
6488135887           20060501           2.250          012         02.00      12.125       0005000     0004875
6488348167           20060601           2.250          012         02.00      11.125       0005000     0005000
6488758670           20060501           2.250          012         02.00      11.875       0005000     0004625
6488958684           20060501           2.250          012         02.00      12.000       0005000     0004750
6489091063           20060401           2.250          012         02.00      12.000       0005000     0004750
6489138708           20060501           2.250          012         02.00      12.375       0005000     0005000
6489354149           20060501           2.250          012         02.00      11.875       0005000     0005000
6490081558           20060501           2.250          012         02.00      12.000       0005000     0004750
6490261333           20060501           2.250          012         02.00      11.750       0005000     0005000
6490494223           20060601           2.250          012         02.00      12.375       0005000     0005000
6491163249           20060501           2.250          012         02.00      11.500       0005000     0004250
6491531759           20060501           2.250          012         02.00      12.250       0005000     0005000
6492704066           20060601           2.250          012         02.00      12.125       0005000     0005000
6492961336           20060501           2.250          012         02.00      11.625       0005000     0004375
6493294216           20060601           2.250          012         02.00      11.750       0005000     0004500
6493427451           20060601           2.250          012         02.00      11.750       0005000     0004500
6493442823           20060501           2.250          012         02.00      12.625       0005000     0005000
6494036178           20060501           2.250          012         02.00      12.250       0005000     0005000
6494214379           20060401           2.250          012         02.00      11.750       0005000     0004500
6494335778           20060601           2.250          012         02.00      12.250       0005000     0005000
6497759883           20060601           2.250          012         02.00      11.625       0005000     0004375
6497842663           20060401           2.250          012         02.00      11.875       0005000     0004625
6497976636           20060501           2.250          012         02.00      12.000       0005000     0004750
6499448238           20060501           2.250          012         02.00      11.625       0005000     0004375
6499750310           20060601           2.250          012         02.00      11.750       0005000     0004500
6499757950           20060501           2.250          012         02.00      11.750       0005000     0004500
6499978788           20060501           2.250          012         02.00      12.250       0005000     0005000
6500195695           20060401           2.250          012         02.00      12.125       0005000     0004875
6500532863           20060501           2.250          012         02.00      12.000       0005000     0004750
6501078064           20060501           2.250          012         02.00      12.000       0005000     0004750
6503149954           20060401           2.250          012         02.00      12.250       0005000     0005000
6503238799           20060401           2.250          012         02.00      12.125       0005000     0004875
6503853548           20060501           2.250          012         02.00      12.250       0005000     0005000
6504252823           20060601           2.250          012         02.00      12.000       0005000     0004750
6504377323           20060601           2.250          012         02.00      12.250       0005000     0005000
6504840338           20060601           2.250          012         02.00      11.125       0005000     0003875
6505109550           20060501           2.250          012         02.00      12.375       0005000     0005000
6505190287           20060601           2.250          012         02.00      12.000       0005000     0005000
6505370301           20060501           2.250          012         02.00      12.250       0005000     0005000
6507065594           20060501           2.250          012         02.00      11.500       0005000     0004250
6507432422           20060601           2.250          012         02.00      11.875       0005000     0005000
6507560065           20060601           2.250          012         02.00      11.750       0005000     0005000
6510123935           20060601           2.250          012         02.00      12.250       0005000     0005000
6510255935           20060601           2.250          012         02.00      11.500       0005000     0004250
6510272252           20060501           2.250          012         02.00      11.750       0005000     0004500
6510838573           20060501           2.250          012         02.00      12.250       0005000     0005000
6511863349           20060601           2.250          012         02.00      12.375       0005000     0005000
6511997485           20060601           2.250          012         02.00      11.750       0005000     0005000
6515049523           20060401           2.250          012         02.00      11.750       0005000     0004500
6516189666           20060601           2.250          012         02.00      11.875       0005000     0004625
6517477243           20060501           2.250          012         02.00      12.375       0005000     0005000
6517498785           20060501           2.250          012         02.00      11.875       0005000     0004625
6518044349           20060501           2.250          012         02.00      10.625       0005000     0003375
6518579179           20060501           2.250          012         02.00      12.250       0005000     0005000
6518593303           20060501           2.250          012         02.00      12.375       0005000     0005000
6518815417           20060601           2.250          012         02.00      11.375       0005000     0005000
6518983892           20060601           2.250          012         02.00      11.750       0005000     0005000
6519453242           20060601           2.250          012         02.00      11.875       0005000     0004625
6520423663           20060401           2.250          012         02.00      12.000       0005000     0004750
6521256716           20060501           2.250          012         02.00      12.000       0005000     0004750
6521954823           20060601           2.250          012         02.00      11.750       0005000     0004500
6522940912           20060501           2.250          012         02.00      11.125       0005000     0005000
6522946794           20060401           2.250          012         02.00      12.125       0005000     0004875
6523855309           20060401           2.250          012         02.00      12.250       0005000     0005000
6525400401           20060501           2.250          012         02.00      10.750       0005000     0003500
6525529456           20060501           2.250          012         02.00      12.250       0005000     0005000
6525664758           20060501           2.250          012         02.00      11.875       0005000     0005000
6525731581           20060601           2.250          012         02.00      11.875       0005000     0004625
6526248205           20060501           2.250          012         02.00      12.250       0005000     0005000
6526767147           20060401           2.250          012         02.00      12.000       0005000     0005000
6526893257           20060601           2.250          012         02.00      12.375       0005000     0005000
6527929829           20060501           2.250          012         02.00      12.000       0005000     0005000
6528646273           20060501           2.250          012         02.00      11.250       0005000     0005000
6529107283           20060501           2.250          012         02.00      11.875       0005000     0005000
6530689378           20060501           2.250          012         02.00      11.875       0005000     0005000
6531036348           20060401           2.250          012         02.00      12.250       0005000     0005000
6532700744           20060601           2.250          012         02.00      11.000       0005000     0003750
6533069727           20060501           2.250          012         02.00      12.250       0005000     0005000
6533146145           20060501           2.250          012         02.00      12.125       0005000     0005000
6533987779           20060401           2.250          012         02.00      11.875       0005000     0005000
6534581035           20060501           2.250          012         02.00      12.125       0005000     0004875
6534809337           20060501           2.250          012         02.00      11.750       0005000     0004500
6536191783           20060501           2.250          012         02.00      11.875       0005000     0004625
6536570580           20060601           2.250          012         02.00      11.625       0005000     0004375
6536989228           20060501           2.250          012         02.00      12.250       0005000     0005000
6537988872           20060501           2.250          012         02.00      12.250       0005000     0005000
6538501211           20060501           2.250          012         02.00      12.000       0005000     0005000
6538665875           20060601           2.250          012         02.00      11.750       0005000     0004500
6540330856           20060401           2.250          012         02.00      11.000       0005000     0003750
6540480297           20060601           2.250          012         02.00      11.750       0005000     0004500
6540566673           20060501           2.250          012         02.00      12.250       0005000     0005000
6540772099           20060601           2.250          012         02.00      12.000       0005000     0004750
6540894034           20060601           2.250          012         02.00      12.250       0005000     0005000
6541288012           20060501           2.250          012         02.00      11.375       0005000     0004125
6541347289           20060501           2.250          012         02.00      11.875       0005000     0005000
6542047946           20060601           2.250          012         02.00      12.250       0005000     0005000
6542334948           20060601           2.250          012         02.00      11.125       0005000     0005000
6545280254           20060401           2.250          012         02.00      11.375       0005000     0005000
6545605161           20060501           2.250          012         02.00      11.875       0005000     0005000
6545783612           20060501           2.250          012         02.00      12.125       0005000     0005000
6546484202           20060501           2.250          012         02.00      12.000       0005000     0004750
6546792141           20060401           2.250          012         02.00      12.000       0005000     0005000
6547138336           20060501           2.250          012         02.00      12.000       0005000     0005000
6547541117           20060601           2.250          012         02.00      11.375       0005000     0004125
6548167979           20060401           2.250          012         02.00      11.500       0005000     0005000
6549701131           20060501           2.250          012         02.00      11.875       0005000     0005000
6550920638           20060501           2.250          012         02.00      11.875       0005000     0005000
6551398115           20060601           2.250          012         02.00      11.875       0005000     0005000
6551725515           20060501           2.250          012         02.00      11.875       0005000     0004625
6553082469           20060501           2.250          012         02.00      12.125       0005000     0004875
6553226843           20060501           2.250          012         02.00      11.500       0005000     0005000
6553550523           20060501           2.250          012         02.00      12.000       0005000     0005000
6553822203           20060501           2.250          012         02.00      11.375       0005000     0005000
6554473949           20060501           2.250          012         02.00      12.000       0005000     0004750
6554520046           20060501           2.250          012         02.00      12.625       0005000     0005000
6555220109           20060501           2.250          012         02.00      12.000       0005000     0004750
6557011522           20060601           2.250          012         02.00      12.250       0005000     0005000
6557971394           20060501           2.250          012         02.00      11.250       0005000     0004000
6558029069           20060601           2.250          012         02.00      11.875       0005000     0004625
6558826860           20060501           2.250          012         02.00      11.875       0005000     0005000
6559626988           20060601           2.250          012         02.00      11.750       0005000     0004500
6561573202           20060501           2.250          012         02.00      11.750       0005000     0004500
6562766599           20060501           2.250          012         02.00      11.875       0005000     0005000
6562955531           20060601           2.250          012         02.00      12.375       0005000     0005000
6563049771           20060601           2.250          012         02.00      11.625       0005000     0005000
6563563128           20060401           2.250          012         02.00      11.875       0005000     0004625
6563676201           20060601           2.250          012         02.00      12.125       0005000     0004875
6563795621           20060601           2.250          012         02.00      11.875       0005000     0005000
6564270897           20060601           2.250          012         02.00      12.125       0005000     0005000
6566806359           20060601           2.250          012         02.00      12.125       0005000     0005000
6567184863           20060601           2.250          012         02.00      12.250       0005000     0005000
6567468761           20060601           2.250          012         02.00      12.000       0005000     0004750
6567914228           20060601           2.250          012         02.00      11.625       0005000     0005000
6568404096           20060501           2.250          012         02.00      12.000       0005000     0005000
6568708215           20060501           2.250          012         02.00      12.000       0005000     0004750
6569380758           20060601           2.250          012         02.00      12.000       0005000     0004750
6569528653           20060501           2.250          012         02.00      11.375       0005000     0005000
6570586526           20060501           2.250          012         02.00      12.125       0005000     0005000
6571905782           20060501           2.250          012         02.00      12.000       0005000     0004750
6571976163           20060501           2.250          012         02.00      12.250       0005000     0005000
6572289236           20060501           2.250          012         02.00      11.875       0005000     0005000
6572852835           20060401           2.250          012         02.00      12.000       0005000     0004750
6573799415           20060501           2.250          012         02.00      12.250       0005000     0005000
6574511751           20060501           2.250          012         02.00      12.000       0005000     0004750
6575681843           20060501           2.250          012         02.00      11.875       0005000     0006625
6575906968           20060501           2.250          012         02.00      11.875       0005000     0004625
6576758558           20060501           2.250          012         02.00      12.125       0005000     0004875
6577822098           20060601           2.250          012         02.00      12.125       0005000     0005000
6579661452           20060501           2.250          012         02.00      12.250       0005000     0005000
6585694570           20060501           2.250          012         02.00      11.875       0005000     0005000
6586547207           20060501           2.250          012         02.00      11.750       0005000     0005000
6586627256           20060501           2.250          012         02.00      12.250       0005000     0005000
6590903412           20060601           2.250          012         02.00      12.000       0005000     0004750
6591641417           20060501           2.250          012         02.00      12.000       0005000     0005000
6592773318           20060501           2.250          012         02.00      12.125       0005000     0005000
6596461894           20060401           2.250          012         02.00      12.000       0005000     0005000
6597397022           20060501           2.250          012         02.00      11.875       0005000     0004625
6598075999           20060501           2.250          012         02.00      11.625       0005000     0004375
6598598909           20060501           2.250          012         02.00      12.250       0005000     0005000
6598885819           20060501           2.250          012         02.00      11.750       0005000     0005000
6599063655           20060601           2.250          012         02.00      11.750       0005000     0005000
6599269369           20060601           2.250          012         02.00      11.750       0005000     0005000
6599365951           20060401           2.250          012         02.00      11.875       0005000     0004625
6599491831           20060501           2.250          012         02.00      11.875       0005000     0005000
6599534648           20060501           2.250          012         02.00      12.375       0005000     0005000
6601342709           20060501           2.250          012         02.00      11.875       0005000     0005000
6601850222           20060601           2.250          012         02.00      12.375       0005000     0005000
6601890020           20060501           2.250          012         02.00      11.250       0005000     0004000
6605355160           20060501           2.250          012         02.00      11.875       0005000     0004625
6606603832           20060401           2.250          012         02.00      11.250       0005000     0004000
6607193353           20060401           2.250          012         02.00      12.375       0005000     0005000
6608648702           20060501           2.250          012         02.00      11.875       0005000     0005000
6610105485           20060601           2.250          012         02.00      11.375       0005000     0005000
6610239805           20060401           2.250          012         02.00      12.250       0005000     0005000
6610670363           20060601           2.250          012         02.00      11.250       0005000     0004000
6610995315           20060501           2.250          012         02.00      12.125       0005000     0004875
6612045309           20060501           2.250          012         02.00      12.125       0005000     0004875
6613025466           20060501           2.250          012         02.00      12.000       0005000     0005000
6613265245           20060501           2.250          012         02.00      11.875       0005000     0004625
6613292504           20060501           2.250          012         02.00      12.250       0005000     0005000
6614448600           20060501           2.250          012         02.00      12.125       0005000     0005000
6615068738           20060501           2.250          012         02.00      12.000       0005000     0005000
6617335689           20060501           2.250          012         02.00      11.125       0005000     0005000
6618040437           20060501           2.250          012         02.00      11.750       0005000     0005000
6619560029           20060501           2.250          012         02.00      11.875       0005000     0004625
6620263258           20060501           2.250          012         02.00      12.125       0005000     0004875
6621822581           20060601           2.250          012         02.00      11.875       0005000     0004625
6622371430           20060501           2.250          012         02.00      11.750       0005000     0004500
6622404637           20060601           2.250          012         02.00      10.750       0005000     0005000
6622670690           20060501           2.250          012         02.00      12.125       0005000     0004875
6623736177           20060501           2.250          012         02.00      12.500       0005000     0005000
6624210420           20060501           2.250          012         02.00      12.125       0005000     0004875
6624549090           20060501           2.250          012         02.00      11.875       0005000     0004625
6625345431           20060501           2.250          012         02.00      12.250       0005000     0005000
6626249095           20060501           2.250          012         02.00      12.000       0005000     0004750
6626974817           20060501           2.250          012         02.00      11.625       0005000     0004375
6627716464           20060501           2.250          012         02.00      12.000       0005000     0004750
6628079540           20060601           2.250          012         02.00      12.000       0005000     0005000
6628374008           20060401           2.250          012         02.00      12.125       0005000     0004875
6628422385           20060501           2.250          012         02.00      11.875       0005000     0005000
6628896265           20060501           2.250          012         02.00      12.000       0005000     0004750
6630175948           20060501           2.250          012         02.00      12.250       0005000     0005000
6631173462           20060501           2.250          012         02.00      12.125       0005000     0005000
6631259782           20060501           2.250          012         02.00      11.875       0005000     0004625
6631803423           20060601           2.250          012         02.00      12.000       0005000     0004750
6631906366           20060501           2.250          012         02.00      12.125       0005000     0005000
6633194953           20060501           2.250          012         02.00      12.250       0005000     0005000
6634129586           20060401           2.250          012         02.00      12.375       0005000     0005000
6634513342           20060501           2.250          012         02.00      12.250       0005000     0005000
6637174449           20060501           2.250          012         02.00      11.125       0005000     0003875
6637279289           20060601           2.250          012         02.00      11.500       0005000     0004250
6637325991           20060501           2.250          012         02.00      11.750       0005000     0004500
6637711018           20060601           2.250          012         02.00      12.375       0005000     0005000
6638190436           20060601           2.250          012         02.00      11.875       0005000     0005000
6638447489           20060501           2.250          012         02.00      12.250       0005000     0005000
6639250775           20060401           2.250          012         02.00      11.125       0005000     0005000
6640308141           20060601           2.250          012         02.00      12.250       0005000     0005000
6640748619           20060601           2.250          012         02.00      10.500       0005000     0003250
6641274961           20060601           2.250          012         02.00      11.875       0005000     0004625
6641895393           20060501           2.250          012         02.00      11.250       0005000     0004000
6643157164           20060601           2.250          012         02.00      11.875       0005000     0005000
6644364611           20060401           2.250          012         02.00      12.250       0005000     0005000
6645873651           20060601           2.250          012         02.00      11.875       0005000     0005000
6646983509           20060601           2.250          012         02.00      12.375       0005000     0005000
6647253993           20060501           2.250          012         02.00      11.875       0005000     0004625
6647307468           20060501           2.250          012         02.00      11.875       0005000     0004625
6647390878           20060501           2.250          012         02.00      12.125       0005000     0004875
6647692885           20060501           2.250          012         02.00      12.125       0005000     0005000
6649173603           20060601           2.250          012         02.00      11.875       0005000     0005000
6649195945           20060501           2.250          012         02.00      11.125       0005000     0005000
6649469308           20060501           2.250          012         02.00      12.125       0005000     0005000
6649695613           20060501           2.250          012         02.00      12.125       0005000     0005000
6650963017           20060401           2.250          012         02.00      11.875       0005000     0004625
6652243103           20060501           2.250          012         02.00      12.000       0005000     0004750
6652345999           20060601           2.250          012         02.00      11.250       0005000     0004000
6652477784           20060501           2.250          012         02.00      11.875       0005000     0004625
6652864015           20060601           2.250          012         02.00      12.250       0005000     0005000
6652943025           20060501           2.250          012         02.00      11.875       0005000     0005000
6654347472           20060501           2.250          012         02.00      12.125       0005000     0004875
6654416350           20060501           2.250          012         02.00      11.750       0005000     0004500
6655384748           20060501           2.250          012         02.00      12.000       0005000     0005000
6656202311           20060401           2.250          012         02.00      12.000       0005000     0005000
6656729248           20060501           2.250          012         02.00      12.000       0005000     0004750
6657721525           20060601           2.250          012         02.00      12.125       0005000     0004875
6658299851           20060601           2.250          012         02.00      11.625       0005000     0004375
6659407255           20060401           2.250          012         02.00      11.875       0005000     0005000
6661745189           20060501           2.250          012         02.00      12.500       0005000     0005000
6661967940           20060501           2.250          012         02.00      12.125       0005000     0004875
6662510038           20060501           2.250          012         02.00      11.625       0005000     0004375
6663635545           20060501           2.250          012         02.00      12.000       0005000     0004750
6664355093           20060501           2.250          012         02.00      11.500       0005000     0004250
6664507271           20060601           2.250          012         02.00      11.750       0005000     0005000
6664908685           20060601           2.250          012         02.00      11.125       0005000     0003875
6667042755           20060601           2.250          012         02.00      12.125       0005000     0004875
6667126863           20060601           2.250          012         02.00      11.625       0005000     0004375
6667889965           20060501           2.250          012         02.00      11.000       0005000     0005000
6668530329           20060501           2.250          012         02.00      11.375       0005000     0005000
6668812479           20060501           2.250          012         02.00      11.375       0005000     0004125
6668929760           20060501           2.250          012         02.00      11.875       0005000     0004625
6669268440           20060501           2.250          012         02.00      11.250       0005000     0005000
6671713672           20060601           2.250          012         02.00      11.750       0005000     0004500
6672765630           20060501           2.250          012         02.00      11.625       0005000     0004375
6674005761           20060501           2.250          012         02.00      11.625       0005000     0004375
6674333726           20060501           2.250          012         02.00      11.750       0005000     0005000
6674929432           20060601           2.250          012         02.00      11.875       0005000     0004625
6675628785           20060501           2.250          012         02.00      12.375       0005000     0005000
6675991258           20060501           2.250          012         02.00      12.250       0005000     0005000
6676061366           20060501           2.250          012         02.00      12.250       0005000     0005000
6676547893           20060601           2.250          012         02.00      11.625       0005000     0004375
6678432383           20060601           2.250          012         02.00      12.125       0005000     0005000
6678484566           20060501           2.250          012         02.00      12.250       0005000     0005000
6678649721           20060601           2.250          012         02.00      12.250       0005000     0005000
6679174596           20060601           2.250          012         02.00      12.125       0005000     0004875
6683581836           20060601           2.250          012         02.00      11.875       0005000     0005000
6685494491           20060501           2.250          012         02.00      11.375       0005000     0004125
6685848399           20060501           2.250          012         02.00      11.875       0005000     0004625
6685919620           20060501           2.250          012         02.00      12.250       0005000     0005000
6686211076           20060501           2.250          012         02.00      12.125       0005000     0004875
6687343704           20060501           2.250          012         02.00      12.375       0005000     0005000
6687478732           20060501           2.250          012         02.00      12.000       0005000     0004750
6687747458           20060501           2.250          012         02.00      11.500       0005000     0004250
6687753571           20060401           2.250          012         02.00      12.125       0005000     0005000
6688110490           20060401           2.250          012         02.00      11.875       0005000     0004625
6689568415           20060601           2.250          012         02.00      10.750       0005000     0005000
6690689796           20060501           2.250          012         02.00      12.500       0005000     0005000
6690834814           20060601           2.250          012         02.00      12.125       0005000     0005000
6691482522           20060501           2.250          012         02.00      12.375       0005000     0005000
6691631763           20060601           2.250          012         02.00      12.000       0005000     0005000
6692287490           20060601           2.250          012         02.00      12.125       0005000     0004875
6694485860           20060501           2.250          012         02.00      11.750       0005000     0005000
6695118908           20060501           2.250          012         02.00      11.375       0005000     0004125
6695212834           20060601           2.250          012         02.00      12.125       0005000     0004875
6697102504           20060601           2.250          012         02.00      12.000       0005000     0005000
6697787775           20060601           2.250          012         02.00      11.500       0005000     0005000
6697798046           20060601           2.250          012         02.00      11.625       0005000     0004375
6699011224           20060601           2.250          012         02.00      11.500       0005000     0005000
6699215452           20060501           2.250          012         02.00      12.250       0005000     0005000
6700668517           20060501           2.250          012         02.00      11.750       0005000     0005000
6701842087           20060601           2.250          012         02.00      11.875       0005000     0005000
6702222727           20060501           2.250          012         02.00      11.500       0005000     0004250
6702485472           20060501           2.250          012         02.00      12.000       0005000     0004750
6702689651           20060501           2.250          012         02.00      11.875       0005000     0004625
6703315819           20060601           2.250          012         02.00      11.875       0005000     0005000
6703897436           20060501           2.250          012         02.00      11.750       0005000     0004500
6704777793           20060601           2.250          012         02.00      12.000       0005000     0004750
6704993036           20060501           2.250          012         02.00      11.750       0005000     0004500
6705322128           20060501           2.250          012         02.00      12.500       0005000     0005000
6706092282           20060601           2.250          012         02.00      12.000       0005000     0005000
6706321160           20060601           2.250          012         02.00      12.250       0005000     0005000
6707045255           20060501           2.250          012         02.00      12.250       0005000     0005000
6707776610           20060501           2.250          012         02.00      11.500       0005000     0005000
6708310831           20060501           2.250          012         02.00      11.500       0005000     0004250
6708743197           20060501           2.250          012         02.00      12.250       0005000     0005000
6709140047           20060601           2.250          012         02.00      10.750       0005000     0005000
6711282993           20060501           2.250          012         02.00      12.250       0005000     0005000
6711990009           20060601           2.250          012         02.00      11.625       0005000     0004375
6712087227           20060601           2.250          012         02.00      11.875       0005000     0004625
6712252607           20060501           2.250          012         02.00      12.000       0005000     0005000
6713823869           20060501           2.250          012         02.00      11.500       0005000     0004250
6716426413           20060501           2.250          012         02.00      12.000       0005000     0005000
6717213307           20060501           2.250          012         02.00      11.625       0005000     0004375
6717491705           20060501           2.250          012         02.00      12.000       0005000     0004750
6717635087           20060601           2.250          012         02.00      12.125       0005000     0004875
6717927898           20060501           2.250          012         02.00      11.875       0005000     0005000
6719524727           20060601           2.250          012         02.00      12.000       0005000     0005000
6719965284           20060501           2.250          012         02.00      12.375       0005000     0005000
6719971126           20060401           2.250          012         02.00      12.000       0005000     0004500
6720123212           20060501           2.250          012         02.00      11.750       0005000     0004500
6722555478           20060401           2.250          012         02.00      11.375       0005000     0004125
6723218779           20060601           2.250          012         02.00      11.625       0005000     0004375
6723515752           20060501           2.250          012         02.00      12.125       0005000     0004875
6724394538           20060601           2.250          012         02.00      11.875       0005000     0004625
6724931750           20060601           2.250          012         02.00      10.750       0005000     0003500
6724989469           20060401           2.250          012         02.00      11.750       0005000     0004500
6725096082           20060501           2.250          012         02.00      12.125       0005000     0004875
6727474832           20060501           2.250          012         02.00      11.750       0005000     0004500
6728634749           20060501           2.250          012         02.00      12.375       0005000     0005000
6729479581           20060601           2.250          012         02.00      11.750       0005000     0004500
6729691805           20060501           2.250          012         02.00      12.250       0005000     0005000
6729866258           20060501           2.250          012         02.00      12.000       0005000     0005000
6729946001           20060501           2.250          012         02.00      12.000       0005000     0004750
6730300800           20060501           2.250          012         02.00      11.375       0005000     0005000
6730467955           20060501           2.250          012         02.00      11.750       0005000     0004500
6730587174           20060501           2.250          012         02.00      11.875       0005000     0004625
6731832413           20060501           2.250          012         02.00      12.250       0005000     0005000
6732540130           20060501           2.250          012         02.00      12.250       0005000     0005000
6733143751           20060501           2.250          012         02.00      11.500       0005000     0004250
6733314055           20060501           2.250          012         02.00      11.875       0005000     0004625
6733363094           20060401           2.250          012         02.00      12.125       0005000     0004875
6734139436           20060501           2.250          012         02.00      12.125       0005000     0004875
6734221598           20060601           2.250          012         02.00      12.000       0005000     0004750
6734999037           20060601           2.250          012         02.00      11.875       0005000     0005000
6735454610           20060401           2.250          012         02.00      11.500       0005000     0004250
6735883420           20060601           2.250          012         02.00      11.750       0005000     0004500
6736333557           20060501           2.250          012         02.00      11.750       0005000     0005000
6736905727           20060501           2.250          012         02.00      12.125       0005000     0004875
6737227048           20060601           2.250          012         02.00      11.875       0005000     0005000
6737311982           20060501           2.250          012         02.00      12.250       0005000     0005000
6738184701           20060501           2.250          012         02.00      12.250       0005000     0005000
6738463709           20060501           2.250          012         02.00      12.000       0005000     0004750
6738806873           20060601           2.250          012         02.00      10.875       0005000     0005000
6739188743           20060601           2.250          012         02.00      11.750       0005000     0004500
6739648340           20060501           2.250          012         02.00      12.250       0005000     0005000
6739667126           20060601           2.250          012         02.00      11.875       0005000     0004625
6740335457           20060501           2.250          012         02.00      11.875       0005000     0005000
6742416792           20060601           2.250          012         02.00      11.125       0005000     0005000
6742687905           20060501           2.250          012         02.00      12.250       0005000     0005000
6743290931           20060501           2.250          012         02.00      12.250       0005000     0005000
6744129526           20060501           2.250          012         02.00      12.125       0005000     0004875
6744354595           20060401           2.250          012         02.00      11.000       0005000     0005000
6746644720           20060501           2.250          012         02.00      12.000       0005000     0005000
6747118427           20060601           2.250          012         02.00      11.625       0005000     0004375
6748448104           20060501           2.250          012         02.00      11.750       0005000     0004500
6748539324           20060501           2.250          012         02.00      12.250       0005000     0005000
6749401235           20060401           2.250          012         02.00      11.875       0005000     0004625
6751575272           20060401           2.250          012         02.00      12.000       0005000     0004750
6752803061           20060601           2.250          012         02.00      11.875       0005000     0004625
6753404505           20060501           2.250          012         02.00      11.125       0005000     0005000
6753470647           20060501           2.250          012         02.00      11.750       0005000     0005000
6753490066           20060501           2.250          012         02.00      11.875       0005000     0005000
6753601134           20060501           2.250          012         02.00      11.750       0005000     0005000
6753668752           20060601           2.250          012         02.00      11.750       0005000     0004500
6753792040           20060501           2.250          012         02.00      11.875       0005000     0005000
6753975447           20060501           2.250          012         02.00      12.000       0005000     0004750
6754408208           20060601           2.250          012         02.00      12.250       0005000     0005000
6756513351           20060501           2.250          012         02.00      11.875       0005000     0004625
6756524663           20060501           2.250          012         02.00      12.500       0005000     0005000
6757305682           20060501           2.250          012         02.00      12.000       0005000     0005000
6757325417           20060501           2.250          012         02.00      12.250       0005000     0005000
6757781833           20060501           2.250          012         02.00      12.250       0005000     0005000
6758018813           20060601           2.250          012         02.00      11.875       0005000     0004625
6758033135           20060501           2.250          012         02.00      11.125       0005000     0005000
6758268673           20060501           2.250          012         02.00      11.750       0005000     0005000
6760402450           20060501           2.250          012         02.00      12.000       0005000     0005000
6761474557           20060401           2.250          012         02.00      12.000       0005000     0004750
6761584355           20060501           2.250          012         02.00      12.250       0005000     0005000
6761657417           20060501           2.250          012         02.00      11.750       0005000     0005000
6762321963           20060401           2.250          012         02.00      11.500       0005000     0005000
6762466941           20060501           2.250          012         02.00      12.250       0005000     0005000
6762676226           20060601           2.250          012         02.00      12.000       0005000     0005000
6763259873           20060501           2.250          012         02.00      12.125       0005000     0004875
6764562432           20060401           2.250          012         02.00      11.875       0005000     0004625
6765460255           20060501           2.250          012         02.00      12.000       0005000     0005000
6767453621           20060501           2.250          012         02.00      11.875       0005000     0005000
6767456087           20060501           2.250          012         02.00      12.000       0005000     0005000
6767940841           20060501           2.250          012         02.00      11.750       0005000     0004500
6768068105           20060501           2.250          012         02.00      11.875       0005000     0004625
6768480102           20060401           2.250          012         02.00      12.125       0005000     0005000
6768511138           20060501           2.250          012         02.00      11.625       0005000     0004375
6770210000           20060501           2.250          012         02.00      11.250       0005000     0005000
6771080238           20060501           2.250          012         02.00      12.250       0005000     0005000
6771156624           20060501           2.250          012         02.00      11.625       0005000     0004375
6771252241           20060501           2.250          012         02.00      11.375       0005000     0005000
6772406853           20060601           2.250          012         02.00      12.000       0005000     0004750
6773013963           20060601           2.250          012         02.00      11.750       0005000     0005000
6773262875           20060501           2.250          012         02.00      12.500       0005000     0005000
6773322612           20060601           2.250          012         02.00      12.125       0005000     0005000
6773639577           20060401           2.250          012         02.00      12.000       0005000     0004750
6773786386           20060601           2.250          012         02.00      12.250       0005000     0005000
6776243542           20060601           2.250          012         02.00      11.750       0005000     0004500
6777228187           20060601           2.250          012         02.00      11.875       0005000     0004625
6777285443           20060501           2.250          012         02.00      12.250       0005000     0005000
6777613578           20060401           2.250          012         02.00      12.250       0005000     0005000
6777889426           20060501           2.250          012         02.00      11.750       0005000     0004500
6779119467           20060501           2.250          012         02.00      12.375       0005000     0005000
6779827648           20060501           2.250          012         02.00      12.375       0005000     0005000
6779987442           20060601           2.250          012         02.00      12.000       0005000     0005000
6780372725           20060501           2.250          012         02.00      11.875       0005000     0004625
6780409147           20060501           2.250          012         02.00      12.250       0005000     0005000
6783589564           20060601           2.250          012         02.00      11.625       0005000     0005000
6784618081           20060501           2.250          012         02.00      12.250       0005000     0005000
6785847267           20060501           2.250          012         02.00      12.375       0005000     0005000
6786341880           20060501           2.250          012         02.00      11.000       0005000     0005000
6786445798           20060401           2.250          012         02.00      11.750       0005000     0004500
6786813524           20060501           2.250          012         02.00      12.125       0005000     0005000
6787270385           20060501           2.250          012         02.00      11.500       0005000     0004250
6787711560           20060501           2.250          012         02.00      12.000       0005000     0004750
6788013875           20060601           2.250          012         02.00      11.750       0005000     0004500
6790268673           20060501           2.250          012         02.00      11.875       0005000     0005000
6790318577           20060501           2.250          012         02.00      12.375       0005000     0005000
6790661505           20060401           2.250          012         02.00      12.125       0005000     0005000
6791217257           20060501           2.250          012         02.00      11.375       0005000     0004125
6791365056           20060501           2.250          012         02.00      11.500       0005000     0004250
6791400820           20060601           2.250          012         02.00      12.000       0005000     0005000
6792290105           20060501           2.250          012         02.00      11.875       0005000     0004625
6793100303           20060501           2.250          012         02.00      11.875       0005000     0004625
6793261287           20060401           2.250          012         02.00      12.000       0005000     0004750
6794177680           20060501           2.250          012         02.00      12.250       0005000     0005000
6794210705           20060501           2.250          012         02.00      11.875       0005000     0005000
6794993235           20060501           2.250          012         02.00      11.500       0005000     0005000
6796739230           20060401           2.250          012         02.00      11.750       0005000     0005000
6797209241           20060501           2.250          012         02.00      12.500       0005000     0005250
6798115652           20060601           2.250          012         02.00      11.750       0005000     0005000
6800224054           20060501           2.250          012         02.00      11.875       0005000     0004625
6800433507           20060501           2.250          012         02.00      12.250       0005000     0005000
6800792159           20060501           2.250          012         02.00      12.125       0005000     0004875
6801289049           20060401           2.250          012         02.00      12.250       0005000     0005000
6802891538           20060501           2.250          012         02.00      12.375       0005000     0005000
6804516018           20060601           2.250          012         02.00      12.000       0005000     0005000
6805436984           20060601           2.250          012         02.00      12.000       0005000     0005000
6806163652           20060601           2.250          012         02.00      11.750       0005000     0005000
6807240053           20060501           2.250          012         02.00      12.250       0005000     0005000
6808021023           20060501           2.250          012         02.00      12.250       0005000     0005000
6808936626           20060501           2.250          012         02.00      11.500       0005000     0004250
6809804492           20060601           2.250          012         02.00      11.750       0005000     0005000
6810235751           20060501           2.250          012         02.00      11.875       0005000     0004625
6810902814           20060501           2.250          012         02.00      12.125       0005000     0005000
6811499448           20060501           2.250          012         02.00      11.375       0005000     0004125
6812276423           20060601           2.250          012         02.00      12.250       0005000     0005000
6813883896           20060501           2.250          012         02.00      11.625       0005000     0004375
6814229990           20060501           2.250          012         02.00      11.875       0005000     0004625
6814480031           20060501           2.250          012         02.00      12.250       0005000     0005000
6814710494           20060601           2.250          012         02.00      11.875       0005000     0005000
6815027559           20060601           2.250          012         02.00      12.375       0005000     0005000
6815615577           20060601           2.250          012         02.00      12.375       0005000     0005000
6815652893           20060501           2.250          012         02.00      12.250       0005000     0005000
6817363390           20060501           2.250          012         02.00      12.250       0005000     0005000
6817439125           20060401           2.250          012         02.00      11.500       0005000     0004250
6818343284           20060501           2.250          012         02.00      11.750       0005000     0005000
6818675958           20060601           2.250          012         02.00      12.000       0005000     0004750
6819277176           20060401           2.250          012         02.00      12.375       0005000     0005000
6819578219           20060401           2.250          012         02.00      12.000       0005000     0004750
6820374863           20060501           2.250          012         02.00      12.125       0005000     0004875
6821230288           20060501           2.250          012         02.00      11.375       0005000     0005000
6822167190           20060501           2.250          012         02.00      11.750       0005000     0004500
6822510340           20060501           2.250          012         02.00      11.750       0005000     0005000
6823959660           20060601           2.250          012         02.00      12.250       0005000     0005000
6825820662           20060601           2.250          012         02.00      12.125       0005000     0004875
6826724582           20060601           2.250          012         02.00      11.625       0005000     0004375
6827080737           20060601           2.250          012         02.00      12.000       0005000     0005000
6827248490           20060501           2.250          012         02.00      11.250       0005000     0004000
6828186988           20060601           2.250          012         02.00      12.125       0005000     0004875
6828538428           20060501           2.250          012         02.00      11.875       0005000     0004625
6829459061           20060401           2.250          012         02.00      11.000       0005000     0003750
6830211774           20060501           2.250          012         02.00      12.000       0005000     0004750
6831592875           20060601           2.250          012         02.00      11.625       0005000     0005000
6832229287           20060501           2.250          012         02.00      11.875       0005000     0005000
6832482134           20060501           2.250          012         02.00      12.125       0005000     0004875
6833765479           20060601           2.250          012         02.00      11.375       0005000     0005000
6833810010           20060501           2.250          012         02.00      11.125       0005000     0003875
6833858894           20060501           2.250          012         02.00      12.000       0005000     0005000
6834515360           20060501           2.250          012         02.00      11.875       0005000     0005000
6836116647           20060501           2.250          012         02.00      12.000       0005000     0005000
6837576955           20060501           2.250          012         02.00      11.750       0005000     0005000
6838432026           20060501           2.250          012         02.00      11.875       0005000     0005000
6838464300           20060601           2.250          012         02.00      11.875       0005000     0004625
6838524814           20060401           2.250          012         02.00      11.500       0005000     0004250
6838822267           20060601           2.250          012         02.00      12.250       0005000     0005000
6841603779           20060501           2.250          012         02.00      12.125       0005000     0004875
6841823724           20060501           2.250          012         02.00      11.625       0005000     0004375
6842205202           20060501           2.250          012         02.00      12.000       0005000     0005000
6842576735           20060501           2.250          012         02.00      12.250       0005000     0005000
6842997394           20060501           2.250          012         02.00      12.125       0005000     0004875
6843182988           20060501           2.250          012         02.00      11.875       0005000     0004625
6843279446           20060401           2.250          012         02.00      11.875       0005000     0004625
6843441848           20060501           2.250          012         02.00      11.875       0005000     0004625
6843895795           20060501           2.250          012         02.00      11.250       0005000     0005000
6844229473           20060501           2.250          012         02.00      12.375       0005000     0005000
6845585139           20060601           2.250          012         02.00      11.625       0005000     0005000
6847039689           20060501           2.250          012         02.00      11.750       0005000     0004500
6847706345           20060501           2.250          012         02.00      11.875       0005000     0004625
6847905178           20060501           2.250          012         02.00      11.875       0005000     0004625
6848100837           20060401           2.250          012         02.00      11.750       0005000     0004500
6849160442           20060401           2.250          012         02.00      11.875       0005000     0004625
6850147999           20060501           2.250          012         02.00      11.625       0005000     0004375
6851722998           20060501           2.250          012         02.00      12.000       0005000     0005000
6851998358           20060501           2.250          012         02.00      11.875       0005000     0004625
6852606224           20060501           2.250          012         02.00      11.000       0005000     0005000
6853562533           20060501           2.250          012         02.00      11.375       0005000     0004125
6853985650           20060601           2.250          012         02.00      12.250       0005000     0005000
6856145070           20060601           2.250          012         02.00      11.875       0005000     0004625
6856633000           20060601           2.250          012         02.00      11.375       0005000     0005000
6856754517           20060401           2.250          012         02.00      11.875       0005000     0004625
6859368240           20060501           2.250          012         02.00      11.875       0005000     0004625
6860044350           20060501           2.250          012         02.00      11.625       0005000     0005000
6860279121           20060501           2.250          012         02.00      12.375       0005000     0005000
6860627683           20060501           2.250          012         02.00      11.625       0005000     0005000
6860659629           20060501           2.250          012         02.00      12.375       0005000     0005000
6861422142           20060601           2.250          012         02.00      12.125       0005000     0005000
6862118350           20060501           2.250          012         02.00      12.375       0005000     0005000
6862195333           20060601           2.250          012         02.00      12.375       0005000     0005000
6863603483           20060601           2.250          012         02.00      11.250       0005000     0004000
6864256067           20060501           2.250          012         02.00      11.875       0005000     0005000
6864427080           20060501           2.250          012         02.00      11.875       0005000     0005000
6864487571           20060401           2.250          012         02.00      12.250       0005000     0005000
6864652372           20060601           2.250          012         02.00      12.000       0005000     0005000
6864816274           20060401           2.250          012         02.00      12.125       0005000     0005000
6867390434           20060501           2.250          012         02.00      11.875       0005000     0004625
6868083905           20060501           2.250          012         02.00      11.250       0005000     0004000
6868131472           20060601           2.250          012         02.00      11.875       0005000     0005000
6868471480           20060501           2.250          012         02.00      11.875       0005000     0005000
6868908077           20060401           2.250          012         02.00      12.125       0005000     0005000
6869030178           20060501           2.250          012         02.00      12.000       0005000     0004750
6869226578           20060601           2.250          012         02.00      12.125       0005000     0005000
6870138663           20060401           2.250          012         02.00      11.875       0005000     0005000
6870439491           20060501           2.250          012         02.00      11.875       0005000     0005000
6870761530           20060501           2.250          012         02.00      11.750       0005000     0005000
6870946677           20060501           2.250          012         02.00      11.500       0005000     0004250
6871351091           20060601           2.250          012         02.00      12.000       0005000     0004750
6871524101           20060601           2.250          012         02.00      12.000       0005000     0005000
6872236077           20060401           2.250          012         02.00      12.000       0005000     0005000
6872434086           20060701           2.250          012         02.00      11.125       0005000     0005000
6875812197           20060401           2.250          012         02.00      11.375       0005000     0004125
6875926773           20060501           2.250          012         02.00      12.250       0005000     0005000
6876032944           20060601           2.250          012         02.00      12.250       0005000     0005000
6876037091           20060501           2.250          012         02.00      12.000       0005000     0005000
6876723971           20060601           2.250          012         02.00      11.875       0005000     0004625
6876817369           20060601           2.250          012         02.00      12.250       0005000     0005000
6877970209           20060501           2.250          012         02.00      12.125       0005000     0005000
6878488664           20060501           2.250          012         02.00      11.875       0005000     0005000
6878737813           20060501           2.250          012         02.00      11.750       0005000     0005000
6880136020           20060401           2.250          012         02.00      11.500       0005000     0005000
6880599565           20060501           2.250          012         02.00      12.000       0005000     0004750
6881262155           20060501           2.250          012         02.00      11.625       0005000     0004375
6882039503           20060501           2.250          012         02.00      11.875       0005000     0005000
6882734319           20060401           2.250          012         02.00      10.875       0005000     0005000
6883596154           20060501           2.250          012         02.00      11.750       0005000     0004500
6884963478           20060501           2.250          012         02.00      12.375       0005000     0005000
6885205671           20060501           2.250          012         02.00      11.875       0005000     0004625
6885695814           20060501           2.250          012         02.00      11.625       0005000     0005000
6885721438           20060501           2.250          012         02.00      11.625       0005000     0005000
6885839982           20060601           2.250          012         02.00      11.750       0005000     0004500
6886217360           20060601           2.250          012         02.00      12.125       0005000     0005000
6886408829           20060501           2.250          012         02.00      11.750       0005000     0004500
6887260112           20060501           2.250          012         02.00      12.125       0005000     0004875
6887535844           20060501           2.250          012         02.00      12.250       0005000     0005000
6887602495           20060601           2.250          012         02.00      11.875       0005000     0004625
6888330468           20060501           2.250          012         02.00      10.625       0005000     0005000
6889825599           20060601           2.250          012         02.00      11.875       0005000     0004625
6890212316           20060601           2.250          012         02.00      11.750       0005000     0005000
6890313551           20060501           2.250          012         02.00      12.000       0005000     0005000
6890831404           20060501           2.250          012         02.00      11.875       0005000     0004625
6891310234           20060601           2.250          012         02.00      11.000       0005000     0003750
6891851088           20060601           2.250          012         02.00      12.250       0005000     0005000
6892769933           20060601           2.250          012         02.00      11.375       0005000     0004125
6893368727           20060501           2.250          012         02.00      12.125       0005000     0005000
6893473006           20060501           2.250          012         02.00      11.875       0005000     0005000
6893736063           20060501           2.250          012         02.00      11.125       0005000     0003875
6893946985           20060501           2.250          012         02.00      12.000       0005000     0004750
6894275897           20060501           2.250          012         02.00      12.625       0005000     0005000
6894588935           20060601           2.250          012         02.00      12.125       0005000     0004875
6895687223           20060601           2.250          012         02.00      12.000       0005000     0005000
6895767249           20060501           2.250          012         02.00      12.375       0005000     0005000
6895953302           20060401           2.250          012         02.00      11.750       0005000     0004500
6896831309           20060501           2.250          012         02.00      12.375       0005000     0005000
6897411655           20060501           2.250          012         02.00      12.250       0005000     0005000
6898490179           20060401           2.250          012         02.00      12.125       0005000     0005000
6898884249           20060501           2.250          012         02.00      11.000       0005000     0005000
6899269374           20060501           2.250          012         02.00      12.000       0005000     0004750
6899389685           20060501           2.250          012         02.00      11.375       0005000     0005000
6899541715           20060601           2.250          012         02.00      11.750       0005000     0004500
6900159358           20060501           2.250          012         02.00      12.625       0005000     0005000
6900613974           20060501           2.250          012         02.00      12.500       0005000     0005000
6901296555           20060501           2.250          012         02.00      11.500       0005000     0005000
6901375151           20060601           2.250          012         02.00      11.375       0005000     0005000
6902000386           20060601           2.250          012         02.00      12.125       0005000     0005000
6902339529           20060601           2.250          012         02.00      11.750       0005000     0004500
6903715180           20060401           2.250          012         02.00      12.375       0005000     0005000
6904076699           20060601           2.250          012         02.00      11.500       0005000     0005000
6904663165           20060601           2.250          012         02.00      11.875       0005000     0004625
6904937254           20060601           2.250          012         02.00      12.250       0005000     0005000
6905019276           20060501           2.250          012         02.00      11.250       0005000     0005000
6906250607           20060401           2.250          012         02.00      12.125       0005000     0005000
6906272866           20060601           2.250          012         02.00      11.875       0005000     0005000
6906421190           20060501           2.250          012         02.00      11.875       0005000     0005000
6906509408           20060501           2.250          012         02.00      12.250       0005000     0005000
6906644403           20060501           2.250          012         02.00      12.250       0005000     0005000
6906815763           20060401           2.250          012         02.00      12.250       0005000     0005000
6908438218           20060401           2.250          012         02.00      12.125       0005000     0005000
6908494179           20060601           2.250          012         02.00      11.875       0005000     0005000
6908604819           20060501           2.250          012         02.00      11.875       0005000     0004625
6908841601           20060401           2.250          012         02.00      11.625       0005000     0005000
6908957613           20060601           2.250          012         02.00      11.750       0005000     0004500
6911163738           20060501           2.250          012         02.00      12.000       0005000     0004750
6912621585           20060501           2.250          012         02.00      12.125       0005000     0004875
6912983787           20060501           2.250          012         02.00      11.250       0005000     0004000
6913185143           20060501           2.250          012         02.00      12.000       0005000     0005000
6913739626           20060601           2.250          012         02.00      11.750       0005000     0005000
6913890783           20060601           2.250          012         02.00      10.625       0005000     0003375
6914201576           20060501           2.250          012         02.00      11.875       0005000     0004625
6915059403           20060401           2.250          012         02.00      11.750       0005000     0004500
6916040824           20060501           2.250          012         02.00      12.250       0005000     0005000
6916043448           20060501           2.250          012         02.00      12.250       0005000     0005000
6916091181           20060501           2.250          012         02.00      11.875       0005000     0004625
6916575332           20060401           2.250          012         02.00      12.250       0005000     0005000
6917248772           20060601           2.250          012         02.00      10.750       0005000     0003500
6917352335           20060601           2.250          012         02.00      11.875       0005000     0005000
6918307692           20060501           2.250          012         02.00      12.125       0005000     0005000
6918411924           20060401           2.250          012         02.00      12.250       0005000     0005000
6919111242           20060501           2.250          012         02.00      12.250       0005000     0005000
6919198710           20060501           2.250          012         02.00      12.250       0005000     0005000
6920196513           20060501           2.250          012         02.00      12.250       0005000     0005000
6920251466           20060601           2.250          012         02.00      11.750       0005000     0005000
6921042385           20060601           2.250          012         02.00      11.500       0005000     0004500
6921710510           20060501           2.250          012         02.00      12.250       0005000     0005000
6921862931           20060601           2.250          012         02.00      11.625       0005000     0005000
6922563645           20060401           2.250          012         02.00      12.125       0005000     0004875
6924279935           20060401           2.250          012         02.00      12.125       0005000     0005000
6924819003           20060601           2.250          012         02.00      12.250       0005000     0005000
6924926162           20060401           2.250          012         02.00      11.750       0005000     0005000
6926145399           20060601           2.250          012         02.00      11.125       0005000     0005000
6926240505           20060501           2.250          012         02.00      11.500       0005000     0004250
6926619633           20060501           2.250          012         02.00      12.250       0005000     0005000
6927210580           20060501           2.250          012         02.00      11.750       0005000     0004500
6927790334           20060601           2.250          012         02.00      11.875       0005000     0005000
6927879426           20060501           2.250          012         02.00      12.125       0005000     0004875
6928581823           20060501           2.250          012         02.00      12.000       0005000     0005000
6930834442           20060501           2.250          012         02.00      12.125       0005000     0004875
6932276030           20060501           2.250          012         02.00      11.500       0005000     0005000
6932335570           20060501           2.250          012         02.00      11.625       0005000     0004375
6933117456           20060401           2.250          012         02.00      11.625       0005000     0004375
6933832013           20060501           2.250          012         02.00      12.250       0005000     0005000
6934522175           20060501           2.250          012         02.00      12.375       0005000     0005000
6935517190           20060601           2.250          012         02.00      12.000       0005000     0005000
6935897741           20060601           2.250          012         02.00      11.625       0005000     0004375
6936553293           20060601           2.250          012         02.00      12.500       0005000     0005000
6936938783           20060601           2.250          012         02.00      11.625       0005000     0005000
6937001979           20060501           2.250          012         02.00      11.750       0005000     0004500
6937041108           20060501           2.250          012         02.00      11.500       0005000     0004250
6937269386           20060501           2.250          012         02.00      11.750       0005000     0005000
6938129811           20060501           2.250          012         02.00      12.000       0005000     0004250
6940807339           20060501           2.250          012         02.00      12.125       0005000     0006875
6941313840           20060501           2.250          012         02.00      12.000       0005000     0005000
6942099190           20060501           2.250          012         02.00      11.625       0005000     0005000
6942745834           20060401           2.250          012         02.00      12.000       0005000     0004750
6942978872           20060501           2.250          012         02.00      11.750       0005000     0005000
6943620614           20060501           2.250          012         02.00      12.375       0005000     0005000
6943665106           20060501           2.250          012         02.00      12.000       0005000     0005000
6943988342           20060601           2.250          012         02.00      11.625       0005000     0005000
6945021076           20060601           2.250          012         02.00      12.000       0005000     0005000
6946081459           20060601           2.250          012         02.00      12.250       0005000     0005000
6946377840           20060401           2.250          012         02.00      12.000       0005000     0005000
6946920490           20060501           2.250          012         02.00      12.000       0005000     0005000
6947110885           20060501           2.250          012         02.00      12.500       0005000     0005000
6948077190           20060501           2.250          012         02.00      11.875       0005000     0005000
6950359379           20060601           2.250          012         02.00      11.375       0005000     0005000
6950460029           20060501           2.250          012         02.00      11.875       0005000     0004625
6950696002           20060501           2.250          012         02.00      12.250       0005000     0005000
6952310438           20060601           2.250          012         02.00      11.750       0005000     0005000
6952435284           20060601           2.250          012         02.00      11.875       0005000     0005000
6953532972           20060501           2.250          012         02.00      11.625       0005000     0004375
6954400922           20060501           2.250          012         02.00      12.125       0005000     0004875
6954410830           20060501           2.250          012         02.00      12.500       0005000     0005000
6954634553           20060601           2.250          012         02.00      11.625       0005000     0004375
6955094906           20060501           2.250          012         02.00      12.250       0005000     0005000
6955657645           20060601           2.250          012         02.00      11.750       0005000     0004500
6956295635           20060501           2.250          012         02.00      12.250       0005000     0005000
6957454991           20060501           2.250          012         02.00      12.375       0005000     0005000
6957834127           20060501           2.250          012         02.00      12.125       0005000     0004875
6958714906           20060501           2.250          012         02.00      12.125       0005000     0004875
6959893477           20060601           2.250          012         02.00      12.125       0005000     0004875
6960009949           20060501           2.250          012         02.00      12.125       0005000     0005000
6960280961           20060501           2.250          012         02.00      11.250       0005000     0004000
6960958087           20060401           2.250          012         02.00      12.000       0005000     0005000
6961132450           20060601           2.250          012         02.00      11.625       0005000     0005000
6962312218           20060501           2.250          012         02.00      12.000       0005000     0005000
6962742026           20060501           2.250          012         02.00      11.625       0005000     0005000
6962763709           20060601           2.250          012         02.00      11.875       0005000     0005000
6962825052           20060401           2.250          012         02.00      11.750       0005000     0005000
6963947293           20060501           2.250          012         02.00      11.875       0005000     0005000
6964239427           20060501           2.250          012         02.00      11.500       0005000     0004250
6964693060           20060601           2.250          012         02.00      12.125       0005000     0004875
6964846247           20060601           2.250          012         02.00      11.375       0005000     0005000
6966430701           20060501           2.250          012         02.00      11.875       0005000     0005000
6966698133           20060501           2.250          012         02.00      12.125       0005000     0004875
6967955557           20060501           2.250          012         02.00      12.000       0005000     0004750
6968343324           20060501           2.250          012         02.00      12.250       0005000     0005000
6968404340           20060501           2.250          012         02.00      11.500       0005000     0004250
6968624509           20060501           2.250          012         02.00      12.125       0005000     0004875
6969242871           20060501           2.250          012         02.00      11.750       0005000     0004500
6969465175           20060401           2.250          012         02.00      12.125       0005000     0005000
6970625924           20060501           2.250          012         02.00      12.000       0005000     0005000
6970708365           20060601           2.250          012         02.00      11.875       0005000     0005000
6970748064           20060401           2.250          012         02.00      12.250       0005000     0005000
6971011819           20060501           2.250          012         02.00      11.375       0005000     0004125
6971211047           20060501           2.250          012         02.00      11.875       0005000     0004625
6971951972           20060501           2.250          012         02.00      11.250       0005000     0004000
6972072877           20060401           2.250          012         02.00      12.125       0005000     0005000
6973015388           20060501           2.250          012         02.00      12.000       0005000     0004750
6974782820           20060501           2.250          012         02.00      12.000       0005000     0005000
6974818509           20060601           2.250          012         02.00      12.250       0005000     0005000
6976558871           20060601           2.250          012         02.00      11.875       0005000     0005000
6977210910           20060501           2.250          012         02.00      12.250       0005000     0005000
6977921854           20060501           2.250          012         02.00      11.500       0005000     0004250
6979057582           20060501           2.250          012         02.00      12.375       0005000     0005000
6979131221           20060501           2.250          012         02.00      11.500       0005000     0004500
6979268916           20060601           2.250          012         02.00      11.625       0005000     0004375
6979390983           20060501           2.250          012         02.00      11.875       0005000     0004625
6979526057           20060501           2.250          012         02.00      11.750       0005000     0005000
6979650832           20060501           2.250          012         02.00      11.500       0005000     0005000
6979928030           20060501           2.250          012         02.00      11.875       0005000     0004625
6980749359           20060501           2.250          012         02.00      12.000       0005000     0004750
6980899915           20060401           2.250          012         02.00      11.875       0005000     0004625
6981177709           20060601           2.250          012         02.00      12.000       0005000     0005000
6982811678           20060501           2.250          012         02.00      11.875       0005000     0004625
6982937077           20060501           2.250          012         02.00      12.250       0005000     0005000
6983123990           20060401           2.250          012         02.00      11.750       0005000     0004500
6983415115           20060501           2.250          012         02.00      12.000       0005000     0005000
6983615011           20060401           2.250          012         02.00      11.875       0005000     0005000
6985614772           20060401           2.250          012         02.00      12.250       0005000     0005000
6987403059           20060501           2.250          012         02.00      12.250       0005000     0005000
6987527790           20060601           2.250          012         02.00      11.375       0005000     0005000
6987726020           20060501           2.250          012         02.00      11.000       0005000     0003750
6988378466           20060501           2.250          012         02.00      11.500       0005000     0004250
6988767023           20060501           2.250          012         02.00      12.250       0005000     0005000
6989445736           20060501           2.250          012         02.00      11.625       0005000     0004375
6990204163           20060601           2.250          012         02.00      12.000       0005000     0005000
6990738376           20060501           2.250          012         02.00      11.625       0005000     0004375
6991358695           20060501           2.250          012         02.00      11.375       0005000     0005000
6992429149           20060501           2.250          012         02.00      11.875       0005000     0005000
6993826913           20060501           2.250          012         02.00      12.000       0005000     0004750
6994623103           20060601           2.250          012         02.00      12.000       0005000     0004750
6994816319           20060501           2.250          012         02.00      11.750       0005000     0004500
6994908454           20060501           2.250          012         02.00      11.875       0005000     0005000
6995354682           20060501           2.250          012         02.00      12.250       0005000     0005000
6996104151           20060501           2.250          012         02.00      11.875       0005000     0005000
6996423114           20060601           2.250          012         02.00      11.875       0005000     0005000
6996752322           20060501           2.250          012         02.00      11.875       0005000     0005000
6997029464           20060501           2.250          012         02.00      12.250       0005000     0005000
6998825977           20060601           2.250          012         02.00      12.375       0005000     0005000
6999749218           20060601           2.250          012         02.00      11.625       0005000     0005000

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]


To:   The Bank of New York
      101 Barclay Street - 12 East
      New York, New York 10286
      Attn: Inventory Control

      Re: The Pooling and Servicing Agreement dated June 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

        1.     Mortgage Paid in Full
----
        2.     Foreclosure
----
        3.     Substitution
----
        4.     Other Liquidation
----
        5.     Nonliquidation                   Reason:
----                                                    -------------------

                                  By:
                                      ------------------------------------------
                                         (authorized signer of Bank of America
                                         Mortgage Securities, Inc.)


                                  Issuer:
                                         ---------------------------------------
                                  Address:
                                          --------------------------------------

                                          --------------------------------------

                                  Date:
                                       -----------------------------------------

Custodian
The Bank of New York
Please acknowledge the execution of the above request by your signature and date below:


----------------------------------  ---------------
Signature      Date

Documents returned to Custodian:


----------------------------------- ----------------
Custodian      Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]


      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated June 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                                     [---------------],

                                    By:
                                         ---------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                            ------------------------------------

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street - 12 East
New York, New York 10286

        Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-C, Class ___, having an initial aggregate Certificate Balance as of June 27, 2001 of $-----------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated June 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferor)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street - 12 East
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-C, Class ___, having an initial aggregate Certificate Balance as of June 27, 2001 of $---------]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated June 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferor)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                     -------------------------------------------
                                    (Nominee)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                         ANNEX 1 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ____    ____     Will the Transferee be purchasing the Transferred
          Yes     No       Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------

--------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____    ____      Will the Transferee be purchasing the Transferred
          Yes     No        Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ------------------------------------
                                            Print Name of Transferee or Adviser

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            IF AN ADVISER:

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:
                                               ---------------------------------
                                            Date:
                                                 -------------------------------

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street-12 East
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-C, Class ___, having an initial aggregate Certificate Principal Balance as of June 27, 2001 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated June 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferee)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                     -------------------------------------------
                                     (Nominee)

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
101 Barclay Street - 12 East
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-C, Class ___, having an initial aggregate Certificate Principal Balance as of June 27, 2001 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated June 27, 2001, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferee)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2001-C

STATE OF            )
                    )  ss:
COUNTY OF           )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class [A-R] [A-LR] Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated June 27, 2001, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

      9. The Transferee's taxpayer identification number is
________________________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Residual Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                      * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.



                                            Print Name of Transferee

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

      Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____




                                           -------------------------------------
                                                      NOTARY PUBLIC

                                           My Commission expires the ____ day of

                                           --------------, ----

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6.    Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K
                       FORM OF SPECIAL SERVICING AGREEMENT


      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor ").

                              PRELIMINARY STATEMENT


      _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

      Section 1.02. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01. Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

         Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

      (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

         Section 2.03. Termination.

      (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.


                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

         Section 3.01. Amendment.

      This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

         Section 3.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 3.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 3.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

      (a) in the case of the Servicer,

             Bank of America, N.A.
             201 North Tryon Street
             Charlotte, North Carolina  28255
             Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

      (b) in the case of the Loss Mitigation Advisor,

          -----------------------


      (c) in the case of the Purchaser:

          -----------------------


      Section 3.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 3.06. Successors and Assigns. ----------------------

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

      IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Bank of America, N.A.

                                       By:_________________________________
                                       Name:______________________________
                                       Title:________________________________


                                       Loss Mitigation Advisor
                                       -----------------------

                                       By:_________________________________
                                       Name:
                                       Title:

                    PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.


                                       Purchaser

                                       By:________________________________

                                       Name:______________________________

                                       Title:_______________________________

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                      NONE